UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Amendment No. 1

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement
Astra Space, Inc.
(Name of Registrant as Specified in Its Charter)
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☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY INFORMATION STATEMENT - SUBJECT TO COMPLETION

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

NOTICE OF STOCKHOLDER ACTION BY CONSENT IN LIEU OF A MEETING

AND APPRAISAL RIGHTS AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND

NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER

ANY MATTER DESCRIBED IN THIS INFORMATION STATEMENT

To our Stockholders:

This notice of stockholder action by consent in lieu of a meeting and appraisal rights and information statement is being furnished to the holders of Class A common stock, par value $0.0001 per share (the “Class A Shares”), and Class B common stock, par value $0.0001 per share (the “Class B Shares” and, together with the Class A Shares, the “Common Shares”), of Astra Space, Inc., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger (as amended or otherwise modified in accordance with its terms, the “Merger Agreement”), dated as of March 7, 2024, by and among Apogee Parent Inc., a Delaware corporation (“Parent”), Apogee Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, a copy of which is attached as Annex C to the accompanying information statement. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Corporation”). Parent and Merger Sub were formed by the Company’s co-founders, Chris C. Kemp, the Company’s chief executive officer, chairman and a director, and Dr. Adam P. London, the Company’s chief technology officer and a director (collectively, including the Chris Kemp Living Trust dated February 10, 2021, the “Specified Stockholders”). Mr. Kemp and Dr. London are the sole holders of all outstanding Class B Shares. As of the effective time of the Merger (the “Effective Time”), Class A Shares held by Parent or its affiliates, including the Specified Stockholders and certain other holders of Class A Shares (the “Rollover Shares”), as a result of having been acquired by Parent or its affiliates pursuant to a rollover agreement or in connection with the funding of a capital commitment set forth in an equity commitment letter, will be canceled and cease to exist (the “Rollover”); provided that the Rollover will be permitted only if no Class B Shares are issued and outstanding (whether as a result of the redemption of such shares or the conversion of such shares into Class A Shares prior to such time). Upon consummation of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, each Common Share issued and outstanding immediately prior to the Effective Time (other than (i) the Rollover Shares, (ii) any Common Shares canceled pursuant to the Merger Agreement and (iii) each Common Share for which the holder thereof is entitled to and properly demands appraisal pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), and does not withdraw or otherwise lose the right to appraisal pursuant to the DGCL (such Common Shares, the “Dissenting Shares”)) will be converted into the right to receive an amount in cash equal to $0.50 per Class A Share, without interest (the “Merger Consideration”).

A special committee (the “Special Committee”) of the board of directors (the “Board”) of the Company consisting only of independent and disinterested directors of the Company has unanimously determined that (i) the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and all of the holders of the issued and outstanding Common Shares, excluding the Specified Stockholders and their respective affiliates (excluding the Company and its subsidiaries) (the “Public Stockholders”) and (ii) recommended that the Board (a) approve the Merger Agreement, the other transaction documents and the Transactions, including the Merger, including for purposes of Section 203 of the DGCL, and (b) recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders. In addition, the Special Committee believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board (with Mr. Kemp, Dr. London and Scott Stanford, a director of the Company and an affiliate of ACME, LLC, abstaining from voting on the approval of the Transactions, including the Merger), acting on the recommendation of the Special Committee (i) determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) declared the Merger Agreement and the Transactions, including the Merger, advisable, (iii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained in the Merger Agreement and (iv) resolved to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders. In addition, the Board (excluding Mr. Kemp, Dr. London and Mr. Stanford), on behalf of the Company, believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

The adoption of the Merger Agreement and the approval of the Merger and the other Transactions required the affirmative vote or written consent, in accordance with Section 228 and Section 251 of the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation, dated June 30, 2021 (as amended), and the Company’s Amended and Restated Bylaws, dated June 30, 2021 (as amended), by stockholders of the Company holding a majority of the aggregate voting power of the outstanding Common Shares entitled to vote thereon, voting together as a single class (the “Required Stockholder Approval”).

On March 7, 2024, following the execution of the Merger Agreement, Chris C. Kemp and Dr. Adam P. London, who on such date beneficially owned a majority of the voting power of the issued and outstanding Common Shares, executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger (the “Written Consent”), thereby providing the Required Stockholder Approval for the Merger. A copy of the Written Consent is attached as Annex E to the accompanying information statement. Together, Mr. Kemp and Dr. London beneficially owned approximately 66.3% of the voting power of the outstanding Common Shares at the time of delivery of the Written Consent. As a result, no further action by any holder of Common Shares is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement and the Transactions contemplated thereby (including the Merger), and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions. This notice and the accompanying information statement shall constitute notice to you from the Company of the Written Consent contemplated by Section 228(e) of the DGCL.

This notice of action by written consent and appraisal rights and the accompanying information statement constitute notice to you from the Company of the Written Consent to adopt and approve the Merger Agreement and the Transactions contemplated thereby, including the Merger, in lieu of a meeting.

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of Common Shares will have the right to seek an appraisal for, and be paid the “fair value” (exclusive of any element of value arising from the accomplishment or expectation of the Merger) in cash of, their Common Shares as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be fair value, instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than twenty (20) days after the mailing of the accompanying information statement, which mailing date is    , 2024, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached as Annex F to the accompanying information statement.

This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger. We urge you to read the entire information statement carefully. If the Merger is completed, you will receive instructions regarding payment for your Common Shares.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Michael Lehman

Michael Lehman, Lead Independent Director

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.

The information statement is dated    , 2024 and is being mailed to stockholders on or about    , 2024.

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SUMMARY

This summary highlights selected information from this information statement (this “Information Statement”) and may not contain all of the information that is important to you. To fully understand the Merger, as hereinafter defined and as described below, and for a more complete description of the legal terms of the Merger, you should carefully read this entire Information Statement, the annexes attached to this Information Statement and the documents referred to or incorporated by reference in this Information Statement. We have included page references in parentheses to direct you to the appropriate place in this Information Statement for a more complete description of the topics presented in this summary. In this Information Statement, the terms “Legacy Astra” refers to Astra Space Operations LLC, f/k/a Astra Space, Inc. on or before June 30, 2021; “Company,” “Astra,” “we,” “us” and “our” refer to Astra Space, Inc. and its subsidiaries (including Legacy Astra) after June 30, 2021; “Holicity” refers to Astra Space, Inc. on or before June 30, 2021. This Information Statement is dated     , 2024 and is being mailed to our stockholders on or about     , 2024.

Introduction

On March 7, 2024, the Company, Apogee Parent Inc., a Delaware corporation (“Parent”), and Apogee Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended or otherwise modified in accordance with its terms, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) of the Merger and a wholly owned subsidiary of Parent.

The Company entered into the Merger Agreement as the only actionable alternative to the filing of a petition for voluntary relief under Chapter 7 of the Bankruptcy Code, in which case all of the assets of the Company would have been liquidated and the stockholders would have received no value for their shares of Class A common stock, par value $0.0001 per share, of the Company (each, a “Class A Share”). Important information outlining the events leading up to the approval of the Merger Agreement are provided in “The Special Factors—Background of the Merger” beginning on page 15 of this Information Statement and “The Special Factors—Liquidation Analysis” beginning on page 65 of this Information Statement.

The Parties to the Merger Agreement (page 92)

The Company. Astra’s mission is to improve life on Earth from space® by launching a new generation of space products and services. These products and services are enabled by new constellations of small satellites in low Earth orbit, which have rapidly become smaller, cheaper, and many times more numerous than traditional satellites. Currently, Astra’s business consists of two segments, a mobile orbital launch system (“Launch Services”) and a space products business that produces the Astra Spacecraft Engine® products (“Space Products”). To learn more about the Company, please visit https://astra.com. The Company’s website address is being provided as an inactive textual reference only. The Company’s principal executive offices are located at 1900 Skyhawk Street, Alameda, California 94501 and its telephone number is (866) 278-7217. Additional information about the Company is included in documents incorporated by reference into this Information Statement and its filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 133 of this Information Statement. The information provided on, or accessible through, the Company’s website, other than the copies of the documents listed or referenced in the section entitled “Where You Can Find More Information” that have been filed with the SEC, is not part of this Information Statement.

The Company’s Class A Shares are listed with, and trade on, the Nasdaq Capital Market (“Nasdaq”) under the symbol “ASTR.” The Company’s Class B Shares are not listed on any stock exchange nor traded on any public market.

Parent. Parent was formed in the State of Delaware on February 29, 2024, solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company. Parent is directly owned by Mr. Kemp and Dr. London and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Parent’s principal executive offices are located at 1900 Skyhawk Street, Alameda, California 94501 and its telephone number is (866) 278-7217.

Merger Sub. Merger Sub was formed in the State of Delaware on February 29, 2024, solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company. Merger Sub is a wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 1900 Skyhawk Street, Alameda, California 94501 and its telephone number is (866) 278-7217.

The Merger (page 97)

On March 7, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation. As a result of the Merger, the Company will cease to be a publicly traded company. Unless otherwise set out in the Merger Agreement, because the Merger Consideration will be paid in cash, you will receive no equity interest in Parent in consideration for your Class A Shares, and after the Effective Time, you will not own any Class A Shares.

The Merger Consideration (page 98)

At the Effective Time, by virtue of the occurrence of the Merger, the following will occur:

•

each Class A Share and each share of Class B common stock, par value $0.0001 per share, of the Company (each, a “Class B Share” and, together with the Class A Shares, the “Common Shares”), that is owned by the Company as treasury shares and each Common Share that is owned by any direct or indirect wholly owned subsidiary of the Company, or by Parent, Merger Sub, or any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, issued and outstanding immediately prior to the Effective Time, will automatically be canceled without payment of any consideration therefor and cease to exist (the “Canceled Common Shares”);

•

each Class A Share for which the holder thereof did not consent or vote in favor of the Merger Agreement and is entitled to and properly demands appraisal pursuant to the DGCL, and does not withdraw or otherwise lose the right to appraisal pursuant to the DGCL, will automatically be canceled (subject to the appraisal rights of such holders) (such Common Shares, the “Dissenting Shares”);

•

each (i) Class A Share and (ii) Class A Share subject to a Director RSU Award (as defined below) that has fully vested as of the Effective Time, that is issued and outstanding immediately prior to the Effective Time and held by Parent or its affiliates, including Mr. Kemp, the Chris Kemp Living Trust dated February 10, 2021 and Dr. London (collectively, the “Specified Stockholders”) and certain other holders of Class A Shares (the “Rollover Shares”), as of immediately prior to the Effective Time as a result of having been acquired by Parent or its affiliates pursuant to a rollover agreement in a form mutually acceptable to Parent and the Company (each, a “Rollover Agreement”) or in connection with the funding of a capital commitment set forth in an Equity Commitment Letter (as defined below), will be canceled and cease to exist (the “Rollover”); provided that the Rollover will be permitted only if no Class B Shares are issued and outstanding (whether as a result of the redemption of such shares or the conversion of such shares into Class A Shares prior to such time);

•

each Common Share (other than (i) the Rollover Shares, (ii) any Canceled Common Shares and (iii) any applicable Dissenting Shares) issued and outstanding immediately prior to the Effective Time (such Class A Shares, the “Converted Shares”):

•	will automatically be canceled and converted into the right to receive $0.50 per share in cash, without interest (the “Merger Consideration”);

•	will no longer be outstanding and cease to exist;

•

each certificate formerly representing any such shares (each, a “Certificate”) or the applicable number of uncertificated shares represented by book-entry (each, a “Book-Entry Share”) will thereafter represent only the right to receive the Merger Consideration in accordance with the Merger Agreement; and

•

each share of common stock of Merger Sub (each, a “Merger Sub Share”) issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation (each, a “Surviving Company Common Share”).

The Segregated Account and the Segregated Funds (page 117)

Following the execution of the Merger Agreement, and pursuant to the terms of the Merger Agreement, the Company deposited into a segregated bank account of Astra Space Operations LLC (the “Segregated Account”) an amount in cash equal to $3.5 million (the “Segregated Funds”). Pursuant to its agreement with the holders of the Company Convertible Notes, the Company may only use funds in the Segregated Account for certain enumerated purposes as the Special Committee (as defined below) may direct the Company, which include, among other things, payroll expenses, employee health and benefit expenses, rent and utilities, directors’ and officers’ liability insurance and bankruptcy work (such purposes, the “Permitted Purposes”).

Treatment of Outstanding Convertible Notes and Warrants (page 99)

All outstanding 12.0% senior secured convertible notes due 2025 (the “Company Convertible Notes”), that are convertible into Class A Shares at an initial conversion price of $0.808 per share, subject to certain adjustments will, immediately after the Merger becomes effective, be converted into shares of Series A preferred stock, par value $0.0001 per share, of Parent (the “Parent Series A Preferred Stock”) in accordance with a noteholder conversion agreement, by and among Parent, Merger Sub, and each holder of Convertible Notes (the “Noteholder Conversion Agreement”). The Company Convertible Notes were issued by the Company pursuant to that certain Securities Purchase Agreement dated as of August 4, 2023 (as amended or otherwise modified by, inter alia, that certain Reaffirmation Agreement and Omnibus Amendment Agreement dated as of November 6, 2023, that certain Omnibus Amendment No. 3 Agreement dated as of November 21, 2023, that certain Amendment to Securities Purchase Agreement dated as of January 19, 2024, that certain Amendment to Senior Secured Convertible Notes dated as of January 31, 2024, that certain Second Amendment to Securities Purchase Agreement and Second Amendment to Senior Secured Convertible Notes dated as of February 26, 2024 and that certain Limited Waiver and Consent to Senior Secured Convertible Notes and Common Stock Purchase Warrant and Reaffirmation of Transaction Documents, dated as of March 7, 2024) (as so amended and modified, the “Purchase Agreement”).

All outstanding warrants to purchase Class A common stock, dated August 4, 2023, and common stock purchase warrants, dated November 6, 2023, November 13, 2023, November 21, 2023, January 19, 2024, March 6, 2024, March 7, 2024, and March 15, 2024, in each case, issued by the Company in favor of the respective holders thereof (collectively, the “Company Warrants”) pursuant to the Purchase Agreement, will, immediately after the Merger becomes effective, be exchanged for warrants to purchase Parent Series A Preferred Stock in accordance with a warrant exchange agreement, by and among Parent, Merger Sub, and each holder of Company Warrants (the “Warrant Exchange Agreement”).

The Company Convertible Notes are held by JMCM Holdings LLC (“JMCM”), SherpaVentures Fund II, LP (“ACME Fund II”), Chris C. Kemp, through the Chris Kemp Living Trust dated February 10, 2021 (the “Kemp Trust”), Dr. London, Astera Institute (“Astera”), MH Orbit, LLC (“MH Orbit”), RBH Ventures Astra SPV, LLC (“RBH”), Ulrich Gall and ERAS Capital, LLC (“ERAS” and collectively with JMCM, ACME Fund II, the Kemp Trust, Dr. London, Astera, MH Orbit, RBH, and Mr. Gall, the “Company Convertible Notes Holders”) and as of April 30, 2024, the aggregate principal amount of all outstanding Company Convertible Notes (including any paid-in-kind interest) was $33,114,501.30. The Company Warrants are held by certain of the Company Convertible Notes Holders (the “Company Warrant Holders”) and as of April 30, 2024, Company Warrants to purchase up to an aggregate of 14,823,917 Class A Shares at an exercise price of $0.808 per Class A Share, subject to certain adjustments, and that expire on dates ranging from August 4, 2028 to March 15, 2029, were outstanding.

Pursuant to the Purchase Agreement, the Company Convertible Notes Holders and the Company Warrant Holders, as applicable, have, among other things, on the terms and subject to the conditions set forth therein, (i) consented to the execution of the Merger Agreement and the consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) agreed that the filing with the SEC by one or more of the Company Convertible Notes Holders and the Company Warrant Holders, as applicable, together with one or more other persons indicating that a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) has been formed which is the direct or indirect “beneficial owner” of more than 50% of the Company’s then-outstanding Common Shares in connection with the Merger will not trigger a fundamental change or fundamental transaction under the Company Convertible Notes or the Company Warrants; and (iii) agreed that neither the Segregated Account nor the funds credited therein will constitute collateral that secures the Company Convertible Notes, and permitted the Company to fund and maintain the Segregated Funds in the Segregated Account and that funds in the Segregated Account could not, subject to a limited exception, exceed $3.5 million (such amount, as it may be reduced from time to time on a dollar for dollar basis by any amounts withdrawn from the Segregated Account at the direction of the Special Committee in accordance with the terms of the Merger Agreement, the “Minimum Cash Amount”) to be used exclusively for the Permitted Purposes. The Limited Waiver and Consent to Senior Secured Convertible Notes and Common Stock Purchase Warrant and Reaffirmation of Transaction Documents, dated as of March 7, 2024 (the “Limited Waiver and Consent”), among the Company, each of the subsidiaries of the Company, JMCM, ACME Fund II, the Kemp Trust, Dr. London, Astera, MH Orbit and RBH, further limits when the Special Committee may use the Segregated Funds for bankruptcy work.

All outstanding warrants to purchase Class A Shares, dated February 3, 2023 (the “ShareIntel Warrants”), will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (i) the number of Class A Shares issuable upon exercise of the ShareIntel Warrants immediately prior to the Effective Time by (ii) the amount, if any, by which the Merger Consideration exceeds the per share exercise price of the ShareIntel Warrants.

Treatment of Company Equity Awards (page 76)

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase Class A Shares (each, a “Company Option”) other than a Company Option with an exercise price equal to or greater than the Merger Consideration (an “Underwater Option”), that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by Parent and converted into an option (the “Converted Options”) to purchase shares of class A common stock, par value $0.0001 per share, of Parent (the “Parent Class A Shares”). Each Underwater Option will be canceled for no consideration at the Effective Time. As of May 6, 2024, all Company Options were Underwater Options.

In addition, at the Effective Time, each outstanding restricted stock unit with respect to Class A Shares (a “Company RSU Award” and collectively with the Company Options, the “Company Equity Awards”) held by any director of the Company who is not an employee of the Company (a “Director RSU Award”) will be accelerated in full. At the Effective Time, each Company RSU Award that has vested in accordance with its terms, or so accelerated in the case of Director RSU Awards (except for Rollover Shares that are issued upon acceleration of Director RSU Awards) will be canceled and will only entitle the holder of such Company RSU Award to receive

(without interest) an amount in cash equal to (i) the number of Class A Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. At the Effective Time, each Company RSU Award that has not vested in accordance with its terms or so accelerated will be canceled for no consideration.

Recommendation of the Special Committee; Reasons for the Merger (page 54)

On March 5, 2024, after consideration of various factors as discussed in the section entitled “The Special Factors—Recommendation of the Special Committee; Reasons for the Merger” beginning on page 54 of this Information Statement, a special committee of the Company’s board of directors (the “Board”), comprised solely of independent and disinterested directors (the “Special Committee”), acting with the advice and assistance of its own financial and legal advisors, considered and evaluated the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and unanimously determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and all of the holders of the issued and outstanding Common Shares, excluding the Specified Stockholders and their respective affiliates (excluding the Company and its subsidiaries) (the “Public Stockholders”).

The Special Committee also unanimously recommended to the Board that the Board:

•	approve the Merger Agreement and the consummation of the Transactions, including the Merger; and

•	recommend that the stockholders of the Company adopt and approve the Merger Agreement and the Transactions, including the Merger.

In addition, the Special Committee believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Recommendation of the Board; Reasons for the Merger (page 58)

After consideration of various factors as discussed in the section entitled “The Special Factors—Recommendation of the Board; Reasons for the Merger” beginning on page 58 of this Information Statement, the Board (with Mr. Kemp, Dr. London and Scott Stanford abstaining from voting on the approval of the Transactions, including the Merger), based on the unanimous recommendation of the Special Committee, resolved:

•

that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable, fair to and in the best interests of the Company and the Company’s stockholders;

•	to declare the Merger Agreement and the Transaction, including the Merger, advisable;

•

to approve the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained in the Merger Agreement; and

•	to recommend adoption of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company.

In addition, the Board (excluding Mr. Kemp, Dr. London and Mr. Stanford), on behalf of the Company, believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Required Stockholder Approval for the Merger (page 59)

The adoption of the Merger Agreement and the approval of the Merger and the other Transactions required the affirmative vote or written consent, in accordance with Section 228 and Section 251 of the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation, dated June 30, 2021 (as amended, the “Company Charter”) and the Company’s Amended and Restated Bylaws, dated June 30, 2021 (as amended, the “Company Bylaws”), by stockholders of the Company holding a majority of the aggregate voting power of the outstanding Class A Shares and Class B Shares entitled to vote thereon, voting together as a single class (the “Required Stockholder Approval”). As of March 7, 2024, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 19,004,806 Class A Shares outstanding and 3,702,613 Class B Shares outstanding.

On March 7, 2024, following the execution of the Merger Agreement, Mr. Kemp and Dr. London, who on such date beneficially owned Common Shares representing approximately 66.3% of the total voting power of the outstanding Common Shares, executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger (the “Written Consent”). No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No further action by the stockholders of the Company is required to complete the Merger and all requisite corporate action by and on behalf of Parent and Merger Sub required to complete the Merger has been taken.

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL, which, in this case, would be March 7, 2024. This Information Statement and the notice attached to this Information Statement constitute notice to you from the Company of the Written Consent as required by Delaware law.

Opinion of Houlihan Lokey Capital, Inc. to the Special Committee (page 59 and Annex D)

The Special Committee retained Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), as financial advisor to the Special Committee in connection with the Transactions, including the Merger. On March 5, 2024, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 5, 2024) as to, as of such date, the fairness, from a financial point of view, to the Public Stockholders of the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Agreement. The Special Committee considered the Public Stockholders to be situated substantially similarly to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Houlihan Lokey’s opinion was directed to the Special Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, to the Public Stockholders of the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Information Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this Information Statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Information Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, the Company, any stockholder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise. For more information, see the section entitled “The Special Factors—Opinion of Houlihan Lokey Capital, Inc. to the Special Committee” beginning on page 59 of this Information Statement.

Financing (page 69)

The Merger is not subject to a financing condition. Parent estimates that the total funds necessary to complete the Merger will be approximately $30.0 million, including estimated transaction fees and expenses and assuming no exercise of dissenters’ rights by stockholders of the Company. In the event Parent is unable to fund the amount needed to consummate the Merger from the Equity Commitment Letters and the Debt Commitment Letters (as defined below), there are currently no alternative financing plans or arrangements contemplated to consummate the Merger.

Pursuant to equity commitment letters with Parent and Merger Sub, each dated March 7, 2024 (collectively, the “Equity Commitment Letters”), Mr. Kemp, Dr. London, ACME Fund II, Astera, Eagle Creek Capital, LLC (“Eagle Creek”), JW 16 LLC (“JW 16”), and RBH (collectively, the “Equity Commitment Parties,” and each, an “Equity Commitment Party”) have severally agreed to provide equity financing to Parent in the amounts specified in their respective Equity Commitment Letters, for a total aggregate value of approximately $28.8 million, on the terms and subject to the conditions contained in the Equity Commitment Letters. The Equity Commitment Parties’ commitments may be satisfied, in each of their sole discretion, by (i) a cash contribution to Parent, (ii) a contribution to Parent of Class A Shares held by such Equity Commitment Party, or (iii) a combination of the foregoing. For purposes of determining the value of an Equity Commitment Party’s contribution pursuant to the foregoing clauses (ii) and (iii), each Class A Share contributed by an Equity Commitment Party will be ascribed a value equal to the Merger Consideration.

Each Equity Commitment Letter is subject to the following closing conditions:

•

the Merger Agreement, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement shall have been duly executed and delivered by the parties thereto and shall be in effect and shall not have been terminated;

•

the conditions to closing set forth in the Merger Agreement shall have been satisfied or waived by the respective parties to the Merger Agreement and the Closing is required to occur pursuant to the Merger Agreement;

•	the substantially simultaneous consummation of the Merger in accordance with the terms of the Merger Agreement; and

•

prior to or substantially concurrently with the consummation of the Merger, the other investors who have executed Equity Commitment Letters shall have made their capital contributions or funded indebtedness to Parent pursuant to their respective Equity Commitment Letters in an aggregate value, together with the full value of such investor’s commitment, equal to the sum of (i) Parent’s and Merger Sub’s payment obligations under the Merger Agreement and the expenses of Parent, Merger Sub, Mr. Kemp and Dr. London that are required to be reimbursed pursuant to that certain Interim Investors, Agreement, dated as of March 7, 2024 by and among Parent, Merger Sub and the investors signatory thereto (such payment obligations and expenses, the “Closing Payments”) and (ii) the difference between $10,000,000 and the amount of the Company’s cash and cash equivalents as of consummation of the Merger.

In addition, RBH agreed in its Equity Commitment Letter to provide interim debt financing to the Company in the amount of $1.5 million, and MH Orbit may, in its sole and absolute discretion, pursuant to a debt commitment letter, dated March 7, 2024 (the “MH Orbit Debt Commitment Letter”, provide debt financing to the Company in the amount of $1.0 million, in each case, on or before April 15, 2024, for the purposes of financing cash shortfalls at the Company during the period between the signing of the Merger Agreement and the consummation of the Merger. On March 15, 2024, RBH purchased additional Company Convertible Notes and Company Warrants, which purchases reduced RBH’s interim debt financing commitment and equity commitment under its Equity Commitment Letter by $991,000 and $1,044,658.75, respectively. On April 22, 2024, RBH purchased additional Company Convertible Notes, which purchase further reduced RBH’s interim debt financing commitment and equity commitment by $400,000.00, respectively. MH Orbit has not made any additional purchases of Company Convertible Notes and Company Warrants as of the date hereof. There is no guarantee that the interim financing will be sufficient to fund the Company’s operations through the consummation of the Merger.

In addition to the Equity Commitment Letters and the MH Orbit Debt Commitment Letter, pursuant to a debt commitment letter with Parent, dated March 6, 2024 (the “AST Debt Commitment Letter” and together with the MH Orbit Debt Commitment Letter, the “Debt Commitment Letters”), AST & Science, LLC (“AST”) has agreed to purchase from Parent one or more notes in an aggregate principal amount of up to $2.5 million for a purchase price of 100% of the principal amount thereof, on the terms and subject to the conditions contained in the AST Debt Commitment Letter (including that the Merger shall have closed substantially concurrent with such purchase).

For more information on Parent’s financing arrangements for the Merger, see the sections entitled “The Special Factors—Financing” beginning on page 69 of this Information Statement.

The Merger Agreement (page 97 and Annex C)

Conditions to Consummation of the Merger

The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or written waiver by the Company and Parent, if permissible under applicable law) at or prior to the closing, of the following conditions:

•	the Required Stockholder Approval having been obtained in accordance with applicable law and the Company Charter and the Company Bylaws;

•

no judgment or law enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction that is in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger; and

•

at least 20 calendar days have elapsed since the Company mailed to the stockholders of the Company this Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated thereunder).

The Written Consent was delivered to the Company within 24 hours following the execution of the Merger Agreement, and as a result, the first closing condition listed above has been satisfied.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or written waiver by Parent, if permissible under applicable law, at or prior to the closing of the following conditions:

•

the representations and warranties of the Company must be true and correct as of the closing as though made on and as of such time in the manner described in the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 115 of this Information Statement;

•

the Company having performed or complied with, in all material respects, the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•	there having been no Material Adverse Effect (as such term is defined in the Merger Agreement) that is continuing; and

•	the receipt by Parent of a certificate signed by an executive officer of the Company certifying that each of the conditions specified above have been satisfied.

The obligation of the Company to effect the Merger is also subject to satisfaction or waiver by the Company at or prior to the closing of the following conditions:

•

the representations and warranties of Parent and Merger Sub must be true and correct as of the closing as though made on and as of such time in the manner described in the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 115 of this Information Statement;

•

each of Parent and Merger Sub having performed or complied with, in all material respects, the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Date; and

•	the receipt by the Company of a certificate signed by an executive officer of Parent certifying that each of the conditions specified above have been satisfied.

No Solicitation; Superior Proposal and Change of Recommendation

From the date of the Merger Agreement until the Effective Time (or, if earlier, the valid termination of the Merger Agreement), the Company has agreed that it will and will cause each of its subsidiaries and its and their officers, employees and directors to, and will instruct and direct its other representatives to:

•	immediately cease any discussions or negotiations with any persons that may be ongoing with respect to an acquisition proposal;

•	not, directly or indirectly,

•	solicit, initiate or knowingly encourage or knowingly facilitate the making of an acquisition proposal;

•

engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information or access to its properties or assets for the purpose of encouraging or facilitating, an acquisition proposal; or

•	enter into any definitive agreement with respect to any acquisition proposal.

By virtue of the delivery of the Written Consent following the execution of the Merger Agreement, the provisions of the Merger Agreement with respect to the Board or the Special Committee’s ability to (i) withhold, withdraw or modify in a manner adverse to Parent its recommendation, (ii) recommend, approve or adopt any alternative acquisition proposal or (iii) terminate the Merger Agreement in connection with a material event, change or circumstance with respect to the Company are no longer applicable, except if such actions are required by the directors’ fiduciary duties or applicable law.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger and the Transactions may be abandoned at any time prior to the Effective Time by the mutual written consent of Parent and the Company (upon the approval of the Special Committee).

In addition, the Merger Agreement may be terminated and the Merger and the Transactions may be abandoned at any time prior to the Effective Time by either Parent or the Company (upon approval by the Special Committee) if:

•

the Merger is not consummated on or prior to September 6, 2024 (the “Initial Outside Date”); provided, that Parent will have the right, in its sole discretion, to extend the Initial Outside Date by one week for each $1.5 million of cash that Parent or Merger Sub provide, or cause to be provided, to the Company (on such terms and conditions as the parties to the Merger Agreement may agree upon in good faith) prior to the termination of the Merger Agreement (and if extended by this provision, such date will be, together with the “Initial Outside Date” the “Outside Date”), except that this right will not be available to any party if the failure of such party to perform in all material respects any of its obligations under the Merger Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms of the Merger Agreement, was the primary cause of or primarily resulted in the failure of the Merger to be consummated on or prior to such date, unless such obligations have been waived; or

•

any judgment or law enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise making illegal, preventing or prohibiting consummation of the Merger is in effect and has become final and nonappealable, provided that the party seeking to terminate the Merger Agreement has performed in all material respects its obligations under the Merger Agreement and used its reasonable best efforts to prevent the entry of and to remove such judgment or law in accordance with its obligations under the Merger Agreement.

The Merger Agreement also provides that Parent may terminate the Merger Agreement if the Company breaches any of its representations or warranties or failed to perform any of its obligations or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to closing and is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (i) 30 calendar days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate the Merger Agreement and the basis for such termination and (ii) one business day prior to the Outside Date, except that Parent will not have the right to terminate the Merger Agreement if Parent or Merger Sub is then in breach of any of its representations, warranties, obligations or agreements under the Merger Agreement, which breach would give rise to a failure of a condition to the consummation of the Merger.

The Merger Agreement also provides that the Company (upon approval of the Special Committee) may terminate the Merger Agreement if:

•

Parent or Merger Sub breaches any of its representations or warranties or failed to perform any of its obligations or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to consummation of the Merger and is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (i) 30 calendar days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate the Merger Agreement and the basis for such termination and (ii) one business day prior to the Outside Date, except that the Company will not have the right to terminate the Merger Agreement if the Company is then in breach of any of its representations, warranties, obligations or agreements under the Merger Agreement, which breach would give rise to a failure of a condition to consummation of the Merger;

•

(i) the conditions to Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the closing so long as such conditions would be satisfied if the closing date were the date of termination of the Merger Agreement), (ii) the Company has confirmed by written irrevocable notice to Parent that all conditions to the Company’s obligations to effect the Merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing so long as such conditions would be satisfied if the closing date were the date of such notice) or that it is willing to waive any unsatisfied conditions, (iii) the Merger is required to be consummated pursuant to the Merger Agreement and (iv) Parent and Merger Sub fail to consummate the Merger within three business days after the later of (a) receipt by Parent of the notice referred to in the foregoing clause (ii) and (b) the date the Merger was required to be consummated pursuant to the Merger Agreement; except that no party will be permitted to terminate the Merger Agreement during such three-business-day period contemplated by the foregoing clause (iv); or

•

at any time, the Company’s cash, cash equivalents and marketable securities, in each case determined in accordance with U.S. generally accepted accounting principles (“GAAP”) in the United States and expressed in U.S. dollars (collectively, “Cash on Hand”), (including any amounts held pursuant to escrow arrangements or in the Segregated Account) is less than $3.5 million (a “Cash Shortfall”); provided that the Company will not be able to terminate the Merger Agreement in accordance with this clause unless (i) the Company delivers to Parent a written notice advising Parent that the Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that (a) a Cash Shortfall is expected to occur within three business days and (b) absent a cure of such Cash Shortfall, the failure to initiate proceedings for seeking relief under the United States Bankruptcy Code would be inconsistent with the directors’ fiduciary duties under applicable laws, (ii) such Cash Shortfall will not have been cured within three business days of receipt of such notice (it being understood that (1) curing such Cash Shortfall will require the replenishment of any Segregated Funds drawn upon during such three business day period for ordinary course business expenses incurred during such period (which, for the avoidance of doubt, will not include amounts incurred for any preparatory work required for seeking relief under the United States Bankruptcy Code, solely to the extent the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that the failure to conduct such preparatory work would be inconsistent with the directors’ fiduciary duties under applicable laws, and which preparatory work will take into account any such previously prepared preparatory work in order to minimize cost (“Bankruptcy Preparatory Work”)) with funds that are free and clear of any liens to the same extent as contemplated with respect to the original Segregated Funds and (2) for purposes of calculating such three business day period, the first business day will be the first business day after the date of delivery of such notice (the “Cure Period”)) or Parent will have advised the Company in writing that it will not seek to cure such Cash Shortfall and (iii) upon such termination, the Company authorizes the initiation of proceedings for seeking relief under the United States Bankruptcy Code.

The Merger Agreement also provides a termination right for (i) Parent if, prior to the delivery of the Written Consent, an adverse recommendation change occurred, and (ii) the Company (A) if the duly executed Written Consent was not received by the Company within 24 hours of signing the Merger Agreement or (B) prior to the delivery of the Written Consent, in connection with entering into an agreement relating to any alternative acquisition proposal, if prior to or concurrently with such termination, the Company paid or caused to be paid a termination fee. These termination rights are no longer exercisable because the Written Consent was delivered to the Company following the execution of the Merger Agreement.

Interests of Our Directors and Executive Officers in the Merger (page 76)

You should be aware that the Company’s executive officers and directors have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board and the Special Committee were aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described in the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger” beginning on page 76 of this Information Statement.

Material United States Federal Income Tax Consequences of the Merger (page 81)

The exchange of Class A Shares for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 90 of this Information Statement) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) the adjusted tax basis of the surrendered Class A Shares.

A Non-United States Holder (as defined in “The Special Factors—Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Class A Shares pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Class A Shares should read the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 81 of this Information Statement for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the U.S. federal, state, local and non-U.S. tax consequences of the Merger.

Regulatory Approvals (page 83)

Pursuant to the Merger Agreement and subject to the terms thereof, each of the parties to the Merger Agreement has agreed to cooperate with the other parties and use (and to cause its respective subsidiaries to use) its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for in the Merger Agreement) to, among other things, promptly take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to closing set forth in the Merger Agreement applicable to such party to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions.

The Company, Parent and Merger Sub have determined that no regulatory filings are required in connection with the Transactions.

Procedures for Receiving Merger Consideration (page 100)

As soon as practicable after the Effective Time (but in no event later than three business days thereafter), the Surviving Corporation or Parent will cause the paying agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal specifying that delivery of a Certificate will be effected, and risk of loss and title to such Certificate will pass, only upon delivery of such Certificate to the paying agent (which will be in such form and have such other customary provisions as the Surviving Corporation may specify, subject to Parent’s consent (which will not be unreasonably withheld, conditioned or delayed)) and (ii) instructions setting forth the procedures for holders of Certificates to receive the applicable Merger Consideration to which they are entitled pursuant to the Merger Agreement.

Upon the completion of such applicable procedures by a holder and surrender of such holder’s Certificate, and without any action by any holder of record of Book-Entry Shares, the paying agent will deliver to such holder (other than to any holder in respect of Dissenting Shares) (i) in the case of Book-Entry Shares, a notice of the effectiveness of the Merger and (ii) cash in an amount (after giving effect to any required tax withholdings) equal to (x) the number of Converted Shares represented by such Certificate or Book-Entry Shares immediately prior to the Effective Time multiplied by (y) the Merger Consideration to which such holder is entitled, and such Certificates or Book-Entry Shares will be canceled.

Governing Law

The Merger Agreement and any claim, cause of action or other action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of the Merger Agreement or the Transactions, or the negotiation, execution or performance of the Merger Agreement, will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Appraisal Rights (page 123 and Annex F)

Pursuant to Section 262 of the DGCL, if the Merger is consummated, stockholders (including beneficial owners) of the Company have the right to demand an appraisal of, and be paid the “fair value” (exclusive of any element of value arising from the accomplishment or expectation of the Merger) of, their Common Shares as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be the fair value, instead of receiving the per share Merger Consideration, but only if they strictly comply with the procedures and requirements set forth in Section 262 of the DGCL. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $0.50 per share that holders of Class A Shares are entitled to receive in the Merger. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares no later than 20 days after the date of mailing of this Information Statement, which mailing date is   , 2024, and precisely comply with other procedures set forth under Section 262 of the DGCL. In addition, even if you comply with such procedures in seeking to exercise your appraisal rights in connection with the Merger, the Delaware Court of Chancery will dismiss any such appraisal proceedings as to any holder of Class A Shares who is otherwise entitled to appraisal rights unless (i) the total number of Common Shares entitled to appraisal exceeds 1% of the outstanding Common Shares eligible for appraisal, or (ii) the value of the consideration provided in the Merger for such total number of Common Shares entitled to appraisal exceeds $1.0 million.

For a more complete discussion of appraisal rights, see the section entitled “Appraisal Rights” beginning on page 123 of this Information Statement. A copy of Section 262 of the DGCL is attached as Annex F to this Information Statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising appraisal rights, stockholders (including beneficial owners) who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 262 will result in loss or waiver of the right of appraisal.

Effect on the Company if the Merger is Not Completed

If the Merger is not completed for any reason, our stockholders will not receive any payment for their Class A Shares in connection with the Merger. Instead: (i) the Company will remain a public company and the Special Committee will continue to evaluate a range of potential strategic alternatives, including, without limitation, additional sources of financing and a potential dissolution or winding up of the Company and liquidation of our assets; (ii) our Class A Shares will continue to be listed and traded on Nasdaq; and (iii) we will continue to file periodic reports with the SEC.

If the Merger is not completed, the Company has substantial doubt about its ability to raise financing sufficient to continue operating as a going concern. Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, there can be no assurance as to the price at which our Class A Shares may trade, and the price of our Class A Shares may decline significantly. If the Merger is not completed and the Special Committee decides that it is in the best interests of the Company and its stockholders to file a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code, it is expected that such filing will result in a liquidation of all of the Company’s assets, and not a reorganization.

Transaction Litigation (page 81)

As of the filing of this Information Statement, the Company is not aware of any complaints filed or litigation pending related to the Merger. The Company has received a stockholder demand letter pursuant to DGCL Section 220 relating to the events leading to the execution of the Merger Agreement and could receive other stockholder demand letters relating to books and records requests or the disclosure in this Information Statement. No assurances can be made as to the outcome of such demands or other actions.

Market, Dividends and Certain Transactions in the Class A Shares (page 120)

The Class A Shares are listed with, and trade on, Nasdaq under the symbol “ASTR”. The Class B Shares are not listed on any stock exchange nor traded on any public market. As of May 6, 2024, 19,008,421 Class A Shares were issued and outstanding and 3,702,613 Class B Shares were issued and outstanding.

The closing sale price of the Class A Shares on March 6, 2024, the last trading day prior to the execution of the Merger Agreement, was $0.86 per share. The closing sale price of the Class A Shares on May 6, 2024, the most recent practicable date before the date of this Information Statement, was $0.66 per share.

Following the Merger, there will be no further market for the Class A Shares and the Class A Shares will be delisted from Nasdaq and de-registered under the Exchange Act. As a result, following completion of the Merger and such de-registration, we will no longer file periodic or other reports with the SEC.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this Information Statement. Any representation to the contrary is a criminal offense.

THE SPECIAL FACTORS

The following, together with the summary of the Merger Agreement set forth under the section entitled “The Merger Agreement,” is a description of the material aspects of the Merger. While we believe that the following description covers the material aspects of the Merger, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire Information Statement, including the Merger Agreement attached to this Information Statement as Annex C, for a more complete understanding of the Merger. The following description is subject to and qualified in its entirely by reference to, the Merger Agreement. You may obtain additional information without charge as described in the section entitled “Where You Can Find More Information.”

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalog every conversation of or among the Board, the Special Committee, the Parent Entities, their respective representatives, or other parties that may be relevant to the signing of the Merger Agreement.

Legacy Astra was initially formed in September 2016, by Chris Kemp, the Company’s chairman and chief executive officer, and Dr. Adam London, the Company’s chief technology officer. Mr. Kemp and Dr. London were the controlling stockholders of Legacy Astra. Mr. Kemp and Dr. London are sometimes referred to in this Information Statement as the “co-founders”. On June 30, 2021, Legacy Astra consummated a business combination with Holicity and Holicity Merger Sub, Inc. (“SPAC Merger Sub”), a wholly owned subsidiary of Holicity (the “Business Combination”). Holicity was incorporated in June 2020, as a special purpose acquisition company. Holicity completed its initial public offering in August 2020 and begin trading on Nasdaq shortly thereafter at a price per share of $9.88 (or $148.19 when adjusted for the Reverse Stock Split (as defined below)). In connection with the Business Combination, Legacy Astra merged with and into SPAC Merger Sub, becoming a wholly owned subsidiary of Holicity, and changed its name to Astra Space Operations, Inc. (n/k/a Astra Space Operations, LLC). At the same time, Holicity amended and restated its certificate of incorporation to, among other things, change its name to Astra Space, Inc. Additionally, in connection with and as a condition to the Business Combination, the certificate of incorporation was amended to provide for a dual-class structure in which Mr. Kemp and Dr. London would receive Class B Shares (which provide for 10 votes per Class B Share on all matters before the stockholders as opposed to one vote per Class A Share to be cast on such matters). Mr. Kemp and Dr. London, together, hold all of the Class B Shares, and the Class B Shares represent 66.1% of the voting power of the Company.

At the time of the Business Combination and all relevant times thereafter, the Company was an early stage operating company and thus relied heavily on the net cash proceeds generated in both the Business Combination and the sale of shares through a contemporaneous PIPE transaction, which net cash proceeds received as of the consummation of the Business Combination were approximately $464 million, in the aggregate. The Company used approximately $70.8 million of these cash reserves, net of cash acquired, to acquire Apollo Fusion, Inc. (“Apollo Fusion”) and start the Company’s Space Products business (which is sometimes referred to in this Information Statement as the “ASE business”) on July 1, 2021.

Between July 1, 2021, and June 30, 2022, the Company’s business operations produced a number of successes, including the following milestones:

•	the first Astra Spacecraft Engine® achieved a successful orbital ignition on board the Spaceflight Sherpa-LTE1 orbital transfer vehicle on August 20, 2021;

•

the Company’s first commercial orbital launch of Rocket 3.3 was achieved in connection with a test flight for the United States Space Force on November 20, 2021 (for which the Company received a milestone payment); and

•	the Company’s first delivery of customer payloads into Lower Earth Orbit (“LEO”) occurred on March 15, 2022, in connection with a paid launch for Spaceflight, Inc.

As an early stage company, the Company sought to invest in scaling manufacturing to support commercial operations of its launch system while developing a higher capacity rocket, the Company also had some failed launch attempts, culminating with an anomaly occurring during the Company’s first launch for the NASA Tropics-1 mission on June 12, 2022 (the “NASA Mission”), wherein the upper stage of the Company’s launch vehicle shut down early, causing the inability of the Company to deliver the payloads into LEO.

As of June 30, 2022, the Company had just over $200 million in cash and cash equivalents and marketable securities. In July 2022, following the NASA Mission, the Company decided to focus on the development and production of its next launch system – Launch System 2.0 – and stopped commercial launches for the remainder of 2022 and through the date of this Information Statement. Also, in July 2022, the Company conducted its first set of cost-reduction initiatives, including a reduction-in-force to streamline its business operations in line with its decision to focus on the development of its next launch system and its planned growth of its Space Products business through the sale of its Astra Spacecraft Engines®.

On October 6, 2022, and as reported in the Company’s filings with the SEC, the Company received a deficiency notice from Nasdaq that it was not in compliance with Rule 5450(a)(1) of the listing requirements because its per share closing bid price had been below $1.00 for thirty consecutive business days.

From August 2022 through August 2023, the Company explored a number of working capital and general corporate financing options, which resulted in (i) the entering of a $100 million Class A Common Purchase Agreement with B. Riley Principal Capital LLC (the “B. Riley Facility”) on August 2, 2022 (which was terminated July 5, 2023, in connection with the entering of the Roth ATM (as defined later in this sentence)), (ii) a Sales Agent Agreement with Roth Capital Partners LLC (“Roth Capital”) to sell up to $65 million in Class A Shares in at-the-market transactions on July 10, 2023 (the “Roth ATM”); and (iii) the sale of $12.5 million aggregate principal amount of senior secured notes (the “Original Notes”) and warrants to purchase up to 22.5 million Class A Shares (or 1.5 million Class A Shares as adjusted for the Reverse Stock Split) (the “Original Warrants”) to an institutional investor (the “Original Secured Lender”) on August 4, 2023 (as amended, the “Original Secured Facility”).

As of June 30, 2023, the Company had $26.3 million in cash and cash equivalents and marketable securities. Given the depressed stock price, which was $0.43 per Class A Share on December 30, 2022 (or $6.51 as adjusted for the Reverse Stock Split), $0.42 per Class A Share on March 31, 2023 (or $6.37 as adjusted for the Reverse Stock Split), $0.37 per Class A Share on June 30, 2023 (or $5.53 as adjusted for the Reverse Stock Split), and continued to be less than $1.00 per Class A Share until the Reverse Stock Split was effective on September 13, 2023, the Company found it difficult to leverage the B. Riley Facility (which had a $1.00 per Class A Share threshold price) or the Roth ATM to infuse the Company with significant capital without incurring excessive dilution and putting significant pressure on the stock price. The Company also found it difficult to find asset-backed, equipment based or other alternative lending sources willing to provide acceptable financing to the business.

The Original Secured Facility provided a very limited injection of new capital to support the Company’s business operations. The Original Notes bore interest at 9.0% per annum, had a maturity date of November 1, 2024, and were secured by a first priority security interest in all of the assets of the Company and its subsidiaries. The Original Warrants were immediately exercisable upon issuance at an exercise price of $0.45 per Class A Share, subject to certain adjustments and had an expiration date of August 4, 2028. Among other things, the Original Secured Facility required the Company to (i) maintain $5.0 million of cash and cash equivalents in a restricted account, making such funds unavailable to the Company for its working capital or general corporate purposes, and (ii) have at least $15.0 million of cash and cash equivalents in one or more deposit accounts subject to one or more control agreements entered into in favor of Original Secured Lender. The Original Secured Facility also required the Company to maintain an approved at-the-market equity program and/or equity line that, at all times, had available and unused capacity to generate at least $20.0 million of gross proceeds to the Company, which restriction limited the Company’s ability to use the full capacity of the Roth ATM.

In conjunction with its capital raising activities and search for debt financing from August 2022 through August 2023, the Company also engaged in a number of cost-reduction initiatives to preserve cash and streamline its business operations. In November 2022, the Company implemented a reduction of the Company’s then-existing headcount by approximately 16% from 430 and allocated resources to support the growth of the Launch Services and Space Products businesses. On August 4, 2023, the Company announced a strategic restructuring which resulted in (x) the reallocation of approximately 50 engineering and manufacturing personnel from the Launch Services business to the Space Products business, and (y) the layoff of approximately 70 employees, reducing its overall workforce by approximately 25% from July 1, 2023 through August 4, 2023.

Beginning in the second quarter of 2023 and given the Company’s challenges in raising capital and its forecasted cash needs, the Board began to meet more frequently with the Company’s management to evaluate and discuss the Company’s financial position, as well as potential financing transactions and other strategic transactions. The first such meeting occurred on April 19, 2023 (the “April 19 Meeting”) and focused on four potential go-forward scenarios for the Company, including forecasts of the Company’s projected cash balances through the end of 2024. The Board met again on April 21, 2023, to continue discussions from the April 19 Meeting around the various scenarios discussed at the April 19 Meeting, and to also discuss a potential financing transaction involving an equity investment (with respect to which the Board suggested to the Company’s management that PJT Partners LP (a financial advisor with whom the Company had worked in the past and who had significant experience advising companies with respect to potential strategic alternatives the Company may be exploring) (“PJT Partners”) be engaged to review the terms of any potential financing transaction). The Board met with Company management again on April 25, 2023 and April 28, 2023 (PJT Partners was also in attendance), in each case, to receive an update on commercial and strategic opportunities and the Company’s financing efforts, including, at the April 28, 2023 meeting, a discussion of alternative forms of financing such as equipment and intellectual property based financings.

The Board met on May 9, 2023, during which meeting the Company’s management summarized and discussed with the Board a number of near-term financing options the Company was exploring, including (i) a potential equity transaction, which management believed was too dilutive and not in the best interests of stockholders, (ii) an indicative term sheet for senior secured notes with warrant coverage, which Company management believed, based on a comparison of terms presented to the Board, was more favorable to existing stockholders than the potential equity transaction described in clause (i), (iii) a potential financial investment by a third party, with whom exploratory discussions were being held, and (iv) an initial proposal for an at-the-market financing facility. The Company’s management also presented to the Board three financial scenarios, evaluating the Launch Services Business on a standalone basis, the Space Products Business on a standalone basis and the combined company, respectively, providing forecasts of revenue, expenses and capital requirements for each such scenario. PJT Partners also attended this meeting to discuss preliminary views on the potential financing options and various strategic alternatives that the Company and Board might explore.

On May 25, 2023, the Board held its regular quarterly meeting for the first quarter of 2023, which included extensive business updates on both the Launch Services and Space Products businesses. During this meeting, the Board engaged in a discussion with the Company’s management regarding both a proposed senior secured note offering and an at-the-market equity financing. This discussion included a presentation by Axel Martinez, the Company’s chief financial officer, regarding the Company’s cash needs, including a liquidity analysis. The Board also received an update on potential strategic investments and government financing options to address the Company’s cash needs. The Board also approved a restructuring of the Company’s business operations to position the Company to more easily sell or finance the Space Products business, if that should become a viable strategic alternative, and the Company began to implement this restructuring in June 2023.

On June 27, 2023, the Board met, primarily for the purpose of reviewing the Company’s progress on certain key performance indicators. During this meeting, the Board received an update from the Company’s management on the status of the potential Roth ATM (which was subsequently entered into on July 10, 2023) and the potential Original Secured Facility (which was subsequently entered into on August 4, 2023). The Board engaged in a discussion regarding the Company’s financing strategy following the closing of the Roth ATM and the Original Secured Facility, as well as other potential financing and strategic opportunities and timing.

The Board met with Company management on June 30, 2023, for an update on the status of the negotiations regarding the potential Original Secured Facility. The Board was presented with the current proposed terms of the Original Secured Facility and Company management presented its plan to reduce expenses in order to facilitate compliance with certain likely debt covenants under the Original Secured Facility. The Board also discussed additional financing activities that the Company was exploring, including an update on the potential Roth ATM. Management also presented its current financial plan and assumptions, and there was a discussion of the impact of the potential financing alternatives on the current financial plan.

Effective as of July 1, 2023, the Company, at the direction of the Board, formally engaged PJT Partners as its exclusive financial advisor to assess various strategic alternatives, with Company management initially directing PJT Partners to focus on assisting the Company in connection with a potential sale of a minority interest in the Company’s Space Products business. Such other strategic alternatives the Company considered at the time included one or more acquisitions by the Company of a third party, the sale of the Company (or one of its other business units) to a third party (including a potential joint venture transaction), or a debt or equity financing transaction (collectively, the “Potential Strategic Options”).

The Board met with Company management on July 6, 2023, July 13, 2023 and July 18, 2023, in each case to receive updates on the progress of the various financing transactions being negotiated, including changes to deal terms, and any other strategic financing or other alternatives that the Company was exploring with third parties, including the potential Original Secured Facility, the potential Roth ATM and a potential PIPE investment from existing stockholders or other long-time investors (the “Potential PIPE”). At the meeting on July 6, 2023, the Board primarily reviewed two expense reduction scenarios and discussed three financing possibilities as well as the Company’s contingent earnout obligation (the “Apollo Earnout”) related to its Apollo Fusion acquisition , wherein the Company was obligated under the Agreement and Plan of Merger, dated June 5, 2021, to make payments to the former shareholders of Apollo Fusion, Inc. (together with their representatives, the “Apollo Parties”) in a combination of cash and Class A Shares upon the achievement of certain customer milestones with respect to the Astra Spacecraft Engine® prior to December 31, 2023. Disputes had arisen between the Apollo Parties and the Company as to the timing and amount of any such earnout payments due.

At the Board meeting on July 13, 2023, Company management updated the Board on discussions it had been having with the Apollo Parties regarding the Apollo Earnout and provided a forecast of potential earnout obligations based on its current projected shipments of Astra Spacecraft Engines®. The Board discussed proposals for resolving the dispute with the Apollo Parties and authorized Company management to explore possible resolutions. The Board also discussed an additional financing proposal that was under consideration by an intellectual property investment, advisory and asset management firm and existing stockholder of the Company (“Party A”) that evolved out of the Potential PIPE discussions with third parties. The July 13, 2023 meeting also included an updated proposal by Company management for expense reductions and a liquidity analysis. At the meeting on July 18, 2023, Mr. Kemp and Scott Stanford, a director of the Company and affiliate of ACME (defined below), along with Matthew Sant, the Company’s general counsel, described conversations that they had each had with representatives of Party A, which was interested in potentially providing financing to the Company through the purchase of secured notes and warrants. At the July 18, 2023 meeting, the Board also discussed expense reductions and the Apollo Earnout, among other topics.

At a meeting on July 21, 2023, Mr. Kemp led a Board discussion about a term sheet from Party A regarding a potential financing (the “Initial Term Sheet”) and PJT Partners presented a detailed analysis of the Initial Term

Sheet and the timing of a potential closing of this financing in comparison to what it understood to be the general terms of the Original Secured Facility and other financing alternatives the Company was exploring, including the Potential PIPE. The Board discussed the Initial Term Sheet and the various financing options, including the Original Secured Facility, along with the costs and timing of each, the likelihood of a closing and the impact on the Company’s stockholders. The Board also discussed several obligations in the Initial Term Sheet that the Company’s management believed would be difficult to satisfy.

The Board met again on July 25, 2023, with the Company’s management to discuss a revised version of the Initial Term Sheet (the “Revised Term Sheet”). The Company’s general counsel indicated that he understood that Mr. Stanford had expressed the possibility that one or more funds affiliated with ACME, LLC (“ACME”), a venture capital firm co-founded by Mr. Stanford and an existing investor in the Company, may be interested in participating in a financing based on the Revised Term Sheet, and if that was a possibility, Mr. Stanford would need to recuse himself from all discussions and negotiations involving the Revised Term Sheet, that a special committee of the Board would need to be created to negotiate and approve the transaction and that the Audit Committee would need to approve any transaction that constituted a related party transaction. Mr. Stanford confirmed to the Board that ACME might be interested in participating in some form in the transaction described in the Revised Term Sheet through one of its funds and recused himself from the meeting given his potential conflict of interest. The Board received a detailed update of the Company’s on-going negotiations with the Original Secured Lender regarding the terms of the Original Secured Facility and with Party A regarding the terms of the Revised Term Sheet. PJT Partners discussed with the Board the material terms of the Revised Term Sheet, and the Board directed PJT Partners to further negotiate the Revised Term Sheet.

The Board met on July 26, 2023, with Company management and PJT Partners to receive a further update on continuing negotiations with Party A regarding the Revised Term Sheet. Mr. Stanford again recused himself from these discussions. The Board engaged in discussion around the need to close the transaction under the Revised Term Sheet quickly given the Company’s financial position and cash needs and the stated requirements of more than one potential customer that future business opportunities were contingent upon the Company announcing a financing transaction. The Board further discussed the likelihood it would be able to complete the transaction outlined in the Revised Term Sheet quickly and also considered the terms of the proposed Original Secured Facility in comparison to the Revised Term Sheet, the costs of capital, risk around the timing to close each proposed transaction, and the Company’s covenants and obligations in each potential transaction, among other factors. The July 26, 2023, meeting also included a discussion of the Company’s current cash condition and the potential availability of equity financing through a third-party intermediary.

The Board met on July 28, 2023 (the “July 28 Board Meeting”), initially to receive an update on the Company’s financial condition and the status of management’s discussions with the Apollo Parties about a resolution of the Apollo Earnout dispute. Given Mr. Stanford’s affiliation with ACME, which was potentially interested in investing in the transaction outlined in the Revised Term Sheet with Party A (such potential investment by Party A and potentially ACME, the “Potential Party A Financing”), Mr. Stanford recused himself as the conversation turned to financing matters. The remaining Board members held a discussion around the relative merits of each of the Original Secured Facility and the Potential Party A Financing. PJT Partners discussed with the Board the key financial terms of both proposed financings. Specifically, with respect to the Original Secured Facility, the Board considered the restrictions on cash, the minimum cash covenant (both described above), cash burn covenants, the short maturity date on the Original Notes (maturing on November 1, 2024) and the dilutive effect to the Company’s stockholders given the warrant coverage. With respect to the Potential Party A Financing, the Board considered the Company’s ability to meet required deliverables for future financing or to comply with certain proposed terms in the Potential Party A Financing, along with the likelihood that the Potential Party A Financing could be closed quickly enough given the process of negotiating the Revised Term Sheet. The Board also took into account the fact that the definitive documents related to the Original Secured Facility were near completion and that, after months of sourcing Potential Strategic Options, including financing transactions, the only potentially near-term viable financing alternatives for the Company were the Original Secured Facility and the Potential Party A Financing. After evaluating these factors, including the Company’s financial condition and cash needs, the Board determined that closing the Original Secured Facility was (i) superior to signing the non-binding Revised Term Sheet and attempting to negotiate definitive documents with Party A (and potentially ACME) to close the Potential Party A Financing; and (ii) despite its concerns with some of the terms of the Original Secured Facility, superior to both the Potential Party A Financing and any decision to take no action on the Original Secured Facility. The Board also noted that the terms of the Original Secured Facility allowed it to be refinanced at a later date. Accordingly, the Board (with Mr. Stanford abstaining from the vote) adopted resolutions authorizing management to proceed with the negotiation of final documentation with respect to the Original Secured Facility, and to continue negotiating with Party A on a non-exclusive basis, provided, however, that PJT Partners be instructed to solicit additional indications of interest in a competitive process. Following this meeting, Company management directed PJT Partners to solicit additional indications of interest from other parties in connection with a potential transaction involving a minority stake in the Company’s Space Products business.

Given Mr. Stanford’s potential conflict of interest by virtue of ACME’s potential interest in participating in the Potential Party A Financing, the Board created the Special Committee effective on July 28, 2023, which, at that time, consisted of all directors other than Mr. Stanford. The purpose of the Special Committee, at that time, was solely to consider, approve and recommend to the Board whether the Potential Party A Financing was in the best interests of the Company and all of its stockholders, on both a stand-alone basis and in comparison with other potential financing transactions the Company was considering. Mr. Kemp and Dr. London were initially members of the Special Committee because, at that time, neither had expressed interest in participating in a Potential Strategic Option as an investor or lender and the purpose of the Special Committee was limited to the evaluation of the Potential Party A Financing.

The Board met with Company management for an update on the Original Secured Facility, the Roth ATM, other financing alternatives and the cost reduction initiatives and restructuring (discussed above and announced on August 4, 2023) on August 1, 2023, and August 2, 2023 (solely regarding the status of the closing of the Original Secured Facility).

On August 3, 2023, the Original Secured Facility was again approved unanimously by written consent of the Board (including Mr. Stanford) in connection with the closing of the Original Secured Facility on August 4, 2023. Following the Company’s announcement of the Original Secured Facility, discussions with Party A regarding any potential transaction ceased until later in the month.

On August 9, 2023, the Board held its regular meeting for the second quarter of 2023. The meeting included business updates for the Space Products and Launch Services businesses, and a discussion around the Company’s current financial condition. Specifically, the Board discussed the Company’s cash burn, the weekly cash forecast, outstanding receivables and appropriate levels of resources for the Launch Services business. The Board also discussed the debt covenants in the Original Secured Facility and the Company’s ability to remain in compliance with such covenants. At the August 9, 2023 meeting, the Board also approved a settlement with the Apollo Parties to resolve disputes related to certain matters in connection with the Apollo Earnout.

On August 14, 2023, the Company entered into a settlement agreement and general release (the “Apollo Settlement Agreement”) with the Apollo Parties pursuant to which the Company agreed to pay the former stockholders of Apollo Fusion either a cash payment in the amount of $2.0 million plus $8.0 million in Class A Shares, or a cash payment of $7.0 million. The Apollo Settlement Agreement resolved disputes between the parties and, once paid, would satisfy all of the Company’s outstanding obligations under the Apollo Earnout. On August 16, 2023, the Company announced the Apollo Settlement Agreement.

On August 23, 2023, PJT Partners met with the Board to discuss the process they had undertaken to identify Potential Strategic Options and prospective buyers of the Company or its business lines, as well as prospective investors, lenders or other financing partners as previously directed by the Board at the July 28 Board Meeting. This meeting included a discussion of parties contacted and the status and feedback provided from each such party, including discussions explored with certain potential strategic counterparties who were not interested in pursuing a transaction. PJT Partners then presented the Board with three potential structures for the Board to consider, including a sale of the Space Products business, a sale of all or substantially all of the Company’s assets or equity, or a take private transaction with a third-party acquirer. The Board asked PJT Partners to explore potential purchasers for all structures to provide the Board and the Company with optionality. In a conversation from which Mr. Stanford recused himself, PJT Partners also informed the Board that, after conducting outreach directed by the Company on July 28, 2023, Party A had indicated that it was willing to provide bridge financing in connection with a potential transaction and the Board directed PJT Partners to continue exploring bridge financing with Party A, as well as other parties.

On September 7, 2023, the Board met again with PJT Partners and Company management present to discuss a new term sheet that Party A had provided to PJT Partners, which was a proposal to acquire control of the Company’s Space Products business (the “New Term Sheet”) and which PJT Partners had shared with the Company upon receipt. Mr. Stanford was not recused from this meeting since the New Term Sheet did not contemplate any participation by other investors. PJT Partners discussed with the Board the material terms of the New Term Sheet and provided the Board its analysis of the New Term Sheet in light of other alternatives available to the Company. The New Term Sheet contained several proposed terms not acceptable to the Board, including a requirement to provide a payment to Party A upon the signing of the New Term Sheet as a reimbursement for future diligence costs and a number of conditions that the Company would likely be unable to satisfy moving forward. The Board discussed and agreed that the New Term Sheet was not an acceptable alternative for the Company and was not in the Company’s or its stockholders’ best interest.

At the September 7, 2023 meeting, PJT Partners and the Board further discussed the potential need for bridge financing to allow the Company to seek, secure and close a potential transaction, including a Potential Strategic Option if one was actionable. The Board discussed how much bridge financing might be necessary to facilitate the Company’s closing of a Potential Strategic Option. PJT Partners also explored with the Board reaching out to five parties (excluding Party A) who had expressed some interest in exploring a potential transaction with the Company and requesting an indication of interest from such parties, as well as from Party A, by a certain date. In materials provided by the Company’s management prior to the Board meeting, management forecasted a potential for the Company to breach the $15.0 million minimum cash covenant by early November (with such forecast assuming $5.0 million of new funding by early October). As a result, the Board’s discussion during the meeting was focused on maximizing stockholder value and attempting to ensure that the Company did not default under the debt covenants in the Original Secured Facility. The Board discussed seeking additional financing for the purpose of redeeming the Original Secured Facility.

At the conclusion of the September 7, 2023 meeting, the Board directed PJT Partners to inform Party A that its proposal in the New Term Sheet was not acceptable for the reasons stated above but to invite Party A to make an alternative proposal to buy all of the Company or the ASE business, or to provide bridge financing to close a potential transaction with a third party, including a Potential Strategic Option. The Board also directed PJT Partners to contact the remaining parties in the process to invite them to submit a proposal by a date certain (approximately two weeks thereafter), where such proposal could be to acquire the ASE business or the entire Company (a “Sale Transaction”). The Board encouraged the Company’s management to continue to reduce expenses. Promptly following this meeting, PJT Partners contacted Party A, rejecting its proposal and also contacted the remaining five (5) interested parties to solicit a proposal for a potential transaction in the form of control of the ASE business, the sale of all of the ASE business or the sale of all of the Company and its assets.

On September 13, 2023, and in order to satisfy the deficiency in Nasdaq’s listing requirements, the Board approved an amendment to the Company Charter to effect a 1-for-15 reverse stock split of the Common Shares on September 13, 2023 (the “Reverse Stock Split”). The stockholders of the Company, at the 2023 annual meeting held on June 8, 2023, had previously approved the Reverse Stock Split at a ratio in the range of 1-for-5 to 1-for-15, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board, in its discretion, no later than June 8, 2024.

As a cost-reduction measure, a show of support for the Company and its employees, and in an effort to help the Company manage its cash, effective on September 16, 2023, Mr. Kemp and Dr. London voluntarily agreed to reduce their salaries to the California minimum wage through December 31, 2023. At the time Mr. Kemp and Dr. London were earning annual base salaries of $600,000 and $500,000, respectively.

On September 21, 2023, the Board met again with Company management and PJT Partners present, where the Board received an update on the status of PJT Partners’ discussions with potential interested parties in connection with a Sale Transaction, including those who were newly entering the process and those who had previously participated in the process, but were not currently active. PJT Partners also updated the Board on three parties that were actively engaged in the process and were currently in discussions with PJT Partners. The Board, PJT Partners and Company management discussed the process that PJT Partners had undertaken to identify potential interested parties to a Sale Transaction (the “Sale Process”), particularly focusing on the Company’s financing concerns, including with respect to the Original Secured Facility, debt covenants and availability of bridge financing. During this meeting, the Board also received information from Company management regarding the Company’s financial condition and liquidity. Also, on this call, the Board approved a potential confidentially marketed offering led by Roth Capital (the “Roth Offering”), which it hoped would raise up to $10.0 million of gross cash proceeds.

On September 26, 2023, the Special Committee delivered to Freshfields Bruckhaus Deringer US LLP (“Freshfields”) an executed engagement letter formalizing the engagement of Freshfields as the Special Committee’s outside legal counsel. The Special Committee engaged Freshfields based on, among other things, Freshfields’ independence, reputation and experience with respect to special committee assignments, merger and acquisition engagements, financings and insolvencies.

On September 27, 2023, the Board met with Company management, who informed it that, due to lack of demand and the near-term issuance of Class A shares to the former stockholders of Apollo Fusion pursuant to the Apollo Settlement Agreement, the Company and Roth were unable to pursue the Roth Offering. With reference to Delaware case law, the Company’s general counsel gave a presentation to the Board describing the directors’ fiduciary duties in a scenario where the Company was in the “zone of insolvency” as well as if and when the Company were to be determined to be insolvent. The Board then had a discussion regarding the Company’s current financial condition, its liquidity and potential options, including potential reductions in headcount. The Board also discussed the Company’s compliance with the debt covenants in the Original Secured Facility.

Also on September 27, 2023 (the “September 27 SC Meeting”), the Special Committee met with Company management present to discuss potential financing transactions with certain existing investors, including ACME and JMCM, and in which both Mr. Kemp and Dr. London indicated a potential interest in participating (the “October Potential Financing Transaction”). Mr. Kemp and Dr. London recused themselves from the September 27 SC Meeting.

At a September 29, 2023 meeting (the “September 29 SC Meeting”), the Special Committee (now consisting solely of disinterested directors Julie A. Cullivan, Michèle Flournoy, Michael Lehman and Lisa Nelson) met, with Mr. Martinez and Mr. Sant present (Mr. Martinez, Mr. Sant, Mr. Attiq and other members of the Company’s management (other than the co-founders) are sometimes referred to as “Independent Company Management” in this Information Statement). Neither the co-founders nor Mr. Stanford attended the September 29 SC Meeting. In light of the co-founders’ potential participation in a strategic or financing transaction involving the Company, they resigned from serving on the Special Committee and the Special Committee officially accepted their resignations as members of the Special Committee on September 29, 2023. At the September 29 SC Meeting, Mr. Sant reviewed with the members of the Special Committee their fiduciary duties generally, as well as in the context of evaluating any Potential Strategic Option, indicating that the Special Committee would likely need to make a recommendation to the full Board with respect to the favorability or fairness of transactions involving related parties, but the specifics of that approval would likely depend on the nature of the proposed transactions and the parties involved. At the request of the Special Committee, Independent Company Management

confirmed that none of them had any relationships with JMCM. The Special Committee discussed the October Potential Financing Transaction, including its material terms, the likelihood of the transaction closing and the extent to which it would influence the likelihood of receiving offers for or the closing of a future potential acquisition of the Company. In the context of such discussion, Mr. Sant noted that, he had a discussion with Mr. Stanford about the October Potential Financing Transaction prior to the September 29 SC Meeting during which Mr. Stanford (i) again acknowledged to him his potentially conflicting interests resulting from ACME’s potential participation in the October Potential Financing Transaction, as well as his fiduciary duty, as a director, to the Company; (ii) committed that another partner at ACME would lead any negotiations on ACME’s behalf, involving a potential financing transaction involving funds affiliated with ACME, and (iii) further committed not to leverage his role or knowledge as a director of the Company in connection therewith. The Special Committee also discussed retaining specialized restructuring counsel if the October Potential Financing Transaction did not close.

As of September 30, 2023, the Company had $18.9 million of cash and cash equivalents, $5.0 million of which was restricted and unavailable to the Company under the terms of the Original Secured Facility. As discussed above, the Original Secured Facility required that the Company meet a minimum threshold of $15.0 million in cash and cash equivalents (the “Minimum Cash Threshold”).

At a Board meeting on October 3, 2023 (the “October 3 Board Meeting”), the Board concluded that, given their interest in a potential sale or financing transaction as disclosed most recently at the September 29 SC Meeting, Mr. Kemp, Dr. London and Mr. Stanford should be excluded from any discussion around any third party interest in acquiring the Company or either of its businesses, including updates from PJT Partners regarding the Sale Process. Accordingly, the Board expanded the scope of the mandate of the Special Committee to give it the power and authority to, among other things, (i) consider and advise the Board as to whether any one or more potential strategic or financing transactions were in the best interests of the Company, both on a standalone basis and as compared to other potential transactions being considered by the Company, including consulting with and receiving updates from PJT Partners, (ii) approve the potential transaction, and (iii) obtain any and all financing necessary to effectuate the potential transaction. In addition, the Special Committee was granted the authority, at such time as it chose to do so, to interview, select and retain, at the Company’s expense and on behalf of the Board and/or the Special Committee, such additional investment bankers, financial advisors, attorneys, accountants and other advisors as it may deem appropriate. At the October 3 Board Meeting, PJT Partners advised the Board (with Mr. Kemp, Dr. London and Mr. Stanford recusing themselves from the discussion) that (i) out of 30 parties contacted at the start of the process by PJT Partners, there were currently six parties (excluding Party A) conducting diligence (the “Interested Parties”), (ii) PJT Partners expected two of the Interested Parties would likely not submit bids given their concerns about the Company’s cash flows, (iii) PJT Partners was waiting for decisions from two of the other Interested Parties; and (iv) PJT Partners believed it might receive bids from the other two Interested Parties soon. The Board (with Mr. Kemp, Dr. London and Mr. Stanford recusing themselves) instructed PJT Partners to reengage with Party A to determine if such party would be interested in pursuing a transaction that was actionable by the Company. The Board also received an update on discussions between Company management and the lender in the Original Secured Facility, including the potential waiver of the minimum cash balance, should it become necessary.

Following the October 3 Board Meeting, the Special Committee had a separate meeting on October 3, 2023 with representatives of Freshfields present, to discuss, among other things, updates regarding the Sale Process and other Potential Strategic Options, the possibility of and risks associated with a potential default on the Original Notes issued to the Original Secured Lender, and the Company’s estimated cash runway and available options, including bankruptcy proceedings. At the meeting, representatives of Freshfields reviewed with the Special Committee the directors’ fiduciary duties in light of the Company’s financial distress, and discussed with the Special Committee the implications of reaching insolvency.

On October 10, 2023, the Board met to receive a weekly accounts receivable and cash balance update. The Board also received an update and held a discussion around the Company’s anticipated non-compliance with the

$15.0 million minimum cash covenant in the Original Secured Facility. In anticipation of obtaining a waiver, the Board authorized Company management to negotiate and enter into a waiver and forbearance agreement with the Original Secured Lender providing a waiver of the default of the minimum cash covenant from the date of the default through October 31, 2023 and to make a prepayment of principal to the lender at the 105% redemption rate with accrued interest in connection with a proportionate reduction in the interim minimum cash covenant.

On October 10, 2023, following the Board meeting on the same day, the Special Committee met with members of Independent Company Management, and at the request of Independent Company Management, representatives of PJT Partners, in order for such representatives to give the Special Committee an update on the Sale Process, including outreach to potentially interested parties, that was taking place. Members of Independent Company Management provided an update on the October Potential Financing Transaction, including the potential participants in the financing, as well as the status of discussions with Party A, who was conducting due diligence but was believed by members of Independent Company Management to be unlikely to participate in the October Potential Financing Transaction. Representatives of PJT Partners discussed the Sale Process and noted that, based on the lack of indications of interest received to date, it did not appear likely that actionable indications of interest for a Sale Transaction would be received moving forward. Given ACME’s, Mr. Kemp’s and Dr. London’s potential involvement in the October Potential Financing Transaction, it was discussed that going forward the Special Committee (instead of the full Board) should be receiving updates on the Sale Process, as the details of that process could put the investor group (potentially including ACME, Mr. Kemp and Dr. London) in an advantaged situation vis a vis other potential financing sources and transaction parties.

On October 11, 2023, the Company failed to maintain the Minimum Cash Threshold as required under the Original Secured Facility and, effective October 11, 2023, the Original Secured Lender waived this event of default through October 31, 2023, provided that the Company maintained $10.5 million in cash and cash equivalents (the “Revised Minimum Cash Threshold”) and the Company also made a payment to the Original Secured Lender in the amount of approximately $2.1 million, approximately $2.0 million of which was applied as a principal reduction on the Original Notes that were part of the Original Secured Facility.

On October 14, 2023, the Special Committee met with members of Independent Company Management present (the “October 14 SC Meeting”). The Special Committee discussed with members of Independent Company Management, among other matters, the buyer outreach process, the term sheet with respect to a potential bridge financing received from Party A on October 14, 2023 (the “October 14 Term Sheet”) and the advisability of the Special Committee engaging its own financial advisor in order to be prepared to respond quickly to a potential transaction. It was noted that the October 14 Term Sheet contained a number of problematic terms, including that the bridge financing contemplated by it was dependent upon the negotiation of a subsequent sale of a controlling interest in the ASE business to Party A. The Special Committee determined that the October 14 Term Sheet was not actionable in its current form and that negotiating a short-term financing with Party A was not a good use of the Company’s limited resources. The Special Committee further instructed Independent Company Management to continue negotiations with Party A regarding the potential sale of the ASE business to Party A and to prepare a draft term sheet therefor, which could be shared with Party A, without specifying a price for the ASE business.

On October 16, 2023, the Special Committee met with members of Independent Company Management present. Martin Attiq, the Company’s chief business officer, provided the Special Committee with an update on the October Potential Financing Transaction, and the Special Committee instructed Independent Company Management to provide a “best and final” term sheet to JMCM to participate in the October Potential Financing Transaction which incorporated the Special Committee’s feedback on terms. Mr. Attiq then reviewed with the Special Committee a proposed term sheet for the acquisition of the ASE business by Party A, as requested by the Special Committee at the October 14 SC Meeting, and the Special Committee authorized Independent Company Management to deliver such term sheet to Party A, leaving the price blank, which term sheet was delivered to Party A on October 16, 2023 (the “October 16 Term Sheet”). Party A never formally responded to the October 16 Term Sheet and discussions with Party A did not resume until November 1, 2023 (as described below).

In contemplation of the Company’s liquidity needs and taking into account the interests of the Company and its stakeholders, the co-founders began considering whether they would be able to assist with an alternative strategic transaction. In furtherance of the foregoing, the co-founders engaged Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) on October 15, 2023, and Moelis & Company (“Moelis”) on November 1, 2023. On October 16, 2023, the Company received a request from Pillsbury, legal counsel to the co-founders, for a form non-disclosure agreement for use with potential participants in a strategic process on behalf of the co-founders.

On October 17, 2023, PJT Partners notified the Company of its resignation as the Company’s financial advisor, citing concerns that it may be conflicted moving forward, given that its prior involvement with Party A and certain members of Company management in connection with prior transactions and the increasing likelihood that Party A and certain members of Company management would be participating in a potential transaction at that time. During its engagement, at the direction of the Company, PJT Partners reached out to 30 parties, which included a combination of financial buyers and strategic parties, who were ultimately most interested in the Space Products business. Of those parties, 14 parties executed a confidentiality agreement with the Company and only seven parties actively engaged in due diligence (including Party A). PJT Partners’ process resulted in only the October 14 Term Sheet from Party A and PJT never met separately with the Special Committee about the Sale Process.

On October 17, 2023, the Board met with Company management in order to receive an update on the Company’s default under the Original Secured Facility and the current waiver of such default by the Original Secured Lender. There was a discussion around the limited time to pursue additional financing before the waiver of the default expired on October 31, 2023. In addition to receiving a business and financial update, the Board considered another potential equity offering underwritten by Roth Capital and delegated to the Special Committee the authority to review and approve a potential equity offering and to establish a pricing committee in connection with such an offering. The Board discussed PJT Partners’ resignation and determined that it was appropriate for the Special Committee, rather than the Board, to retain its own independent financial advisor.

Also on October 17, 2023, the Special Committee met with Independent Company Management present. The Special Committee discussed the selection of an independent financial advisor, who would be engaged by and would report directly to the Special Committee for independence purposes. The Special Committee discussed the Company’s cash position and status and terms of the October Potential Financing Transaction, noting the urgency of closing the financing as soon as possible, and considered whether there was a need for a financial analysis to be provided by the financial advisor to the Special Committee in connection with the October Potential Financing Transaction. The Special Committee also considered an opportunity, initiated and presented by Roth Capital, to potentially raise up to $5.0 million to $10.0 million in a confidentially marketed public offering (“Second Potential Roth Offering”), and authorized the Company’s management to pursue the Second Potential Roth Offering. The Special Committee established a pricing committee consisting of Ms. Nelson and Ms. Cullivan for the purpose of reviewing and approving the pricing of the Second Potential Roth Offering. The Special Committee also received an update on the Company’s efforts to retain restructuring counsel and determined that the Company, not the Special Committee, should retain restructuring counsel and do so as soon as possible.

The Second Potential Roth Offering was abandoned by Company management on October 19, 2023, due to market and stock performance and lack of demand by investors.

As described above, the Special Committee (and previously the Board) considered the October 14 Term Sheet and the results of PJT Partners’ process, taking into account the Company’s financial condition and the best interests of the Company and its stockholders, and on October 19, 2023, at the Special Committee’s direction, the Company also received non-binding term sheets from JMCM and ACME for the potential issuance of senior secured convertible notes in a potential principal amount of up to $25.0 million (the “October Potential Financing Transaction”), in which JMCM and ACME each committed to fund up to $5.0 million (the “J/A Term Sheets”).

On October 24, 2023, the Special Committee approved the engagement of Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) as its exclusive financial advisor to provide financial advisory and investment banking services in connection with the Special Committee’s consideration of the October Potential Financing Transaction or other Potential Strategic Options.

On October 24, 2023, the Special Committee met with members of Independent Company Management present. The Special Committee received updates on (i) the restructuring of the Original Notes under the Original Secured Facility and the related negotiations with the Original Secured Lender, (ii) the October Potential Financing Transaction, including the fact that the Company had received signed, non-binding term sheets for an aggregate of $13 million in commitments (including the J/A Term Sheets) and that Mr. Kemp and Dr. London were expected to participate in the financing but had not yet provided signed, non-binding commitments to do so and (iii) other Potential Strategic Options, including timing of further engagement with Party A and contacting other potentially interested parties, including an investment firm specializing in alternative investing who had been introduced to the Company during the second quarter of 2023 and was one of the Interested Parties in the PJT Partners process (“Party B”). Representatives of Houlihan Lokey also joined the meeting and discussed a proposed transition plan to assume its role as the Special Committee’s financial advisor, as well as provided perspectives on the October Potential Financing Transaction. Representatives of Houlihan Lokey also noted the lack of any financing alternatives (other than an emergency bankruptcy filing without debtor-in-possession (“DIP”) financing) available at such time to the Company.

On October 25, 2023, the Company engaged KTBS Law LLP (“KTBS”) as its restructuring counsel to advise the Company in connection with its financial condition and contingency planning, and any matters arising therefrom. On October 26, 2023, in connection with its engagement, upon the request of the Special Committee, representatives of Houlihan Lokey confirmed that, since October 25, 2021, based on a review of its information management systems, Houlihan Lokey had not been engaged pursuant to a written engagement letter to provide advisory services to any party listed in Houlihan Lokey’s disclosure letter (including the co-founders, Party A, Party B, JMCM and ACME), for which such parties paid fees to Houlihan Lokey, other than Party B, from whom Houlihan Lokey had received over $20 million in respect of such advisory services. On October 27, 2023, the Special Committee and the Company delivered to Houlihan Lokey an executed engagement letter formalizing the engagement of Houlihan Lokey in such capacity.

On October 29, 2023, the Special Committee met with members of Independent Company Management present, as well as representatives of Houlihan Lokey, Freshfields, KTBS and Cozen O’Connor, P.C. (“Cozen”), legal counsel to the Company. The Special Committee received an update on the status of the Company’s default under the Original Secured Facility and the pending expiration of the lender’s waiver of those defaults. A representative of Houlihan Lokey indicated that Houlihan Lokey had held discussions with Moelis regarding the potential structure and terms of a transaction under consideration by the co-founders in which they would seek to take the Company private. Members of Independent Company Management provided an update on the October Potential Financing Transaction, including the risks and obstacles to the purchase of the Original Secured Facility notes directly from the Original Secured Lender and the status of those negotiations. The Special Committee also discussed the Company’s financial condition, including a discussion around the Company’s solvency, the possibility of bankruptcy and preserving stockholder value. The Special Committee considered the risks and merits of a preemptive bankruptcy filing and considered that in order for the Company to emerge successfully from bankruptcy, it would require a DIP lender to finance the process. The Special Committee also discussed that, if it were to file for bankruptcy, the Company would likely not be able to secure DIP financing and this might result in the liquidation of the Company.

On October 30, 2023, the Company failed to meet the Revised Minimum Cash Threshold of $10.5 million and was in default under the Original Secured Facility, and, on November 3, 2023, the Company announced this and other events of default under the Original Notes as well as that the Company was engaged in continued discussions with a number of other investors regarding potential additional debt and equity financings and other strategic transactions.

The Board met on October 31, 2023, with Company management and KTBS present. Houlihan Lokey was in attendance solely in order to receive an update on certain financial matters discussed so that Company management did not have to repeat the update a second time. The Board received an update on the Company’s default under the Revised Minimum Cash Threshold of the Original Secured Facility and was reminded that the initial waiver would expire at the end of the day. Company management indicated that the Original Secured Lender had not provided a draft extension or new waiver, but that discussions were ongoing. Company management also informed the Board that JMCM and ACME were discussing a note purchase directly with the Original Secured Lender. The Board received a financial update, taking into account the default under the Original Secured Facility and the anticipated net proceeds from the expected new financing. Company management also discussed the Company’s current accounts payable balance, indicating that the Company intended to pay approximately $3.0 million of accounts payable following a financing but that this would not be sufficient to release vendor pressure. As further expense reduction measures, Company management also proposed the terms of a potential salary reduction for certain senior employees and a possible furlough of employees.

On November 2, 2023, after being introduced by Independent Company Management to Party A, representatives of Houlihan Lokey met with Party A to identify Houlihan Lokey to Party A as the Special Committee’s financial advisor and Party A asked Houlihan Lokey to provide, at Party A’s request, a business update in connection with Party A’s prior interest in purchasing the ASE business.

Although the co-founders had communicated through Moelis an intention to potentially submit to the Company a take-private proposal, Independent Company Management discussed that the Company was not in a position to consider any Potential Strategic Options until after it had consummated a financing and addressed the default under the Original Secured Facility and that the public announcement of any such offer could potentially affect the proposed note purchase transaction between the Original Secured Lender and JMCM and ACME. As a result, on behalf of the co-founders, Moelis agreed that they would not deliver a proposal to the Company until Moelis received further direction from Houlihan Lokey.

On November 2, 2023 (the “November 2 SC Meeting”), the Special Committee met with representatives of Freshfields and Houlihan Lokey, with members of Independent Company Management and representatives of KTBS and Cozen present, to receive an update on the agreements being negotiated in connection with the October Potential Financing Transaction (which were expected to take the form of a reaffirmation and omnibus amendment of the securities purchase agreement with the Original Secured Lender) and review its material terms, including requirements that the Company would need to appoint a chief restructuring officer, implement a cost reduction plan and provide transparency to the investor group regarding the ongoing buyer outreach process. The Special Committee discussed that if the Company did not obtain a waiver of the defaults under the Original Notes, as well as additional financing, it would likely need to immediately furlough employees and consider pursuing bankruptcy protection. A representative of KTBS reiterated that, unless the Company was able to secure DIP financing, it was unlikely that the Company would emerge from bankruptcy successfully. A representative of Houlihan Lokey also expressed the view that the Company’s continued operation was a prerequisite to pursuing other Potential Strategic Options and noted that the Special Committee had not identified any alternatives to the October Potential Financing Transaction. In light of the foregoing, the Special Committee approved moving forward with the reaffirmation agreement, subject to the Special Committees’ review and approval of the final agreement.

On November 3, 2023 (the “November 3 SC Meeting”), the Special Committee met with representatives of Freshfields and Houlihan Lokey, with members of Independent Company Management and representatives of KTBS and Cozen present, to receive an update on the Company’s default under the Original Secured Facility and the status of the financing transaction and potential note purchase. The Special Committee considered whether it should recommend immediately furloughing all employees and prepare for an emergency bankruptcy filing and instructed Company management to continue working towards a financing transaction while simultaneously preparing for potential furloughs and a possible bankruptcy filing. The Special Committee acknowledged that such a filing would likely be without financing and could result in a liquidation of the Company.

Immediately following the November 3 SC Meeting, the Company began working with KTBS to actively prepare for a bankruptcy filing.

On November 5, 2023, the Special Committee met with representatives of Freshfields and Houlihan Lokey, with members of Independent Company Management and representatives of KTBS and Cozen present, to approve and authorize the Company to undertake an initial financing with JMCM and ACME (the “Initial Investors”), for a total investment amount of approximately $13.4 million (the “Initial Financing”). The Initial Financing was agreed to pursuant to a reaffirmation agreement and omnibus amendment agreement dated November 6, 2023 (the “Initial Financing Agreement”) and was in furtherance of the October Potential Financing Transaction. The Initial Financing included (i) a purchase by the Initial Investors of the remaining $8.0 million aggregate principal amount of Original Notes and Original Warrants to purchase up to 1.5 million post-Reverse Stock Split Class A Shares from the Original Secured Lender, under which the Company was in default as of October 30, 2023, (ii) a loan by the Initial Investors to the Company and its subsidiaries in the aggregate amount of approximately $3.05 million evidenced by senior secured bridge notes (the “Bridge Notes”) that matured on November 17, 2023, and (iii) a sale to the Initial Investors of warrants (the “Bridge Warrants”) to purchase up to 5,314,201 Class A Shares at a purchase price of $0.125 per Bridge Warrant for an aggregate purchase price of approximately $664,275 that were immediately exercisable at an exercise price of $0.808 per Class A Share, subject to certain adjustments and with an expiration date of November 6, 2028. In connection with the Initial Financing, the Initial Investors also agreed to waive all existing events of defaults under the Original Secured Facility through November 17, 2023.

On November 7, 2023, the Special Committee met with representatives of Freshfields and Houlihan Lokey, with members of Independent Company Management present, to discuss the closing of the Initial Financing and the solicitation of non-binding indications of interest from third parties. Representatives of Houlihan Lokey shared their perspectives with the Special Committee as to which parties may be interested in a strategic transaction involving the Company. The Special Committee discussed, among other matters, the importance of contacting third parties and not relying solely on the investor group potentially being assembled by Mr. Kemp and Dr. London and that it would be valuable to set ground rules around what type of offer would be viewed favorably by the Special Committee, including that it was important that any offer be actionable and backed by firm financing. After discussion, the Special Committee authorized Houlihan Lokey to solicit non-binding indications of interest from third parties, including Mr. Kemp and Dr. London, and to convey to all parties that proposals should be actionable and backed by firm financing. Given the closing of the Initial Financing, the Special Committee also instructed the Company to pause active bankruptcy planning, which had been commenced by the Company and KTBS following the November 3 SC Meeting.

Later in the day on November 7, 2023, consistent with the Special Committee authorization, representatives of Houlihan Lokey sent an email to Moelis advising them that the Special Committee would be open to receiving an offer to take the Company private consistent with the following terms:

1.	Price (can be a range or an estimated premium) being offered for the shares;

2.	Target closing date, which should be as soon as practicable;

3.	Firm financing at the time of signing;

4.	Very high degree of certainty and timing of closing once definitive documents are signed;

5.	An estimate of the amount of financing (debt and equity) needed to close and a summary description of the parties providing such financing;

6.	Bridge financing to ensure the Company has adequate liquidity to operate from date of signing definitive documents through closing; and

7.	A summary timeline of the actions necessary to sign definitive documents, including any diligence required by the financing sources.

The representatives of Houlihan Lokey further conveyed to Moelis that the Special Committee had a strong preference not to trigger a disclosure requirement with respect to any offer until the Special Committee and its advisors could reasonably conclude that financing sources have substantially completed any required diligence.

The Board held its quarterly meeting on November 8, 2023, attended by management and, for a portion of the meeting, KTBS and Cozen. In addition to the business and financial updates, the Board received an update and overview of the Initial Financing and near-term milestones. In connection with this discussion and given the fact that an affiliate of Mr. Stanford had participated in the Initial Financing, Mr. Stanford offered to resign from the remainder of his committee assignments and as the Company’s lead independent director. Mr. Stanford’s resignation was accepted and Mr. Lehman was appointed lead independent director. There was also a discussion around the Company’s accounts payable plan and ongoing expense reductions. With respect to potential salary reductions, the Board was not supportive of granting equity in exchange for salary reductions but authorized management to implement such temporary salary reductions as it deemed appropriate after consultation with the Initial Investors. KTBS joined the meeting and provided a presentation on bankruptcy matters.

On November 8, 2023, the Company announced that Mr. Stanford had resigned as the lead independent director of the Board in connection with the participation of ACME in the Initial Financing and that the Board had appointed Michael Lehman to serve as the Lead Independent Director.

Also on November 8, 2023, based upon initial indications of support from potential investors and subject to customary conditions, Mr. Kemp and Dr. London delivered to the Special Committee a non-binding proposal (the “Take Private Proposal”), offering to acquire all of the outstanding Common Shares not currently owned by Mr. Kemp and Dr. London for an indicative purchase price of $1.50 per share in cash. The text of Mr. Kemp’s and Dr. London’s proposal was as follows (with terms defined therein used solely for the purposes set forth therein):

As requested by the Special Committee, we are pleased to submit this preliminary and non-binding indication of interest concerning the potential acquisition (the “Proposal”) of 100% of the outstanding share capital of Astra Space, Inc. (“Astra” or the “Company”) led by Chris Kemp (“Kemp”) and Dr. Adam London (“London”) (together, “we”) not already owned directly or indirectly by Kemp and London.

We have assembled a team of external advisors and we are ready to initiate customary confirmatory due diligence with the aim to finalize the transaction documents as rapidly as possible following acceptance of this Proposal by a fully empowered special committee (“Special Committee”) comprised of independent and disinterested directors appointed by Astra’s Board of Directors.

We believe that Astra’s strategic objectives and business prospects will be best served as a private company. Taking the company private while delivering a meaningful premium to current shareholders allows for the best interests of shareholders as well as the Company, its employees and its customers to be met.

This proposal is made pursuant to and in accordance with the instructions that Houlihan Lokey, on the behalf of the Special Committee, provided to Moelis & Company LLC on November 7, 2023.

1. Purchase Price. Based on publicly available information and the information provided to date, and subject to the terms and conditions of this letter, our non-binding indicative offer for the Company is $1.50 per share. Our offer represents a premium of 103% to today’s closing share price of $0.74 and a premium of 83% to the Company’s 20-day volume weighted average price (“VWAP”) of $0.82 as of today’s close.

2. Key Assumptions. Our Proposal is predicated on assumptions regarding the cash and debt positions of the Company at present and expected at closing, transaction expenses as well as the expected fully diluted share capitalization of the Company at the time of closing. Notably, we anticipate that the Company will close its previously announced financing (or a similar financing arrangement thereof) of at least $15 million, and up to $25 million, on terms generally consistent with the proposed financing term sheet executed on October 19, 2023. These assumptions have been informed by the Company’s recent public filings and information made available to us and our advisors but remains subject to confirmatory due diligence. Given the relative magnitude of these factors to the funds intended to acquire shares, deviation from these assumptions could lead to material changes in our proposed purchase price per share.

3. Financing. Based on our proposed purchase price per share and cash consideration to shareholders as well as the anticipated transaction expenses and capital required for the outstanding bridge financing, we anticipate raising $60 - 65 million of capital. As part of this proposed transaction, we will also raise sufficient incremental capital to allow Astra to meet its strategic and financial objectives as a privately-held company. We are additionally open to certain accredited investor stockholders of the Company rolling their equity into the transaction. We anticipate our financing sources will be able to work expeditiously to complete confirmatory due diligence. We are highly confident of our ability to obtain commitments for both the rollover and the capital required on a contemporaneous basis and we expect that definitive documentation would not contain any financing contingencies.

4. Timing. Given our deep knowledge of the Company and industry as co-founders of Astra, we believe we can progress rapidly and efficiently through our required due diligence for the potential transaction. We and our representatives are prepared to proceed expeditiously and dedicate the resources necessary towards completing our due diligence in an expeditious manner. We will concurrently negotiate definitive transaction agreements as we conduct our remaining due diligence.

5. Other Terms. We will work with the Special Committee to agree on a transaction structure that takes into account applicable Delaware law, as well as provides certainty of closing to support the Company’s liquidity needs.

6. Material Conditions. The definitive terms of the Proposal and the transaction would be set forth in a definitive transaction agreement between our acquisition vehicle and the Company that will contain customary terms found in agreements providing for the acquisition of a US public company.

Our Proposal does not outline all such terms, but we do want to highlight a few key conditions upon which our Proposal is predicated:

(a) Receiving the approval of Astra’s Board of Directors for the Proposal upon the recommendation of the Special Committee;

(b) Satisfactory conclusion of our due diligence;

(c) Entering into a mutually acceptable definitive transaction agreement; and

(d) Receiving a DGCL 203 waiver.

7. Advisors. We have engaged Pillsbury Winthrop Shaw Pittman LLP as legal counsel and Moelis & Company LLC as financial advisor.

8. Additional Information. Please note that this Proposal is an expression of interest only, and we reserve the right to withdraw or modify our Proposal in any manner at any time. We reserve the right, at our absolute discretion, to cease our evaluation of and withdraw from pursuing the Proposal at any time without liability to any person or otherwise vary its terms and conditions, as a result of the diligence review, prevailing market conditions or otherwise. This Proposal does not constitute an offer to sell or the solicitation of an offer to buy any securities. This Proposal is not intended to, and will not, impose any legal obligations upon the parties, which obligations can only be created upon execution and delivery of binding agreements and then only to the extent provided for therein. We are obligated to disclose this Proposal promptly in an amended 13D filing, which we expect to do promptly upon delivery of this letter.

This Proposal shall be governed by and construed in accordance with the laws of the State of Delaware.

If you have any questions regarding this Proposal, please feel free to reach out to Matthew Hughes, Email: ********, Phone: ********. We look forward to hearing from you regarding our Proposal as soon as possible. Both we and our advisors are prepared to work expeditiously and commit all necessary resources to complete our due diligence and execute a definitive agreement as quickly as possible.

Thank you for your consideration and cooperation.

On November 9, 2023, the Company filed a current report on Form 8-K with the SEC acknowledging the receipt of the Take Private Proposal and stating that the Special Committee, in consultation with its financial and legal advisors, would carefully review and consider it.

Following receipt of the Take Private Proposal, representatives of Houlihan Lokey reached out to Moelis for clarification on (i) financing sources, (ii) status of financing/diligence required and (iii) timeline to signing, noting that it would be important to obtain clarity on these points so that the Special Committee could determine whether the proposal was actionable.

On November 9, 2023, the Company received a proposal from an aerospace and space technologies company (“Party D”) to acquire certain pieces of the Company’s equipment for $1.6 million. The Company’s management was of the view that the pieces of equipment subject to the Party D proposal represented core machines used for daily production, with replacement value considerably in excess of the price offered by Party D. Given the nature of the proposal and the core nature of the equipment and based on discussions with Houlihan Lokey and Independent Company Management, the Special Committee did not engage on this proposal.

Representatives of Houlihan Lokey and Independent Company Management also engaged with Party A to gauge their continued interest in purchasing the ASE business, and provided them with a business update on November 9, 2023.

On November 13, 2023, the Special Committee approved the draw down of the uncommitted delayed draw term loan pursuant to the Bridge Note issued to JMCM in the Initial Financing in an aggregate principal amount of $2.5 million (the “Additional Advance”). In connection with the issuance of the Additional Advance, JMCM also purchased Bridge Warrants to purchase up to 869,781 Class A Shares at a purchase price of $0.125 per warrant for an aggregate purchase price of approximately $108,723, that were immediately exercisable at an exercise price of $1.006 per Class A Share, subject to certain adjustments and with an expiration of November 13, 2028 (the “JMCM Warrants”).

The Board met with Independent Company Management on November 16, 2023, to receive an update on the Company’s financials, including the cash and accounts payable situations. The Board also received an update on certain milestones under the Initial Financing, including the engagement of a chief business optimization officer as required under the Initial Financing Agreement.

On November 16, 2023, the Special Committee met with representatives of Freshfields and Houlihan Lokey, with members of Independent Company Management present (the “November 16 SC Meeting”). The Special Committee discussed the Subsequent Financing (defined below). Given the Company’s liquidity needs, Mr. Kemp and Dr. London indicated a willingness to participate in the Subsequent Financing to support on-going operations. The Special Committee considered whether to permit Mr. Kemp and Dr. London to participate in the Subsequent Financing as investors. Independent Company Management confirmed that they believed the additional cash to be provided by the co-founders was imperative to funding the Company’s operations. Given that neither Mr. Kemp nor Dr. London was involved in, or had any influence over, the negotiation of the terms of the Subsequent Financing, the Special Committee authorized their participation in the Subsequent Financing.

At the November 16 SC Meeting, the Special Committee also discussed with representatives of Freshfields and Houlihan Lokey the status of discussions with Moelis and the status of discussions with Mr. Kemp and Dr. London’s financing sources. Representatives of Houlihan Lokey provided an update on potential buyer outreach, noting that five parties were currently actively engaged, consisting of Party A, a non-U.S. aerospace company (“Party C”), a non-U.S. rocket manufacturer (“Party E”), a U.S. aerospace manufacturer (“Party F”) and an investment firm focused on opportunities in the aerospace and defense industries (“Party G”). With respect to Party A, the representatives of Houlihan Lokey noted that Party A had previously suggested that its valuation of the ASE business had declined significantly. The representatives of Houlihan Lokey also described the time and regulatory challenges a foreign buyer would face in pursuing an acquisition of the Company, including in connection with seeking CFIUS approval, and observed it was unlikely that Party C, Party E or any other foreign entity would be able to deliver an offer that is timely and actionable, but they noted that Houlihan Lokey would continue to support diligence requests and solicit indications of interest.

On November 16, 2023, as a further cost reduction measure, all employees having a title of vice president and senior vice president received a 20% temporary pay reduction and the Company’s chief financial officer, chief business officer, general counsel and chief people officer all received a 25% temporary pay reduction. These pay reductions were initially intended to last until the end of the first quarter of 2024, although the Compensation Committee reserved the right to further extend them. No change was made to the prior salary reductions implemented for Mr. Kemp and Dr. London on September 16, 2023 (as described earlier).

A representative of Freshfields then conveyed that Pillsbury had requested that the Special Committee inform the co-founders as to whether, given the Company’s ongoing liquidity concerns and the importance of conveying deal certainty and speed of closing to potential investors, employees and customers of the Company, the Special Committee would require that a potential take-private offer include a “majority of the minority” (i.e., approval of a take-private transaction by a majority of the stockholders other than Mr. Kemp and Dr. London, the controlling stockholders of the Company) approval condition. The representative of Freshfields reviewed with the directors their fiduciary duties and the standards used to assess compliance with those duties, including in the context of a take-private transaction. The Special Committee discussed the procedural advantages of a “majority of the minority” approval condition, as well as the risks associated with the imposition of such a condition, including with respect to deal certainty and speed of execution. Representatives of Houlihan Lokey also reviewed with the Special Committee precedent take-private transactions, noting the rate at which “majority of the minority” approval conditions are used and observing that such conditions have been less frequently used in transactions involving companies that had recently completed an initial public offering or recently completed a de-SPAC business combination and faced financial challenges. Following discussion, the Special Committee decided to revisit the topic at a subsequent meeting after the co-founders had made more progress structuring the potential transaction and advancing conversations with their financing sources.

On November 17, 2023, the Company was in default under the terms of the Original Notes and the Bridge Notes.

On November 20, 2023, representatives of Houlihan Lokey distributed process letters soliciting indications of interest to Party A (with respect to an acquisition of the ASE business), Party C (with respect to an acquisition of the Company), Party E (with respect to an acquisition of the Company), Party F (with respect to an acquisition of the ASE business) and Party G (with respect to an acquisition of the ASE business). Each such process letter included a deadline of November 29, 2023, for submission of indications of interest.

The Special Committee met with representatives of Freshfields and Houlihan Lokey, with members of Independent Company Management and a representative of Cozen present, on November 21, 2023, regarding the Subsequent Financing, as well as discussions between the financial and legal advisors for the Special Committee and the co-founders regarding the Take Private Proposal, including the financing needed to consummate the proposal, as well as to support the Company’s continued business operations between the signing and closing of a transaction, and the structure and timing of a potential transaction.

A representative of Freshfields informed the Special Committee that representatives of Moelis and Pillsbury had followed up to understand the Special Committee’s perspective regarding a “majority of the minority” condition to the consummation of the Take Private Proposal. Representatives of Houlihan Lokey noted that, given the liquidity position of the Company, any potential investors in the Take Private Proposal would likely need to contribute money to the Company during the pendency of the transaction and any risk of the transaction not closing once it is signed could be fatal to their ability to secure financing. A representative of Freshfields reviewed again with the members of the Special Committee their fiduciary duties generally and in the specific context of evaluating and making determinations with respect to the Take Private Proposal or other strategic alternatives and the standards used to assess compliance with those duties. The Special Committee weighed the procedural advantages of subjecting the transaction to a “majority of the minority” approval requirement against the additional delay and consummation risk that such a condition would introduce. The Special Committee determined that, balancing all factors, including the Company’s precarious financial condition, it would not be advisable to include a “majority of the minority” approval requirement. The Special Committee directed Houlihan Lokey to communicate that determination to representatives of Moelis and Pillsbury.

A representative of Cozen reviewed with the members of the Special Committee the status, structure and terms of the Subsequent Financing. Representatives of Houlihan Lokey expressed the view that, based on their understanding of prior outreach conducted by the Company and PJT Partners and other considerations, they did not believe there to be viable options available to the Company at that time other than the Subsequent Financing.

On November 21, 2023, the Special Committee, in an action by unanimous written consent, approved, and the Company closed, a subsequent financing (the “Subsequent Financing”) with the Initial Investors, Mr. Kemp, through the Kemp Trust, and Dr. London (together with the Kemp Trust, the “Additional Investors” and collectively with the Initial Investors, the “Investors”), pursuant to the Securities Purchase Agreement dated as of August 4, 2023 (as amended by the Reaffirmation Agreement and Omnibus Amendment Agreement dated as of November 6, 2023, the Limited Waiver and Consent and Omnibus Amendment No. 2 Agreement dated as of November 17, 2023 and the Omnibus Amendment No. 3 Agreement dated as of November 21, 2023) (the “Subsequent Financing Agreement”). The Subsequent Financing Agreement was also related to and in furtherance of the October Potential Financing Transaction and amended the Initial Financing Agreement to conform the economic terms of the Original Notes (which JMCM and ACME had purchased from the Original Lender), as well as the Initial Notes and Initial Warrants with the terms that were negotiated under the term sheets delivered in connection with the October Potential Financing Transaction (including the J/A Term Sheets). Pursuant to the Subsequent Financing Agreement, (i) the Company, the Company’s subsidiaries and the Initial Investors agreed to amend and modify the terms of the Existing Notes in their entirety in accordance with the form of the Company Convertible Notes in exchange for the Company’s reimbursement of a premium (including accrued interest thereon from November 6, 2023), of approximately $1.2 million paid by the Initial Investors in connection with their purchase of the Original Notes and Original Warrants from the Original Secured Lender, which amount was capitalized and added to the outstanding principal amount of the Company Convertible Notes; (ii) the Additional Investors agreed to purchase (x) $3.0 million aggregate principal amount of Company Convertible Notes at 100% of the aggregate principal amount of such Company Convertible Notes and (y) Company Warrants to purchase up to 1,299,505 Class A Shares at a purchase price of $0.125 per Company Warrant for an aggregate purchase price of approximately $162,438 that were immediately exercisable at an exercise price of $0.808 per Class A Share, subject to certain adjustments, and with an expiration of November 21, 2028; (iii) the JMCM Warrants were exchanged for Company Warrants to purchase up to 1,082,921 Class A Shares in exchange for the payment by JMCM to the Company of $26,642.50 as additional consideration for the Company Warrants that were immediately exercisable at an exercise price of $0.808 per Class A Share, subject to certain adjustments, and with an expiration of November 13, 2028; and (iv) the Bridge Warrants were exchanged for Company Warrants for no additional consideration that were immediately exercisable at an exercise price of $0.808 per Class A Share, subject to certain adjustments, and with an expiration of November 6, 2028. Upon closing of the Subsequent Financing, the Company had outstanding $17,819,219.48 aggregate principal amount of the Company Convertible Notes and Company Warrants to purchase up to 7,696,627 Class A Shares, at an exercise price of $0.808, subject to certain adjustments. The Original Warrant for the purchase of up to 1,500,000 Class A Shares was not affected by the Subsequent Financing Agreement.

Since November 21, 2023, the Company has closed on subsequent financings under the Subsequent Financing Agreement (as further amended or modified on January 19, 2024, January 31, 2024, February 26, 2024 and March 7, 2024) on January 19, 2024, February 26, 2024, March 5, 2024, March 7, 2024, March 8, 2024, March 15, 2024 and April 22, 2024. As of April 30, 2024, the aggregate principal amount of all outstanding

Company Convertible Notes (including any paid-in-kind interest) was $33,114,501.30 and there were Company Warrants outstanding to purchase 14,823,917 Class A Shares at an exercise price of $0.808, subject to certain adjustments, and that expire on dates ranging from August 4, 2028 to March 15, 2029.

Between November 22, 2023 and December 31, 2023, Mr. Kemp and Dr. London, through communications between Houlihan Lokey and Moelis, continued to update the Special Committee on the status of the financing for their Take Private Proposal and the Special Committee continued to require that such financing include adequate interim financing to fund the Company’s continued business operations through closing. During that period, Houlihan Lokey and Moelis met frequently by telephone, and the Special Committee held five meetings.

On November 28, 2023, the Board met with members of Independent Company Management present. Representatives from Houlihan Lokey were also present solely for the purpose of receiving the business, financing and cash forecast update. The Board received an update on the Subsequent Financing, and an update on the business and financial condition of the Company. Management provided an update on its selection process for engaging a firm to provide “chief business optimization officer” services and indicated that after interviewing several candidates, management was recommending Riveron Management Services, LLC (“Riveron”) due to its industry background, business optimization expertise, cultural fit and fees. The Board discussed a number of potential cost reduction and efficiency opportunities for Riveron and authorized management to finalize the Riveron engagement. In connection with its engagement, upon the request of the Board, representatives of Riveron confirmed that Riveron did not have any material relationship during the past two years with the Company, the Parent Entities or any of their respective affiliates.

On November 28, 2023, the Company engaged Riveron to provide advisory services related to liquidity and cash management and analysis of business operations and financial performance, and potential for customer accommodations, as well as to help evaluate strategic alternatives available to the Company and advise the Board on restructuring matters as needed (the “November Engagement Letter”). The November Engagement Letter also provided for the potential appointment of two Riveron representatives to the temporary staff officer positions of Chief Business Optimization Officer and Business Optimization Manager, each reporting to the Company’s Chief Executive Officer, subject to certain conditions precedent being met. On December 22, 2023, after confirming that the conditions precedent had been met, the two Riveron employees began acting in an officer capacity under the November Engagement Letter. The two Riveron representatives subsequently resigned from these two temporary staff officer positions effective as of January 9, 2024, and such resignations were accepted by the Company. On January 10, 2024, the Company and Riveron entered into a new engagement letter (the “January Engagement Letter”) to (i) alter Riveron’s reporting line from the Company’s CEO to the Special Committee, (ii) expand the scope of Riveron’s responsibilities to include preparatory work in connection with a potential bankruptcy filing, and (iii) provide for Riveron’s potential appointment to the temporary staff officer positions of Chief Restructuring Officer and Senior Restructuring Manager, again subject to certain conditions precedent being met. The conditions precedent to the officer appointments under the January Engagement Letter were never met. Accordingly, Riveron has continued to act in an advisory capacity only, advising the Special Committee on liquidity-related matters and other matters.

On November 30, 2023, in response to the process letters sent by Houlihan Lokey to the remaining parties potentially interested in the Company, the Company received a non-binding indication of interest from Party C for the acquisition of the whole Company, including both the Space Products and Launch Services businesses, at a valuation of up to $30 million, subject to satisfactory release or conversion of all financial obligations (the “Party C Proposal”).

At the December 4, 2023 meeting of the Special Committee, at which representatives of Freshfields, Houlihan Lokey, Riveron, Cozen and KTBS, as well as members of Independent Company Management, were present, the Special Committee considered the Party C Proposal, as supplemented by a follow-up conversation between Houlihan Lokey and Party C on December 1, 2023. Representatives of Houlihan Lokey explained that the proposed valuation was for up to $30 million (which represented aggregate consideration to cover payments in respect of the convertible debt, the warrants and the common shares) and was subject to completion of business and financial diligence. The representatives of Houlihan Lokey noted that the preferential returns of the

Company Convertible Notes Holders would result in negligible consideration or, depending on when a transaction would actually close, no consideration for stockholders. Representatives of Houlihan Lokey also highlighted the extended timeline of closing a transaction with a foreign buyer like Party C, who would likely require CFIUS clearance as a condition to closing, and noted that while the proposal contemplated bridge financing during the pendency of the transaction and seemed to be backed by financial sources, the bridge financing was subject to further diligence and it was questionable whether any meaningful work had been done by Party C’s proposed financing sources in respect of either (i) the cash needs of the Company during the interim period between the signing and closing of a transaction or (ii) the funds necessary to consummate a transaction. Following discussion with its advisors, the consensus of the Special Committee was that the Party C proposal did not present a viable option and was unacceptable in its current form. Party C withdrew its proposal on December 8, 2023, citing the Company’s lack of engagement with Party C.

Representatives of Riveron then provided the Special Committee with an overview of the Company’s current cash availability, including the $5.0 million of cash and cash equivalents required to be maintained by the Company in a restricted account, making such funds unavailable to the Company for its working capital or general corporate purposes. Riveron noted that absent any additional revenues or other sources of liquidity, and without the Company making any further vendor payments, the Company had sufficient cash to operate until December 12, 2023, after which time the Company would need to furlough employees to avoid incurring wage liability for which it lacked funds to pay. Mr. Martinez then updated the Special Committee on discussions with the Initial Investors as to access to the $5.0 million maintained in a restricted account and agreed to request access to such amount.

The Special Committee, taking into account matters relating to the financing of the Take Private Proposal and the goal of ensuring the Take Private Proposal continued as an available alternative, adopted resolutions authorizing, for purposes of Section 203 of the DGCL, Mr. Kemp, Dr. London, ACME and JMCM, to enter into agreements, arrangements and understandings in furtherance of the Take Private Proposal, provided that any binding definitive agreements in respect of the Take Private Proposal shall be subject to the approval of the Special Committee, which resolutions were subsequently expanded to cover other potential investors pursuant to a unanimous written consent of the Special Committee.

On December 5, 2023, the Special Committee met with representatives of Freshfields and Houlihan Lokey, with members of Independent Company Management, Mr. Kemp and Dr. London, representatives of ACME and representatives of Moelis present. At the meeting, Mr. Kemp provided an update with respect to the potential financing sources for the Take Private Proposal and discussed certain assumptions underlying the Company’s cash needs going forward as well as timing for closing a potential transaction. A representative of Houlihan Lokey stated that the Company would require additional funding under any reasonable timeline to a transaction closing and emphasized the importance of the co-founders identifying a funding plan to ensure that the Company would be able to operate through a closing.

Later in the day on December 5, 2023, the Special Committee again met with representatives of Freshfields and Houlihan Lokey, with members of Independent Company Management and representatives from ACME present, and discussed the amount of financing the co-founders had indicated the Company would need in order to consummate the Take Private Proposal and the likelihood that the co-founders would successfully secure the needed capital, as well as the timeline for the potential transaction and the extent to which it would be executable given the cash position and cash needs of the Company. The Special Committee also discussed the importance of considering alternative plans to the Take Private Proposal, including preparation for a potential bankruptcy filing, and considered the relative merits of the Take Private Proposal, a potential Section 363 sale under the Bankruptcy Code and a liquidation under Chapter 7 of the Bankruptcy Code (a “Chapter 7 Liquidation”). The Special Committee also decided to refer the co-founders to the parties that had expressed an interest in acquiring the Company (including Party C), which the Special Committee had previously determined were not actionable on a stand-alone basis, in order to improve the chances of the co-founders securing the requisite financing for the Take Private Proposal. Party B declined to be referred to the co-founders, citing that it was focused on another acquisition at the time. On December 12, 2023, representatives of Houlihan Lokey provided representatives of Moelis with contact information for Party C. On December 13, 2023, representatives of Houlihan Lokey provided representatives of Moelis with contact information for Party G as well as for a venture capital firm with investments in technology-based sectors, which had previously expressed an interest in partnering with a group to acquire all or a portion of the Company or its assets.

On December 9, 2023, the Special Committee met with representatives of Freshfields and Houlihan Lokey, with representatives of Riveron present, and discussed with representatives of Houlihan Lokey the specific process and logistics for referring potentially interested parties to Moelis for potential participation in the Take Private Proposal, in order to support the ability of Mr. Kemp and Dr. London to secure the financing required to execute the Take Private Proposal. Following discussion, the Special Committee directed Houlihan Lokey to refer the parties from both the Sale Process and who had been speaking with Houlihan Lokey to Moelis, with the exception of Party A given that Party A had expressed interest in only the ASE business and had the financial ability to finance a transaction on a standalone basis, and not referring Party A to Moelis at this juncture could be beneficial to the Company. A representative of Riveron also updated the Special Committee on the Company’s liquidity position and cost reduction efforts, and further discussed with the Special Committee that the Initial Investors had agreed to provide the Company with unconditional access to $2.5 million of the $5.0 million in the restricted account.

On December 12, 2023, the Board met with management and representatives from Riveron present. Representatives from Houlihan Lokey were in attendance, solely for the purpose of receiving the business and cash forecast update. Representatives from Riveron presented the current cash report and indicated that based on its current analysis and assuming access to half of the restricted account, the Company had sufficient funds to cover employer liabilities through approximately January 9, 2024.

On December 15, 2023, representatives of Houlihan Lokey connected with representatives of Moelis to ascertain the status of the Take Private Proposal. Representatives of Moelis informed the representatives of Houlihan Lokey that Mr. Kemp and Dr. London had not yet been able to secure sufficient third-party financing commitments to support the Take Private Proposal and discussions were still ongoing with potential investors.

Between December 15, 2023 and January 15, 2024, the Company, the Special Committee, and JMCM and its affiliates explored the possibility of the Company restructuring in bankruptcy (the “Chapter 11 Reorganization”). Such persons and their advisors engaged in extensive discussions relating thereto, including due diligence sessions and the exchange of drafts of transaction agreements to be executed and filings to be made in connection with a potential Chapter 11 Reorganization.

On December 19, 2023, the Board met with management and representatives from Riveron, KTBS and Cozen present. Representatives from Houlihan Lokey were in attendance solely for the purpose of receiving the business and cash forecast update. The Board received a financial update and representatives from Riveron noted that based on its current analysis, the Company had sufficient funds to cover employer liabilities through approximately January 10, 2024. The Board considered the potential impact of bankruptcy preparations and filing on the cash forecast. The Company’s general counsel previewed with the Board the contents of a written consent expanding the scope of the Special Committee’s mandate to include bankruptcy proceedings.

Following the meeting, acting by unanimous written consent and effective as of December 19, 2023, the Board expanded the scope of the Special Committee’s mandate to include the authority to approve the commencement of a bankruptcy case, retain assistance by legal counsel, accountants, financials advisors, and other professionals in connection with the bankruptcy case, negotiate, execute and deliver a cash collateral, debtor-in-possession financing or other financing arrangement, and develop and implement a plan of reorganization.

On December 19, 2023, the Special Committee met with representatives of Freshfields and Houlihan Lokey, with representatives of Riveron Cozen and KTBS, as well as members of Independent Company Management, present. Mr. Kemp and Dr. London, as well as representatives from Moelis and Pillsbury, were present for a portion of the meeting to present an update on the Take Private Proposal process. Mr. Kemp and Dr. London updated the Special Committee on, among other things, the financing for the Take Private Proposal. The representatives of Houlihan Lokey again encouraged the co-founders to secure additional financing commitments in order for the Take Private Proposal to be executable. The Special Committee then discussed a potential Chapter 11 Reorganization and directed Independent Company Management to pause efforts to close an additional tranche of convertible note financing until there was greater clarity as to whether the Company would undertake the Take Private Proposal or a Chapter 11 Reorganization (or another alternative). The Special Committee determined that the Company would actively pursue each of the Take Private Proposal and the Chapter 11 Reorganization on a “dual track” to maximize optionality and the likelihood of a successful outcome for the Company and/or its stockholders.

On January 1, 2024, Mr. Kemp and Dr. London’s pay reductions were adjusted to the new California minimum wage and voluntarily extended through January 31, 2024.

On January 2, 2024, the Board met with Company management, with representatives of Riveron and KTBS present. Representatives from Houlihan Lokey were in attendance, solely for the purpose of receiving the business and cash forecast update. Riveron and management presented an updated cash forecast that included potential professional fees and expenses in connection with preparations for a potential bankruptcy filing, as well as a $4.0 million convertible note financing and $2.0 million in employee retention payments. Riveron identified January 19, 2024 as the date that the Company would need to make a decision about a bankruptcy filing, although factors may allow that date to be delayed for up to one week. Riveron also clarified that the full 13-week forecast did not contemplate the pendency of the bankruptcy proceeding with regard to professional fees.

Also on January 2, 2024, the Special Committee met with representatives of Freshfields and Houlihan Lokey, with representatives of Riveron and KTBS present, and discussed, among other things, the Company’s stock price, broader market factors that had led to elevated stock prices in the space sector, as well as the fact that the co-founders had not yet been able to secure sufficient financing to execute the Take Private Proposal. At the meeting, the Special Committee resolved that, in light of the financial situation of the Company and the uncertainty around the timing and likelihood of the Company successfully closing a Potential Strategic Option, the Company should continue preparatory work in connection with a potential Chapter 11 Reorganization.

At a meeting of the Special Committee on January 15, 2024, the Special Committee met with representatives of Freshfields and Houlihan Lokey, with representatives of Cozen, KTBS, JMCM, ACME, Pillsbury, Moelis and Sidley Austin LLP, counsel to JMCM, as well as members of Independent Company Management and Mr. Kemp and Dr. London, present (the “January 15 SC Meeting”). At the January 15 SC Meeting, JMCM stated that it continued to be willing to consider supporting a strategic transaction, potentially including the Take Private Proposal, but that it was not interested in further discussions for possible financing for the Chapter 11 Reorganization. JMCM further stated that it could provide up to $16.0 million in financing for the Take Private Proposal as well as an additional $4.0 million in immediate bridge financing if progress was made towards the Take Private Proposal or another transaction, subject to executing customary investment documents. The members of the Special Committee then requested that the co-founders and their advisors provide the Special Committee on the next day with a written, specific and actionable plan with respect to the Take Private Proposal, including specific details with respect to equity commitments that had been secured, which commitments should be sufficient to fully finance the Take Private Proposal.

Following the departure of the co-founders and the representatives of JMCM, ACME and their respective advisors from the January 15 SC Meeting, the members of the Special Committee discussed the Company’s cash burn and liquidity position as well as the steps to be taken to ensure that JMCM would provide the $4.0 million in bridge financing on an expedited basis and on appropriate terms. The Special Committee also discussed with its advisors that, in light of the Company’s cash burn and that there was not a debtor-in-possession lender to support a potential Chapter 11 Reorganization, the only viable alternative to the Take Private Proposal at such time was a Chapter 7 Liquidation. The Special Committee directed its advisors to communicate to the co-founders and JMCM that, while the Special Committee remained open to receiving an updated Take Private Proposal, it would simultaneously proceed with planning for a filing in connection with a Chapter 7 Liquidation.

At this point, the Company had not received any incremental financing since November 21, 2023, and was in dire need of cash.

On January 16, 2024, Mr. Kemp and Dr. London provided a letter to the Special Committee and its representatives (the “January 16 Letter”), in which they, among other things, (i) reaffirmed their Take Private Proposal (including the indicative purchase price of $1.50 per share), (ii) updated the Special Committee on the status of the financing commitments in support of their Take Private Proposal and (iii) requested the Special Committee enter an exclusivity agreement that would allow the Company and Mr. Kemp and Dr. London to focus on negotiating an agreement and plan of merger to effectuate the Take Private Proposal and to reduce the professional fees that the Company was incurring in connection with simultaneous preparations for a bankruptcy filing. That same day, the Special Committee met with representatives of Freshfields, Houlihan Lokey and Riveron to discuss the request for exclusivity and the merits of entering an exclusivity agreement to negotiate an agreement and plan of merger given the absence of committed financing to ensure the Company could continue its business operations through closing and to fund the Take Private Proposal. The Special Committee determined it would be advisable to enter the exclusivity agreement, temporarily pause bankruptcy preparation activities and work toward negotiating a merger agreement if there was assurance of interim funding of at least $7.6 million and a segregated account to support needs of the Company should it be required to file for bankruptcy protection. The Special Committee’s determination with respect to the exclusivity agreement took into account the fact that, absent additional funding, the Company only had sufficient cash on hand to continue operations through January 23, 2024, at which point its only option would be a Chapter 7 Liquidation.

Accordingly, the Company, Mr. Kemp and Dr. London entered into an exclusivity agreement, dated as of January 19, 2024 (the “Exclusivity Agreement”), concurrently with the investment by MH Orbit, an affiliate of JMCM, and RBH of a total of $6.0 million in aggregate principal amount of Company Convertible Notes and the purchase of Company Warrants exercisable to purchase up to 2,599,010 Class A Shares. The Exclusivity Agreement established an exclusivity period beginning on January 19, 2024, and ending at 11:59 pm Eastern time on January 26, 2024 (the “Initial Exclusivity Period”), which period was automatically extended by the terms of the Exclusivity Agreement to 11:59 pm Eastern time on February 2, 2024 (the “Extended Exclusivity Period” and together with the Initial Exclusivity Period, the “Exclusivity Period”) upon receipt by the Company of the aforementioned $6.0 million. The Extended Exclusivity Period was to be further extended under the Exclusivity Agreement to 11:59 pm Eastern time on February 9, 2024, should the Company obtain aggregate financing of $7.6 million (in other words, an additional $1.6 million beyond the $6.0 million provided on January 19, 2024) during the Extended Exclusivity Period. The Exclusivity Agreement also provided that, among other things, the Special Committee would direct the Company to stop any bankruptcy preparatory activity during the exclusivity period, and that the Company would set aside $3.0 million for the following purposes: (a) securing payroll, payroll tax and related employee payroll obligations (including vacation pay, sick leave and similar items), (b) the payment of the premium owed under the Company’s existing directors and officers insurance policy through April 30, 2024, as and when such premium obligations are due (provided that any premiums that become due during the Exclusivity Period must be paid from the segregated account), and (c) a limited contingency not to exceed $500,000 to allow the Company to prepare for and make a Chapter 7 Liquidation filing.

On January 22, 2024, Pillsbury delivered a first draft of the Merger Agreement to Cozen and Freshfields and subsequently provided drafts of certain transaction documents, including a form of equity commitment letter. Cozen and Freshfields worked on proposed revisions to the Merger Agreement and other transaction documents and circulated them to Pillsbury, with the goal on the part of both the Company and the Special Committee to negotiate a Merger Agreement with an indicative price of $1.50 per share, as reaffirmed by Mr. Kemp and

Dr. London in the January 16 Letter. Between January 22, 2024 and through the execution of the definitive Merger Agreement, Cozen and Freshfields negotiated with Pillsbury on, among other things, (i) the conditionality to the Parent’s obligations to close the transaction and the investors’ obligations to fund their commitments, (ii) the amount of the termination fee that would be payable by the Company in certain circumstances, including in connection with the exercise of a “fiduciary out”, which fee was ultimately agreed to be $250,000, (iii) the Company’s termination rights if the Company’s cash on hand fell below a specified minimum level (which was ultimately agreed to be $3.5 million), (iv) the Company’s rights and remedies in the event of a breach by Parent or any of the investors; and (v) whether limited guarantees, in addition to equity commitment letters, from financing sources would be required (which limited guarantees were ultimately not provided).

The Board met on January 30, 2024 with Company management and representatives of Riveron present. Representatives from Houlihan Lokey were in attendance, solely for the purpose of receiving the business and cash forecast update. Mr. Kemp described preliminary conversations with one customer about potential opportunities to assist the ASE business with its resource constraints. Riveron presented an updated 13-week cash forecast and confirmed that additional funding was still required to fund the business through any potential transaction.

The Special Committee also met with representatives of Freshfields, Houlihan Lokey and Riveron on January 30, 2024, for an update on the status of the interim financing to be provided under the Exclusivity Agreement, Mr. Kemp and Dr. London’s efforts to obtain the financial commitments needed to support the Take-Private Proposal, and the ongoing negotiation of the draft of the Merger Agreement and other certain transaction documents providing for the Take-Private Proposal. Specifically, Houlihan Lokey informed the Special Committee that further information was still required to (i) ensure the Company remained operational through a closing of the Take Private Proposal, (ii) confirm the funding of the merger consideration (including at the indicative purchase price of $1.50 per Class A Share) or (iii) confirm the funding of the Company’s post-closing operations. The Special Committee also discussed the terms of the current draft of the Merger Agreement with representatives of Freshfields and asked Houlihan Lokey to contact Party A to ascertain whether it would be interested in providing financial support for the Take Private Proposal (given its prior interest in acquiring the ASE business and the lack of any progress on a standalone transaction with Party A).

Effective as of February 1, 2024, Mr. Kemp and Dr. London’s salaries were reinstated and adjusted to reflect the 25% pay reduction applicable to other senior management that had been implemented as a cost reduction measure on November 16, 2023. These temporary pay reductions were expected to expire at the end of the first quarter 2024, but were extended at the discretion of the Compensation Committee of the Board to expire on the earlier of the closing of the Take Private Proposal or June 30, 2024.

The Extended Exclusivity Period under the Exclusivity Agreement expired on February 2, 2024, as Mr. Kemp and Dr. London were unable to secure the full amount of the interim financing required under the Exclusivity Agreement to support a further extension of the Extended Exclusivity Period to February 9, 2024.

On February 2, 2024, Mr. Kemp sent the Special Committee an email providing an update on financing in support of the Take Private Proposal (the “February 2 Financing Update”). Mr. Kemp stated that investors had been provided term sheets and equity commitment letters on January 29, 2024, and were instructed to provide confirmation of their comfort with the documentation by no later than February 5, 2024, and be in a position to sign such documentation by February 9, 2024. Mr. Kemp noted that one of the Company’s Space Products customers (“Customer A”) had entered the Take Private Proposal process and may be interested in participating as an equity investor in the Take Private Proposal. Because the Extended Exclusivity Period would be expiring later that day, Mr. Kemp requested that the Special Committee agree to extend exclusivity through February 9, 2024, in recognition of Dr. London’s and his continued effort toward a transaction and the positive impact of the arrangement with Customer A (described below).

On February 2, 2024, at a meeting with representatives of Freshfields and Houlihan Lokey and members of Independent Company Management present, the Special Committee discussed with Mr. Sant a commercial agreement that the Company had reached with Customer A, which would result in an additional $2.0 million of advance contractual payments being provided to the Company. Mr. Sant informed the Special Committee that Customer A was aware of the possibility that the Company may be insolvent.

Representatives of Houlihan Lokey then provided an update on the Company’s liquidity position, and informed the Special Committee that Party A had not expressed any interest in participating in the Take Private Proposal.

The Special Committee then discussed with representatives of Freshfields and Houlihan Lokey further strategies to protect the interests of the disinterested public stockholders in the Take Private Proposal. The Special Committee discussed with representatives of Freshfields and Houlihan Lokey that the co-founders did not have any room to increase the cash consideration they would be willing to pay, given the difficulties they were facing securing financing for the Take Private Proposal, as well as interim bridge financing to sustain the Company during the pendency of the transaction. The Special Committee then discussed, as an alternative to seeking additional cash consideration, the potential of seeking to secure contingent value rights (or “CVR”) as a means of enabling the public stockholders to participate in the proceeds of a sale of one or both of the Space Products and Launch Services businesses (if such sale occurred after the execution of the Take Private Proposal), considering that Party A had previously expressed an interest in the Space Products business and the fact that Customer A appeared to be focused on the viability of the Space Products business. The Special Committee considered the potential difficulties (including transaction complexities and the costs to administer) and benefits with respect to securing a CVR, as well as the likelihood that the co-founders would agree to a CVR, and determined that that the Company should request a CVR (the “CVR Request”) or other similar mechanism by which the public stockholders would be entitled to participate in proceeds related to such transactions, and instructed its advisors to communicate such request to the co-founders.

On February 3, 2024, and in response to the February 2 Financing Update, the Special Committee directly, and via representatives of Houlihan Lokey, communicated to the co-founders and representatives of Moelis, respectively, that (i) the Extended Exclusivity Period would not be further extended in light of the failure of the co-founders to secure the entire $7.6 million in financing required for such an extension under the terms of the Exclusivity Agreement, (ii) the Special Committee was willing to engage constructively with Mr. Kemp and Dr. London in furtherance of the Take Private Proposal so long as, among other factors, Mr. Kemp and Dr. London would provide the Special Committee with a detailed accounting of their financing sources for the Take Private Proposal and (iii) the Special Committee would like to discuss a mechanism, including the use of a CVR, by which the public stockholders would be entitled to participate in proceeds related to a sale of the Space Products and/or Launch Services businesses if such a sale were agreed upon pursuant to definitive documentation within a 24-month period following the closing of the Take-Private Proposal.

On February 6, 2024, the Board met with Company management and representatives of Riveron. Representatives from Houlihan Lokey were in attendance, solely for the purpose of receiving the business and cash forecast update. Mr. Kemp provided an update on the engagement with Customer A, including negotiations to replace the initial commercial agreement with a more formal agreement that will facilitate additional advances of revenue and incremental cash optimization payments. Riveron and management presented a financing update and the 13-week cash forecast, noting that it did not assume any additional funding from Customer A. A representative from Riveron indicated that absent any additional funding or expense reductions, the Company would face another liquidity shortfall at the end of the week of February 12, 2024.

On February 9, 2024, the Special Committee met with representatives of Freshfields, Houlihan Lokey, Richards, Layton & Finger, P.A., Delaware legal counsel to the Special Committee (“RLF”) and Riveron, with members of Independent Company Management, Mr. Kemp, Dr. London and representatives of Pillsbury and Moelis present (the “February 9 SC Meeting”). Mr. Kemp provided an update on (i) the status of the financing for the Take Private Proposal, noting that while he and Dr. London were continuing to vigorously work to assemble a financing syndicate to execute the transaction, they were not at completion, as well as (ii) the status of discussions with Customer A regarding a potential commercial arrangement or broader strategic transaction involving the Company. The Special Committee inquired as to the co-founders’ target financing amount for successful completion of the Take Private Proposal, and Mr. Kemp indicated that the co-founders required approximately $51.0 million in financing in order to pay the public stockholders $1.50 per share, but that the co-founders believed they could execute on the Take Private Proposal with just over $40.0 million in total financing if the amount paid to the public stockholders was reduced to $1.00 per share, and all other transaction expenses of the Company were reduced as much as possible.

Members of Independent Company Management provided an update on arrangements with Customer A for advance payments under its customer agreement, in addition to the $2.0 million previously received by the Company from Customer A, as well as a potential separate optimization payment (representing the possibility of total additional funding of $4.0 million to $6.5 million), and confirmed Customer A was fully aware of the magnitude and urgency of the Company’s financing needs. Members of Independent Company Management further discussed with the Special Committee Customer A’s potential interest in a separate strategic transaction with the Company, and explained that Customer A was considering a wide array of potential transaction options. Mr. Kemp confirmed on behalf of himself and Dr. London that the co-founders were willing to support any strategic transaction with Customer A that would be in the best interests of the Company and its stockholders.

The Special Committee met with representatives of Freshfields and RLF on February 10, 2024, to evaluate the status of the Take Private Proposal in light of Mr. Kemp’s presentation at the February 9 SC Meeting, financing for the Take Private Proposal and a potential strategic transaction with Customer A. Representatives of Freshfields and RLF reviewed with the Special Committee their fiduciary duties under Delaware law, including in connection with their consideration of the Take Private Proposal. The Special Committee discussed matters relating to the consummation of the Take Private Proposal, including whether there would be sufficient committed financing to ensure a successful closing. After discussion, members of the Special Committee determined that they would not be willing to support a proposal from the co-founders unless there was a clear path to a successful closing and adequate committed financing in the interim period. The Special Committee further discussed the remarks made by Mr. Kemp during the February 9 SC Meeting that, if the offer price was reduced from $1.50 to $1.00, the co-founders would need only just over $40 million to execute on the Take Private Proposal, and agreed that Mr. Lehman should communicate to the co-founders that the Special Committee would not be receptive to revisions to the Take Private Proposal that would erode value for the public stockholders. Given the current status of the Take Private Proposal, the Special Committee determined that, in light of the Company’s financial position and cash burn rate, a potential transaction with Customer A was currently the Company’s only potential actionable alternative to a Chapter 7 Liquidation. The Special Committee also discussed with representatives of Freshfields and RLF the fact that the co-founders faced potential conflicts of interest in discussions with Customer A and determined that it was imperative that members of the Special Committee and its advisors be involved in any direct discussions with Customer A in order to maintain visibility over the process. Later that day, Mr. Lehman advised the co-founders by email of the Special Committee’s positions.

On February 11, 2024, members of the Special Committee and Independent Company Management, together with representatives of RLF, Houlihan Lokey and Cozen, met with Customer A to discuss a potential strategic transaction between Customer A and the Company. Following this discussion, the Special Committee instructed Independent Company Management to work to negotiate a strategic transaction with Customer A.

Also on February 11, 2024, Mr. Lehman sent an email on behalf of the Special Committee to Mr. Kemp and Dr. London indicating that the Special Committee had concluded that Mr. Kemp and Dr. London were in a conflicted position relative to a transaction with Customer A. In light of such conflicted position, Mr. Lehman conveyed to Mr. Kemp and Dr. London the Special Committee’s direction that (i) neither Mr. Kemp nor Dr. London participate in any negotiations with Customer A without the Special Committee’s prior consent, and (ii) a representative of the Special Committee be given the opportunity to attend all meetings or other conferences or dialogue with representatives of Customer A (including with respect to anything ranging from commercial transactions, the Take Private Proposal or any other strategic transaction with Customer A (whether stand-alone or in conjunction with any other party)). The co-founders were amenable to the involvement of the Special Committee and its advisors in discussions with Customer A, but cautioned that there should be reasonable parameters in place so as not to make the negotiation with Customer A impracticable.

Meetings were held at the Company’s headquarters with representatives of Customer A, members of the Company’s management, a representative of Houlihan Lokey and Cozen from February 12, 2024 through February 14, 2024. Over the course of such meetings, the Company and Customer A explored a number of potential transaction alternatives (alone or in conjunction with other parties), but as noted more fully below, a transaction failed to materialize in light of, among other factors, the risks, costs and complexities of executing on a strategic transaction with the Company in a short amount of time.

At the same time and continuing through February 23, 2024, at the request of the Special Committee, members of Independent Company Management, Houlihan Lokey and Cozen simultaneously worked with other parties (including government customers and their primes and subcontractors, all of which were made aware of the Company’s dire and ongoing liquidity needs) to negotiate (i) a strategic transaction for the acquisition of the ASE business; (ii) the securing of a DIP lender or sponsor to support a Chapter 11 Reorganization; or (iii) short-term interim financings, through accelerated payments due under certain customer contracts or through intellectual property licensing arrangements.

The Special Committee met with representatives of Freshfields, Houlihan Lokey and Riveron, with members of Independent Company Management and a representative of Cozen present, daily on February 13, 2024 (the “February 13 SC Meeting”), February 14, 2024 (the “February 14 SC Meeting”), February 15, 2024 (the “February 15 SC Meeting”), February 16, 2024 (the “February 16 SC Meeting”) and February 20, 2024 (the “February 20 SC Meeting”) (with RLF present at each such meeting other than the February 13 SC Meeting), primarily for the Special Committee to receive, among other things, updates on the status of negotiations with Customer A and to provide oversight and direction to the Company and Houlihan Lokey with respect to such negotiations and discussions.

At the February 13 SC Meeting, a representative of Houlihan Lokey noted that conversations with Customer A involved an exploration of several potential transaction alternatives, three of which were under active consideration: (i) a Chapter 7 Liquidation, (ii) a Chapter 11 Reorganization or (iii) a commercial arrangement between the Company and Customer A outside of the bankruptcy context. The representative of Houlihan Lokey conveyed that Customer A had expressed the following requirements as pillars to any potential transaction with the Company: (a) that Customer A was unwilling to own the Company’s Launch Services business, (b) that Customer A wanted to be in business only with a trusted partner and (c) that Customer A wanted to minimize potential litigation exposure. The Special Committee discussed with representatives of Freshfields, Houlihan Lokey and Riveron, among other factors, (1) that a Chapter 11 Reorganization was likely the only actionable transaction structure given Customer A’s stated transaction objectives, (2) the significant cost to Customer A of undertaking any of the transactions under consideration and the likelihood that Customer A would be willing to spend the required amount of money and (3) the commercial importance to Customer A of the spacecraft engines under development by the Company.

At the February 14 SC Meeting, the Special Committee discussed the status of discussions with Customer A for a potential acquisition of the Company’s Space Products business in connection with a Chapter 11 Reorganization. A representative of Houlihan Lokey noted that earlier that day representatives of Customer A had contacted Houlihan Lokey and representatives of Independent Company Management to notify them that Customer A would be unable to participate in the potential Chapter 11 Reorganization on a standalone basis, citing, among other things, the cost of such transaction as being too high. The representative of Houlihan Lokey further reported that Customer A indicated that it was instead reaching out to other direct and indirect customers of the Company, regarding the possibility of partnering with them for purposes of participating in the potential Chapter

11 Reorganization. The Special Committee then discussed with representatives of Freshfields, RLF, Houlihan Lokey and Riveron the difficulties Customer A would likely face in securing additional partners for a potential Chapter 11 Reorganization, in light of the Company’s limited cash runway, the lack of interim financing and the difficulty of bringing large, multinational companies through a process on such an accelerated timeframe.

Also at the February 14 SC Meeting, the representatives of Riveron reviewed with the Special Committee a Chapter 7 Liquidation analysis (the “Liquidation Analysis”) prepared by Riveron Consulting, LLC (“Riveron Consulting”), which had been prepared relying on Riveron Consulting’s expertise in similar transactions and had specifically taken into account (i) a December 2022 appraisal of the Company’s capital equipment performed by a third party valuation service (which the representatives of Riveron Consulting noted was likely to be conservative given Riveron’s experience with such provider) and (ii) the proceeds generated in the April 2023 liquidation of Virgin Orbit, which Riveron Consulting considered to be a comparable transaction. The Liquidation Analysis is further described in the section entitled “The Special Factors—Liquidation Analysis,” and the Special Committee subsequently authorized and directed Houlihan Lokey to rely on the Liquidation Analysis for purposes of its fairness opinion. The representatives of Riveron Consulting noted that the Liquidation Analysis had estimated that a liquidation of all the Company’s assets could produce between approximately $12.5 million and $21.6 million of proceeds, of which (a) approximately $6.4 million to $8.4 million would be necessary to satisfy liquidation expenses, (b) approximately $2.0 million could be necessary to pay certain tax liabilities and (c) the remainder would be available for distribution to Original Secured Lenders (and the estimated recovery to such lenders would be approximately 15% to 55% of the principal amount of the obligations owed to them).

The members of the Special Committee discussed with representatives of Freshfields, Houlihan Lokey and Riveron the relative merits of a Chapter 11 Reorganization compared to a Chapter 7 Liquidation, including the potential to preserve the enterprise through a Chapter 11 Reorganization as opposed to in a Chapter 7 Liquidation and the superior recovery that Original Secured Lenders and other creditors would be expected to obtain in a Chapter 11 Reorganization relative to a Chapter 7 Liquidation.

At the February 15 SC Meeting, a representative of Houlihan Lokey provided an update on the Company’s discussions with Customer A and other potential investors. The representative of Houlihan Lokey explained that Customer A, having determined that the cost to participate in a potential Chapter 11 Reorganization on a standalone basis was too high, had been considering entering into a transaction alongside the Take Private Proposal, in which Customer A would provide debt financing in an indicative amount of $25.0 million, the proceeds of which would be used specifically in the Space Products business, which would be separated from the Company’s Launch Services business and reorganized into a standalone entity. After consideration, Customer A ultimately determined that it was not willing to provide such debt financing.

The representative of Houlihan Lokey then informed the Special Committee that a federal government agency (the “Government Agency”), which had been a long-term partner of the Company was interested in helping the Company attempt to broker a transaction whereby Customer A and two other aerospace and satellite company customers of the Company (“Customer B” and “Customer C”, respectively) would collectively provide $25.0 million in capital to the Company, with such financing to occur side-by-side with the Take Private Proposal (the “Customer Financing Proposal”). The representative of Houlihan Lokey further noted that it was his understanding that Customer A would be willing to participate in the Customer Financing Proposal if Customers B and C also participated. The Special Committee discussed that any transaction involving Customer A, Customer B and Customer C would be extremely complicated, as it would entail a separation of the Space Products business from the Launch Services business, as well as the negotiation of the capitalization structure and governance architecture of the resulting companies, which would be very challenging to achieve given the short time permitted by the Company’s liquidity situation.

The Special Committee then discussed with representatives of Houlihan Lokey and Cozen whether the restrictions on the ability of Mr. Kemp and Dr. London to engage with Customer A without the Special

Committee’s prior consent, given that Customer A was no longer a potential competitor to the Take Private Proposal, should be lifted. Following discussion, in light of the fact that (i) the situation had changed such that the co-founders were no longer competing with Customer A and (ii) a standalone transaction with Customer A was no longer a viable alternative to the Take Private Proposal, the Special Committee determined to remove such restrictions on Mr. Kemp and Dr. London, so long as a representative of Houlihan Lokey, a representative of Cozen, or a member of Independent Company Management would also be present during any substantive discussions with Customer A.

A representative of Riveron then provided an overview of the latest cash forecast prepared by Riveron with respect to the Company’s operations, which indicated that, if the Company were to delay making payment of its accounts payable, it should be able to retain liquidity through February 22, 2024. The Special Committee then discussed whether there was any merit to Riveron reaching out to additional third parties with which it was acquainted to determine whether such third parties might be willing to participate in the Take Private Proposal. The Special Committee discussed, with the assistance of Houlihan Lokey, whether such outreach would currently be helpful, given (i) the potential for added complexity to the many parallel conversations being held by Mr. Kemp and members of Independent Company Management with previously identified investors, (ii) the risk it would detract from Mr. Kemp’s and Independent Company Management’s bandwidth for conversations with such investors, and (iii) the breadth of the Company’s prior outreach to investors. Following further discussion, the Special Committee determined not to direct Riveron to reach out to additional third parties in connection with the Take Private Proposal at this time.

At the February 16 SC Meeting, Mr. Sant provided the Special Committee with an update on the Company’s discussions with another customer (“Customer D”), regarding Customer D’s potential injection of $1.3 million in cash, in the form of an acceleration of future committed contract payments, into the Company in exchange for a springing perpetual intellectual property license to manufacture Customer D’s Astra Spacecraft Engines® in the event of a windup of the Company or delay by the Company in delivering Company D its units. Mr. Sant opined that the combination of the scope of the license, the broad triggers for the license and the lack of new money to be paid for the license did not present a basis on which the Company could move forward with Customer D at this time and he reported that he had conveyed the same to Customer D. Mr. Sant indicated his opinion that either the license needed to be narrowed or Customer D needed to agree to pay incremental new money as a license fee. Mr. Martinez then presented to the Special Committee financial projections for the years ended 2024 and 2025 that had been prepared by Company management for use in connection with the Company’s financing and strategic discussions (the “Projections”). The Projections are further described in the section entitled “—Certain Company Financial Projections.” The Special Committee had not previously reviewed any long-term financial models and was reviewing the Projections for the first time. In discussing the Projections with the Special Committee, Mr. Martinez noted that significant funding would be required in order to fund applicable operating costs and capital expenditure requirements of the Space Products business and the Launch Services business, such that, in the aggregate (and taking into account additional cash requirements for the Company’s shared services arrangements), the Company would require approximately $130.0 million in new funding through 2025, approximately $82.0 million of which was required for 2024. In light of the aggregate funding required by the Company, the Special Committee then discussed with the members of Independent Company Management and the representatives of Houlihan Lokey, Riveron and Freshfields, among other things, the fact that the Take Private Proposal was currently contemplated to result in only $10.0 million on the balance sheet of the Company as of its closing, which would result in a large funding gap relative to the Company’s cash needs as set forth in the Projections. Mr. Martinez, in response to questions from a representative of Freshfields, stated that the Projections represented management’s best estimates for the performance of the Company, which were conservative and achievable assuming (i) the Company was appropriately funded (as contemplated by the Projections) and (ii) the Company’s spacecraft engine systems were qualified and delivered to customers as scheduled. Mr. Martinez told the Special Committee that he was comfortable transmitting the Projections in connection with the Take Private Proposal and the related potential financing transaction with Customer A, Customer B and Customer C.

Following the presentation of the Projections, the Special Committee discussed whether Houlihan Lokey should use the Projections for its evaluation work, or for a fairness opinion if one were to be issued in connection with the Take Private Proposal, given the significant funding assumptions embedded in the Projections and the Company’s liquidity position. Having discussed with representatives of Freshfields, Houlihan Lokey and Riveron, the Special Committee determined that Mr. Martinez could proceed with sharing the Projections with certain customers with whom the Company was having discussions about potential financing transactions or contractual arrangements and certain investors in the Take Private Proposal. The Special Committee also directed Riveron to request that Mr. Martinez provide recipients of the Projections a list of the key underlying assumptions alongside the Projections.

On the morning of February 20, 2024, Mr. Kemp and a representative of Houlihan Lokey met with the Government Agency, Customer A, Customer B, Customer C and the prime contractor for Customer A (the “February 20 Customer Meeting”) to discuss a possible strategic transaction with the Company regarding the ASE business and the Company’s immediate liquidity needs and other possible short-term funding options Following the February 20 Customer Meeting, Customer C requested a follow-up meeting with the Special Committee, the Government Agency and the prime contractor for Customer C (the “Customer C Partner”). This meeting was held later in the day on February 20, 2024 (the “February 20 Customer Follow-up Meeting”). Representatives of Houlihan Lokey, Cozen, Freshfields, Customer C, the Government Agency and the Customer C Partner attended the meeting, wherein those in attendance discussed current options available to the Company, its ability to remain solvent and the effect on Customer C’s Astra Spacecraft Engine® orders.

Later in the day, at the February 20 SC Meeting, a representative of Houlihan Lokey informed the Special Committee about both the February 20 Customer Meeting and the February 20 Customer Follow-up Meeting.

Representatives of Riveron then confirmed to the Special Committee that the Company had until February 23, 2024 to receive additional cash, without which the Company would be imminently required to file for Chapter 7 Liquidation. Following discussion, the Special Committee determined that a representative of Cozen should again reach out to KTBS, to make the appropriate arrangements for a Chapter 7 Liquidation in the event it became necessary. A representative of Cozen then reported to the Special Committee that the Company had been negotiating potential arrangements with other Company customers, including continuing to negotiate with Customer D and a satellite manufacturer customer (“Customer E”), seeking to (i) secure contractual prepayments, and/or (ii) receive additional cash payments in exchange for (a) title to fully assembled flight systems constructed for such customers but that had not yet finished testing and/or (b) springing licenses to certain intellectual property in the event of business disruptions. The representative of Cozen then requested the Special Committee’s guidance as to whether the Company should continue to pursue such arrangements in light of the fact that the Company might be required to pursue Chapter 7 Liquidation soon after receipt of such funds from customers. Following discussion, the Special Committee determined that the Company should not further pursue such arrangements at such time given that the Company would either be in Chapter 7 Liquidation, or otherwise saved from bankruptcy through a Government Agency-brokered transaction, which no longer appeared to be linked to or dependent on the Take Private Proposal, but rather appeared more likely to materialize in connection with a Chapter 11 Reorganization, within the coming week.

On February 22, 2024, the Company remained in dire need of interim cash financing and the Special Committee met with representatives of Freshfields, Houlihan Lokey, RLF and Riveron (the “February 22 SC Meeting”), with a member of Independent Company Management and representatives of KTBS and Cozen present, to discuss the Company’s options. During the February 22 SC Meeting, a representative of Houlihan Lokey provided the Special Committee an update on ongoing discussions with the Government Agency, as well as Customer A, Customer B and Customer C, in connection with a potential strategic transaction brokered by the Government Agency. The representative of Houlihan Lokey informed the Special Committee that, after numerous discussions with the Government Agency and Customer A, Customer B and Customer C during the preceding days, it appeared that none of such Customers were willing to provide the funding necessary to enable short-term operations of the Company to continue, or otherwise enter into a strategic transaction with the

Company, including a Chapter 11 Reorganization, at this time, and save the Company from a Chapter 7 Liquidation. The representative of Houlihan Lokey further reported that the representative of the Government Agency had suggested that Houlihan Lokey reach out directly to a founder of Customer B who might be positioned to broker a strategic transaction for the Company with a financial investor. The representative of Houlihan Lokey noted that, upon discussion with the founder of Customer B, it became clear that the founder of Customer B had not understood that the Company had secured debt obligations outstanding. The representative of Houlihan Lokey also reported that the founder of Customer B had suggested that Houlihan Lokey contact Party B regarding the possibility of Party B providing a DIP loan to fund the Company through a Chapter 11 Reorganization, in which Party B would acquire the Space Products business, but reminded the Special Committee that Houlihan Lokey had previously discussed a strategic transaction with Party B, and Party B had expressed definitively that it was not interested (after which time the financial situation of the Company had deteriorated even further). Independent Company Management then advised the Special Committee of the Company’s remaining cash available and the payroll liabilities the Company continued to accrue and, in light thereof, recommended that the Company consider a furlough of the majority of its employees, other than those required to assist with bankruptcy planning, on February 23, 2024, or by February 26, 2024 at the very latest, and the Special Committee and others present at the meeting discussed the logistics of a furlough of the employees and preparing to file for Chapter 7 Liquidation. Following this meeting, the Company began to prepare to furlough of employees and also began preparatory work for a Chapter 7 Liquidation, which included a meeting between Independent Company Management, Riveron, Cozen and KTBS with Young Conaway Stargatt & Taylor, LLP, a Delaware law firm with expertise in bankruptcy and restructuring (“YCST”). The Company engaged YCST on January 9, 2024, to assist it with bankruptcy planning in connection with the Chapter 11 Reorganization, but did not start working with YCST until February 23, 2024, at which time it requested YCST’s assistance with preparing for a Chapter 7 Liquidation.

On February 23, 2024, the Board met with Independent Company Management and Cozen present. Representatives of Freshfields and Houlihan Lokey were also present at the request of the Special Committee. During this meeting, the Board discussed the Company’s current liquidity position, including its immediate cash needs. The Special Committee informed the Board of its discussion regarding a furlough of substantially all employees, except those who were needed to assist with bankruptcy planning. Mr. Kemp informed the Board of various near-term interim financing options with three customers as well as the status of financing to be committed for the Take Private Proposal. Following the Board meeting, at the direction of the Special Committee, Houlihan Lokey sent a message to Mr. Kemp and Dr. London, requesting that Mr. Kemp and Dr. London provide the Special Committee with (i) a revised written proposal setting forth the Take Private Proposal, (ii) a detailed schedule outlining the sources and uses of the financing for the Take Private Proposal, (iii) a list of parties providing financing in support of the Take Private Proposal, including for each party, the amount, form and timing of funding as well as any conditions to funding, (iv) a timeline for signing of the definitive documents providing for the Take-Private Proposal, and (v) a schedule for calls for the next day to be held with Houlihan Lokey, the parties and their legal (and if appropriate, financial) advisors to confirm their readiness to provide financing based on the terms and conditions proposed.

On February 24, 2024, Mr. Kemp and Dr. London submitted a revised proposal to the Special Committee to acquire 100% of the outstanding share capital of the Company not already owned directly or indirectly by Mr. Kemp or Dr. London for a price of $0.50 per share (the “Revised Take Private Proposal”). The Revised Take Private Proposal was accompanied by a separate schedule detailing Mr. Kemp and Dr. London’s proposed financing sources for the Revised Take Private Proposal, which contemplated $44.0 million in equity commitments. The text of the Revised Take Private Proposal was as follows (with terms defined therein used solely for the purposes set forth therein):

As requested by the Special Committee, we are pleased to submit this revised proposal concerning the potential acquisition (the “Revised Proposal”) of 100% of the outstanding share capital of Astra Space, Inc. (“Astra” or the “Company”) led by Chris Kemp (“Kemp”) and Dr. Adam London (“London”) (together, “we”) not already owned directly or indirectly by Kemp and London.

We, together with our team of external advisors, have dedicated substantial time and resources evaluating the Company’s liquidity position and its business and growth prospects as a private company since our initial proposal dated November 8, 2023. Due to our investment of resources, we have completed our due diligence and solidified the financing required to close a transaction notwithstanding the difficult financial markets and the Company’s performance during the interim period. We have substantially advanced drafts of the definitive transaction agreement and related documents and believe we would be in a position to promptly execute definitive documentation on the terms below and as discussed with your advisors.

We have revised our offer price to $0.50 per share for the Company for several reasons, including but not limited to (i) the continued cash burn resulting from delay in reaching an agreement; (ii) higher non-operating expenses related to the Company’s use of multiple third party advisors to address the Company’s liquidity needs and assess options outside of this proposed transaction; (iii) Special Committee, customer and investor requirements for sufficient cash to be on the Company’s balance sheet at closing of a transaction to support go forward operations; and (iv) the urgent need for the Company to identify a sustainable solution satisfactory to the Special Committee as an alternative to imminent bankruptcy, transposed with the amount of investor capital that we have identified to date in support of this transaction.

We, as current shareholders, will also be diluted by this lower price and our ownership and control of the Company will be significantly diminished. That said, we believe that taking the Company private and delivering some equity value to shareholders is a superior alternative to taking the Company through a liquidation or reorganization process that would likely impair the Company commercially and result in zero proceeds to shareholders. In addition, we believe the holders of the convertible notes are supportive of the proposed transaction and being long-term investors in Astra.

As you know, we have been tirelessly working to identify both investor capital and customer support to fund this transaction and bridge the Company’s cash flow needs from signing to closing. Since our initial offer, the convertible notes have received an incremental $10.4 million in funding and we have identified several customers who view Astra as an essential supplier and have agreed to fund an additional $8.6 million of cash into the Company promptly to support future orders. This cash contribution has been put on hold by the Special Committee subject to identification of a long-term solution. We believe that this Revised Proposal outlines a long-term solution and encourage the Special Committee to immediately authorize these commercial arrangements. In addition, our Revised Proposal would increase the authorized amount of the convertible notes by approximately $6 million, allowing for future funding by investors should it be necessary to reach transaction closing.

Our investors have all signaled support for this Revised Proposal and are standing by for agreement on definitive documentation. We believe we could sign the merger agreement early this week with your full engagement.

The following summarizes our Revised Proposal:

1. Purchase Price. A newly formed entity (“Newco”) will purchase 100% of the outstanding share capital of Astra not already owned directly or indirectly by Kemp and London or other investors into Newco for $0.50 per share. Newco will pay 100% of the purchase price in cash at the completion of the transaction (the “Closing Date”). Based on approximately 15 million current shares outstanding (assuming conversion and rollover of the convertible notes), we estimate that the purchase of the Company’s outstanding stock would require approximately $45 million in cash funding, including transaction fees and an expectation of $20 million to the Company’s balance sheet at closing (Appendix A).

2. Key Assumptions. Our Revised Proposal is based on the cash and debt positions of the Company at present and expected at closing, transaction expenses as well as the expected funding required for the Company to continue to operate through the Closing Date. This includes the incremental cash burn and professional fees incurred by the Company over the last several weeks versus what was previously understood at the time of our initial proposal as the Special Committee engaged restructuring focused consultants and advisors. Our Revised Proposal also contemplates a minimum of $20 million of cash on the balance sheet at closing to satisfy investors and customers and allow Astra to meet its strategic and financial objectives as a privately-held company.

3. Financing. We have arranged equity and rollover commitments for the amounts necessary to consummate the transaction. We are willing to provide a schedule detailing funding and access to these investors so that you may verify this. We expect the support of key customers upon agreement with this transaction and have identified approximately $8.6 million ready to fund into the Company via commercial arrangements.

4. Transaction Documents. We are ready to finalize the definitive documents for the transaction, including the merger agreement, equity commitment letter, and rollover commitment letter and anticipate that we will be in a position to promptly execute. We are confident we can resolve any potential issues to the mutual satisfaction of the parties to meet our timeline.

5. Additional Information. Please note that this Revised Proposal is an expression of interest only, and we reserve the right to withdraw or modify our Revised Proposal in any manner at any time. We reserve the right, at our absolute discretion, to cease our evaluation of and withdraw from pursuing the Revised Proposal at any time without liability to any person or otherwise vary its terms and conditions, as a result of the diligence review, prevailing market conditions or otherwise. This Revised Proposal does not constitute an offer to sell or the solicitation of an offer to buy any securities. This Revised Proposal is not intended to, and will not, impose any legal obligations upon the parties, which obligations can only be created upon execution and delivery of binding agreements and then only to the extent provided for therein.

This Revised Proposal shall be governed by and construed in accordance with the laws of the State of Delaware.

We are highly focused on signing and subsequently closing a transaction with the utmost speed and certainty, and are prepared to commit all of the resources necessary. Please do not hesitate to reach out to us or our advisors with any questions. Time is of the essence and we expect your prompt reply.

Following receipt of the Revised Take Private Proposal on February 24, 2024, representatives of Houlihan Lokey, at the direction of the Special Committee, sent an email to Mr. Kemp, Dr. London and their representatives to request additional clarification on which sources and amounts of financing for the Revised Take Private Proposal were intended to be provided in connection with the signing of the transaction as opposed to at or prior to the closing of the transaction and to request direct discussions with such sources of financing. Later that day, representatives of Houlihan Lokey held discussions, attended by Mr. Kemp, with each of the six financing sources identified by the Revised Take Private Proposal. During such discussions, representatives of Houlihan Lokey requested that each such financing source confirm, (i) that it was supportive of the Revised Take Private Proposal, (ii) the amount of funding that it was prepared to commit to the Revised Take Private Proposal, (iii) that it had been furnished with all information necessary in order to finalize its equity commitment, (iv) that it had reviewed a sources and uses schedule, (v) that it was aware of how the Company was intended to be funded between signing and closing of the Revised Take Private Proposal, (vi) that it was familiar with the financial condition of the Company and (vii) that it had reviewed drafts of definitive documents for the Revised Take Private Proposal. The representatives of Houlihan Lokey further inquired of each such financing source (a) when it would be in position to deliver an equity commitment letter in support of the Revised Take Private Proposal and (b) whether it had any conditions to the delivery of a commitment letter or its funding of the Revised Take Private Proposal.

On the morning of February 25, 2024, a representative of the Government Agency sent an email to a representative of Houlihan Lokey, noting his understanding that a DIP financing arrangement involving Party B would not materialize. The representative of the Government Agency further noted that the Government Agency was not in position to provide funds to the Company directly, and that he was unaware at that time of any other alternative funding transactions available to the Company, particularly in light of doubts expressed by Customer A, Customer B and Customer C that the Company would be in position to continue its operations.

On February 25, 2024 (the “February 25 SC Meeting”), the Special Committee met with representatives of Freshfields, Houlihan Lokey, RLF and Riveron, with members of Independent Company Management and representatives of Cozen and KTBS present, to, among other things, review a presentation prepared by Houlihan Lokey summarizing certain key terms of the Revised Take Private Proposal and the financing secured in support thereof. The Special Committee discussed with its advisors the fact that there was a funding gap of $13.0 million in the financing necessary to consummate the transaction and there was still no clarity around the bridge financing required to ensure the continuing operations of the Company between signing and closing (which, in the view of the Special Committee, was expected to be between $15.0 million to $20.0 million). The Special Committee also discussed, with the assistance of Houlihan Lokey, the Revised Take Private Proposal with the indicative price of $0.50 per share relative to a Chapter 7 Liquidation, where, based on the Liquidation Analysis, the senior creditors were impaired and there would be no recovery for the Company’s unsecured creditors or stockholders. In addition, the Special Committee also discussed with representatives of Freshfields and RLF fiduciary considerations relevant in making a choice between the Revised Take Private Proposal with the indicative price of $0.50 per share or a Chapter 7 Liquidation. The Special Committee further discussed the need to potentially furlough the Company’s employees (with a Chapter 7 Liquidation filing to follow in short order) if sufficient financing with respect to the Revised Take Private Proposal could not be obtained.

During the February 25 SC Meeting, Mr. Kemp and Dr. London sent an email to the Special Committee offering to purchase an aggregate principal amount of $300,000 in Company Convertible Notes (the “Founders Interim Financing Proposal”) in order to avert an immediate furlough of the Company’s employees, contingent on the Special Committee confirming, among other matters, that (i) it was agreed in principle on the Revised Take Private Proposal and would instruct Freshfields, Cozen and Houlihan Lokey to work with Mr. Kemp, Dr. London, Pillsbury and Moelis to execute definitive documents for the Revised Take Private Proposal by no later than the end of that week, and (ii) it would instruct members of Company management to work towards execution on designated customer contracts for short term funding, or other alternative sources of liquidity. The Special Committee discussed the Founders Interim Financing Proposal, and the fact that the offered $300,000 of interim funds appeared to be contingent upon acceptance of the Revised Take Private Proposal, and the appropriate response thereto. Upon such discussion, the Special Committee formulated a consensus view that it would, barring any further developments in the following hours, proceed with recommending to the Board that the Company instruct KTSB and YCST to proceed with preparations to make an imminent Chapter 7 filing, and reject the Founders Interim Financing Proposal if the provision of the relevant funds remained contingent upon acceptance of the Revised Take Private Proposal. The Special Committee further instructed a representative of Houlihan Lokey to contact Moelis to (i) understand whether, if the interim funds offered by the co-founders were to be accepted, there was a viable path to entering into the Revised Take Private Proposal and (ii) request additional information as to the sources of the bridge financing required to ensure the continuing operations of the Company between signing and closing.

Following the February 25 SC Meeting, at the direction of the Special Committee, a representative of Houlihan Lokey sent an email to representatives of Moelis requesting the following additional information: (i) a target date for signing definitive documentation for the Revised Take Private Proposal, (ii) an updated sources and uses table summarizing equity commitments to be available as of such target date and (iii) a summary of co-founders’ views on the amount of bridge financing required for the Company’s operations between signing and closing, as well as detail on the portion of such bridge financing that was expected to be committed at the target signing date. In the same email, the representative of Houlihan Lokey further indicated that Houlihan Lokey would at a later time need to contact the contemplated sources of bridge financing to confirm their commitments.

Also on February 25, 2024, the Board met, with representatives of Cozen, RLF, KTBS, Houlihan Lokey and Freshfields present, to consider and determine whether to approve an immediate furlough of substantially all of the employees of the Company (to occur on February 26, 2024 or February 27, 2024) and whether to continue with bankruptcy planning. Shortly after the Board meeting commenced, the Company’s general counsel adjourned the meeting, and advised the co-founders to add Pillsbury and Moelis to the meeting, (with Mr. Stanford departing) so the members of the Special Committee, Freshfields and Houlihan Lokey could discuss

(the “February 25 Interim Financing Discussion”) with Mr. Kemp and Dr. London and their representatives the Founders Interim Financing Proposal as well as the likely amount of time needed for Mr. Kemp and Dr. London to secure any interim financing (through commercial arrangements with customers and via bridge financing commitments from investors) and additional financing to close the Revised Take Private Proposal. During the February 25 Interim Financing Discussion, Mr. Kemp and Dr. London agreed to revise the conditions for the Founders Interim Financing Proposal to be limited to the Special Committee permitting the Company to enter into contracts with Customer D and Customer E to (i) secure contractual prepayments and/or (ii) receive additional cash payments in exchange for (a) title to fully assembled flight systems constructed for such customers but that had not yet finished testing and/or (b) springing licenses to certain intellectual property in the event of business disruption.

Immediately following the February 25 Interim Financing Discussion on February 25, 2024, members of the Special Committee met with representatives of Houlihan Lokey, Freshfields, KTBS and Riveron to discuss the revised conditions of the Founders Interim Financing Proposal. Following discussion, the Special Committee agreed to accept the revised conditions of the Founders Interim Financing Proposal, so long as reasonable commercial terms were negotiated by the Company with each of Customer D and Customer E, in consultation with Cozen and KTBS. The Special Committee directed Houlihan Lokey to convey its decision to Moelis and, following discussion with representatives of Houlihan Lokey and Freshfields regarding strategies to protect the interests of the public stockholders in connection with the Revised Take Private Proposal, further directed Houlihan Lokey to reiterate the CVR Request to Moelis. Mr. Kemp, through the Kemp Trust, and Dr. London subsequently paid the $300,000 to the Company on February 26, 2024, purchasing Company Convertible Notes in the aggregate amount of $300,000. The Company also continued to negotiate reasonable commercial terms with Customer D and Customer E, in consultation with Cozen and KTBS.

On February 26, 2024, representatives of Houlihan Lokey conveyed the Special Committee’s determination with respect to the Founders Interim Financing Proposal as well as the CVR Request to representatives of Moelis. In response, representatives of Moelis noted that they anticipated the co-founders would not be receptive to the CVR Request, but nonetheless agreed to covey it to Mr. Kemp and Dr. London.

The Special Committee met with representatives of Freshfields, Houlihan Lokey, RLF and Riveron, with representatives of KTBS present, and with members of Independent Company Management later joining the meeting, on February 27, 2024 (the “February 27 SC Meeting”), to receive updates on and discuss (i) the status of the financing for the Revised Take Private Proposal and related bridge financing, as well as the extent to which the co-founders had made progress to close the funding gaps previously identified, (ii) the current drafts of the Merger Agreement and other transaction documents in connection with the Revised Take Private Proposal under negotiation, and (iii) Chapter 7 Liquidation preparations being made by Riveron and the Company.

A representative of Freshfields then provided an update to the Special Committee on the drafts of definitive transaction documents Freshfields and Cozen had received from representatives of Pillsbury.

The Special Committee then discussed with representatives of Freshfields and Houlihan Lokey the circumstances in which signing a transaction for the Revised Take Private Proposal (which had the potential to deliver a greater consideration to the public stockholders but which also carried substantial consummation risk) was superior to an immediate Chapter 7 Liquidation, and the importance that the Company be left no worse off than it was currently if the signed transaction fails to close, and the Company is eventually forced into Chapter 7 Liquidation. The Special Committee discussed with representatives of Freshfields and Houlihan Lokey that executing the Revised Take Private Proposal – even if it ultimately did not close – was preferrable to filing for Chapter 7 Liquidation imminently (regardless of the risk that the Revised Take Private Proposal may not close and the Company may ultimately be forced to file for Chapter 7 Liquidation), so long as the Company is permitted to keep a sufficient amount of cash in a segregated account to pay payroll liabilities, Chapter 7 Liquidation filing fees, and directors’ and officers’ insurance premiums.

In light of the foregoing discussions, the Special Committee determined that, as a condition to signing a transaction for the Revised Take Private Proposal, the Company should ensure that (i) it was permitted to set aside in a segregated account, which was not subject to a control agreement in favor of the Company’s secured lenders, cash in a sufficient amount in order to pay, among other things, the Company’s payroll liabilities, Chapter 7 Liquidation fees and expenses and extended coverage under the directors’ and officers’ insurance policy, and (ii) the Company had the right to terminate the Merger Agreement if its cash on hand was to fall below a specified balance so that it can implement an orderly Chapter 7 Liquidation proceeding. The Special Committee then instructed its advisors to collectively propose such a specific package of requests, which the advisors would recommend the Special Committee require the co-founders achieve in order for the Revised Take Private Proposal to be agreed in principle. The Special Committee also instructed the Independent Company Management to continue to progress Chapter 7 Liquidation filing preparations, in parallel with any work to be done in respect of the Revised Take Private Proposal, and be ready to make such a Chapter 7 Liquidation filing by March 4, 2024 in case the Revised Take Private Proposal was not a viable option for the Company.

Following the February 27 SC Meeting, Mr. Lehman, based on the recommendation of the Special Committee’s advisors, on behalf of the Special Committee, sent an e-mail to the co-founders and representatives of Pillsbury and Moelis. In such e-mail, he stated that the Special Committee would be willing to proceed with the Revised Take Private Proposal if, among other conditions: (i) the co-founders or other investors would provide at least $10.0 million of new funding to the Company at the signing of the Revised Take Private Proposal, which amount was not to include any previously-made payments by customers or revenue pull-forwards, (ii) the Company would be entitled to maintain a $4 million segregated escrow account (the “Segregated Account”), not subject to any security interests of any Company lenders, during the interim period between signing and closing, and (iii) the Company would be entitled to terminate the Merger Agreement and facilitate a Chapter 7 Liquidation if the Company’s available cash fell below $500,000 (excluding the Segregated Account) prior to the closing of the Revised Take Private Proposal (the “February 27 Correspondence”).

In response to the February 27 Correspondence, Mr. Kemp sent the Special Committee and its advisors, on behalf of himself and Dr. London, a message on February 29, 2024 (the “February 29 Response”) indicating, among other matters, that: (i) the co-founders (a) expected $7.5 million in new interim funding to be provided at the signing of the Revised Take Private Proposal, (b) expected an incremental $2.5 million to be committed at signing and to fund on April 12, 2024, (c) had an additional $1.0 million nearing commitment and expected to be funded at signing, and (d) had identified an additional $2.5 million of potential incremental revenue from a commercial agreement to be provided at signing; (ii) the Company would be permitted to retain $3.0 million in the Segregated Account (which, in the co-founders’ view, was sufficient to cover, among other things, the Company’s payroll liabilities, Chapter 7 Liquidation fees, and expenses and extended coverage under the directors’ and officers’ insurance policy); and (iii) the Company would be entitled to terminate the Merger Agreement to facilitate a Chapter 7 Liquidation filing if the Company’s available cash on hand fell below $500,000, excluding the $3 million in the Segregated Account, and subject to certain limitations on professional fees paid by the Company and notice and cure rights being afforded to Parent before the Company terminated the Merger Agreement for insufficient cash on hand.

Between February 27, 2024 and the execution of the definitive Merger Agreement, the parties negotiated extensively, among other matters, the required amount to be held in the Segregated Account, and the amount of cash on hand that would trigger the Company’s right to terminate the Merger Agreement in order to make a bankruptcy filing (which amounts were both ultimately agreed to be $3.5 million).

On March 1, 2024, the Company publicly announced the Revised Take Private Proposal, noting in its disclosure that the Company, under the direction of the Special Committee, had explored a variety of alternative funding options and transactions, none of which led to an actionable proposal. The Company also informed its investors that, without additional financing, the Company had very limited cash resources to fund its business operations until the closing of a definitive agreement on the Revised Take Private Proposal should one be reached. The Company further disclosed that the Special Committee believed that the only alternative to the Revised Take Private Proposal was the filing of a voluntary petition for relief under Chapter 7 of the Bankruptcy Code.

The Special Committee met with representatives of Freshfields, Houlihan Lokey, RLF and Riveron, with members of Independent Company Management and a representative of Cozen present, on March 2, 2024 (the “March 2 SC Meeting”) and, without Cozen present, on March 4, 2024 (the “March 4 SC Meeting”) to receive an update on and discuss, among other things, (i) the status of negotiations with respect to material terms of the Merger Agreement and related transaction agreements (including those addressed in the February 27 Correspondence and February 29 Response), (ii) the cash forecast and cash runway of the Company, and (iii) the status of discussion with customers in connection with their making certain payments, or providing certain financing, to the Company.

At the March 2 SC Meeting, the Special Committee directed Houlihan Lokey to rely on the Liquidation Analysis, which is described in the section entitled “The Special Factors—Liquidation Analysis”, for purposes of rendering its opinion as to the fairness, from a financial point of view, of the consideration to be provided in the Revised Take Private Proposal to the Company’s public stockholders, given the Special Committee’s determination that the Projections prepared by management of the Company, which are described in the section entitled “—Certain Company Financial Projections,” and presented February 16, 2024, did not constitute an appropriate basis on which Houlihan Lokey’s opinion should be based, which determination was based on, among other factors, the Special Committee’s view that the funding assumptions underlying such Projections were not realistically attainable under current circumstances.

At the March 4 SC Meeting, a representative of Houlihan Lokey presented to the Special Committee Houlihan Lokey’s materials relating to the fairness, from a financial point of view, of the consideration to be provided in the Revised Take Private Proposal to the public stockholders.

Also at the March 4 SC Meeting, a representative of Freshfields reviewed with the members of the Special Committee their fiduciary duties, and the standards for assessing compliance with their duties, both generally and in the context of the Revised Take Private Proposal. Each Special Committee member present at the meeting confirmed that he or she had no relationships with the co-founders or the investors providing financing in support of the Revised Take Private Proposal, or any amount of bridge financing, and no unique interest in the Revised Take Private Proposal that might implicate his or her duty of loyalty to the Company.

The Special Committee met with representatives of Freshfields, Houlihan Lokey, RLF and Riveron, on both the morning and the evening (the “March 5 SC Evening Meeting”) of March 5, 2024. During the March 5 SC Evening Meeting, the Special Committee, having been presented the Merger Agreement, the disclosure letters thereto, the Certificate of Incorporation of the Surviving Company, and various other transaction agreements, for review and consideration, met with representatives of Freshfields and Houlihan Lokey, to further consider the Revised Take Private Proposal. Riveron provided an update to the Special Committee as to the Company’s current liquidity situation and explained that if, within the next day, (i) the Revised Take Private Proposal was not signed, and (ii) the interim financing to be paid to the Company at the signing thereof was not provided, all of the Company’s remaining cash on hand would be required to meet outstanding payroll and health care-related liabilities, to pay for directors’ and officers’ insurance, and to make Chapter 7 Liquidation filing preparations. A representative of Freshfields then reviewed certain material terms of the Merger Agreement with the Special Committee, including, among other things, with respect to the amount to be reserved in the Segregated Account. The Special Committee then discussed in detail with representatives of Freshfields and Houlihan Lokey whether $3.5 million in the Segregated Account, in conjunction with the other protections afforded to the Company and the Special Committee under the Merger Agreement and the Limited Waiver and Consent, was sufficient to ensure the Company could pay for, among other things, Chapter 7 Liquidation preparation and filings, payroll and healthcare liabilities and directors’ and officers’ insurance, should the Revised Take Private Proposal not close.

Houlihan Lokey then discussed with the Special Committee Houlihan Lokey’s review of the Liquidation Analysis with respect to the Company and the proposed Merger, among other considerations related to its opinion. Thereafter, as requested by the Special Committee, Houlihan Lokey orally rendered its opinion to the

Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 5, 2024), as to the fairness, from a financial point of view, to the Company’s public stockholders of the Merger Consideration to be received by the public stockholders in the Merger pursuant to the Merger Agreement. Houlihan Lokey also updated and confirmed its prior disclosure to the Special Committee that, since March 3, 2022, based on a review of its information management systems, Houlihan Lokey had not been engaged pursuant to a written engagement letter to provide advisory services to any party listed in Houlihan Lokey’s disclosure letter (including the co-founders and certain investors in the Revised Take Private Proposal, among others), for which such parties paid fees to Houlihan Lokey.

Following discussion and based upon, among other things, the advice of its professional advisors and such other information that it had received with respect to the Merger and the viability of the Company as a going concern if a Merger is not consummated, the Special Committee unanimously determined it was advisable, fair and in the best interests of the Company and the public stockholders that the Company enter into the Merger Agreement and the other Transaction Documents and recommended that the Board (i) approve the Merger Agreement, the other Transaction Documents and the transactions contemplated thereby, including the Merger, including for purposes of Section 203 of the DGCL, and (ii) recommend that the stockholders of the Company adopt the Merger Agreement. See “Recommendation of Special Committee; Reasons for Merger” below for more information about the Special Committee’s decision. The Special Committee also determined that it would instruct the Company, given the need for the Special Committee and its advisors to monitor the Company’s cash flows and cash on hand until the closing of the Revised Take Private Proposal in order to determine whether the Special Committee should instruct the Company to commence a Chapter 7 Liquidation, to retain Riveron as an advisor for such purposes, or otherwise note that the Special Committee would retain Riveron for such purposes.

Following this March 5 SC Evening Meeting, the Board met with representatives of Freshfields and Houlihan Lokey, as well as Independent Company Management and a representative of Cozen, among others, for the purpose of considering the Merger Agreement, and other Transaction Documents. The Special Committee reported its recommendation to the Board and outlined the reasons for its decision. Mr. Kemp, Dr. London and Mr. Stanford abstained from the voting and discussions regarding the Special Committee’s recommendation, and the Board (with Mr. Kemp, Dr. London and Mr. Stanford abstaining), (i) approved the Merger Agreement, the other Transaction Documents and the transactions contemplated thereby, including the Merger, including for purposes of Section 203 of the DGCL, and (ii) recommended that the stockholders of the Company adopt the Merger Agreement. See “Recommendation of the Board; Reasons for Merger” below for more information about the Special Committee’s decision.

In addition, at the March 5, 2024 Board meeting, the Board discussed and approved a royalty-bearing license agreement with Customer E. The Company’s general counsel reported that this license agreement was not a business continuity license, but rather a license that enabled the customer to manufacture up to 300 Astra Spacecraft Engines® in parallel with the Company. The Board considered the royalty and payment terms and potential liabilities for the Company under the license agreement, and the Company’s general counsel noted that Customer E was involved on the investor side of the Revised Take Private Proposal, but that the members of Independent Company Management who negotiated the license were not familiar with or involved with those discussions or any related agreements.

Following the March 5 SC Evening Meeting and the subsequent meeting of the Board, the Company, Cozen and Freshfields worked with the co-founders and Pillsbury to finalize Transaction Documents, incorporating technical modifications that were intended to clarify and confirm a limited number of provisions. Those modifications, which were deemed immaterial in the aggregate, were nevertheless reviewed with and approved by each member of the Special Committee, who also constitute all of the disinterested directors of the Board (representing a majority of the Board) and all of the members of the Audit Committee. The Merger Agreement was executed and delivered on March 7, 2024.

Following the execution of the Merger Agreement and also on March 7, 2024, Mr. Kemp and Dr. London executed and delivered to the Company the Written Consent, constituting the Required Stockholder Approval for the Merger.

Recommendation of the Special Committee; Reasons for the Merger

Recommendation of the Special Committee

On March 5, 2024, the Special Committee, acting with the advice and assistance of Houlihan Lokey and Freshfields, considered and evaluated the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and unanimously determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Public Stockholders.

The Special Committee also unanimously recommended to the Board that the Board:

•	approve the Merger Agreement and the consummation of the Transactions, including the Merger; and

•	recommend that the stockholders of the Company adopt and approve the Merger Agreement and the Transactions, including the Merger.

In addition, the Special Committee believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Reasons for the Merger

In the course of reaching the recommendations described above, the Special Committee considered, in consultation with Houlihan Lokey and Freshfields, and having discussed certain matters with Independent Company Management, the following material factors that weighed in favor of the Merger, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

the belief that the Merger Consideration of $0.50 per Class A Share in cash represents fair value for the Class A Shares, taking into account the Company’s current and historical financial condition, results of operations, business, competitive position and prospects (including the risks involved in achieving such prospects), and the best price reasonably obtainable for the Class A Shares;

•

the fact that the Special Committee, with the assistance of Houlihan Lokey conducted an extensive and open process, over the course of several months, to solicit proposals for a strategic transaction involving the Company or one or both of its lines of business, which resulted in no actionable proposals other than the Revised Take Private Proposal;

•

the fact that (i) during its engagement, PJT Partners reached out to approximately 30 parties, which included a combination of financial buyers and strategic parties largely interested in the Space Products business and of those parties, 14 executed a confidentiality agreement with the Company and only seven actively engaged in due diligence (including Party A) (on October 17, 2023, PJT Partners resigned from its engagement with the Company as its financial advisor, primarily due to concerns that it could not provide independent financial advice given the likelihood that Party A and Company insiders may participate in a potential transaction), and (ii) PJT Partners’ process only resulted in the October 14 Term Sheet from Party A;

•	the fact that the co-founders’ Take Private Proposal was publicly disclosed as of November 9, 2023 and anyone else willing to submit a better offer had ample time to do so;

•	the fact that no party was willing to sponsor a Chapter 11 Reorganization of the Company;

•

the fact that the only alternative to the Revised Take Private Proposal was a Chapter 7 Liquidation, which would result in only partial recovery to the senior secured creditors and no recovery to the Company’s stockholders and other creditors;

•	the fact that, absent the Revised Take Private Proposal, the furloughing of employees and a Chapter 7 Liquidation were imminent;

•

the Special Committee’s discussions with its financial and legal advisors that executing the Revised Take Private Proposal, even if it ultimately did not close, was preferrable to filing for Chapter 7 Liquidation, so long as the Company is permitted to keep a sufficient amount of cash in a segregated account to pay payroll liabilities, Chapter 7 Liquidation filing fees, and directors’ and officers’ insurance premiums;

•

the lack of funding available to the Company and the belief of the Special Committee that the Company may be able to secure funding more easily as a privately held company and thus potentially maintain the viability of the Company;

•

the financial analysis reviewed by Houlihan Lokey with the Special Committee as well as the oral opinion of Houlihan Lokey rendered to the Special Committee on March 5, 2024 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 5, 2024), as to, as of such date, the fairness, from a financial point of view, to the Public Stockholders of the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Merger Agreement, as more fully described in the section entitled “—Opinion of Houlihan Lokey Capital, Inc. to the Special Committee” beginning on page 59 of this Information Statement (the Special Committee considered the Public Stockholders to be situated substantially similarly to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act);

•

the Special Committee’s understanding of the Company’s industry, business, operations, financial condition, earnings, strategy and prospects (including the prospects of the Company as a publicly traded entity and the risks involved in achieving such prospects), as well as the Company’s historical and projected financial performance;

•

the Special Committee’s view that the Merger Consideration was the result of extensive negotiation and a belief that the Merger Consideration was the highest price that could reasonably be obtained from Parent, that the terms set forth in the Merger Agreement were the most favorable terms Parent would be willing to agree to and that further negotiations would create a risk of causing Parent to abandon the transaction altogether or materially delay the entry into a definitive agreement for the transaction;

•

the fact that (i) the Company was entitled to maintain $3.5 million in the Segregated Account, not subject to any security interests of any Company lenders, during the interim period between the signing and closing of the Transactions, and (ii) subject to certain conditions, the Company had the right to terminate the Merger Agreement and file for bankruptcy if cash on hand fell below such amount;

•	the anticipated timing of the consummation of the Merger, which allows for a potential closing of the Merger in a relatively short timeframe; and

•	the terms and conditions of the Merger Agreement, as discussed in more detail in the section entitled “The Merger Agreement” beginning on page 97 of this Information Statement.

The Special Committee also considered the factors discussed below, relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger to the Public Stockholders. The Special Committee believes such factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger:

•

the authority granted to the Special Committee by the Board to negotiate the terms and conditions of the definitive agreement with respect to the Merger and the Transactions, or to determine not to pursue any transaction;

•

that, as authorized and empowered by the Board, in addition to evaluating the Merger, the Special Committee concurrently pursued alternative financing solutions and strategic transactions, including exploring options in bankruptcy or foreclosure;

•

that prior to the Effective Time of the Merger, the Merger Agreement prohibits, without the prior written consent of the Special Committee, (i) the Board from dissolving or otherwise dismantling the Special Committee, or revoking or diminishing the authority of the Special Committee, and (ii) Parent, Merger Sub and their affiliates from removing any director of the Board that is a member of the Special Committee either as a member of the Board or the Special Committee (other than for cause);

•

that the Special Committee consists solely of independent directors, who are not officers or employees of the Company and are not expected to have an economic interest in the Company following the completion of the Merger, and who are best positioned and able to evaluate and negotiate a potential transaction between the Company and the Specified Stockholders on behalf of the Public Stockholders;

•

that the members of the Special Committee will not personally benefit from the consummation of the Transactions, including the Merger, contemplated by the Merger Agreement in a manner different from the Public Stockholders, except for indemnification and continuing directors and officers liability insurance coverage and the receipt of customary compensation provided to the members of the Special Committee in respect of their services;

•

that the Special Committee held more than 15 formal meetings to discuss and evaluate a potential transaction with the Specified Stockholders and that each member of the Special Committee was actively engaged in the process;

•	that the Special Committee retained and received the advice of (i) Houlihan Lokey as its own independent financial advisor and (ii) Freshfields and RLF as its own independent legal advisors;

•

that the financial and other terms and conditions of the proposed transaction were the product of extensive negotiations that took place over the course of several months between the Special Committee, with the assistance of its financial and legal advisors, on the one hand, and Parent and its representatives, on the other hand;

•

that, under the DGCL, stockholders have the right to demand appraisal of their Class A Shares, as discussed in the section entitled “Appraisal Rights” beginning on page 123 of this Information Statement;

•	the fact that the Special Committee made its evaluation of the Merger Agreement and the Merger based upon the factors discussed in this Information Statement; and

•

that the compensation provided to the members of the Special Committee in respect of their services was not contingent on the Special Committee approving the Merger Agreement or taking the other actions described in this Information Statement.

In the course of reaching the determination described above, the Special Committee also considered and balanced, in consultation with its own financial and legal advisors, the factors that weighed in favor of the Merger against a variety of potentially negative factors, uncertainties and risks in its deliberations concerning the Merger Agreement and the Merger, which are not intended to be exhaustive and are not presented in any relative order of importance:

•	that the closing of the Merger is not conditioned upon the receipt of the affirmative vote of a majority of the Public Stockholders to adopt the Merger Agreement;

•

the fact that the Merger was expected to be approved via the Written Consent shortly following the execution of the Merger Agreement and, as such, there was a very limited window of time during which a competing bid could be submitted by another potentially interested party;

•

that the Public Stockholders will have no ongoing equity participation in the Company following the Merger and that those stockholders will cease to participate in the Company’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of the Class A Shares;

•

the possibility that, at some future time, Parent could sell some or all of the Company or its securities, businesses or assets to one or more purchasers at a valuation higher than the valuation implied by the Merger Consideration, and that the Public Stockholders would not be able to participate in or benefit from such a sale;

•

the fact that the co-founders did not have committed bridge financing to guarantee the continued operations of the Company during the interim period between signing and closing and, as a result, if the co-founders were not able to procure additional funds, the Merger may not be consummated;

•

the risk that the co-founders’ equity financing sources would not fund their equity commitments and, given the Company’s financial condition, the fact that the Company would then have limited remedies available to it;

•	the risk that the conditions to the parties’ obligations to complete the Merger may not be satisfied, and as a result, the possibility that the Merger may not be consummated;

•	that the proposed Merger Consideration was reduced from the initial $1.50 per Class A Share to the current $0.50 per Class A Share;

•

that the Merger Consideration of $0.50 per Class A Share was less than the market price of the Class A Shares at the time the Special Committee reached its determination and made the recommendations described above;

•

the risks and costs to the Company of the pendency of the Merger or if the Merger does not close, including the potential effect of the diversion of management and employee attention from the Company’s business, the substantial expenses which the Company will have incurred, the potential adverse effect on the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business contacts;

•	the risk of litigation arising from stockholders in respect of the Merger Agreement or the Transactions, including the Merger;

•

that the receipt by stockholders of the Company of the Merger Consideration will be a taxable transaction for United States federal income tax purposes as discussed in the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 81 of this Information Statement; and

•	the risks of the type and nature described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Special Committee did not consider net book value, which is an accounting concept, for purposes of reaching its determination and recommendation. The Special Committee further did not consider going concern value as a factor due to the substantial doubt that, in the absence of the Merger, the Company could raise sufficient funds to continue operating as a going concern and avoid dissolution or liquidation. The Special Committee believed that the Company’s only alternative to the Merger was filing a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code and as such only compared the Merger Consideration of $0.50 per Common Share to the estimated recovery to the holders of the Common Shares of $0.00 indicated by the Liquidation Analysis.

The above discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but indicates the material matters considered. In reaching its determination and recommendation, the Special Committee did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Special Committee may have considered various factors differently. The Special Committee did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. The Special Committee based its unanimous recommendation on the totality of the information presented to, and factors considered by, it. In addition, individual members of the Special Committee may have given differing weights to different factors. The Special Committee and the Board are not aware of any firm offer by any other person during the prior two years for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company.

Recommendation of the Board; Reasons for the Merger

After careful consideration, the Board (with Mr. Kemp, Dr. London and Mr. Stanford abstaining from voting on the approval of the Transactions, including the Merger), acting on the unanimous recommendation of the Special Committee, resolved:

•

that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and its stockholders;

•	to declare the Merger Agreement and the Transactions, including the Merger, advisable;

•

to approve the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained in the Merger Agreement; and

•	to recommend adoption of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders.

In addition, the Board (excluding Mr. Kemp, Dr. London and Mr. Stanford), on behalf of the Company, believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

In reaching its determination, the Board considered a number of factors, including the following material factors:

•

the belief that the Merger Consideration of $0.50 per Class A Share in cash represents fair value for the Class A Shares, taking into account the Company’s current and historical financial condition, results of operations, business, competitive position and prospects (including the risks involved in achieving such prospects), and the best price reasonably obtainable for the Class A Shares;

•

the Special Committee’s unanimous determination that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable, fair to and in the best interests of the Company and the Public Stockholders and the Special Committee’s unanimous recommendation to the Board that the Board (i) approve the Merger Agreement and the consummation of the Transactions, including the Merger; and (ii) recommend that the stockholders of the Company adopt and approve the Merger Agreement, along with the reasons provided by the Special Committee for their recommendation to the Board (See “Recommendation of Special Committee; Reasons for Merger” above); and

•

the procedural fairness of the Transactions, including that the Transactions were negotiated over a period of several months by the Special Committee comprised solely of independent directors who are best positioned and able to evaluate and negotiate a potential transaction between the Company and the Specified Stockholders on behalf of the Public Stockholders, and that the Special Committee was advised by its own independent financial and legal advisors.

The Board did not consider net book value, which is an accounting concept, for purposes of reaching its determination and recommendation. The Board further did not consider going concern value as a factor due to the substantial doubt that, in the absence of the Merger, the Company could raise sufficient funds to continue operating as a going concern and avoid dissolution or liquidation. The Board believed that the Company’s only alternative to the Merger was filing a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code and as such only compared the Merger Consideration of $0.50 per Common Share to the estimated recovery to the holders of the Common Shares of $0.00 indicated by the Liquidation Analysis.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive but indicates the material matters considered. In reaching its determinations and recommendations, the Board did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. The Board based its recommendation on the totality of the information presented to, and considered by, it.

Required Stockholder Approval for the Merger

The adoption of the Merger Agreement and the approval of the Merger and the other Transactions required the affirmative vote or written consent, in accordance with Section 228 and Section 251 of the DGCL, the Company Charter and the Company Bylaws, by stockholders of the Company holding a majority of the aggregate voting power of the outstanding Class A Shares and Class B Shares entitled to vote thereon, voting together as a single class. As of March 7, 2024, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 19,004,806 Class A Shares outstanding and 3,702,613 Class B Shares outstanding. Each Class B Share is entitled to 10 votes per share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement, and each Class A Share is entitled to one vote per share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.

On March 7, 2024, following the execution of the Merger Agreement, Mr. Kemp and Dr. London, who on such date beneficially owned Common Shares representing approximately 66.3% of the total voting power of the outstanding Common Shares, delivered the Written Consent. No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No action by the stockholders of the Company is required to complete the Merger, and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This Information Statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.

Opinion of Houlihan Lokey Capital, Inc. to the Special Committee

On March 5, 2024, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated March 5, 2024) as to, as of such date, the fairness, from a financial point of view, to the Public Stockholders of the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Merger Agreement. The Special Committee considered the Public Stockholders to be situated substantially similarly to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, to the Public Stockholders of the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Information Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this Information Statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Information Statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, the Company, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed copy of the Merger Agreement, in substantially the form of the execution version of the Merger Agreement, received by it on March 5, 2024;

•	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including the Liquidation Analysis of the Company prepared by Riveron Consulting, reviewed by Company management and reviewed and approved for Houlihan Lokey’s use by the Special Committee;

•

spoke with certain members of Company management and certain of the Company’s and the Special Committee’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters, including, without limitation, such management’s views of the operational and financial risks and uncertainties attendant with not pursuing the Merger;

•

considered the results of the solicitation processes conducted by the Company and the Special Committee with respect to a possible sale of the Company or other strategic transactions, which the Special Committee advised Houlihan Lokey did not result in the Company receiving any alternative proposals with respect to a sale of the Company or other strategic transaction that the Special Committee considered superior to or competitive with the Merger and the Merger Consideration;

•

for informational purposes reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant;

•

reviewed a confirmation letter addressed to Houlihan Lokey from senior Company management which contained, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Houlihan Lokey by or on behalf of the Company; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Company management advised Houlihan Lokey, and at the Special Committee’s direction Houlihan Lokey relied upon and assumed, that the Liquidation Analysis was reasonably prepared by Riveron Consulting in good faith on bases reflecting the best currently available estimates and judgments of Company management as to the expected realizable value for the Company’s assets in a liquidation of such assets and the amounts, if any, estimated to be available for distribution to the holders of Common Shares. At the Special Committee’s direction, Houlihan Lokey relied, without independent verification, solely upon the judgment of Company management (with the advice of Riveron Consulting) regarding all aspects of the Liquidation Analysis. Houlihan Lokey expressed no view or opinion with respect to the Liquidation Analysis or the assumptions on which it was based. If the assumptions, estimates or conclusions set forth in the Liquidation Analysis are not accurate, the conclusions set forth in Houlihan Lokey’s opinion could be materially affected.

The Special Committee and Company management advised Houlihan Lokey, and at the Special Committee’s direction Houlihan Lokey relied upon and assumed, that (i) there was substantial doubt about the Company’s ability to continue as a going concern, (ii) since inception, the Company had experienced significant recurring losses from operations and expected continuing operating losses for the foreseeable future, (iii) the Company’s existing sources of liquidity were not sufficient to fund commercial scale production and sale of its services and products, (iv) to continue the Company’s business operations, the Company needed to raise substantial additional funds, (v) the Company, under the supervision of the Special Committee, had explored a variety of funding options and transactions, none of which came to fruition, (vi) the Company had been unable to obtain sufficient financial resources, (vii) the Company’s business, financial condition and results of operations had been materially and adversely affected, (viii) in the absence of the funds to be secured in connection with the execution of the Merger Agreement (including payments related to a commercial contract), the Company would likely exhaust its remaining available cash resources within the next several days, (ix) given the Company’s current liquidity situation, the Company’s only alternative to the Merger was filing a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code, which would result in a liquidation of the Company, and (x) as a result of such liquidation, the holders of Common Shares would receive no recovery.

Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to it that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by it incomplete or misleading. In reaching its conclusions in its opinion, (i) Houlihan Lokey did not rely upon a discounted cash flow analysis of the Company, due to the Company’s going concern issues and, as the Special Committee advised Houlihan Lokey and directed it to assume, the fact that no current, reliable projections with respect to the future financial performance of the Company were available, and (ii) Houlihan Lokey did not rely upon a review of the publicly available financial terms of other transactions or a review of other companies with publicly traded equity securities, due to the Company’s going concern issues.

With the Special Committee’s approval, Houlihan Lokey relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments referred to therein were true and correct, (ii) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) Parent would be successful in its efforts to secure and provide funding sufficient for (a) the operation of the Company during the period from the execution of the Merger Agreement until the consummation of the Merger and (b) payment of the Merger Consideration, in each case, as contemplated by the Merger Agreement, (iv) all conditions to the consummation of the Merger (including, without limitation, any conditions related to the financing of the Merger) would be satisfied without waiver thereof, (v) there would be no litigation or other actions or proceedings concerning the Company, the Merger or otherwise that would delay the consummation of, or otherwise have any effect on, the Merger, and (vi) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Company or the Merger that would be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the execution copy of the Merger Agreement received by it on March 5, 2024.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any opinion as to the price or range of prices at which Common Shares may be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to the Special Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, any terms, aspects or implications of (a) the financing to be secured in connection with the execution of the Merger Agreement, (b) any Rollover Agreement to be entered into by Parent and certain holders of Common Shares (if any), (c) the Noteholder Conversion Agreement to be entered into by Parent, Merger Sub and the holders of the Company Convertible Notes and (d) the Warrant Exchange Agreement to be entered into by Parent, Merger Sub and each holder of Company Warrants , (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might have been available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise.

Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Board, the Company, Parent and their respective advisors as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to the Company, the Merger or otherwise.

Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee in evaluating the Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Special Committee, the Board or Company management with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between the Special Committee and Parent, and the decision to enter into the Merger Agreement was solely that of the Special Committee and the Board.

Financial Analyses

The following is a summary of the material financial analyses considered by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on March 4, 2024 and March 5, 2024. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor the underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all reviews undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor.

In reaching its conclusions in its opinion, (i) Houlihan Lokey did not rely upon a discounted cash flow analysis of the Company, due to the Company’s going concern issues and, as the Special Committee advised Houlihan Lokey and directed it to assume, the fact that no current, reliable projections with respect to the future financial performance of the Company were available, and (ii) Houlihan Lokey did not rely upon a review of the publicly available financial terms of other transactions or a review of other companies with publicly traded equity securities, due to the Company’s going concern issues.

Review of Liquidation Analysis. Houlihan Lokey reviewed and considered the Liquidation Analysis of the Company, which was prepared by Riveron Consulting, reviewed by Company management and reviewed and approved for Houlihan Lokey’s use by the Special Committee. The Liquidation Analysis estimated the potential realizable values for the Company’s assets in a liquidation under Chapter 7 of the U.S. Bankruptcy Code and the remaining amounts, if any, available upon completion of such liquidation for distribution to holders of the Common Shares. Houlihan Lokey noted that the Liquidation Analysis estimated a range of potential realizable values for the Company’s assets in a liquidation under Chapter 7 of the U.S. Bankruptcy Code of $12.5 million to $21.6 million and a range of liquidation costs, as described in the section entitled “—Liquidation Analysis” beginning on page 65 of this Information Statement, of $6.4 million to $8.4 million, which resulted in a range of net cash available to the Company’s creditors and equity holders of $6.2 million to $13.2 million. Houlihan Lokey also noted the Liquidation Analysis identified a total of $80.2 million of claims with priority to the holders of the Common Shares (including, without limitation, secured claims related primary to the Company Convertible Notes, and unsecured claims relating to vendors, operating leases and customers), which resulted in $0.00 in estimated recovery to the holders of the Common Shares, as compared to the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Agreement of $0.50 per Common Share.

For purposes of its opinion to the Special Committee, Houlihan Lokey relied upon its review of the Liquidation Analysis. The Special Committee and Company management advised Houlihan Lokey, and the Special Committee directed Houlihan Lokey (including based on a review of (i) the Company’s financial and liquidity position, (ii) the liquidity needed to fund the Company’s commercial scale production and sale of services and products, and (iii) the process undertaken by the Company under the supervision of the Special Committee to identify a variety of funding options and transactions, none of which had come to fruition) to rely upon and assume, that the Company’s only alternative to the Merger was filing a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code, which would result in a liquidation of the Company. Accordingly, in making its determination as to the fairness, from a financial point of view, to the Public Stockholders of the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Merger Agreement, Houlihan Lokey compared the Merger Consideration of $0.50 per Common Share to the estimated recovery to the holders of the Common Shares of $0.00 indicated by the Liquidation Analysis.

Other Information

Solely for illustrative purposes, Houlihan Lokey (i) reviewed the Company’s financial performance relative to budget for each of the fiscal year ended December 31, 2022 and the year-to-date period ended September 30, 2023 and (ii) compared the stock price performance of the Company relative to industry participants since July 1, 2021, the date the Company began trading on Nasdaq.

Other Matters

Houlihan Lokey was engaged by the Special Committee to act as its financial advisor in connection with the Merger and provide financial advisory services, including an opinion to the Special Committee as to the fairness, from a financial point of view, to the Public Stockholders of the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Agreement. The Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings and financial restructurings. Pursuant to its engagement by the Special Committee, Houlihan Lokey became entitled to a fee of $375,000 (the “Initial Fee”) upon its retention by the Special Committee, $250,000 upon the 30-day anniversary of the receipt by the Company of an acquisition proposal from the Specified Stockholders, and $500,000 (the “Opinion Fee”) upon the rendering of its opinion to the Special Committee. Houlihan Lokey is also entitled to a fee of $3.0 million upon the closing of the Merger, against which the Initial Fee and the Opinion Fee are creditable. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Other Presentations by Houlihan Lokey

In addition to the presentation dated March 4, 2024 described above, which was reviewed with the Special Committee on March 4, 2024 and March 5, 2024, Houlihan Lokey provided supplemental materials to the Special Committee on March 5, 2024 and made a presentation to the Special Committee related to the proposed Merger on February 25, 2024 and additional presentations to the Special Committee on November 16, 2023, December 4, 2023 and December 19, 2023. Summaries of these materials and the presentation are provided below. The following summaries, however, do not purport to be a complete description of the supplemental materials or the presentation.

The supplemental materials provided to the Special Committee by Houlihan Lokey on March 5, 2024 included (i) an illustrative review of the sources and uses of funds for the proposed Merger assuming various timelines for closing the Merger, (ii) an illustrative 12-week cash flow forecast developed by Company management and Riveron assuming the execution of the Merger Agreement and the receipt of applicable funds upon the execution of the Merger Agreement, and (iii) a review of committed and additional expected financing sources for the Merger identified by Mr. Kemp and Dr. London.

The presentation made by Houlihan Lokey to the Special Committee on February 25, 2024 included (i) a review of the sources and uses of funds as shown in the revised proposal submitted to the Special Committee on February 24, 2024 by Mr. Kemp and Dr. London, (ii) a summary of the discussions by Mr. Kemp and Dr. London with potential financing sources, and (iii) observations regarding the financing for the Merger contemplated by the revised proposal submitted to the Special Committee on February 24, 2024 by Mr. Kemp and Dr. London.

The presentation made by Houlihan Lokey to the Special Committee on November 16, 2023 included a review of buyer outreach to date.

The presentation made by Houlihan Lokey to the Special Committee on December 4, 2023 included a review of the Party C Proposal.

The presentation made by Houlihan Lokey to the Special Committee on December 19, 2023 included (i) a review of the transaction process to date (including a review of buyer outreach to date), (ii) an illustrative 15-week cash flow forecast developed by Company management and Riveron Consulting, (iii) a review of preliminary illustrative bankruptcy scenarios developed by Company management and Riveron Consulting, and (iv) illustrative calculations related to the Take Private Proposal.

Liquidation Analysis

In connection with the evaluation of the Merger by the Special Committee and Board, Riveron Consulting prepared the Liquidation Analysis, which was reviewed by Company management, with respect to the estimated value to stockholders of the liquidation or dissolution of the Company as a potential alternative to the Merger. The Company engaged Riveron and Riveron Consulting to advise the Special Committee as it evaluated the Company’s strategic alternatives, including dissolution, due to their industry background, business optimization expertise, cultural fit and fees. In connection with their engagement, representatives of Riveron and Riveron Consulting confirmed that neither Riveron nor Riveron Consulting had any material relationship during the past two years with the Company, the Parent Entities or any of their respective affiliates. Pursuant to their engagements, Riveron and Riveron Consulting are compensated on an hourly basis for the services they provide to the Company and the Company expects to pay Riveron and Riveron Consulting a total of approximately $892,272 in connection with their engagements.

The Liquidation Analysis was also provided to Houlihan Lokey, who was authorized and directed by the Special Committee to use and rely upon the Liquidation Analysis for purposes of its opinion. The Liquidation Analysis estimated potential realizable values for the Company’s assets in an orderly liquidation and remaining amounts available upon completion of such liquidation for distribution to holders of Common Shares.

The inclusion of the Liquidation Analysis should not be deemed an admission or representation by the Company or any of its officers, directors, affiliates, advisors, or other representatives with respect to the Liquidation Analysis. The Liquidation Analysis is not included to influence your views on the Merger or the Merger Agreement and the Transactions contemplated thereby, and is summarized in this Information Statement solely to provide our stockholders access to certain information considered by the Special Committee and the Board in connection with their evaluation of the Merger, the Merger Agreement and the Transactions contemplated thereby, and the Company’s potential alternatives. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which could have been significantly more or less favorable. In addition, analyses relating to the liquidation value of the Company do not purport to be appraisals or reflect the prices at which Common Shares may actually be valued or traded. The assumptions and estimates used in, and the results derived from, the Liquidation Analysis are hypothetical, and are thus, inherently subject to substantial uncertainty.

The Liquidation Analysis was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP.

The Liquidation Analysis includes estimates of cash and of certain expenditures, which for the purpose of the Liquidation Analysis were not calculated in accordance with GAAP. “Non-GAAP financial measures,” which is a financial performance measure that is not calculated in accordance with GAAP, should not be viewed as a substitute for GAAP financial measures. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the Merger if the disclosure is included in a document such as this Information Statement to comply with requirements under state laws, including case law. In light of the foregoing factors and the uncertainties inherent in estimated cash balances, stockholders are cautioned not to place undue reliance, if any, on the Liquidation Analysis.

The below summary of the Liquidation Analysis is subject to the statements above and is qualified in its entirety by reference to the full text of the Liquidation Analysis, which is attached as Annex G to this Information Statement and describes the assumptions made in connection with the preparation of the Liquidation Analysis. The Liquidation Analysis does not account for potential liabilities of the Company that cannot be reasonably estimated or quantified, including potential risks and uncertainties associated with pursuing a winding down and liquidation of the Company. Such liabilities could materially affect the cash amounts that, in the event of a liquidation or dissolution of the Company, may be distributed to stockholders as permitted under applicable law.

The Liquidation Analysis estimated the potential realizable values for the Company’s assets in liquidation with a Chapter 7 bankruptcy filing as of February 9, 2024 and the remaining amounts, if any, available upon completion of such liquidation for distribution to holders of the Common Shares. The Liquidation Analysis assumes all non-monetary assets are sold through an auction process over a 90-day period with a range of total liquidation costs of $6.4 million to $8.4 million. The Liquidation Analysis estimated a range of potential realizable values for the Company’s assets in liquidation of $12.5 million to $21.6 million based on low, medium and high recovery estimates. The recovery estimate on current assets (excluding cash) was assumed to be between 10% (in the low scenario) and 30% (in the high scenario). The recovery estimate on property, plant and equipment, given the highly specialized nature of such assets was assumed to be between 25% (in the low scenario) and 40% (in the high scenario). Based on such assumptions and costs, the Liquidation Analysis resulted in a range of net cash available to the Company’s creditors and equity holders of $6.2 million to $13.2 million. The Liquidation Analysis identified a total of $80.2 million of claims with priority to the Common Shares (including, without limitation, secured claims related primary to the Company Convertible Notes, and unsecured claims relating to vendors, operating leases and customers) which resulted in $0.00 in estimated recovery to the Common Shares, as compared to the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Agreement of $0.50 per Common Share.

Certain Company Financial Projections

The Company’s management does not currently as a matter of course make public projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. The Company is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, the Company does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the buyer outreach process conducted by PJT Partners and Houlihan Lokey, as well as in connection with the co-founders’ discussions with various prospective investors in the Take Private Proposal, the Company’s management prepared several iterations of financial projections that were shared with potential investors between October 10, 2023 and February 15, 2024 (collectively, the “Prior Projections”). There were only modest revisions among the different iterations of the Prior Projections. The Prior Projections were not presented to or approved by the Special Committee or the Board.

On February 16, 2024, in connection with the Company’s financing and strategic discussions, the Company’s management developed additional, more conservative, projections for 2024 and 2025 (the “February Projections”, and together with the Prior Projections, the “Projections”). The Company’s management presented an overview of the February Projections to the Special Committee on February 16, 2024 and, with the authorization of the Special Committee (as described in more detail in the section entitled “—Background of the Merger” beginning on page 15 of this Information Statement) shared the February Projections with the applicable customers and certain potential investors in the Take Private Proposal on such date.

In developing the February Projections, the Company’s management made certain key assumptions, including the following:

•	assumed that the Company would secure equity capital in the amount of $90.0 million in the first quarter of 2024 and an additional $40.0 million in the first quarter of 2025;

•	assumed decreases and/or timing changes to ASE and Launch Services new bookings, ASE deliveries and Launch Services missions;

•	modeled the Company as a private company and excluded public company expenses after the second quarter of 2024;

•	projected a significant reduction in the selling, general and administrative workforce in second quarter of 2024;

•	did not forecast one-time expenses related to legal and advisory fees in connection with the Transactions, including the Merger, beyond the second quarter of 2024; and

•	assumed a minimum consolidated cash balance of $15.0 million per quarter

Space Products business (or ASE business)

($ in thousands)	Q4 2023E	Q1 2024E	Q2 2024E	Q3 2024E	Q4 2024E	Q1 2025E	Q2 2025E	Q3 2025E	Q4 2025E
# Deliveries	9	14	20	32	37	35	59	14	22
Revenue	$3,182	$4,954	$5,519	$8,805	$10,302	$10,046	$20,903	$3,287	$5,745
Adjusted EBITDA(1)	($6,635)	($4,285)	($3,108)	($892)	$270	$3,462	$8,690	($3,415)	($2,129)

Launch Services business

($ in thousands)	Q4 2023E	Q1 2024E	Q2 2024E	Q3 2024E	Q4 2024E	Q1 2025E	Q2 2025E	Q3 2025E	Q4 2025E
# Deliveries	0	0	0	0	0	1	1	1	1
Revenue	$0	$0	$0	$0	$0	$1,500	$1,500	$11,450	$5,000
Adjusted EBITDA(1)	($6,765)	($8,616)	($7,791)	($7,640)	($7,814)	($6,917)	($6,454)	$281	($5,435)

Consolidated

($ in thousands)	Q4 2023E	Q1 2024E	Q2 2024E	Q3 2024E	Q4 2024E	Q1 2025E	Q2 2025E	Q3 2025E	Q4 2025E
Revenue	$3,182	$4,954	$5,519	$8,805	$10,302	$11,546	$22,403	$14,737	$10,745
Adjusted EBITDA(1)(2)	($17,495)	($19,117)	($15,069)	($11,876)	($10,730)	($6,566)	($866)	($6,226)	($10,647)
Bookings	$0	$1,500	$1,500	$0	$0	$10,300	$18,250	$37,000	$59,150
Net Cash used in Operating Activities	($23,545)	($20,814)	($20,369)	($21,913)	($19,344)	($13,962)	($14,734)	($3,608)	($8,130)

(1)	“Adjusted EBITDA” is defined as total gross profit, minus total operating expenses, minus other expense / (income).
(2)	Includes applicable amounts attributable to shared services arrangements between the Space Products and Launch Services businesses.

In contrast to the February Projections, the Prior Projections contained the following corresponding ranges for the ASE business: (i) between 170 and 216 total deliveries in 2024, (ii) between 287 and 288 total deliveries in 2025, (iii) between $48.6 million and $60.1 million in total revenue in 2024, (iv) between $67.5 and $72.4 million in total revenue in 2025, (v) between $1.0 million and $12.0 million adjusted EBITDA in 2024 and (vi) between $7.1 million and $17.2 million adjusted EBITDA in 2025.

The Prior Projections also contained the following corresponding ranges for the Launch business: (i) 1 total delivery in 2024, (ii) between 5 and 7 total deliveries in 2025, (iii) between $1.5 million and $1.6 million in total revenue in 2024, (iv) between $27.9 million and $33.9 million in total revenue in 2025, (v) between ($26.2 million) and ($34.8 million) adjusted EBITDA in 2024 and (vi) between ($9.4 million) and ($20.8 million) adjusted EBITDA in 2025.

The Prior Projections further contained the following corresponding ranges on a consolidated basis: (i) between $50.1 million and $61.6 million in revenue in 2024, (ii) between $100.4 million and $105.7 million in revenue in 2025, (iii) between ($37.0 million) and ($50.8 million) adjusted EBITDA in 2024 and (iv) between ($4.9 million) and ($32.8 million) adjusted EBITDA in 2025.

Despite the revisions to the Prior Projections made in the February Projections, Riveron, when presented with the February Projections, characterized the February Projections as optimistic and not likely to be achieved, considering, among other things, the Company’s historical performance, nascent product portfolio, liquidity constraints and employee attrition. The Special Committee also did not view the February Projections as an appropriate basis on which a valuation of the Company should be performed given, among other factors, the funding constraints experienced by the Company and the fact that the February Projections assume that the Company would be able to secure equity capital in the amount of $90.0 million in the first quarter of 2024 and an additional $40.0 million in the first quarter of 2025. As described in more detail in the section entitled “—Background of the Merger” beginning on page 15 of this Information Statement, the Special Committee determined not to authorize the use of the February Projections by Houlihan Lokey in connection with its financial analysis and opinion.

Additional Information About the Projections

The inclusion of the Projections in this Information Statement should not be regarded as an indication that any of the Company or any of its affiliates, advisors or representatives have considered the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. The Company advises the recipients of the Projections that its internal financial forecasts upon which the Projections were based are subjective in many respects.

Although presented with numerical specificity, the Projections were based on numerous variables, assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to management at the time. These variables, assumptions and estimates are inherently uncertain and many are beyond the control of the Company. Important factors that may affect actual results and cause these internal financial Projections to not be achieved include, but are not limited to, risks and uncertainties relating to the business of the Company (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, changes in technology, general business and economic conditions and other risk factors referenced in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 90 of this Information Statement. Various assumptions underlying the Projections may not prove to have been, or may no longer be, accurate. The

Projections may not be realized, and actual results may be significantly higher or lower than projected in the Projections. The Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Projections do not take into account any circumstances or events occurring after the date they were prepared. The Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Projections in this information statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially (and will differ materially if the Transactions are completed) from the Projections. For all of these reasons, the internal financial Projections, and the assumptions upon which they are based, (i) are not guarantees of future results; (ii) are inherently speculative; and (iii) are subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these internal financial Projections. Accordingly, there can be no assurance that the Projections will be realized.

The Projections were prepared solely for internal use and to assist with potential investors in the Take Private Proposal, and although they were prepared on an accounting basis consistent with the Company’s financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections included in this Information Statement have been prepared by, and are the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, examined nor applied agreed-upon procedures with respect to the Projections and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this Information Statement relates to the Company’s previously issued financial statements. It does not extend to the Projections and should not be read to do so.

Adjusted EBITDA contained in the Projections is a non-GAAP financial measure. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this Information Statement. Accordingly, the Company has not provided a reconciliation of the financial measure included in the Projections to the relevant GAAP financial measure. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, the non-GAAP financial measure should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

For these reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this Information Statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. None of the Company or any of its affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from these Projections. Except as required by applicable law, none of the Company or any of its affiliates, advisors, officers, directors, partners or representatives undertake any obligation to update or otherwise revise or reconcile the Projections or the specific portions presented to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this Information Statement are cautioned not to place undue, if any, reliance on the specific portions of the Projections set forth above. None of the Company or any of its affiliates, advisors, officers, directors, partners or representatives intend to make publicly available any update or other revision to these Projections. In addition, none of the Company or any of its affiliates, advisors, officers, directors, partners or representatives have made, make, or are authorized in the future to make, any representation to any stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the Projections or that projected results will be achieved, and any statements to the contrary should be disregarded. The Company has made no representation to the Parent Entities, in the Merger Agreement or otherwise, concerning the Projections.

Financing

The Merger is not subject to a financing condition. Parent estimates that the total funds necessary to complete the Merger will be approximately $30.0 million, including estimated transaction fees and expenses and assuming no exercise of dissenters’ rights by stockholders of the Company. In the event Parent is unable to fund the amount needed to consummate the Merger from the Equity Commitment Letters and the Debt Commitment Letters, there are currently no alternative financing plans or arrangements contemplated to consummate the Merger.

Pursuant to the Equity Commitment Letters, the Equity Commitment Parties have severally agreed to provide equity financing to Parent in the amounts specified in their respective Equity Commitment Letters, for a total aggregate value of approximately $28.8 million, on the terms and subject to the conditions contained in the Equity Commitment Letters. The Equity Commitment Parties’ commitments may be satisfied, in each of their sole discretion, by (i) a cash contribution to Parent, (ii) a contribution to Parent of Class A Shares held by such Equity Commitment Party, or (iii) a combination of the foregoing. For purposes of determining the value of an Equity Commitment Party’s contribution pursuant to the foregoing clauses (ii) and (iii), each Class A Share contributed by an Equity Commitment Party will be ascribed a value equal to the Merger Consideration.

In addition, RBH agreed in its Equity Commitment Letter to provide interim debt financing to the Company in the amount of $1.5 million, and MH Orbit may, in its sole and absolute discretion, pursuant to the MH Orbit Debt Commitment Letter, provide debt financing to the Company in the amount of $1.0 million, in each case, on or before April 15, 2024, for the purposes of financing cash shortfalls at the Company during the period between the signing of the Merger Agreement and the consummation of the Merger. Any interim debt financing is expected to be effected by the Company’s issuance of (i) additional Company Convertible Notes and (ii) (if elected by RBH or MH Orbit, as the case may be) additional Company Warrants; provided, however that any offer and sale of any Company Convertible Notes and Company Warrants pursuant to the Purchase Agreement after March 7, 2024, requires the consent of holders of a majority in interest of the then-outstanding Company Convertible Notes or Company Warrants, as applicable. The amount of any interim debt financing provided to the Company by RBH or MH Orbit will reduce the value of the equity commitments provided for in the Equity Commitment Letters of RBH and JW 16, respectively. Further, in addition to RBH and MH Orbit, any other Equity Commitment Party may provide interim financing to the Company to finance cash shortfalls at the Company during the period between the signing of the Merger Agreement and the consummation of the Merger. Any such interim financing provided by an Equity Commitment Party will also reduce the value of the equity commitments provided for in such party’s Equity Commitment Letter. There is no guarantee that the interim financing will be sufficient to fund the Company’s operations through the consummation of the Merger.

Each Equity Commitment Letter is subject to the following closing conditions:

•

the Merger Agreement, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement shall have been duly executed and delivered by the parties thereto and shall be in effect and shall not have been terminated;

•

the conditions to closing set forth in the Merger Agreement shall have been satisfied or waived by the respective parties to the Merger Agreement and the Closing is required to occur pursuant to the Merger Agreement;

•	the substantially simultaneous consummation of the Merger in accordance with the terms of the Merger Agreement; and

•

prior to or substantially concurrently with the consummation of the Merger, the other investors who have executed Equity Commitment Letters shall have made their capital contributions or funded indebtedness to Parent pursuant to their respective Equity Commitment Letters in an aggregate value, together with the full value of such investor’s commitment, equal to the sum of (i) the Closing Payments and (ii) the difference between $10,000,000 and the amount of the Company’s cash and cash equivalents as of consummation of the Merger.

On March 15, 2024, RBH purchased additional Company Convertible Notes and Company Warrants. As a result of these purchases, such interim debt financing commitment and equity commitment of RBH under its Equity

Commitment Letter were reduced by $991,000 and $1,044,658.75, respectively. On April 22, 2024, RBH purchased additional Company Convertible Notes which purchase further reduced RBH’s interim debt financing commitment by $400,000.

In addition to the Equity Commitment Letters and the MH Orbit Debt Commitment Letter, pursuant to the AST Debt Commitment Letter, AST has agreed to purchase from Parent one or more notes in an aggregate principal amount of up to $2.5 million for a purchase price of 100% of the principal amount thereof, on the terms and subject to the conditions contained in the AST Debt Commitment Letter (including that the Merger shall have closed substantially concurrent with such purchase).

For more information on Parent’s financing arrangements for the Merger, see the sections entitled “The Merger Agreement—Financing of the Merger” beginning on page 111 of this Information Statement.

Position of the Company on the Fairness of the Merger

On March 5, 2024, the Board (with Mr. Kemp, Dr. London and Mr. Stanford abstaining from voting on the approval of the Transactions, including the Merger), acting upon the unanimous recommendation of the Special Committee, (i) determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable and in the best interests of the Company and its stockholders; (ii) approved the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (iii) authorized the execution and delivery of the agreements to which the Company is a party and the performance by the Company of all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and (iv) resolved to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders in accordance with the DGCL. In addition, the Board (excluding Mr. Kemp, Dr. London and Mr. Stanford), on behalf of the Company, believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. In making the determination described above, the Board has expressly adopted the analysis of the Special Committee, which adopted as its own the opinion and financial analyses of Houlihan Lokey, among other factors considered in the course of making its recommendation that the Board approve the Merger Agreement and the Transactions, including the Merger.

Position of the Parent Entities in Connection with the Merger

Under the SEC rules governing “going-private” transactions, the Parent Entities are affiliates of the Company and engaged in the going-private transaction and, therefore, are required to express their beliefs as to the fairness of the Transactions, including the Merger, to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. The Parent Entities have interests in the Merger that are different from, and in addition to, the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

The Parent Entities believe that the Merger (which is the Rule 13e-3 transaction for which the Schedule 13E-3 will be filed with the SEC) is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, on the basis of the factors (which the Parent Entities agree with and adopt) described in the sections entitled “—Recommendation of the Special Committee; Reasons for the Merger,” “—Recommendation of the Board; Reasons for the Merger” and “—Position of the Company on the Fairness of the Merger” beginning on pages 54, 58 and 71 of this Information Statement, respectively, and the additional factors described below with respect to the Parent Entities.

The Parent Entities also believe that the interests of the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, were properly represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on behalf of the stockholders of the Company (excluding the Specified Stockholders and their respective affiliates (excluding the Company and its subsidiaries)) with the assistance of its independent legal and financial advisors. The Parent Entities neither participated in the deliberations of the Special Committee regarding, nor received advice from the Special Committee’s independent legal or financial advisors as to the substantive or procedural fairness of the Merger. The Parent Entities have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The Parent Entities have not received any report, opinion or appraisal from any outside party materially related to the Merger, including any report, opinion or appraisal relating to the fairness of the Merger to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, or the Parent Entities.

Based on the factors considered by, and findings of, the Board and the Special Committee (which findings the Parent Entities agree with and adopt) described in the sections entitled “—Recommendation of the Special Committee; Reasons for the Merger,” “—Recommendation of the Board; Reasons for the Merger,” and “—Position of the Company on the Fairness of the Merger” beginning on pages 54, 58 and 71 of this Information Statement, respectively, the Parent Entities believe that the Merger is substantively and procedurally fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e -3 under the Exchange Act. The Parent Entities believe the factors considered by, and findings of, the Board and the Special Committee provide a reasonable basis upon which to form their belief that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. This belief should not, however, be construed as a recommendation to any “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, of the Company as to whether they should, and the Parent Entities do not make any recommendation as to whether any “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, of the Company should, exercise their appraisal rights under the DGCL.

Based on the Parent Entities’ knowledge and analysis of information regarding the Company, including such information obtained in their roles as senior management of the Company, as well as discussions with other members of the Company’s senior management regarding the Company and its business, and the factors considered by, and findings of, the Board and the Special Committee (which findings the Parent Entities agree with and adopt) described in the sections entitled “—Recommendation of the Special Committee; Reasons for the Merger,” “—Recommendation of the Board; Reasons for the Merger,” and “—Position of the Company on the Fairness of the Merger” beginning on pages 54, 58 and 71 of this Information Statement, respectively, the Parent Entities believe that the Merger is substantively and procedurally fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. In particular, the Parent Entities considered the following substantive factors:

•

the Merger Consideration, which is all cash, (i) provides the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, with certainty of value and liquidity for their Class A Shares, (ii) eliminates the risks to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, in the current market and operating environment that the Company’s current leverage position is unsustainable and that the Company may be unable to effect a recapitalization as a public reporting company and (iii) eliminates the risks and uncertainties relating to the prospects of the Company;

•

the likelihood that the Merger would be completed, based on, among other things, the limited number and nature of the conditions to the completion of the Merger, including the fact that there is no financing condition;

•	the substantial doubt that in the absence of the Merger, the Company could raise sufficient funds to continue operating as a going concern and avoid dissolution or liquidation; and

•	the potential risks to the Company of continuing to have publicly traded common stock, including the risks of market volatility and global economic uncertainty.

The Parent Entities also considered a variety of procedural factors related to the fairness of the Merger, including the following:

•	the Merger Consideration resulted from active and extensive negotiations between the Special Committee and the Parent Entities;

•

the Merger Agreement and the Transactions were unanimously approved by the Special Committee composed of four directors, who are not representatives of the Parent Entities and are not employees of the Company or any of its subsidiaries, that could objectively and independently assess the potential transaction, and that the Special Committee retained its own nationally recognized independent legal and financial advisors and which was fully informed about the extent to which the interests of the Parent Entities in the Merger differed from those of the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act;

•

the fact that appraisal rights are available to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, who comply with all of the required procedures under the DGCL for exercising appraisal rights, which allows such stockholders to seek appraisal of the “fair value” of their Class A Shares in lieu of receiving the Merger Consideration;

•

the fact that since the outset of discussions of the Parent Entities Acquisition Proposal with the Special Committee, the Parent Entities have conditioned the Parent Entities Acquisition Proposal on approval by the Special Committee;

•

the fact that the Special Committee had no obligation to recommend any transaction, including a transaction with the Parent Entities, and that the Special Committee had the authority to reject any proposals made by the Parent Entities or any other person;

•

the fact that the financial advisors to the Company (until their resignation) and the Special Committee had solicited indications of interest from a substantial number of potential counterparties and were unable to receive any alternative proposals that were actionable;

•

the Special Committee, acting with the advice and assistance of its own independent legal and financial advisors, considered and evaluated the Merger Agreement and the Transactions and unanimously determined that the Merger Agreement and the Transactions are advisable, fair to, and in the best interests of, the Company and the Public Stockholders. The Special Committee also unanimously recommended to the Board that the Board (i) determine that the Merger Agreement and the Transactions on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and the Public Stockholders and (ii) recommended that the Board (a) approve the Merger Agreement and the Transactions and (b) recommend adoption and approval of the Merger Agreement and the Transactions to the Company’s stockholders; and

•

the Board (acting on the recommendation of the Special Committee, and with Mr. Kemp, Dr. London and Mr. Stanford abstaining) after consultation with its legal counsel, (i) determined that the Merger Agreement and the Transactions on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its obligations contained therein and the consummation of the Transactions on the terms and subject to the conditions contained in the Merger Agreement and (iii) resolved to recommend adoption and approval of the Merger Agreement and the Transactions to the Company’s stockholders.

The Parent Entities also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:

•	the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, who do not continue to hold Class A Shares as of the closing of the Merger will not participate in any future earning, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future;

•	the risk that the Merger might not be completed in a timely manner or at all;

•	the fact that the Merger Consideration was reduced from the initial proposal of $1.50 per Class A Share to the current amount of $0.50 per Class A Share;

•	that Parent and Merger Sub are newly formed entities with essentially no assets;

•

the restrictions on the conduct of the Company’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of the Company pending completion of the Merger; and

•	the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on the Company’s business and relationships with its employees, vendors and customers.

The Parent Entities did not consider net book value, which is an accounting concept, for purposes of reaching its conclusion. The Parent Entities further did not consider going concern value as a factor due to the substantial doubt that, in the absence of the Merger, the Company could raise sufficient funds to continue operating as a going concern and avoid dissolution or liquidation.

The Parent Entities did not find it practicable to assign, nor did they assign, specific relative weights to the individual factors that they considered in reaching their conclusion as to fairness. The Parent Entities believe these factors provide a reasonable basis upon which to form their belief that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. This belief should not, however, be construed as a recommendation to any “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, of the Company as to whether they should, and the Parent Entities do not make any recommendation as to whether any “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, of the Company should, exercise their appraisal rights under the DGCL.

Purposes and Reasons of the Company in Connection with the Merger

On July 28, 2023, the Board established the Special Committee for the purpose, at that time, solely to consider, approve and recommend to the Board whether the Potential Party A Financing was in the best interests of the Company and all of its stockholders, on both a stand-alone basis and in comparison with other potential financing transactions the Company was considering. On September 29, 2023, Mr. Kemp and Dr. London resigned as members of the Special Committee in light of their potential participation in a strategic or financing transaction involving the Company. Effective October 3, 2023, the Board delegated its authority and authorized and directed the Special Committee to evaluate, approve and recommend to the Board whether any potential strategic transactions or potential financings as identified or presented to the Company were the best interests of the Company and all of its stockholders.

Additionally, on December 19, 2023, following the evaluation and consideration by the Board of the information available to it and the advice by the Special Committee’s financial and legal advisors regarding the liabilities and liquidity situation of the Company, the strategic and financing alternatives available to the Company, and the going concern of the business of the Company, including the option to file or cause to be filed a voluntary petition for relief for the Company or put together and effectuate a plan of reorganization or liquidation, the Board delegated to the Special Committee the sole authority to review and approve any proposals for a strategic transaction, potential financing, bankruptcy filing or recapitalization, reorganization, liquidation or dissolution.

The Special Committee retained (i) Freshfields Bruckhaus Deringer LLP as its legal advisor and (ii) Houlihan Lokey as its financial advisor, and Houlihan Lokey rendered an opinion to the Special Committee to the effect that the Merger Consideration to be received by the Public Stockholders in the Merger, pursuant to the Merger

Agreement, is fair to such stockholders, from a financial point of view, as more fully described in the section entitled “—Opinion of Houlihan Lokey Capital, Inc. to the Special Committee” beginning on page 59 of this Information Statement.

On March 5, 2024, the Special Committee, acting with the advice and assistance of its own independent legal and financial advisors, considered and evaluated the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, unanimously resolved that (i) the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and all of the Public Stockholders and (ii) recommended that the Board (a) approve the Merger Agreement and the Transactions, including the Merger, and (b) recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders. In addition, the Special Committee believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Also on March 5, 2024, the Board (with Mr. Kemp, Dr. London and Mr. Stanford abstaining from voting on the approval of the Transactions, including the Merger) held a meeting, at which the Board, acting upon the unanimous recommendation of the Special Committee, (i) determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its obligations contained therein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained in the Merger Agreement and (iii) resolved to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders. In addition, the Board (excluding Mr. Kemp, Dr. London and Mr. Stanford), on behalf of the Company, believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

For more information, see the section entitled “—Recommendation of the Special Committee; Reasons for the Merger” beginning on page 54 of this Information Statement and the section entitled “—Recommendation of the Board; Reasons for the Merger” beginning on page 58 of this Information Statement.

Purposes and Reasons of the Parent Entities in Connection with the Merger

Under the SEC rules governing “going-private” transactions, the Parent Entities are affiliates of the Company and, therefore, required to express their reasons for the Merger to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, as defined in Rule 13e-3 of the Exchange Act. The Parent Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Parent Entities believe that structuring the Transactions as a merger is preferable to other transaction structures because it (i) will enable Parent to acquire all of the Class A Shares (other than the Class A Rollover Shares, the Canceled Common Shares and any applicable Dissenting Shares) at the same time, (ii) will allow the Company to cease to be a publicly registered and reporting company which will provide for substantial cost savings and additional flexibility, and (iii) represents an opportunity for the holders of Class A Shares (other than the holders of the Class A Rollover Shares, the Canceled Common Shares and any applicable Dissenting Shares) to receive the Merger Consideration in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.

For the Parent Entities, the primary purpose of the Merger is to allow Parent to own equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed and the Class A Shares cease to be publicly traded. The Parent Entities have undertaken to pursue the Merger at this time because the deterioration of the market and operating environment of the Company during the second half of the 2023 fiscal year and the first fiscal quarter of 2024. The Parent Entities believe that, as a private company, the Company will be able to improve its ability to execute initiatives, including a recapitalization of the Company, that it cannot effectively execute as a public company, which, over time, will create additional enterprise value for the Company. The Parent Entities believe that this, along with the Company’s existing business and potential future opportunities, will allow the Parent Entities’ investment in the Company to achieve returns consistent with its investment objectives, which are in some cases more difficult for a business to achieve as a public company due to the reporting and associated costs and burdens placed on public companies. The Parent Entities also believe that the management and employees of the Company will be able to execute more effectively on future strategic plans. The Parent Entities have undertaken to pursue the Merger at this time for the reasons described above.

Interests of Our Directors and Executive Officers in the Merger

You should be aware that the Company’s executive officers and directors have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board and the Special Committee were aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below. For more information, see the section entitled “—Other Interests” beginning on page 80 of this Information Statement.

The Company’s executive officers as of the date hereof are Chris C. Kemp (Co-Founder, Chairman and Chief Executive Officer), Dr. Adam P. London (Co-Founder, Chief Technology Officer and a director), Axel Martinez (Chief Financial Officer), and Martin Attiq (Chief Business Officer).

Treatment of Company Equity Awards

For information regarding beneficial ownership of Class A Shares generally by each of the Company’s directors and named executive officers and all directors and executive officers as a group, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 129 of this Information Statement.

At the Effective Time, each outstanding Company Option, other than an Underwater Option, that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by Parent and converted into a Converted Option to purchase Parent Class A Shares. The Converted Options will continue to be subject to substantially the same terms and conditions as were applicable to such Company Options immediately prior to the Effective Time, except that (i) each Converted Option will be exercisable for that number of Parent Class A Shares equal to the number of Class A Shares subject to such option immediately prior to the Effective Time and (ii) the per share exercise price for each Parent Class A Share issuable upon exercise of a Converted Option will be equal to the exercise price per share of Class A Shares of such option immediately before the Effective Time. Each Underwater Option will be canceled for no consideration at the Effective Time. As of May 6, 2024, all Company Options were Underwater Options.

At the Effective Time, each outstanding Director RSU Award will be accelerated in full. At the Effective Time, each Company RSU Award that has vested in accordance with its terms, or is so accelerated in the case of Director RSU Awards (except for Rollover Shares that are issued upon acceleration of Director RSU Awards) will be canceled and will only entitle the holder of such Company RSU Award to receive (without interest) an amount in cash equal to (i) the number of Class A Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. At the Effective Time, each Company RSU Award that has not vested in accordance with its terms will be canceled for no consideration.

As of the date of this Information Statement, none of the Company’s directors and executive officers has entered into an agreement with Parent or any of its affiliates to provide for different treatment with respect to his or her Company Equity Awards.

Treatment of Company Equity Awards—Directors

The following table sets forth, for each non-employee director, (i) the number of Class A Shares subject to unvested Director RSU Awards as of May 6, 2024 and (ii) the estimated value of such Director RSU Awards in connection with the Merger. The values in the table below have been determined (a) based on the Merger

Consideration of $0.50 per share and (b) assuming that the individuals identified below do not receive any additional grants of Director RSU Awards or forfeit any Director RSU Awards after May 6, 2024.

Name	Number of Unvested Director RSU Awards	Estimated Value of Unvested Director RSU Awards
Julie Cullivan	25,793	$12,896.50
Michèle Flournoy	25,793	$12,896.50
Michael Lehman	26,984	$13,492.00
Lisa Nelson	25,793	$12,896.50
Scott Stanford(1)	39,682	$19,841.00

(1)

Mr. Stanford holds the equity compensation he earns in connection with his service as a director of the Company for the benefit of his employer, ACME, LLC. Mr. Stanford currently intends to contribute the Class A Shares he receives upon acceleration of the vesting of his Director RSU Award to Parent in exchange for equity in Parent pursuant to a Rollover Agreement.

Treatment of Company Equity Awards—Executive Officers

The following table sets forth, for each executive officer, (i) the number of Company Options held by such individual and their applicable exercise price, and (ii) the number of Company RSU Awards held by such individual. The numbers in the table below assume that the individuals identified below do not receive any additional grants of Company Equity Awards or forfeit any Company Equity Awards after May 6, 2024.

Name	Number of Unexercised Company Options	Company Option Exercise Price	Number of Company RSU Awards
Martin Attiq	63,172	$6.90	7,024
	49,999	$7.30
	5,095	$78.15
	15,287	$135.60
Chris C. Kemp	443	$6.90	21,694
	28,924	$78.15
	86,774	$135.60
Adam P. London	14,461	$78.15	10,845
	43,386	$135.60
Axel Martinez	16,666	$7.30	68,750

Equity Interests of the Company’s Directors and Executive Officers

The following table sets forth for each of the Company’s executive officers and non-employee directors (1) the number of shares of Common Stock directly held; and (2) the number of Class A Shares subject to his or her Company RSU Awards or Director RSU Awards, as applicable, assuming the following and such additional assumptions set forth in the footnotes to the table:

•

the Common Shares held directly include Common Shares directly held by the individual as of May 6, 2024, plus any Class A Shares subject to Company RSU Awards or Director RSU Awards, as applicable, that may vest before June 30, 2024 (which, solely for purposes of this Information Statement, is the assumed closing date of the Merger), without regard to any change in control-related accelerated vesting;

•	as all Company Options were Underwater Options as of May 6, 2024, assumes cancellation of all Underwater Option at the Effective Time for no consideration;

•	no additional Company Options, Company RSU Awards or Director RSU Awards are granted to any such individual on or before such date; and

•	the values of Class A Shares and the Class A Shares underlying Company RSU Awards and Director RSU Awards are equal to the Merger Consideration of $0.50 per Class A Share.

Name	Number of Class A Shares	Number of Class B Shares	Value of Common Shares ($)	Number of Company / Director RSU Awards	Value of RSU Awards ($)	Total ($)
Julie Cullivan	4,430	—	2,215.00	25,793	12,896.50	15,111.50
Michèle Flournoy	5,775	—	2,887.50	25,793	12,896.50	15,784.00
Michael Lehman	13,985	—	6,992.50	26,984	13,492.00	20,484.50
Lisa Nelson	6,710	—	3,355.00	25,793	12,896.50	16,251.50
Scott Stanford(4)	1,922,496	—	961,248.00	39,682	19,841.00	981,089.00
Martin Attiq	37,037	—	18,518.50	2,876	1,438.00	19,956.50
Chris C. Kemp(5)	52,972	1,806,376	929,674.00	3,616	1,808.50	931,482.50
Adam P. London(6)	10,220	1,896,237	953,228.50	1,807	903.50	954,132.00
Axel Martinez	88,299	—	44,149.50	12,500	6,250.00	50,399.50

Severance Entitlements

Each of Mr. Kemp, Dr. London, Mr. Martinez and Mr. Attiq are a party to an employment agreement with the Company (the “Employment Agreements”). The Employment Agreements with Mr. Kemp, Dr. London and Mr. Attiq provide that if such executive officer’s employment is terminated by the Company without “cause” or by the executive officer for “good reason” (in each case, as defined in the applicable Employment Agreement), other than in connection with a “change of control” (as defined in the applicable Employment Agreement), such executive officer will be entitled to severance consisting of (i) 12 months’ salary continuation; (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus); (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to 12 months following termination; and (iv) accelerated vesting of unvested equity awards. All of the Employment Agreements provide that if a qualifying termination occurs within the three months prior to or twelve months following a “change of control,” the executive officer is entitled to receive a severance consisting of (i) twelve months’ salary continuation (24 months in the case of Mr. Kemp); (ii) the target amount of any annual bonus that would otherwise be earned in the year of termination (offset by any amounts already paid toward the annual bonus), except that Mr. Martinez is not entitled to any bonus amount as severance; (iii) COBRA premium subsidy payments, at the rate of the Company’s normal contribution for active employees at the executive’s coverage level, for up to 12 months following termination (18 months in the case of Mr. Kemp); and (iv) accelerated vesting of unvested equity awards (except that Mr. Martinez is entitled to accelerated vesting of only those unvested equity awards that are scheduled to vest within the twelve months following termination).

Other Arrangements

Prior to the Effective Time, Parent or their affiliates may, in their discretion, initiate negotiations of agreements, arrangements and understandings with any of the Company’s directors and executive officers regarding their employment or other future service or compensation or benefits and may enter into definitive agreements with such individuals regarding the foregoing. To the Company’s knowledge, as of the date of this Information Statement, none of Parent or their affiliates has initiated any such negotiations or entered into any such new agreements, arrangements or understandings. Current agreements, arrangements and understandings between Parent or their affiliates and any of the Company’s directors and executive officers are described below in the section entitled “—Other Interests” beginning on page 80 of this Information Statement.

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below shows the compensation that is based on or relates to the Merger and could become payable to each of Mr. Kemp, Dr. London, Mr. Martinez and Mr. Attiq, whom we refer to as “named executive officers.” The compensation in the table below is referred to as “golden parachute” compensation by the applicable SEC rules.

The table below summarizes the potential severance benefits that each named executive officer could be entitled to receive from the Company if such named executive officer incurs a qualifying termination of employment, as described above in “—Severance Entitlements,” irrespective of whether the Merger is consummated. The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur and do not reflect certain compensation actions that may occur before the closing of the Merger. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below. No final decisions have been made regarding the Company’s named executive officers’ continued employment with the Company after the completion of the Merger.

For purposes of calculating the amounts set forth in the table below, we have assumed that the Merger occurs on May 6, 2024 (which is the assumed date solely for purposes of this golden parachute compensation disclosure) and each applicable named executive officer experiences a qualifying termination of employment on that date.

Potential Change of Control Payments to Named Executive Officers

Name	Cash(1)	Equity(2)	Perquisites/Benefits(3)(4)	Total
Martin Attiq	$500,000	$3,512	$13,566	$517,078
Chris C. Kemp	$600,000	$10,847	$44,677	$1,255,524
Adam P. London	$500,000	$5,423	$29,784	$535,207
Axel Martinez	$450,000	$12,500	$29,784	$492,284

(1)

These amounts represent the cash severance benefits payable to the applicable individual upon a qualifying termination of employment, as described above in “—Severance Entitlements,” regardless of whether such termination occurs prior to, in connection with, or following the Merger. For purposes of this table, we consider these payments to be “double-trigger,” as they will only be payable in the event of a qualifying termination of employment. The amounts in this column include, (i) for Mr. Attiq, $500,000 in salary continuation and a target bonus of $0, (ii) for Mr. Kemp, $600,000 in salary continuation and a target bonus of $0, (iii) for Dr. London, $500,000 in salary continuation and a target bonus of $0, and (iv) for Mr. Martinez, $450,000 in salary continuation and a target bonus of $0. The individuals will not receive any pension or nonqualified deferred compensation benefit enhancements, tax reimbursement, or other benefits in connection with the Merger.

(2)

These amounts represent the value of each individual’s equity awards outstanding as of May 6, 2024, for which vesting would be accelerated under the individual’s severance agreement. The amounts in this column include, (i) for Mr. Attiq, 7,024 Company RSU Awards with a value of $3,512, (ii) for Mr. Kemp, 21,694 Company RSU Awards with a value of $10,847, (iii) for Dr. London, 10,845 Company RSU Awards with a value of $5,423, and (iv) for Mr. Martinez, 25,000 Company RSU Awards with a value of $12,500. No Company Options have been included as all Company Options were Underwater Options as of May 6, 2024.

(3)

These amounts represent the estimated cost of the Company’s payment of premiums for coverage under COBRA for the individual for up to 12 months (or 18 months in the case of Mr. Kemp), based on the assumptions used for financial reporting purposes under GAAP.

(4)

Under each individual’s severance agreement, if any payments or benefits otherwise payable to the individual (including the payments and benefits under such individual’s severance agreement) would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the individual would be entitled to receive either full payment of those payments and benefits or a lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the individual.

Special Committee Compensation

Non-employee directors of the Company receive an annual retainer of $250,000 for their service on the Board, which is paid in a combination of no more than $87,500 in cash and the issuance of either Company Options or Director RSU Awards having a value equal to at least $162,500. Non-employee directors serving as lead director, committee chairs, and committee members also receive pre-determined cash fees in addition to their base director compensation, however, members of the Special Committee will not receive any additional compensation for serving on the Special Committee.

Directors’ and Officers’ Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, the Company’s current and former directors and executive officers and certain other officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement—Indemnification and Insurance” beginning on page 110 of this Information Statement for a description of such ongoing arrangements.

Other Interests

The following Company executive officers and directors currently have employment relationships or other compensation arrangements with Parent:

•	Chris C. Kemp serves as the Chief Executive Officer and a director of both Parent and Merger Sub; and

•	Adam P. London serves as the Secretary and a director of both Parent and Merger Sub.

Delisting and Deregistration of Class A Shares

The Class A Shares are currently listed on Nasdaq and registered under the Exchange Act. If the Merger is completed, the Class A Shares will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic or other reports with the SEC on account of the Class A Shares.

Plans for the Company After the Merger

The Company and Parent each anticipate that the Company’s operations will, after the Effective Time, be conducted substantially as they are currently being conducted, except that the Class A Shares will cease to be publicly traded.

After the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, and the officers of the Company in office immediately prior to the Effective Time will become the officers of the Surviving Corporation, in each case until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed, as the case may be.

Except as described above or elsewhere in this Information Statement, Parent has advised the Company that it does not have any current intentions, plans or proposals to cause the Company to engage in any of the following:

•	an extraordinary corporate transaction following the consummation of the Merger involving the Company’s corporate structure;

•	the purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; or

•	any other material changes to the Company’s corporate structure or business.

Notwithstanding the foregoing, following the Effective Time, Parent may consider a range of alternatives including the types of transactions set forth above as well as other strategic transactions if Parent decides that such transactions or other activities are desirable. Except as otherwise disclosed in this Information Statement (including in the Company’s filings with the SEC incorporated by reference into this Information Statement), as of the date hereof, no agreements, understandings or decisions have been reached and there is no assurance that Parent will or will not decide to undertake any such alternatives. Parent expressly reserves the right to make any changes to the Company operations after consummation of the Merger that it deems appropriate.

Transaction Litigation

As of the filing of this Information Statement, the Company is not aware of any complaints filed or litigation pending related to the Merger. The Company has received a stockholder demand letter pursuant to DGCL Section 220 relating to the events leading to the execution of the Merger Agreement and could receive other stockholder demand letters relating to books and records requests or the disclosure in this Information Statement. No assurances can be made as to the outcome of such demands or other actions.

Fees and Expenses

The estimated maximum amount of fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses	$3,150,000.00
Legal, accounting and other professional fees and expenses	$3,701,272.59
SEC filing fees	$1,675.81
Printing and mailing costs	$25,000.00

Total	$6,877,948.40

It is also expected that Merger Sub and/or Parent will incur approximately $8.0 million of legal, other advisory and financing fees in connection with the Merger.

The estimate for legal fees set forth in this Information Statement does not include any amounts attributable to any future litigation challenging the Merger. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the Transactions, including the Merger, will be paid by the party incurring such expense.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material United States federal income tax consequences of the Merger generally applicable to holders of Class A Shares who exchange their Class A Shares for cash pursuant to the Merger. The summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to holders whose Class A Shares are held as capital assets (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Class A Shares that are subject to special tax rules, such as insurance companies, United States expatriates, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, broker-dealers, financial institutions, cooperatives, traders in securities that elect to mark to market, United States Holders (as defined below) whose functional currency is not the United States dollar, holders who hold Class A Shares through pass-through entities for United States federal income tax purposes or as part of a straddle or conversion transaction, holders deemed to sell Class A Shares under the constructive sale provisions of the Code, holders who exercise appraisal rights, or holders who acquired Class A Shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address any Medicare tax or alternative minimum tax considerations or any aspect of state, local or non-United States taxation, and does not address any United States federal taxation other than income taxation.

For purposes of this Information Statement, a “United States Holder” means a beneficial owner of Class A Shares that is:

•	a citizen or individual resident of the United States,

•

a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate, the income of which is subject to United States federal income tax regardless of its source, or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a United States person.

The term “Non-United States Holder” refers to any beneficial owner of Class A Shares, other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes, that is not a United States Holder.

If a partnership or any other entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Class A Shares, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships owning Class A Shares and partners in such partnerships should consult their own tax advisors as to the particular United States federal income tax consequences of the Merger to them.

The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. Because individual circumstances may differ, each holder of Class A Shares should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of U.S. federal, state, local and non-U.S. tax laws.

United States Holders. The receipt of the Merger Consideration by a United States Holder in exchange for Class A Shares pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, for United States federal income tax purposes, a United States Holder who receives the Merger Consideration will recognize gain or loss in an amount equal to the difference between (x) the amount of cash the United States Holder receives (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Class A Shares. A United States Holder’s adjusted tax basis generally will equal the price the United States Holder paid for such shares. Gain or loss will be calculated separately for each block of Class A Shares exchanged in the Merger (generally shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Class A Shares have been held for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is limited.

Non-United States Holders. Subject to the discussion below regarding backup withholding, a Non-United States Holder that receives cash for Class A Shares pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Class A Shares at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Class A Shares, and the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Class A shares. The Company believes it has not been a “United States real property holding corporation” for United States federal income tax purposes at any time during the five-year period preceding the Merger.

If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses.

If you are a Non-United States Holder and your gain is effectively connected with a United States trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as United States Holders. Non-United States Holders that are corporations may also be subject to branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.

Information Reporting and Backup Withholding. Cash consideration received by a United States Holder or a Non-United States Holder in the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should complete and return to the applicable paying agent an Internal Revenue Service (“IRS”) Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.

Regulatory Approvals

Under the Merger Agreement and subject to the terms thereof, each of the parties to the Merger Agreement has agreed to cooperate with the other parties and use (and to cause its respective subsidiaries to use) its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for in the Merger Agreement) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to closing set forth in the Merger Agreement applicable to such party to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, (ii) satisfy the requirements of, and obtain all consents from, any governmental authority necessary, proper or advisable to consummate the Transactions, (iii) take all steps that are necessary, proper or advisable to avoid any actions by any governmental authorities with respect to the Merger Agreement or the Transactions and (iv) defend or contest in good faith any action by any third party (excluding any governmental authority), whether judicial or administrative, challenging the Merger Agreement or that otherwise would reasonably be expected to prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions.

Under the Merger Agreement and subject to the terms thereof, each of the parties to the Merger Agreement has also agreed to (i) give the other parties prompt notice of the making or commencement of any request or proceeding by or before any governmental authority with respect to the Transactions; (ii) keep the other parties hereto informed as to the status of any such request or proceeding; (iii) give the other parties hereto notice and an opportunity to participate in any substantive communication made to any governmental authority regarding the Transactions; and (iv) promptly notify the other parties of any communication from any governmental authority regarding the Transactions. Subject to applicable laws relating to the exchange of information and the terms of the Merger Agreement, Parent and the Company have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or substantive written materials submitted or substantive communication made to, any governmental authority in connection with the Transactions.

The Company, Parent and Merger Sub have determined that no regulatory filings are required in connection with the Transactions.

Alternatives to the Merger

As described more fully in the section entitled “The Special Factors—Background of the Merger,” the Special Committee, which consists entirely of independent and disinterested directors, was formed on July 28, 2023 for the purpose of exploring potential strategic alternatives including, without limitation, one or more potential financing transactions. The exploration of strategic alternatives and the solicitation processes conducted by the Company and the Special Committee with respect to a possible sale of the Company or other strategic transactions, did not result in the Company receiving any alternative proposals with respect to a sale of the Company or other strategic transaction that the Special Committee considered superior to or competitive with the Merger and the Merger Consideration.

Prior to the delivery of the Written Consent, the Company and its representatives were allowed, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited acquisition proposal that would reasonably be expected to lead to a superior proposal. However, the Company’s rights to engage in negotiations or discussions with third parties ceased by virtue of the delivery of the Written Consent following the execution of the Merger Agreement.

For more information on the alternatives to the Merger, see the sections entitled “—Background of the Merger” beginning on page 15 of this Information Statement, “—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page 54 of this Information Statement and “—Position of the Company on the Fairness of the Merger” beginning on page 71 of this Information Statement.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the section entitled “Summary” beginning on page 1 of this Information Statement and the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this Information Statement, without charge, by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 133 of this Information Statement.

Q:	What is the proposed transaction and what effects will it have on the Company?

A:

The proposed transaction is the acquisition by Parent of all of the Class A Shares (other than (i) the Rollover Shares, (ii) any Canceled Common Shares and (iii) any applicable Dissenting Shares) issued and outstanding immediately prior to the Effective Time through the merger of Merger Sub and the Company on the terms and subject to the conditions set forth in the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived (to the extent waivable) and subject to the other terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation of the Merger and will cease to be a publicly traded company.

Q:	If the Merger is completed, what will I receive for my Class A Shares?

A:

Upon consummation of the Merger and subject to the terms and conditions set forth in the Merger Agreement, and subject to your compliance with the letter of transmittal delivered to you by the paying agent after the closing of the Merger as further described in the section entitled “The Merger Agreement—Procedures for Receiving Merger Consideration” beginning on page 100 of this Information Statement, you will receive the Merger Consideration equal to $0.50 in cash, without interest and less any required withholding taxes, for each Class A Share that you own, unless you are entitled to demand and properly demand appraisal pursuant to, and in a manner that complies with, Section 262 of the DGCL, and do not withdraw or otherwise lose the right to appraisal pursuant to the DGCL. For example, if you own 100 Class A Shares, you will receive $50.00 in cash for your Class A Shares without interest and less any required withholding taxes. Upon completion of the Merger, you will not own any equity in the Surviving Corporation.

Q:	What happens to Company Equity Awards if the Merger is completed?

A:

At the Effective Time, each outstanding Company Option, other than an Underwater Option, that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by Parent and converted into an option to purchase Parent Class A Shares. Underwater Options will be canceled at the Effective Time for no consideration. As of May 6, 2024, all Company Options were Underwater Options.

At the Effective Time, each Company RSU Award that has vested in accordance with its terms, or is accelerated in connection with the Merger in the case of Director RSU Awards (except for Rollover Shares that are issued upon acceleration of Director RSU Awards) will be canceled and will only entitle the holder of such Company RSU Award to receive (without interest) an amount in cash equal to (i) the number of Class A Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. Each Company RSU Award that has not vested in accordance with its terms or so accelerated will be canceled for no consideration.

Q:	When do you expect the Merger to be completed?

A:

We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions set forth in the Merger Agreement. Completion of the Merger is currently expected to occur in the second quarter of 2024, although the Company cannot assure completion by any particular date, if at all. In addition, the Company cannot provide any assurance that it will be able to obtain interim financing sufficient to fund the Company’s operations through the consummation of the Merger.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, our stockholders will not receive any payment for their Class A Shares in connection with the Merger. Instead: (i) the Company will remain an public company and the Special Committee will continue to evaluate a range of potential strategic alternatives, including, without limitation, additional sources of financing and a potential dissolution or winding up of the Company and liquidation of our assets through the filing of a petition for voluntary relief under Chapter 7 of the US Bankruptcy Code; (ii) our Class A Shares will continue to be listed and traded on Nasdaq; and (iii) we will continue to file periodic reports with the SEC.

If the Merger is not completed, the Company has substantial doubt about its ability to raise financing sufficient to continue operating as a going concern. Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, there can be no assurance as to the price at which our Class A Shares may trade, and the price of our Class A Shares may decline significantly. If the Merger is not completed and the Special Committee decides that it is in the best interests of the Company and its stockholders to file a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code, it is expected that such filing will result in a liquidation of all of the Company’s assets, and not a reorganization.

Q:	Why am I not being asked to vote on the Merger?

A:

To effect the Merger, Section 228 and Section 251 of the DGCL, the Company Charter and the Company Bylaws require the adoption of the Merger Agreement by stockholders of the Company holding a majority of the aggregate voting power of the outstanding Class A Shares and Class B Shares entitled to vote thereon, voting together as a single class. The Company Charter permits stockholders to act by written consent in certain circumstances, including in connection with the approval of transactions such as the Merger. On March 7, 2024, following the execution of the Merger Agreement, Mr. Kemp and Dr. London, who on such date beneficially owned a majority of the Common Shares outstanding, executed and delivered to the Company the Written Consent, thereby providing the required stockholder approval for the Merger. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are not being requested to send us a proxy.

Q:	Why did I receive this Information Statement?

A:

Applicable laws and securities regulations require us to provide you with notice of the Written Consent that was delivered by Mr. Kemp and Dr. London, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This Information Statement also constitutes notice to you of the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this Information Statement as Annex F.

Q:	What did the Special Committee determine and recommend to the Board?

A:

After consideration of various factors as discussed in the section entitled “The Special Factors—Recommendation of the Special Committee; Reasons for the Merger” beginning on page 54 of this Information Statement, the Special Committee unanimously resolved:

•

that the Merger Agreement, the other transaction documents and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable, fair to and in the best interests of the Company and the Public Stockholders; and

•

to recommend that the Board: (i) approve the Merger Agreement, the other transaction documents and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement; (ii) recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company; and (iii) authorize the execution and delivery of the agreements to which the Company is a party and the performance by the Company of all of its obligations under the Merger Agreement and the Transactions, including the Merger.

In addition, the Special Committee believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Q:	Did the Board approve and recommend the Merger Agreement?
A:

Yes. After consideration of various factors as discussed in the section entitled “The Special Factors—Recommendation of the Board; Reasons for the Merger” beginning on page 58 of this Information Statement, among other things, the Board (based on the unanimous recommendation of the Special Committee and with Mr. Kemp, Dr. London and Mr. Stanford abstaining) resolved:

•

that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable, fair to and in the best interests of the Company and the Company’s stockholders;

•	to approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement;

•	to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company; and

•

to authorize the execution and delivery of the agreements to which the Company is a party and the performance by the Company of all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement.

In addition, the Board (excluding Mr. Kemp, Dr. London and Mr. Stanford), on behalf of the Company, believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Q:

Have a majority of directors who are not employees of the Company retained an unaffiliated representative to act solely on behalf of the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, for purposes of negotiating the terms of the Merger and/or preparing a report concerning the fairness of the Merger?

A:

No. As described more fully in the section entitled “The Special Factors—Background of the Merger,” the Special Committee, which consists entirely of independent and disinterested directors, was formed for the purpose of exploring potential strategic alternatives including, without limitation, one or more potential financing transactions or a potential dissolution or winding up of the Company and liquidation of our assets. The Special Committee retained (i) Freshfields Bruckhaus Deringer LLP as its legal advisor and (ii) Houlihan Lokey as its financial advisor, and Houlihan Lokey rendered an opinion to the Special Committee to the effect that the Merger Consideration to be received by the Public Stockholders in the Merger, pursuant to the Merger Agreement, is fair to such stockholders, from a financial point of view, as more fully described in the section entitled “The Special Factors—Opinion of Houlihan Lokey Capital, Inc. to the Special Committee” beginning on page 59 of this Information Statement. The Special Committee considered the Public Stockholders to be situated substantially similarly to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Q:	What happens if I sell my shares before the completion of the Merger?

A:

If you transfer your Class A Shares before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and lose your appraisal rights. In order to receive the Merger Consideration or exercise appraisal rights, you must hold your Common Shares, as applicable, through the Effective Time.

Q:	How do I surrender my Book-Entry Shares held by the Company’s transfer agent, Continental Stock Transfer & Trust Company?

A:

Promptly after the Effective Time, without any action by any holder of record of Book-Entry Shares, the Surviving Corporation will direct the paying agent to mail to each holder of record of Book-Entry Shares (i) a notice of effectiveness of the Merger and (ii) a check for an amount, less any required withholding taxes, equal to (x) the number of Book-Entry Shares held by such holder immediately prior to the Effective Time multiplied by (y) the Merger Consideration and such Book-Entry Shares shall forthwith be canceled.

Q:	Should I send in my Certificates or other evidence of ownership now?

A:

No. Do not send in your Certificates now. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Class A Shares for the Merger Consideration. If your Class A Shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration.

Q:	What happens to my Class A Shares held by my broker?
A:

Your broker generally will handle cashing out all Class A Shares that you hold in your brokerage account after the closing of the Merger has occurred. You should direct any specific questions on this to your broker.

Q:	Is the Merger subject to any conditions?

A:

Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must satisfy or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 115 of this Information Statement.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my Common Shares?

A:

Yes. Company stockholders are entitled to demand and properly demand appraisal pursuant to, and in a manner that complies with, Section 262 of the DGCL, and do not withdraw or otherwise lose the right to appraisal pursuant to the DGCL are entitled to appraisal rights in connection with the Merger with respect to their Common Shares. See the section entitled “Appraisal Rights” beginning on page 123 of this Information Statement.

Q:	What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:

The Company’s rights to provide non-public information and engage in negotiations or discussions with third parties and to make an adverse recommendation change ceased upon the delivery of the Written Consent following the execution of the Merger Agreement.

Prior to the delivery of the Written Consent, the Company and its representatives were allowed, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited acquisition proposal that would reasonably be expected to lead to a superior proposal.

Additionally, prior to the delivery of the Written Consent, the Board, Special Committee or other committee of the Board were allowed to make an adverse recommendation change in response to an intervening event or an acquisition proposal, in each case, under certain specified circumstances and after complying with certain specified procedural requirements.

Q:	Will I owe taxes as a result of the Merger?

A:

The exchange of Class A Shares for the Merger Consideration pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder receiving the Merger Consideration generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of the Merger Consideration that such United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) the adjusted tax basis of the surrendered Class A Shares.

A Non-United States Holder will generally not be subject to United States federal income tax on any gain resulting from the exchange of the Class A Shares pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Class A Shares should read the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 81 of this Information Statement for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the U.S. federal, state, local and non-U.S. tax consequences of the Merger.

Q:	Where can I find more information about the Company?

A:

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. This information is available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” beginning on page 133 of this Information Statement.

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger, please contact our investor relations department at ir@astra.com. If your broker holds your Common Shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement, and the documents to which we refer you in this Information Statement, contain forward-looking statements within the meaning of federal securities laws. The forward-looking statements include our current expectations, assumptions and estimates about the Merger and the Transaction. We have used the words “approximate,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, that may cause actual results to differ materially from those that we are expecting, including whether the Transactions, including the Merger, can, in fact, be consummated in the manner described in Merger Agreement or this Information Statement or at all. Such risks include:

•	risks associated with Merger and the Transactions generally, such as the inability to obtain, or delays in obtaining, any required approvals or consents;

•	the failure to consummate or delay in consummating the Merger for other reasons;

•	the risk that a condition to closing of the Transactions, including the Merger, may not be satisfied;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the possibility that if the Merger Agreement were terminated the Special Committee would decide to liquidate, wind up or dissolve the Company, which process would be subject to uncertainties and the possibility that there may never be a liquidating distribution made to stockholders;

•	the failure of the Company to raise sufficient interim capital to continue its business operations through the consummation of the Merger;

•

the failure of Parent to obtain the financing required to consummate the Transactions (including the Merger), including the breach by any of the Equity Commitment Parties of their obligations under the Equity Commitment Letters;

•	the outcome of any legal proceedings that may be instituted following announcement of the Merger;

•	failure to retain key management and employees of the Company;

•	the fact that under the terms of the Merger Agreement, the Company is restrained from soliciting other acquisition proposals during the pendency of the Merger;

•	unfavorable reaction to the Merger by customers, competitors, suppliers and employees;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors;

•	the risk that trading price of our Class A Shares may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and

•

additional factors discussed in the Company’s filings with the SEC, including in our Annual Report on Form 10-K (which is incorporated by reference herein), and the Rule 13e-3 Transaction Statement on Schedule 13E-3 to be filed by the Company, Parent and certain other persons with respect to the Transactions (including all exhibits and any amendments or supplements thereto, the “Schedule 13E-3”).

We believe that the assumptions on which our forward-looking statements are based are reasonable. All forward-looking statements concerning the Merger and the Transactions, or other matters addressed in this Information Statement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE PARTIES TO THE MERGER AGREEMENT

The Company

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Phone: (866) 278-7217

Astra’s mission is to improve life on Earth from space® by launching a new generation of space products and services. These products and services are enabled by new constellations of small satellites in low Earth orbit, which have rapidly become smaller, cheaper, and many times more numerous than traditional satellites. We believe that frequent, reliable, dedicated launches and space products enabled by scaled manufacturing are the keys to accelerating the growth of the space economy. Currently, our business consists of two segments, Launch Services and Space Products. To learn more about the Company, please visit https://astra.com. Our website address is being provided as an inactive textual reference only. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 133 of this Information Statement. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced in the section entitled “Where You Can Find More Information” that have been or will be filed with the SEC, is not part of this Information Statement.

The Class A Shares are listed with, and trade on, Nasdaq under the symbol “ASTR”.

Parent

Apogee Parent Inc.

1900 Skyhawk Street

Alameda, California 94501

Phone: (866) 278-7217

Parent was formed in the State of Delaware on February 29, 2024 solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company, and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder, and matters ancillary thereto.

Merger Sub

Apogee Merger Sub Inc.

1900 Skyhawk Street

Alameda, California 94501

Phone: (866) 278-7217

Merger Sub was formed in the State of Delaware on February 29, 2024 solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company. Merger Sub is a wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROLLING PERSONS OF THE COMPANY

Neither the Company nor, to the knowledge of the Company, any of the Company’s directors or executive officers listed below has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). In addition, neither the Company nor, to the knowledge of the Company, any of the Company’s directors or executive officers listed below has during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

The business address of each of the directors and executive officers of the Company listed below is 1900 Skyhawk Street, Alameda, California 94501.

Directors

Chris C. Kemp is our co-founder, Chairman and Chief Executive Officer. Mr. Kemp leads the overall company strategy and direction. Mr. Kemp founded Astra in October 2016. Mr. Kemp previously served as the Chief Technology Officer of NASA IT. During his time at NASA from November 2007 until March 2011, Mr. Kemp developed cloud computing strategy for the United States Federal Government with the White House and founded OpenStack, an open infrastructure software platform, which is the largest and fastest growing open-source project in history, in 2010. Mr. Kemp currently serves on the Board of Directors at Scalr, an information technology and services company, and has served in that role since April 2015. Mr. Kemp has also served as an advisor to Planet Labs, an aviation and aerospace company, since January 2013, and Ripcord, a computer software company, since October 2015. Mr. Kemp previously founded and served as the CEO of three venture-backed start-ups, all of which are now owned by public companies. Mr. Kemp studied Computer Engineering at the University of Alabama in Huntsville.

Adam P. London is our co-founder, Chief Technology Officer and serves as one of our directors. Dr. London helped found Astra in October 2016 and has served as the Chief Technology Officer and director since then. Dr. London leads our technology strategy and long-term product roadmap. Dr. London co-founded and served as a managing partner for Ventions, LLC, which was our predecessor company, from January 2005 until September 2016. While at Ventions, LLC, Dr. London spent over 10 years leading initiatives to miniaturize high-performance rocket technologies, supported by funding from the Defense Advanced Research Projects Agency, NASA, and other government agencies. Prior to founding Ventions, LLC and Astra, Dr. London served as an engagement manager at McKinsey & Company, where he focused on the automotive and manufacturing sectors. Dr. London holds a B.S., M.S. and Ph.D. in Aerospace Engineering from Massachusetts Institute of Technology, where his research culminated in the creation of a liquid-cooled chemical rocket engine smaller than a postage stamp.

Julie Cullivan has served as one of our directors since February 2023. Ms. Cullivan currently serves a special advisor to Brighton Park Capital, an investment firm specializing in the technology and healthcare sectors, joining there in 2020. From 2017 through 2021, she was the Chief Technology and People Officer at Forescout Technologies, Inc., a leading provider of compliance and cybersecurity for all connected devices, reporting to the CEO, where she was responsible for leading the company’s business model transformation, information technology strategy, security risk and compliance program, customer production operations, and human resources. Prior to Forescout, Ms. Cullivan was the EVP, Business Operations and CIO at FireEye, Inc. Ms. Cullivan was a member of the executive team that set the company’s strategy and helped scale FireEye from a private company with $80 million in revenue, through its successful IPO, to a global publicly traded company with revenues of over $700 million and a $2.7 billion valuation. Since 2017, Ms. Cullivan has served as a director for Axon Enterprise Inc. (Nasdaq: AXON), a leader in global public safety technology, where she is a member of the Audit Committee and chairs its Enterprise Risk and Information Security Committee. She also serves on the board of directors of Axon Enterprise, Inc. and HeartFlow, Inc. Ms. Cullivan has a B.S. degree in Finance from Santa Clara University.

Michèle Flournoy has served as one of our directors since August 2021. Ms. Flournoy’s career has spanned many roles in the defense and national security industry, ranging from research to advisory. She is the co-founder and managing partner of WestExec Advisors, a strategic advisory firm formed in early 2018. She previously served as the Under Secretary of Defense for Policy from February 2009 to February 2012, acting as principal advisor to the Secretary of Defense in the formulation of national security and defense policy, oversight of military plans and operations, and in National Security Council deliberations. She led the development of the Department of Defense’s 2012 Strategic Guidance and represented the Department in dozens of foreign engagements, in the media and before Congress. Ms. Flournoy co-founded the Center for a New American Security (“CNAS”), a bipartisan think tank, in 2007 and served as President until 2009. She returned to serve as the CEO of CNAS from July 2014 through December 2017. Ms. Flournoy is also the recipient of numerous honors and awards, and has edited and authored various works on a broad range of defense and national security issues. In addition, Ms. Flournoy has also served on numerous business and advisory boards, including her current service as a director for Rivada Networks, CNAs, Booz Allen Hamilton, Amida Technology Solutions, and Spirit of America (a nonprofit corporation), CARE and the Honorary Advisory Committee of The Leadership Council for Women in National Security. Ms. Flournoy is also a former member of the President’s Intelligence Advisory Board, the CIA Director’s External Advisory Board, and the Defense Policy Board, and is currently a member of the Council on Foreign Relations and the Aspen Strategy Group, and is a Senior Fellow at Harvard’s Belfer Center for Science and International Affairs. Ms. Flournoy earned a bachelor’s degree in social studies from Harvard University and a master’s degree in international relations from Balliol College, Oxford University, where she was a Newton-Tatum scholar.

Michael Lehman has served as one of our directors since June 30, 2021 and is our lead independent director. Mr. Lehman served the University of Wisconsin in various capacities from March 2016 until October 2021, most recently as Interim Chief Operating Officer of the Wisconsin School of Business, and previously as Special Advisor to the Chancellor, Interim Vice Provost for Information Technology, Chief Information Officer and Interim Vice Chancellor for Finance and Administration. He is currently on the Boards of MGIC Investment Corp. (serving in that role since 2001) and Immunicom, Inc. (serving in that role since April 2022). He had previously been a consultant (2014-2016); Interim Chief Financial Officer at Ciber Inc., a global information technology company (2013-2014); Chief Financial Officer of Arista Networks, a cloud networking firm (2012-2013); and Chief Financial Officer of Palo Alto Networks, a network security firm (2010-2012). Earlier in his career, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services.

Lisa Nelson has served as one of our directors since August 2021. Ms. Nelson has served in different management positions at several Global 500 companies around the world. Ms. Nelson was most recently at Microsoft from August 2005 to October 2019 where she held executive roles across corporate accounting, investor relations, finance and business development. While at Microsoft, Ms. Nelson co-founded Microsoft’s first venture fund, M12, and served as Managing Director for three years before retiring from Microsoft. Following her retirement from Microsoft, she has served as an advisor and director to a number of global businesses and charitable organizations. Currently, she is a member of the board of directors of the following organizations: Seattle Bank (since October 2021) and Destiny Tech 100 (since August 2023). She also serves on the advisory boards of Flying Fish Partners (since September 2021), Movac, a venture capital fund in New Zealand (since July 2020), Brooks Running (since January 2021), amongst others. She is also an Edmund Hillary Fellow.

Scott Stanford has served as one of our directors since June 30, 2021, and served on the board of Legacy Astra since December 2017. Mr. Stanford has served as the co-founder of several companies, including ACME, LLC and its affiliates, a venture capital firm, since February 2013; and Silicon Foundry, a membership-based corporate advisory platform, since February 2013. Prior to these roles, Mr. Stanford served as a managing director at Goldman Sachs from June 2004 until February 2013. Mr. Stanford served as a member of the board of directors of Cue Health Inc., a publicly held health technology company, from December 2017 to July 2022, and currently serves as a director of several private companies, including Boombox Labs, Inc., a remote culture experience company, since February 2022; Time by Ping, Inc., an artificial intelligence company providing time automation services, since July 2021; Curology, Inc., a direct to consumer prescription skincare company, since September 2015; and Personalized Beauty Discovery, Inc. (IPSY), a personalized beauty commerce company, since September 2015. Mr. Stanford holds an M.B.A. from Harvard Business School.

Non-Director Executive Officers

Axel Martinez has served as our Chief Financial Officer since November 2022, joining us in October 2022. Mr. Martinez has more than 25 years of experience in finance roles, including deep knowledge in the technology industry, experience with scaling high-growth companies and participating in capital markets. From April 2019 through November 2021, Mr. Martinez served as the chief financial officer of Veev Group, Inc., a construction technology company headquartered in San Mateo, CA. Prior to that, he served as senior vice president and Chief Financial Officer at Virgin Hyperloop One, a transportation technology company headquartered in Los Angeles, CA, from June 2017 through November 2018. Mr. Martinez left Veev Group Inc. in 2021 so that he could focus on his family. Mr. Martinez holds a B.A. in Economics and Political Science from Columbia University and an M.B.A. from Harvard Business School.

Martin Attiq has served as our Chief Business Officer since January 2020 and leads our sales, partnerships, customer success, real estate services, spaceport services, communications and corporate development. Mr. Attiq previously spent 10 years at BlackRock where he co-founded the Financial Markets Advisory group and led many of the group’s landmark assignments. Mr. Attiq holds a B.S.E. in Industrial Engineering from the University of Michigan and an M.S. in Management from the Stanford Graduate School of Business, where he was a Sloan Fellow.

Controlling Persons

The holders of the Class B Shares, Chris C. Kemp and Adam P. London, beneficially own a majority of the voting power of all outstanding Common Shares. The address of the Controlling Persons is 1900 Skyhawk Street, Alameda, California, 94501.

Set forth below for each director and/or officer of Parent is such director and/or officer’s respective principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person and country of citizenship, each of whom has the business address set forth above.

Individual	Description

Chris C. Kemp (U.S. Citizen)	Chris C. Kemp is the Company’s co-founder, Chairman and Chief Executive Officer. Mr. Kemp leads the overall company strategy and direction. Mr. Kemp founded Astra in October 2016. Mr. Kemp previously served as the Chief Technology Officer of NASA IT. During his time at NASA from November 2007 until March 2011, Mr. Kemp developed cloud computing strategy for the United States Federal Government with the White House and founded OpenStack, an open infrastructure software platform, which is the largest and fastest growing open-source project in history, in 2010. Mr. Kemp currently serves on the Board of Directors at Scalr, an information technology and services company, and has served in that role since April 2015. Mr. Kemp has also served as an advisor to Planet Labs, an aviation and aerospace company, since January 2013, and Ripcord, a computer software company, since October 2015. Mr. Kemp previously founded and served as the CEO of three venture-backed start-ups, all of which are now owned by public companies. Mr. Kemp studied Computer Engineering at the University of Alabama in Huntsville.

Individual	Description

Adam P. London (U.S. Citizen)	Adam P. London is Company’s co-founder, Chief Technology Officer and serves as one of its directors. Dr. London helped found Astra in October 2016 and has served as the Chief Technology Officer and director since then. Dr. London leads our technology strategy and long-term product roadmap. Dr. London co-founded and served as a managing partner for Ventions, LLC, which was our predecessor company, from January 2005 until September 2016. While at Ventions, LLC, Dr. London spent over ten years leading initiatives to miniaturize high-performance rocket technologies, supported by funding from the Defense Advanced Research Projects Agency, NASA, and other government agencies. Prior to founding Ventions, LLC and Astra, Dr. London served as an engagement manager at McKinsey & Company, where he focused on the automotive and manufacturing sectors. Dr. London holds a B.S., M.S. and Ph.D. in Aerospace Engineering from Massachusetts Institute of Technology, where his research culminated in the creation of a liquid-cooled chemical rocket engine smaller than a postage stamp.

THE MERGER AGREEMENT

This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this Information Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex C and is incorporated by reference into this Information Statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this Information Statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section entitled “Where You Can Find More Information” beginning on page 133 of this Information Statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and the description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in, or incorporated by reference into, this Information Statement, the Schedule 13E-3, the Company’s Annual Report on Form 10-K and Current Reports on Form 8-K and other documents that have been filed with the SEC in connection with the Merger Agreement and Transactions. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The description of the Merger Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Annex C and incorporated herein by reference.

Form of Merger

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation.

Consummation and Effectiveness of the Merger

The Merger will become effective at the Effective Time, which will be when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or to the extent permitted by applicable law, at such time as is agreed to by Parent and the Company prior to the filing of the certificate of merger and specified in the certificate of merger. The closing of the Merger will take place at 8:00 a.m., New York City time, on the second business day following the satisfaction or waiver (to the extent waiver is permitted in the Merger Agreement and by applicable law) of the conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent waiver is permitted in the Merger Agreement and by applicable law) of those conditions) unless another date or time is agreed to in writing by Parent and the Company.

Consideration to be Received in the Merger

At the Effective Time, by virtue of the occurrence of the Merger, the following will occur:

•

each Common Share that is owned by the Company as treasury shares and each Common Share that is owned by any direct or indirect wholly owned subsidiary of the Company, in each case issued and outstanding immediately prior to the Effective Time, will automatically be canceled without payment of any consideration therefor and cease to exist;

•

each Common Share that is owned by Parent, Merger Sub, or any direct or indirect wholly owned subsidiary of Parent or Merger Sub (including in connection with the Rollover), in each case issued and outstanding immediately prior to the Effective Time, will automatically be canceled without payment of any consideration therefor and cease to exist;

•

each Common Share that is entitled to and properly demands appraisal pursuant to the DGCL, and does not withdraw or otherwise lose the right to appraisal pursuant to the DGCL, will automatically be canceled and converted into the right to receive the appraised fair value of such Common Share (subject to the appraisal rights of such holders); provided that if such holder withdraws or otherwise loses the right to appraisal pursuant to the DGCL, such holder shall instead have the rights with respect to Common Shares set forth in the penultimate bullet point of this list;

•

each Rollover Share (including each Class A Share into which a Class B Share shall have been converted immediately prior to the Effective Time) issued and outstanding immediately prior to the Effective Time and held by Parent or its affiliates as of immediately prior to the Effective Time as a result of having been acquired by Parent or its affiliates pursuant to a Rollover Agreement or an Equity Commitment Letter shall be canceled without payment of any consideration therefor and cease to exist;

•	each Common Share (other than (i) the Rollover Shares, (ii) any Canceled Common Shares and (iii) any applicable Dissenting Shares) issued and outstanding immediately prior to the Effective Time:

•	will automatically be canceled and converted into the right to receive $0.50 per share in cash, without interest;

•	will no longer be outstanding and cease to exist; and

•	each Certificate or Book-Entry Share will thereafter represent only the right to receive the Merger Consideration in accordance with the Merger Agreement; and

•

each Merger Sub Share issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one validly issued, fully paid and nonassessable Surviving Company Common Share.

Pursuant to the Merger Agreement, at the Effective Time, each Company Option, other than an Underwater Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be assumed by Parent and converted into an option to purchase Parent Class A Shares. Each Underwater Option shall be canceled for no consideration. As of May 6, 2024, all Company Options were Underwater Options.

Pursuant to the Merger Agreement, at the Effective Time, any Director RSU will accelerate in full at the Effective Time, and each Company RSU Award that has vested in accordance with its terms (including the Director RSU Awards, except for Rollover Shares that are issued upon acceleration of Director RSU Awards), will be canceled, with the holder thereof being entitled to receive, in respect of such cancelation, without interest, an amount in cash equal to (i) the number of Class A Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. Any Company RSU Award that has not vested in accordance with its terms shall be canceled for no consideration.

As promptly as reasonably practicable after the Effective Time (but in any event no later than three business days after the Effective Time), the Surviving Corporation will pay or cause to be paid to the holders of the Company RSU Awards amounts payable, except that, with respect to any Company RSU Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the Effective Time without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the applicable Company equity plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code.

All outstanding Company Convertible Notes will, immediately after the Merger becomes effective, be converted into shares of Parent Series A Preferred Stock in accordance with the Noteholder Conversion Agreement.

All outstanding Company Warrants, will, immediately after the Merger becomes effective, be exchanged for warrants to purchase shares of Parent Series A Preferred Stock in accordance with the Warrant Exchange Agreement.

Each Class B Share of the Company will, immediately prior to the Effective Time, be converted into Class A Shares of the Company pursuant to a conversion agreement among the Company, Mr. Kemp and Dr. London.

Each Rollover Share (including each Class A Share into which a Class B Share shall have been converted immediately prior to the Effective Time) issued and outstanding immediately prior to the Effective Time and held by Parent or its affiliates as of immediately prior to the Effective Time as a result of having been acquired by Parent or its affiliates pursuant to a Rollover Agreement or an Equity Commitment Letter shall be canceled without payment of any consideration therefor and cease to exist. The Rollover Agreements shall be in a form mutually acceptable to Parent and the Company and shall provide for the delivery by certain holders of such Rollover Shares to Parent immediately prior to the Effective Time and, in exchange for the delivery of such Rollover Shares to Parent, such holders of Rollover Shares shall be issued shares of Parent Series A preferred stock. It is currently anticipated that the Specified Stockholders, as well as certain stockholders affiliated with Mr. Stanford, will enter into Rollover Agreements in connection with the Merger. Additionally, certain Class A Shares held by Mr. Kemp, the Company’s chief executive officer, chairman and a director, and Dr. London, the Company’s chief technology officer and a director, may be sold to cover transaction expenses in connection with the Merger. Such Class A Shares would not be included in any Rollover Agreements entered into by Mr. Kemp and Dr. London.

The ShareIntel Warrants will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (i) the number of Class A Shares issuable upon exercise of the ShareIntel Warrants immediately prior to the Effective Time by (ii) the amount, if any, by which the Merger Consideration exceeds the per share exercise price of the ShareIntel Warrants.

Dissenting Shares

At the Effective Time, each Dissenting Share will automatically be canceled (but will not entitle its holder to receive the applicable consideration in respect of such canceled Dissenting Share) and, without any further action on the part of the Company, Merger Sub or the holder of such Dissenting Share, automatically be converted into the right to receive the appraised fair value of such Dissenting Share in accordance with the provisions of Section 262 of the DGCL unless and until such holder fails to comply with the procedures described in Section 262 of the DGCL or effectively withdraws or otherwise loses such holder’s rights to receive payment under Section 262 of the DGCL. In the event that a holder of Dissenting Shares fails to comply with the procedures described in Section 262 of the DGCL or effectively withdraws or loses such holder’s rights to receive payment under Section 262 of the DGCL, then such Dissenting Shares will no longer be Dissenting Shares for purposes of the Merger Agreement and instead will be treated as the applicable class of Common Shares, and such holder will have no rights with respect to such Dissenting Shares, and instead will have the rights with respect to such Common Shares contemplated by the Merger Agreement.

The Company will give Parent prompt written notice of any written demands for appraisal of Dissenting Shares and any other written instruments, notices, petitions or other communications received by the Company or its representatives with respect to the Dissenting Shares. The Company will also give Parent the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal pursuant to the DGCL in respect of such Dissenting Shares. The Company will not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle or settle any such demands, or agree to do any of the foregoing.

Procedures for Receiving Merger Consideration

Not less than 10 business days prior to the anticipated closing date, Parent will designate a bank or trust company reasonably acceptable to the Company to act as the paying agent for the payment and delivery of the aggregate Merger Consideration in accordance with the Merger Agreement, and Parent and the Company will enter into an agreement with the paying agent prior to the closing date in a form reasonably acceptable to Parent and the Company. At or prior to the Effective Time, Parent or Merger Sub will deposit or cause to be deposited with the paying agent an amount in cash sufficient to pay the aggregate Merger Consideration (the “Exchange Fund”).

Pending its disbursement in accordance with the Merger Agreement, the Exchange Fund will be invested by the paying agent as directed by Parent in:

•	short-term direct obligations of the United States;

•	short-term obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest;

•	short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services; or

•	certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5 billion.

Any and all interest earned on the funds in the Exchange Fund will be paid by the paying agent to Parent. No investment losses resulting from investment of the funds deposited with the paying agent will diminish the rights of any holder of Converted Shares to receive the Merger Consideration in accordance with the Merger Agreement. To the extent that there are investment losses or the Exchange Fund otherwise diminishes below the level necessary for the payment and delivery of the aggregate Merger Consideration, Parent will promptly deposit or cause to be deposited additional amounts in cash in immediately available funds with the paying agent for the Exchange Fund as necessary to ensure that the Exchange Fund is at all relevant times at the level necessary for the payment and delivery of the aggregate Merger Consideration. The Exchange Fund will not be used for any purpose other than the payment of the Merger Consideration or payment to the Surviving Corporation as contemplated by the Merger Agreement. As soon as practicable after the Effective Time (but in no event later than three business days thereafter), the Surviving Corporation or Parent will cause the paying agent to mail to each holder of record of a Certificate a form of letter of transmittal (which (i) will specify that delivery of a Certificate will be effected, and risk of loss and title to such Certificate will pass, only upon delivery of such Certificate to the paying agent and (ii) will be in such form and have such other customary provisions as the Surviving Corporation may specify, subject to Parent’s consent (which will not be unreasonably withheld, conditioned or delayed)), together with instructions thereto, setting forth, inter alia, the procedures by which holders of Certificates may receive the applicable Merger Consideration and any dividends or other distributions to which they are entitled pursuant to the Merger Agreement.

Upon the completion of such applicable procedures by a holder and surrender of such holder’s Certificate, and without any action by any holder of record of Book-Entry Shares, the paying agent will deliver to such holder (other than to any holder in respect of Dissenting Shares) (i) in the case of Book-Entry Shares, a notice of the effectiveness of the Merger and (ii) cash in an amount (after giving effect to any required tax withholdings) equal to the number of Converted Shares represented by such Certificate or Book-Entry Shares immediately prior to the Effective Time multiplied by the Merger Consideration to which such holder is entitled, and such Certificates or Book-Entry Shares will be canceled.

If payment of the applicable Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered is registered, it will be a condition of payment that the Certificate surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment must have established to the reasonable satisfaction of the Surviving Corporation and Parent that any transfer and other taxes required by reason of the payment of the applicable Merger Consideration to a person other than the registered holder either has been paid or is not applicable. Until satisfaction of the applicable procedures contemplated by the Merger Agreement and subject to the Common Shares of Dissenting Holders, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration and any dividends or other distributions pertaining to Converted Shares formerly represented by such Certificate or Book-Entry Share. No interest will be paid or will accrue on the Merger Consideration payable with respect to Converted Shares.

If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such person of a bond, in such customary amount as the paying agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate. The Surviving Corporation will cause the paying agent to pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration.

At any time following the date that is 180 days after the closing date, the Surviving Corporation will be entitled to require the paying agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) that had been delivered to the paying agent and which has not been dispersed to former holders of Converted Shares, and thereafter such former holders will be entitled to look only to the Surviving Corporation for, and the Surviving Corporation will remain liable for, payment of their claims of the applicable Merger Consideration and any dividends or other distributions pertaining to their former Converted Shares that such former holders have the right to receive. To the extent permitted by applicable law, any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become the property of any governmental authority will become the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any person previously entitled thereto.

The Merger Consideration paid in respect of Converted Shares upon surrender of Certificates or Book-Entry Shares in accordance with the terms of the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to such Converted Shares previously represented by such Certificates or Book-Entry Shares, subject to Dissenting Shares and the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared by the Company on Converted Shares not in violation of the terms of the Merger Agreement or prior to the date of the Merger Agreement which remain unpaid at the Effective Time. At the Effective Time, the share transfer books of the Company will be closed and thereafter there will be no further transfers on the share transfer books of the Surviving Corporation of Converted Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the former holders of Converted Shares formerly represented by Certificates or Book-Entry Shares immediately prior to the Effective Time will cease to have any rights with respect to such underlying Converted Shares, except as otherwise provided for in the Merger Agreement or by applicable law. Subject to the termination of the Exchange Fund, if after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they will be canceled and exchanged for the cash amount in immediately available funds to which the holder is entitled to receive as a result of the Merger.

Tax Withholding

Merger Sub, the Surviving Corporation and the paying agent (without duplication) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of other applicable tax law. To the extent amounts are so withheld, such withheld amounts will be (i) timely remitted to the appropriate governmental authority and (ii) treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made. The parties to the Merger Agreement agreed to use their respective reasonable best efforts to cooperate to eliminate or reduce to the greatest extent possible any such deduction or withholding.

Charter; Bylaws

At the Effective Time, (i) the Company Charter, as in effect immediately prior to the Effective Time, will be amended and restated to be in the form attached as Exhibit A to the Merger Agreement attached to this Information Statement, and (ii) the Company Bylaws, as in effect immediately prior to the Effective Time, will be amended and restated to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time, and will be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until thereafter amended, as provided therein or by applicable law, consistent with the obligations set forth in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of Parent, Merger Sub and the Company, including representations and warranties relating to, among other things:

•	organization, good standing, qualification and similar matters;

•	corporate power and authority and approvals;

•	due authorization, execution, delivery and enforceability of the Merger Agreement;

•	governmental and regulatory authority filings;

•	absence of conflicts with the parties’ governing documents, applicable laws and contracts;

•	litigation; and

•	absence of brokers’, finders’ and investment bankers’ fees or commissions.

In addition, the Merger Agreement contains the following representations and warranties of the Company relating to, among other things:

•	capital structure;

•	SEC filings;

•	maintenance of disclosure controls and procedures;

•	financial statements;

•

the conduct by the Company and each of its subsidiaries of its business in all material respects in the ordinary course of business since September 30, 2023, and the absence of a Material Adverse Effect (as defined below) since such date;

•	compliance with laws, including compliance with anti-corruption, sanctions and anti-money laundering;

•	possession of and compliance with permits, licenses and consents;

•	filing of tax returns, payment of taxes and other tax matters;

•	employee benefits matters;

•	labor matters;

•	environmental matters;

•	ownership and use of intellectual property;

•	cybersecurity and data privacy matters;

•	inapplicability of certain takeover laws;

•	material contracts;

•	insurance;

•	the receipt of a fairness opinion from Houlihan Lokey; and

•	real property.

The Merger Agreement also contains the following representations and warranties of Parent and Merger Sub relating to, among other things:

•	ownership and operations of Merger Sub;

•	financing and the availability of funds to consummate the Merger;

•	solvency;

•	ownership of Common Shares;

•	national security matters;

•	the operation status of the Company; and

•	the absence of certain arrangements related to the Merger.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Material Adverse Effect” (as defined in the Merger Agreement). The Merger Agreement provides that a Material Adverse Effect means, with respect to the Company and its subsidiaries, any fact, circumstance, effect, change, event or development that is not in existence and disclosed to Parent as of March 7, 2024 or reasonably foreseeable to Parent as of March 7, 2024 and that, individually or in the aggregate, with all other facts, circumstances, effects, changes, events or developments, (i) would prevent or materially delay, interfere with, hinder or impair the consummation by the Company of any of the Transactions or (ii) has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, excluding any fact, circumstance, effect, change, event or development to the extent it results from or arises out of:

•

any change or condition affecting the industries in which the Company and its subsidiaries operate, including any event, change, development, circumstance or fact in or with respect to prices for commodities, raw material inputs or end products;

•

any economic, legislative or political condition, including any government shutdown or the results of any election, or any securities, credit, financial or other capital markets condition, in each case in the United States or in any non-U.S. jurisdiction, including changes in interest or exchange rates;

•	any change after the date of the Merger Agreement in applicable law or GAAP (or authoritative interpretation thereof);

•

riots, protests, geopolitical conditions, the outbreak or escalation of hostilities, any act of war, cyberattack, sabotage or terrorism, or any escalation or worsening of any such act of war, cyberattack, sabotage or terrorism threatened or underway as of the date of the Merger Agreement;

•	the occurrence or worsening of any pandemic, epidemic, public health emergency or disease outbreak (including COVID-19);

•	any hurricane, ice event, fire, tornado, tsunami, flood, earthquake or other natural or manmade disaster or severe weather-related event, circumstance or development;

•

any failure in and of itself by the Company or any of its subsidiaries to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings, cash flow or other financial or operating metrics for any period or any change to the liquidity profile of the Company or any of its subsidiaries, except that the underlying facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent such underlying facts or occurrences are not otherwise excluded from the definition of Material Adverse Effect;

•

the announcement, execution or delivery of the Merger Agreement or the pendency of the Merger, including the impact thereof on relationships or potential relationships, contractual or otherwise, with existing or future customers, vendors, partners, employees or regulators, except that this exception will not apply with respect to references to Material Adverse Effect in those portions of certain representations and warranties of the Company the purpose of which are to address the consequences resulting from the execution, delivery and performance by the Company of the Merger Agreement or consummation of the Transactions;

•	the identity of Parent or any of its affiliates;

•

any change in and of itself in the market price or trading volume of Class A Shares on Nasdaq, any change in the credit ratings or the ratings outlook for the Company or any of its subsidiaries or any of their respective securities or any going concern disclosure in any reports, schedules, forms, statements and other documents filed by the Company with the SEC (except that the underlying facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent such underlying facts or occurrences would not otherwise be excluded from the definition of Material Adverse Effect);

•

any action of the Company or any of its subsidiaries expressly contemplated or required to be taken by the Company or its subsidiaries pursuant to the Merger Agreement (excluding the restrictions on the Company’s conduct of business prior to consummation of the Merger) or taken at Parent’s written request;

•	any Transaction Litigation made or initiated by a holder of Common Shares, including any derivative claims;

•	the Company’s lack of sufficient cash hand or other sources of readily available funds to enable it to operate its businesses in the ordinary course of business;

•	any failure by Parent to arrange equity or debt financing from third parties sufficient to operate the Company’s business during the period from March 7, 2024 until the Effective Time; or

•

the impact on the Company or any of its subsidiaries or their relationships or potential relationships, contractual or otherwise, with existing or future customers, vendors, partners, employees or regulators, in each cash case, resulting from the Company’s public announcement of its consideration of a potential filing of a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code;

except that, in the case of the first six bullets above, any fact, circumstance, effect, change, event or development may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such fact, circumstance, effect, change, event or development has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and the subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect).

Conduct of Business by the Company Prior to Consummation of the Merger

Except (i) as required by applicable law or injunction, order, judgment, ruling, decree or writ of any governmental authority, (ii) as expressly contemplated, permitted or required by the Merger Agreement, (iii) to the extent reasonably undertaken in connection with any COVID-19 Measures (as such term is defined in the Merger Agreement), (iv) solely to the extent and for so long as the Company’s Cash on Hand (as such term is defined in the Merger Agreement) (including, for the avoidance of doubt, any amounts held pursuant to escrow arrangements or in the Segregated Account) shall be less than an amount equal to the then in effect Minimum Cash Amount plus $500,000, in connection with any preparatory work required for seeking relief under the United States Bankruptcy Code, solely to the extent the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that the failure to conduct such preparatory work would be inconsistent with the directors’ fiduciary duties under applicable Laws, and which preparatory work shall take into account any such previously prepared preparatory work in order to minimize cost (such preparatory work, “Bankruptcy Preparatory Work”), or (v) as described in the confidential company disclosure letter, in each case, during the period from the date of the Merger Agreement until the Effective Time (or such earlier date on which the Merger Agreement is validly terminated pursuant to the Merger Agreement), unless Parent otherwise expressly consents in writing (such consent not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its subsidiaries to, use its and their commercially reasonable efforts (taking into consideration the financial condition and cash runway of the Company) to (A) carry on its business in all material respects in the ordinary course of business and (B) preserve intact in all material respects its and each of its subsidiaries’ business organizations and existing relations with key customers, suppliers and other persons with whom the Company or its subsidiaries have significant business relationships and the goodwill and reputation of the Company’s and its subsidiaries’ respective businesses. No action by the Company or its subsidiaries with respect to the matters specifically addressed in the next paragraph will be deemed a breach of this paragraph unless such action would constitute a breach of the next paragraph; provided, further, that any effect resulting from the Company’s public announcement of its consideration of a potential filing of a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code will not be deemed to constitute, or be taken into account in determining whether there has been, a breach of this paragraph.

In addition, without limiting the generality of the foregoing, except (i) as required by applicable law or injunction, order, judgment, ruling, decree or writ of any governmental authority, (ii) as expressly required by the Merger Agreement, (iii) to the extent undertaken in connection with any COVID-19 Measures (as such term is defined in the Merger Agreement), (iv) solely to the extent and for so long as the Company’s Cash on Hand (as such term is defined in the Merger Agreement) (including, for the avoidance of doubt, any amounts held pursuant to escrow arrangements or in the Segregated Account) shall be less than an amount equal to the then in effect Minimum Cash Amount plus $500,000, in connection with any Bankruptcy Preparatory Work or (v) as described in in the confidential company disclosure letter, in each case, during the period from the date of the Merger Agreement until the Effective Time (or such earlier date on which the Merger Agreement is validly terminated pursuant to the Merger Agreement), unless Parent otherwise expressly consents in writing (such consent not be unreasonably withheld, conditioned or delayed), the Company will not, and will cause its subsidiaries not to:

•

issue, sell, transfer, pledge, dispose of, grant or authorize the issuance, sale, transfer, pledge, disposition or grant of, any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests, except any issuance of Common Shares or other securities as required pursuant to the vesting, settlement or exercise of Company Equity Awards or purchase rights under the Company ESPP, in each case outstanding on the date of the Merger Agreement in accordance with the terms of the applicable Company Equity Award or the Company ESPP, in each case in effect on the date of the Merger Agreement;

•

redeem, purchase or otherwise acquire, directly or indirectly, any outstanding Common Shares or other equity or voting interests of the Company or its subsidiaries or any rights, warrants or options to acquire any Common Shares or other equity or voting interests of the Company or its subsidiaries, except (i) pursuant to the Company Equity Awards or purchase rights under the Company ESPP, in each case outstanding on the date of the Merger Agreement and in accordance with the terms of the applicable Company Equity Award or the Company ESPP, in each case in effect on the date of the Merger Agreement or (ii) in connection with the satisfaction of tax withholding obligations with respect to Company Equity Awards;

•

establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, except for dividends or distributions from wholly owned subsidiaries of the Company to other wholly owned subsidiaries of the Company or to the Company;

•	split, combine, subdivide or reclassify any Common Shares or other equity or voting interests of the Company or any non-wholly owned subsidiaries of the Company;

•	amend the Company Charter or the Company Bylaws or amend in any material respect the comparable organizational documents of any of the subsidiaries of the Company;

•

adopt a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•

except as required by the terms of any employee compensation or benefit or other plan or collective bargaining agreement, in each case, as in effect on the date of the Merger Agreement: (i) increase or commit to increase the compensation or other benefits payable or provided to any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries; (ii) increase or commit to increase, or accelerate or commit to accelerate, the funding, payment or vesting of compensation or benefits provided under any employee benefit or other plan; (iii) grant, commit to grant or announce any cash or equity or equity-based incentive awards, bonus, change of control, severance or retention award to any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries; (iv) establish, adopt, enter into, terminate or materially amend any employee compensation or benefit or other plan; (v) except as required by applicable law, recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative of any employees of the Company or its subsidiaries; (vi) hire engage, or furlough or terminate (other than for “cause”) the employment or engagement of any employee, consultant, independent contractor or individual service provider of the Company or any of its Subsidiaries whose title is “Vice President” or above or any other person whose annual base salary or wages exceeds $360,000 (other than hiring to replace a departed employee in the ordinary course of business consistent with past practice); (vii) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee, consultant, independent contractor or individual service provider; (viii) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, consultant, independent contractor, or other individual service provider of the Company or any of its subsidiaries, except as may be required by applicable law or the terms of the Company Plan in effect as of the date hereof; or (ix) implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other similar action, to the extent such actions implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar laws;

•

sell, pledge, dispose of, transfer, lease, sublease, license, guarantee or encumber any material asset (other than intellectual property), except in the ordinary course of business consistent with past practice;

•	make or authorize capital expenditures or commitments therefor not exceeding $5,000,000 in the aggregate;

•

sell, assign, transfer, license, sublicense, abandon, cancel, terminate or dispose of, permit to lapse or fail to renew or maintain any material Company intellectual property, other than non-exclusive licenses in the ordinary course of business, or disclose any material trade secrets or other material confidential information of the Company or any of its subsidiaries, other than pursuant to a written confidentiality and non-disclosure contract entered into in the ordinary course of business;

•

other than in the ordinary course of business and in all material respects consistent with past practice, enter into or become bound by, or permit any of the assets owned by or used by it to become bound by, any material contract or materially amend, terminate or waive any material right or remedy under any material contract;

•

other than transactions solely between the Company and its wholly owned subsidiaries or solely between its wholly owned subsidiaries, acquire any business, assets or capital stock of any person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation or otherwise), other than the acquisition of assets from vendors or suppliers of the Company or any of its subsidiaries in the ordinary course of business consistent with past practice;

•	terminate any existing line of business, or enter into any new line of business, in each case that is material to the Company and its subsidiaries, taken as a whole;

•

create or incur any lien that would be material in scope and amount to the Company and its subsidiaries taken as a whole, other than permitted liens or liens securing indebtedness permitted pursuant to the Merger Agreement;

•

incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than borrowings under any existing credit facility (including the Securities Purchase Agreement dated August 4, 2023, as amended) or borrowings from any trade creditor in the ordinary course of business consistent with past practice not to exceed $2,000,000 in the aggregate, or enter into any contract related to the foregoing;

•

cancel, modify, waive or prepay any indebtedness or claims held by or owed to the Company or any of its subsidiaries except as canceled, modified, waived or prepaid in the ordinary course of business not to exceed $250,000 individually or $1,000,000 in the aggregate;

•

sell inventory outside of the ordinary course of business or fail to order, maintain and manage levels of inventory consistent with the levels ordered, maintained and managed by the Company and its subsidiaries in the ordinary course of business;

•

other than with respect to any action commenced or, to the Company’s knowledge, threatened against the Company or its directors which relates to the Merger Agreement or the Transactions, settle any action for an amount in excess of $100,000 individually or $500,000 in the aggregate other than (i) any settlement or compromise where the amount paid or to be paid by the Company or any of its subsidiaries is fully covered by insurance coverage (subject to any applicable retentions or deductibles) or retention amounts maintained by the Company or any of its subsidiaries and (ii) settlements or compromises of any action for an amount not materially in excess of the amount, if any, reflected or specifically reserved in the balance sheet (or the notes thereto) of the Company included in the Company’s financial statements filed with the SEC (with materiality measured relative to the amount so reflected or reserved, if any); provided that, in the case of each of the foregoing, the settlement or compromise of such action does not impose any material restriction on the business or operations of the Company or any of its subsidiaries (or the Surviving Company, Parent or any of its subsidiaries after the closing) and does not include any non-monetary or injunctive relief, or the admission of wrongdoing, by the Company or any of its subsidiaries or any of their respective officers or directors;

•

make or change any material tax election; settle, consent to or compromise any material tax claim or assessment or surrender a right to a material tax refund; consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment; file an amended tax return that could materially increase the taxes payable by the Company or its subsidiaries; or enter into a closing agreement with any governmental authority regarding any material tax;

•

make any material changes with respect to financial accounting policies or procedures, except as required by law or by GAAP or official interpretations thereof or by any governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

•	pay any Professional Fees other than in accordance with the parameters set forth in the confidential company disclosure letter;

•

deposit, transfer to, cause to be deposited, or cause to be transferred to, the Segregated Account any amounts for the purposes of replenishing Segregated Funds that were withdrawn from the Segregated Account at the direction of the Special Committee (other than, for the avoidance of doubt, any replenishment of the Segregated Funds pursuant to the cure right); or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Additionally, except as expressly contemplated, permitted or required by the Merger Agreement, during the period from March 7, 2024 until the Effective Time (or such earlier date on which the Merger Agreement is validly terminated), neither Parent nor Merger Sub shall acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any person, if doing so would reasonably be expected to (i) prevent, materially delay or materially impair the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any consents of any governmental authority necessary for the consummation of the Transactions or (ii) materially increase the risk of any governmental authority enacting, promulgating, issuing, entering, amending or enforcing any injunction, order, judgment, ruling, decree, writ of any government authority or law enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger.

Regulatory Filings; Efforts

On the terms and subject to the conditions of the Merger Agreement, each of the parties thereto will cooperate with the other parties thereto and use (and cause their respective subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly:

•

take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions precedent to closing applicable to such party to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing any documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents or instruments necessary to consummate the transactions contemplated by the Merger Agreement;

•	satisfy the requirements of, and obtain all consents from, any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement;

•	take all steps that are necessary, proper or advisable to avoid any actions by any governmental authorities with respect to the Merger Agreement or the transactions contemplated thereby; and

•

defend or contest in good faith any action by any third party (excluding any governmental authority), whether judicial or administrative, challenging the Merger Agreement or that otherwise would reasonably be expected to prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions;

except that, notwithstanding anything in the Merger Agreement to the contrary, nothing will require Parent or Merger Sub to take or agree to take any action with respect to any of its affiliates (including any person in which any of its affiliates has any debt or equity investment and any affiliated or commonly advised investment fund).

Parent and the Company will both:

•	give the other parties to the Merger Agreement prompt notice of the making or commencement of any request or proceeding before any governmental authority with respect to the Transactions;

•	keep the other parties to the Merger Agreement informed as to the status of any such request or proceeding;

•	give the other parties to the Merger Agreement notice and an opportunity to participate in any substantive communication made to any governmental authority regarding the Transactions; and

•	promptly notify the other parties to the Merger Agreement of any communication from any governmental authority regarding the Transactions.

Subject to applicable laws relating to the exchange of information, Parent and Company will have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or substantive written materials submitted or substantive communication made to, any governmental authority in connection with the Transactions (other than this Information Statement, the Schedule 13E-3 and any additional filings required by the SEC). In addition, except as may be prohibited by any governmental authority or by any applicable law, each party to the Merger Agreement will permit authorized representatives of the other parties thereto to be present at each non-ministerial meeting, conference, videoconference, or telephone call and to have access to and be consulted in connection with any presentation, letter, or proposal made or submitted to any governmental authority in connection with any such request or proceeding. In exercising the foregoing rights, each of the Company and Parent will act reasonably and as promptly as practicable. The Company, Parent and Merger Sub may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other as “outside counsel only.” Such materials and the information contained therein will be given only to outside legal counsel of the recipient, will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company, Parent or Merger Sub, as the case may be) and may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual obligations and (iii) as necessary to address reasonable privilege concerns.

Subject to and upon the terms and conditions of the Merger Agreement, the Company, Parent and Merger Sub will each use its reasonable best efforts to (i) take all action necessary to ensure that no takeover law is or becomes applicable to the Merger Agreement or any of the Transactions and refrain from taking any actions that would cause the applicability of such laws and (ii) if the restrictions of any takeover law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions, including the Merger, may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise lawfully minimize the effect of such takeover law on the Transactions.

Written Consent; Merger Sub Stockholder Consent

In accordance with the terms of the Merger Agreement, Parent was required to use its reasonable best efforts to obtain from Mr. Kemp and Dr. London and deliver to the Company a duly executed written consent approving and adopting the Merger Agreement in accordance with Section 228 and Section 251(c) of the DGCL. The Written Consent was delivered within 24 hours following the execution of the Merger Agreement.

As promptly as practicable (and in any event within 24 hours) following the execution of the Merger Agreement, Parent was required to execute and deliver, in accordance with the DGCL and in its capacity as the sole stockholder of Merger Sub a written consent adopting and approving the Merger Agreement and the Transactions, including the Merger. Such written consent was delivered to the Company following the execution of the Merger Agreement.

No Solicitation; Superior Proposal and Adverse Recommendation Change

From the date of the Merger Agreement until the Effective Time (or, if earlier, the valid termination of the Merger Agreement), the Company has agreed that it will and will cause each of its subsidiaries and its and their officers, employees and directors to, and will instruct and direct its other representatives to:

•	immediately cease any discussions or negotiations with any persons that may be ongoing with respect to an acquisition proposal; and

•	not, directly or indirectly,

•	solicit, initiate or knowingly encourage or knowingly facilitate the making of an acquisition proposal;

•

engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information or access to its properties or assets for the purpose of encouraging or facilitating, an acquisition proposal; or

•	enter into any definitive agreement with respect to any acquisition proposal.

By virtue of the delivery of the Written Consent following the execution of the Merger Agreement, the provisions of the Merger Agreement with respect to the Board or the Special Committee’s ability to (i) withhold, withdraw or modify in a manner adverse to Parent its recommendation, (ii) recommend, approve or adopt any alternative acquisition proposal or (iii) terminate the Merger Agreement in connection with a material event, change or circumstance with respect to the Company are no longer applicable.

Indemnification and Insurance

During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent will, and Parent will cause the Surviving Corporation to, indemnify, defend and hold harmless, to the fullest extent under applicable law, all past and present officers and directors (or equivalent) of the Company and each subsidiary thereof as of the Effective Time (the “Indemnified Parties”), in each case when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another Person, including a Company Plan, at the request or for the benefit of the Company, against any costs or expenses (including reasonable attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any pending or threatened action (whether arising before or after the Effective Time), in connection with or arising out of any matter of the Company or its Subsidiaries as of the Effective Time existing or occurring, or alleged to have existed or occurred, prior to or at the Effective Time (the “Company Matters”). For any such pending or threatened action, Parent will and will cause the Surviving Company to advance expenses (including attorneys’ fees) of each Indemnified Party as incurred in respect of the foregoing to the fullest extent permitted by applicable Law; provided, however, that, to the extent required by applicable Law, the payment of any such expenses in advance of the final disposition of an action will be made only upon delivery to the Surviving Company of an undertaking by or on behalf of such Indemnified Party to repay all amounts so paid in advance if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified hereunder. In the event of any pending or threatened action, Parent and the Surviving Company will reasonably cooperate with the Indemnified Party regarding the defense of any such pending or threatened action.

During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent will cause the Surviving Corporation to maintain in effect provisions in the Surviving Company Organizational Documents (as such term is defined in the Merger Agreement) with respect to exculpation, indemnification and advancement of expenses in connection with or arising out of the Company Matters no less favorable than the provisions of the Company Charter and Company Bylaws as in effect as of the date thereof, and all rights to indemnification or advancement of expenses in respect of any claim made for indemnification of or any advancement of expenses with respect to any action that has commenced in connection with or arising out of the Company Matters within such period will continue until the disposition of the action underlying such claim or resolution of such claim. During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent will cause the Surviving Corporation to honor all indemnification contracts of any Indemnified Party regarding the Company Matters in effect prior to the date of the Merger Agreement. Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties will be entitled to continue to retain such counsel as may be selected by such Indemnified Parties prior to the Effective Time to defend any action.

During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, the Surviving Corporation will (and Parent will cause the Surviving Company to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, or a replacement insurance policy of such D&O Insurance from insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers that includes coverage with respect to acts or omissions occurring at or prior to the Effective Time, in each case, on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable than those of the D&O Insurance. In lieu of maintaining the D&O Insurance or obtaining a replacement insurance policy, the Company or the Surviving Company may, as applicable purchase a prepaid “tail” policy with respect to the D&O Insurance, with an extended reporting period ending on the sixth anniversary of the date on which the Effective Time occurs, from the Company’s current directors’ and officers’ liability insurance carriers or insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers. In satisfying such obligations, the maximum amount that the Surviving Corporation will be required to pay in the aggregate to obtain any such “tail” policy for the duration of the policy will not exceed $4.0 million (the “Maximum Tail Premium”). If such amount would exceed the Maximum Tail Premium, then the Surviving Corporation will be obligated to obtain a “tail” policy with the greatest coverage available for an aggregate cost for the duration of the policy not exceeding the Maximum Tail Premium from insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers. The Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

The obligations described above will survive the consummation of the Merger indefinitely. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall expressly assume and be bound by the obligations set forth above. Further, the obligations of Parent and the Surviving Corporation outlined above shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this obligation applies without the written consent of such affected Indemnified Party, unless such termination or modification is required by applicable law.

Financing of the Merger

The Merger is not subject to a financing condition. Parent estimates that the total funds necessary to complete the Merger will be approximately $30.0 million, including estimated transaction fees and expenses and assuming no exercise of dissenters’ rights by stockholders of the Company. In the event Parent is unable to fund the amount needed to consummate the Merger from the Equity Commitment Letters and the Debt Commitment Letters, there are currently no alternative financing plans or arrangements contemplated to consummate the Merger.

Pursuant to the Equity Commitment Letters, the Equity Commitment Parties have severally agreed to provide equity financing to Parent in the amounts specified in their respective Equity Commitment Letters, for a total aggregate value of approximately $28.8 million, on the terms and subject to the conditions contained in the Equity Commitment Letters. The Equity Commitment Parties’ commitments may be satisfied, in each of their sole discretion, by (i) a cash contribution to Parent, (ii) a contribution to Parent of Class A Shares held by such Equity Commitment Party, or (iii) a combination of the foregoing. For purposes of determining the value of an Equity Commitment Party’s contribution pursuant to the foregoing clauses (ii) and (iii), each Class A Share contributed by an Equity Commitment Party will be ascribed a value equal to the Merger Consideration.

Each Equity Commitment Letter is subject to the following closing conditions:

•

the Merger Agreement, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement shall have been duly executed and delivered by the parties thereto and shall be in effect and shall not have been terminated;

•

the conditions to closing set forth in the Merger Agreement shall have been satisfied or waived by the respective parties to the Merger Agreement and the Closing is required to occur pursuant to the Merger Agreement;

•	the substantially simultaneous consummation of the Merger in accordance with the terms of the Merger Agreement; and

•

prior to or substantially concurrently with the consummation of the Merger, the other investors who have executed Equity Commitment Letters shall have made their capital contributions or funded indebtedness to Parent pursuant to their respective Equity Commitment Letters in an aggregate value, together with the full value of such investor’s commitment, equal to the sum of (i) the Closing Payments and (ii) the difference between $10,000,000 and the amount of the Company’s cash and cash equivalents as of consummation of the Merger.

In addition, RBH has also agreed in its Equity Commitment Letter to provide interim debt financing to the Company in the amount of $1.5 million, and MH Orbit may, in its sole and absolute discretion, pursuant to the MH Orbit Debt Commitment Letter, provide debt financing to the Company in the amount of $1.0 million, in each case, on or before April 15, 2024, for the purposes of financing cash shortfalls at the Company during the period between the signing of the Merger Agreement and the consummation of the Merger. Any interim debt financing is expected to be effected by the Company’s issuance of (i) additional Company Convertible Notes and (ii) (if elected by RBH or MH Orbit, as the case may be) additional Company Warrants; provided, however that any offer and sale of any Company Convertible Notes and Company Warrants pursuant to the Purchase Agreement after March 7, 2024, requires the consent of holders of a majority in interest of the then-outstanding Company Convertible Notes or Company Warrants, as applicable. The amount of any interim debt financing provided to the Company by RBH or MH Orbit will reduce the value of the equity commitments provided for in the Equity Commitment Letters of RBH and JW 16, respectively. Further, in addition to RBH and MH Orbit, any other Equity Commitment Party may provide interim financing to the Company to finance cash shortfalls at the Company during the period between the signing of the Merger Agreement and the consummation of the Merger. Any such interim financing provided by an Equity Commitment Party will also reduce the value of the equity commitments provided for in such party’s Equity Commitment Letter. There is no guarantee that the interim financing will be sufficient to fund the Company’s operations through the consummation of the Merger.

On March 15, 2024, RBH purchased additional Company Convertible Notes and Company Warrants. As a result of these purchases, such interim debt financing commitment and equity commitment of RBH under its Equity Commitment Letter were reduced by $991,000 and $1,044,658.75, respectively. On April 22, 2024, RBH purchased additional Company Convertible Notes which purchase further reduced RBH’s interim debt financing commitment by $400,000.

In addition to the Equity Commitment Letters and the MH Orbit Debt Commitment Letter, pursuant to the AST Debt Commitment Letter, AST has agreed to purchase from Parent one or more notes in an aggregate principal amount of up to $2.5 million for a purchase price of 100% of the principal amount thereof, on the terms and subject to the conditions contained in the AST Debt Commitment Letter (including that the Merger shall have closed substantially concurrent with such purchase).

The Merger Agreement includes covenants that prevent Parent and Merger Sub from effecting or permitting any amendments or modifications to, or any waivers from, any provision or remedy in the Equity Commitment Letters or the debt commitment letter, without the prior written consent of the Company, if such amendments, modifications or waivers would reasonably be excepted to (i) reduce the amount of the financing available for the

Transaction, (ii) impose new or additional conditions that would materially delay or prevent the financing or make the timely funding of the financing or the satisfaction of such conditions less likely to occur in a material respect or (iii) adversely impact the ability of Parent, Merger Sub or the Company to enforce its rights against the Equity Commitment Letter parties or the debt commitment letter parties, as applicable. The Company is also a third party beneficiary to the Equity Commitment Letters pursuant to which the Company has certain enforcement rights, consent rights to any amendment or modification or waiver that would affect any rights expressly granted to the Company under the Equity Commitment Letters or that would otherwise adversely affect the Company, and certain other rights and remedies.

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including:

•

Publicity: Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and will not (and will not cause or permit their respective subsidiaries or representatives to) issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system or to the extent related to any actual or contemplated litigation between or among the parties thereto. The parties to the Merger Agreement agreed that the initial press release issued with respect to the Transactions following execution of the Merger Agreement would be in a form reasonably acceptable to each party thereto. Parent and the Company agreed that they may make any oral or written public announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements was publicly disclosed and previously subject to the foregoing requirements, and Parent, Merger Sub and their respective affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers or investors of such person or any affiliate of such person, in each case who are subject to customary confidentiality restrictions;

•

Access: Subject to applicable law and any applicable judgment, between the date of the Merger Agreement, and the earlier of the Effective Time and the valid termination of the Merger Agreement, upon reasonable notice, the Company will (i) afford to Parent and Parent’s representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, contracts and records and (ii) furnish to Parent and Parent’s representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request. Parent and its representatives must conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company, and the Company will not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (A) violate applicable law, (B) waive the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (C) be adverse to the interests of the Company or any of its subsidiaries in any pending or threatened action against Parent or any of its affiliates or (D) involve documents or information relating to the evaluation or negotiation of the Merger Agreement or the Transactions. In the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it will provide notice to Parent that it is withholding such access or information and the basis for such withholding and will use its reasonable best efforts to make appropriate substitute arrangements under circumstances in which the harms described by the foregoing would not apply or, to the extent such arrangements are not feasible, to provide, to the extent feasible, the applicable access or information in a way that would not result in such harms, except the Company would not be required to provide such substitute arrangements or access or information to the extent the Company would incur third-party fees or expenses in connection;

•

Litigation: During the period from the date of the Merger Agreement through the earlier of the Effective Time and the valid termination of this Agreement, except for any action between the Company or its subsidiaries, on the one hand, and Parent, Merger Sub or its affiliates, on the other hand, (i) the Company will give prompt notice to Parent of any action commenced or, to the Company’s knowledge, threatened against the Company or its directors which relates to the Merger Agreement or the Transactions, and the Company will keep Parent reasonably informed regarding any such action and (ii) the Company will give Parent the opportunity to participate in (but not to control), at Parent’s sole cost and expense, the defense and settlement of any litigation against the Company relating to the Merger Agreement or the Transactions, including the opportunity to review and comment on all filings related to such litigation, and no such settlement will be proposed or agreed to without Parent’s prior written consent;

•

Stock Exchange De-listing: The Surviving Corporation will use its reasonable best efforts to cause the Class A Shares to be de-listed from Nasdaq, or such other exchange where the Class A Shares are then listed, and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time;

•

Cooperation with Financing: The Company and the Surviving Company shall use their reasonable best efforts to, and shall cause their subsidiaries to use their reasonable best efforts to, provide such cooperation in connection with the arrangement of any equity or debt financing for the Surviving Company or any of its subsidiaries as may be reasonably requested by Parent;

•

Special Committee: Prior to the Effective Time, without the prior written consent of the Special Committee, the Board cannot dissolve or otherwise dismantle the Special Committee, or revoke or diminish the authority of the Special Committee, and neither Parent, Merger Sub nor their respective affiliates can remove or cause the removal of any director of the Board that is a member of the Special Committee either as a member of the Board or such Special Committee other than for cause;

•

Section 16 Matters: The Company and the Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), will, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) in connection with the Transactions by any director or officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law;

•

Rollover: The Company, Parent and Merger Sub will each reasonably cooperate with each other, their respective affiliates, and the holders of Rollover Shares to take such actions that are necessary to allow, immediately prior to the Closing, each Rollover Share to be contributed or otherwise transferred to Parent in accordance with the terms and conditions set forth in any Rollover Agreement entered into between Parent and any stockholder of the Company and to otherwise effect the transactions contemplated by any such Rollover Agreement. Any such cooperation by the Company shall be required only if, as of immediately prior to the Effective Time, no Class B Shares are issued and outstanding (whether as a result of the redemption of such shares or the conversion of such shares into Class A Shares prior to such time). The Rollover Agreements shall be in a form mutually acceptable to Parent and the Company and shall provide for the delivery by certain holders of Common Shares of such Rollover Shares to Parent immediately prior to the Effective Time and, in exchange for the delivery of such Rollover Shares to Parent, such holders of Rollover Shares shall be issued shares of Parent Series A Preferred Stock. It is currently anticipated that the Specified Stockholders, as well as certain stockholders affiliated with Mr. Stanford, will enter into Rollover Agreements in connection with the Merger. Additionally, certain Class A Shares held by Mr. Kemp, the Company’s chief executive officer, chairman and a director, and Dr. London, the Company’s chief technology officer and a director, may be sold to cover transaction expenses in connection with the Merger. Such Class A Shares would not be included in any Rollover Agreements entered into by Mr. Kemp and Dr. London;

•

Cash Forecasts: The Company shall prepare and deliver on a weekly basis to Parent, with a copy to the Special Committee, a reasonably detailed cash forecast report, setting forth Cash on Hand as of the date of such report and projected Cash on Hand for a reasonable period following the date of such report; and

•

Warrant Exchange and Note Conversion: From the date of the Merger Agreement, the Company shall not issue a Company Warrant or Company Convertible Note to any person unless (i) such person is already or becomes a holder under the Warrant Exchange Agreement or a noteholder under the Noteholder Conversion Agreement and (ii) a majority in interest of the then-outstanding Company Warrants or Company Convertible Notes, as applicable, consent to such issuance and joinder. Each of Parent and Merger Sub agree that it shall not amend, modify or supplement the Warrant Exchange Agreement or the Noteholder Conversion Agreement in a manner adverse in any material respect to the Company, any Releasee (as defined in the Warrant Exchange Agreement) or any Noteholder Releasee (as defined in the Noteholder Conversion Agreement) without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

Conditions to Consummation of the Merger

The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or written waiver by the Company and Parent, if permissible under applicable law) at or prior to the closing, of the following conditions:

•	the Required Stockholder Approval having been obtained in accordance with applicable law and the Company Charter and the Company Bylaws;

•

no judgment or law enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction that is in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger; and

•

at least 20 calendar days have elapsed since the Company mailed to the stockholders of the Company this Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated thereunder).

The Written Consent was delivered to the Company within 24 hours following the execution of the Merger Agreement, and as a result, the first closing condition listed above has been satisfied.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or written waiver by Parent, if permissible under applicable law, at or prior to the closing of the following conditions:

•

the representations and warranties of the Company related to required stockholder approval and brokers and other advisors must be true and correct in all respects as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

certain representations and warranties of the Company related to the issued and outstanding equity and securities of the Company must be true and correct in all respects (except for any inaccuracies that would not adversely affect the validity or enforceability of the Written Consent or increase the aggregate number of Common Shares issued and outstanding as of the time specified in such representations and warranties on a fully diluted basis by more than a de minimis amount) as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the representations and warranties of the Company related to organization and standing, capitalization (except for those representations and warranties referenced in the bullet above), the absence of a Material Adverse Effect, Houlihan Lokey’s fairness opinion and certain representations and warranties of the Company related to the Company’s authority, noncontravention and compliance with anti-takeover agreements, provisions, and laws must be true and correct in all material respects as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the other representations and warranties of the Company set forth in the Merger Agreement must be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

•

the Company having performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•	there having been no Material Adverse Effect (as such term is defined in the Merger Agreement) that is continuing; and

•	the receipt by Parent of a certificate signed by an executive officer of the Company certifying that each of the conditions specified above has been satisfied.

The obligation of the Company to effect the Merger is also subject to satisfaction or waiver by the Company at or prior to the closing of the following conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent material adverse effect;

•

each of Parent and Merger Sub having performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Date; and

•	the receipt by the Company of a certificate signed by an executive officer of Parent certifying that each of the conditions specified above have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by the mutual written consent of Parent and the Company (upon approval by the Special Committee).

In addition, the Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by either Parent or the Company (upon approval by the Special Committee) if:

•

the Merger is not consummated on or prior to the Initial Outside Date, provided, that Parent will have the right, in its sole discretion, to extend the Initial Outside Date by one week for each $1.5 million of cash that Parent or Merger Sub provide, or cause to be provided, to the Company (on such terms and conditions as the parties hereto may agree upon in good faith) prior to the termination of the Merger Agreement, except that this right will not be available to any party if the failure of such party to perform in all material respects any of its obligations under the Merger Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms of the Merger Agreement, was the primary cause of or primarily resulted in the failure of the Merger to be consummated on or prior to such date, unless such obligations have been waived; or

•

any judgment or law enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise making illegal, preventing or prohibiting consummation of the Merger is in effect and has become final and nonappealable, except if the party seeking to terminate the Merger Agreement has performed in all material respects its obligations under the Merger Agreement and used its reasonable best efforts to prevent the entry of and to remove such judgment or law in accordance with its obligations under the Merger Agreement.

The Merger Agreement also provides that Parent may terminate the Merger Agreement if the Company breaches any of its representations, warranties or failed to perform any of its obligations or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to closing and is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (i) 30 calendar days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate the Merger Agreement and the basis for such termination and (ii) one business day prior to the Outside Date, except that Parent will not have the right to terminate the Merger Agreement if Parent or Merger Sub is then in breach of any of its representations, warranties, obligations or agreements under the Merger Agreement, which breach would give rise to a failure of a condition to consummation of the Merger.

The Merger Agreement also provides that the Company (upon approval of the Special Committee) may terminate the Merger Agreement if:

•

Parent or Merger Sub breaches any of its representations or warranties or failed to perform any of its obligations or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to consummation of the Merger and is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (i) 30 calendar days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate the Merger Agreement and the basis for such termination and (ii) one business day prior to the Outside Date, except that the Company will not have the right to terminate the Merger Agreement if the Company is then in breach of any of its representations, warranties, obligations or agreements under the Merger Agreement, which breach would give rise to a failure of a condition to consummation of the Merger;

•

(i) the conditions to Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the closing so long as such conditions would be satisfied if the closing date were the date of termination of the Merger Agreement), (ii) the Company has confirmed by written irrevocable notice to Parent that all conditions to the Company’s obligations to effect the Merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing so long as such conditions would be satisfied if the closing date were the date of such notice) or that it is willing to waive any unsatisfied conditions, (iii) the Merger is required to be consummated pursuant to the Merger Agreement and (iv) Parent and Merger Sub fail to consummate the Merger within three business days after the later of (A) receipt by Parent of the notice referred to in the foregoing clause (ii) and (B) the date the Merger was required to be consummated pursuant to the Merger Agreement; except that no party will be permitted to terminate the Merger Agreement during such three-business-day period contemplated by the foregoing clause (iv); or

•

if, at any time, the Company’s Cash on Hand (including, for the avoidance of doubt, any amounts held pursuant to escrow arrangements or in the Segregated Account) shall be less than the Minimum Cash Amount (a “Cash Shortfall”); provided that the Company will not be able to terminate the Merger Agreement pursuant to this clause unless (A) the Company delivers to Parent a written notice advising Parent that the Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that (i) a Cash Shortfall is expected to occur within three business days and (ii) absent a cure of such Cash Shortfall, the failure to initiate proceedings for seeking relief under the United States Bankruptcy Code would be inconsistent with the directors’ fiduciary duties under applicable Laws (as defined in the Merger Agreement), (B) such Cash Shortfall shall not have been cured within three business days of receipt of such notice or Parent shall have advised the Company in writing that it will not seek to cure such Cash Shortfall (it being understood that (1) curing such Cash Shortfall shall require the replenishment of any Segregated Funds drawn upon during such three (3) business day period for ordinary course business expenses incurred during such period (which, for the avoidance of doubt, shall not include amounts incurred for any Bankruptcy Preparatory Work) with funds that are free and clear of any liens to the same extent with respect to the original Segregated Funds and (2) for purposes of calculating such three business day period, the first business day will be the first business day after the date of delivery of such notice) (the “Cure Period”) and (C) upon such termination, the Company authorizes the initiation of proceedings for seeking relief under the United States Bankruptcy Code. For the avoidance of doubt, if either (x) a Cash Shortfall is cured during a Cure Period or (y) no Cash Shortfall exists as of the end of the Cure Period, and the Company’s Cash on Hand falls below the Minimum Cash Amount at any time thereafter, the Company shall be required to deliver a new notice pursuant to clause (A) above and Parent shall have the opportunity to cure such Cash Shortfall in the same manner as described above.

The Merger Agreement also provides a termination right for (i) Parent if, prior to the delivery of the Written Consent, an adverse recommendation change occurred, and (ii) the Company (A) if the duly executed Written Consent is not received by the Company within 24 hours of signing the Merger Agreement or (B) prior to the delivery of the Written Consent, in connection with entering into an agreement relating to any alternative acquisition proposal, if prior to or concurrently with such termination, the Company pays or causes to be paid a termination fee. These termination rights are no longer exercisable because the Written Consent was delivered to the Company following the execution of the Merger Agreement.

Termination Fees and Expenses

Fees Payable by Company. The Company was required to pay Parent a termination fee under certain circumstances prior to delivery of the Written Consent. The Written Consent was delivered to the Company within 24 hours following the execution of the Merger Agreement, and as a result, the provisions regarding the termination fee are no longer applicable.

Expenses. Whether or not the Transactions are consummated, all fees and expenses incurred in connection with the Merger Agreement and the Transactions, including the Merger, will be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in the Merger Agreement.

Amendment and Waiver

Subject to compliance with applicable law, at any time prior to the Effective Time, the Merger Agreement may be amended, modified or supplemented in any or all respects only by written agreement of the parties thereto. However, following delivery of the Written Consent, which was delivered to the Company following the execution of the Merger Agreement, there may be no amendment, modification or supplement of the Merger Agreement which by applicable law would require further approval by the Company’s stockholders without such approval having first been obtained. The Company will not amend, modify or supplement this Agreement in any material respect without the recommendation of the Special Committee.

Jurisdiction; Specific Performance

By entering into the Merger Agreement, each party thereto (i) expressly submitted to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction over any such claim, cause of action or other action, the federal courts of the United States located in the State of Delaware (the “Designated Courts”), in the event any claim, cause of action or other action involving the parties thereto (whether in contract, tort or otherwise) based upon, relating to or arising out of the Merger

Agreement or the Transactions (ii) expressly waived any claim of lack of personal jurisdiction or improper venue and any claims that the Designated Courts are an inconvenient forum with respect to such claim, cause of action or other action and (iii) agreed that it will not bring any claim, cause of action or other action against any other parties thereto based upon, relating to or arising out of the Merger Agreement or the Transactions in any court other than the Designated Courts. Each party thereto thereby irrevocably consented to the service of process with respect to the Designated Courts in any such claim, cause of action or other action by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in the Merger Agreement.

The parties to the Merger Agreement agreed that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties thereto fail to take any action required of them thereunder to consummate the Merger Agreement and the Transactions, on the terms and subject to the conditions of the Merger Agreement. The parties acknowledged and agreed that the parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including, for the avoidance of doubt, the right of the parties to cause the Merger to be consummated on the terms and subject to the conditions of the Merger Agreement) in the Designated Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the Merger Agreement and the right of specific enforcement is an integral part of the Transactions and, without that right, neither the Company nor Parent or Merger Sub would have entered into the Merger Agreement.

Each party to the Merger Agreement agreed that, prior to the valid termination of the Merger Agreement, it will not assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties thereto acknowledged and agreed that any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

It is explicitly agreed that the right of the Company to an injunction, specific performance or other equitable relief in connection with the Company enforcing Parent’s and Merger Sub’s obligations to effect the Closing will be subject to the following requirements, and any failure of Parent or Merger Sub to effect the Closing upon the closing conditions having been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing) will not be deemed a breach of the Merger Agreement by Parent, Merger Sub or their respective Affiliates unless: (i) the closing conditions have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date of the notice referred to in clause (ii) of this sentence), (ii) the Company has confirmed by written irrevocable notice to Parent that all conditions have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date of such notice) or that it is willing to waive any unsatisfied conditions, and (iii) Parent and Merger Sub fail to consummate the Merger within three business days after the receipt by Parent of the notice referred to in clause (ii).

Governing Law

The Merger Agreement and any claim, cause of action or other action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of the Merger Agreement or the Transactions, or the negotiation, execution or performance of the Merger Agreement, will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

MARKET INFORMATION, DIVIDENDS

AND CERTAIN TRANSACTIONS IN THE CLASS A SHARES

Market Information

The Class A Shares are listed with, and trade on, Nasdaq under the symbol “ASTR.” The Class B Shares are not listed on any stock exchange nor traded on any public market. The closing sale price of the Class A Shares on March 6, 2024, the last trading day prior to the execution of the Merger Agreement, was $0.86 per share. The closing sale price of the Class A Shares on May 6, 2024, the most recent practicable date before the date of this Information Statement, was $0.66 per share. As of May 6, 2024, 19,008,421 Class A Shares were issued and outstanding and 3,702,613 Class B Shares were issued and outstanding.

Following the Merger, there will be no further market for the Class A Shares and the Class A Shares will be delisted from Nasdaq and de-registered under the Exchange Act.

The table below sets forth, for the periods indicated, the high and low intra-day trading prices of the Class A Shares, as reported by Nasdaq.

Fiscal Year	High	Low
Ended December 31, 2022
First Quarter	$104.24	$43.05
Second Quarter	$66.07	$17.85
Third Quarter	$28.65	$9.00
Fourth Quarter	$10.18	$6.07
Ended December 31 2023
First Quarter	$11.10	$5.86
Second Quarter	$6.45	$5.17
Third Quarter[1]	$6.45	$1.65
Fourth Quarter	$2.67	$0.65
Ended December 31, 2024
First Quarter	$2.66	$0.52
Second Quarter*	$0.71	$0.53

(*)	Second Quarter 2024 market price range reflects trading through May 6, 2024.
(1)

On September 13, 2023, the Company effected a 15-for-1 reverse stock split. Per share closing prices for the quarters prior to the third quarter 2023, have been adjusted to give effect to the reverse stock split.

Dividends

The Company has never declared or paid any dividends on the Common Shares. The terms of the Merger Agreement do not allow the Company to declare or pay any dividends between March 7, 2024 and the earlier of the consummation of the Merger or the termination of the Merger Agreement.

Other than the Merger Agreement, as discussed in the section entitled “The Merger Agreement” beginning on page 97 of this Information Statement and the vesting of Company RSU Awards for the benefit of Mr. Kemp and Dr. London awarded in connection with their employment with the Company, the Company, Parent and Merger Sub and their respective affiliates have not executed any transactions with respect to the Class A Shares during the past 60 days.

Prior Common Share Purchases

The Company has not made any purchases of the Common Shares during the past two years. There were no Common Shares purchased by Parent or Merger Sub during the past two years.

Mr. Kemp purchased (i) 100,000 Class A Shares (or 6,667 Class A Shares when adjusted for the Reverse Stock Split) on August 19, 2022 for a purchase price of $1.25 per Class A Share and (ii) 250,000 Class A Shares (or 16,667 Class A Shares when adjusted for the Reverse Stock Split) on December 16, 2022 for a purchase price of $0.47 per Class A Share.

As part of the Subsequent Financing on November 21, 2023, (i) Mr. Kemp, through the Kemp Trust purchased (a) $2.0 million in aggregate principal amount of Company Convertible Notes for a purchase price of 100% of the aggregate principal amount thereof and (b) Company Warrants to purchase up to 866,337 Class A Shares at a purchase price of $0.125 per Company Warrant, and that expire on November 21, 2028; and (ii) Dr. London purchased (a) $1.0 million in aggregate principal amount of Company Convertible Notes for a purchase price of 100% of the aggregate principal amount thereof and (b) Company Warrants to purchase up to 433,168 Class A Shares at a purchase price of $0.125 per Company Warrant, and that expire on November 21, 2028.

On February 26, 2024, (i) Mr. Kemp, through the Kemp Trust purchased an additional $150,000 in aggregate principal amount of Company Convertible Notes for a purchase price of 100% of the aggregate principal amount thereof and (ii) Dr. London purchased an additional $150,000 in aggregate principal amount of Company Convertible Notes for a purchase price of 100% of the aggregate principal amount thereof.

Other than as described above, and the vesting of Company RSU Awards for the benefit of Mr. Kemp and Dr. London awarded in connection with their employment with the Company, neither Mr. Kemp nor Dr. London has engaged in any transaction or series of similar transactions with the Company that exceeds $60,000.

Prior Public Offerings

Other than as described below, the Company has not made an underwritten public offering for the Class A Shares or the Class B Shares during the past three years.

On June 30, 2021 (the “De-SPAC Closing Date”), Legacy Astra consummated the Business Combination with SPAC Merger Sub. In accordance with the agreement and plan of merger governing the Business Combination (the “Holicity Agreement”), (i) each share of Legacy Astra Class A common stock, par value $0.000001 per share (“Legacy Astra Class A common stock”), held by Mr. Kemp and Dr. London that was issued and outstanding prior to consummation of the Business Combination converted into one share of Legacy Astra Class B common stock, par value $0.000001 per share (“Legacy Astra Class B common stock”); (ii) each share of Holicity Class B common stock, par value $0.0001 per share (“Holicity Class B common stock”), that was issued and outstanding prior to consummation of the Business Combination converted into one Class A Share; (iii) each share of Legacy Astra Series A preferred stock, par value $0.000001 per share, Legacy Astra Series B preferred stock, par value $0.000001 per share, and Legacy Astra Series C preferred stock, par value $0.000001 per share (collectively, the “Legacy Astra preferred stock”) and Legacy Astra Class A common stock converted into the right to receive the applicable per share merger consideration, which was in the form of Class A Shares; and (iv) each share of Legacy Astra Class B common stock and Legacy Astra preferred stock held by the Mr. Kemp and Dr. London converted into the right to receive the applicable per share merger consideration, which was in the form of Class B Shares.

The aggregate merger consideration in the form of Class A Shares and or Class B Shares, as applicable, paid to holders of Legacy Astra stock as of immediately prior to the effective time of the Business Combination was approximately $2.03 billion based on price per share of $10.00 (or $150.00 when adjusted for the Reverse Stock Split).

On February 2, 2021, Holicity entered into subscription agreements (“PIPE Subscription Agreements”) by and among Holicity and the investors named therein (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and Holicity agreed to sell to the PIPE Investors, an aggregate of 20.0 million Class A Shares (or approximately 1.3 million Class A Shares as adjusted for the Reverse Stock Split) at a purchase price of $10.00 per share (or $150.00 when adjusted for the Reverse Stock Split) for gross proceeds to Holicity of

$200.0 million in a private placement (the “PIPE Investment”). The PIPE Investment was consummated concurrently with the Business Combination on June 30, 2021.

The net cash proceeds received by the Company as of the consummation of the Business Combination and the Pipe Investment were approximately $464.0 million, in the aggregate. Immediately following the consummation of the Business Combination and the Pipe Investment there were approximately 198.1 million Class A Shares (or approximately 13.2 million Class A Shares as adjusted for the Reverse Stock Split) issued and outstanding and approximately 56.2 million Class B Shares (or approximately 3.7 million Class B Shares as adjusted for the Reverse Stock Split) issued and outstanding.

Transactions During the Past 60 Days

Other than the Merger Agreement, as discussed in the section entitled “The Merger Agreement” beginning on page 97 of this Information Statement, the vesting of Company RSU Awards for the benefit of Mr. Kemp and Dr. London awarded in connection with their employment with the Company, and the purchase by the Kemp Trust and Dr. London of Company Convertible Notes on February 26, 2024, the Company, Parent and Merger Sub and their respective affiliates have not executed any transactions with respect to the Class A Shares during the past 60 days.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

No provision has been made (i) to grant the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, access to the corporate files of the Company, Parent or Merger Sub or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, or any other such party or affiliate.

APPRAISAL RIGHTS

If the Merger is consummated, stockholders (including beneficial owners) who do not wish to accept the Merger Consideration have the right to seek appraisal of their Common Shares under Section 262 of the DGCL (“Section 262”) and, if all procedures described in Section 262 are strictly complied with and the Delaware Court of Chancery so determines, to receive payment in cash for the “fair value” of their Common Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value in lieu of the consideration they would otherwise be entitled to pursuant to the Merger Agreement. The “fair value” of your Common Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the applicable portion of the Merger Consideration that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as “appraisal rights.”

The following description of appraisal rights is not a complete statement of Section 262 and is qualified in its entirety by reference to Section 262, which is attached as Annex F to this Information Statement and incorporated herein by reference. All references in Section 262 and in this Information Statement to “stockholder” are to the record holder of the Common Shares immediately prior to the Effective Time as to which appraisal rights are asserted. All references within Section 262 and this summary to “beneficial owner” mean the beneficial owner of the Common Shares held either in voting trust or by a nominee on behalf of such person.

Strict compliance with the procedures set forth in Section 262 is required. This description and Section 262 should be reviewed carefully by any stockholder or beneficial owner who wishes to exercise appraisal rights or who wishes to preserve the right to do so, as failure to follow precisely any of the statutory requirements will result in the withdrawal, loss or waiver of your appraisal rights. The summary of Section 262 does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 and to any amendments to such section after the date of this Information Statement (please note that the 20-day period described below for a beneficial holder or holder of record of Common Shares to demand appraisal will begin to run on the date of mailing this Information Statement, as described more fully below). Holders of Common Shares should assume that the Company will take no action to perfect any appraisal rights of any holder of Common Shares. Any beneficial holder or holder of record of Common Shares who desires to exercise such holder’s appraisal rights should review carefully Section 262 and is urged to consult such holder’s legal advisor before electing or attempting to exercise such rights. The following summary neither constitutes legal or other advice nor a recommendation that holders of Common Shares seek to exercise their appraisal rights under Section 262. A beneficial holder or holder of record of Common Shares who loses, waives or otherwise fails to properly exercise such holder’s appraisal rights will be entitled to receive the applicable portion of the Merger Consideration under the Merger Agreement.

Either a beneficial holder or holder of record of Common Shares who (i) submit to the Company a proper written demand for appraisal of such Common Shares, (ii) continuously holds (or beneficially owns, as the case may be) such Common Shares through the Effective Time, (iii) has not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived such holder’s appraisal rights, (iv) strictly complies with the applicable statutory procedures under Section 262 and (v) does not thereafter withdraw such holder’s demand for appraisal of such Common Shares will be entitled to receive the fair value of such holder’s Common Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value in lieu of the consideration they would otherwise be entitled to pursuant to the Merger Agreement.

When a merger agreement is approved by written consent without a meeting pursuant to Section 228 of the DGCL, as is the case with the Merger Agreement, Section 262 requires that either a constituent corporation before, or the surviving corporation within 10 days after, the effective date of the merger notify each of its stockholders who is entitled to appraisal rights, that appraisal rights are so available and must include in each such notice a copy of Section 262 or information directing stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. A copy of the applicable statutory provisions is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Such notice, if given on or after the effective date of the merger, must also notify the stockholders of the effective date of the merger.

THIS INFORMATION STATEMENT CONSTITUTES THE OFFICIAL NOTICE OF APPRAISAL RIGHTS UNDER SECTION 262 IN CONNECTION WITH THE MERGER. COMPANY STOCKHOLDERS AND BENEFICIAL OWNERS SHOULD NOT EXPECT TO RECEIVE ANY ADDITIONAL NOTICE WITH RESPECT TO THE DEADLINE FOR DEMANDING APPRAISAL RIGHTS.

Any beneficial holder or holder of record of Common Shares entitled to exercise appraisal rights may, within 20 days after the date of mailing of this Information Statement, demand in writing from the Company or the Surviving Corporation, as applicable, an appraisal of such holder’s Common Shares. With respect to holders of record, such demand will be sufficient if it reasonably informs the Company or the Surviving Corporation, as applicable, of the identity of the holder of the Common Shares making such demand and that such holder intends thereby to demand an appraisal of the fair value of such holder’s Common Shares. With respect to beneficial owners, such demand will be sufficient if it reasonably informs the Company or the Surviving Corporation, as applicable, of the identity of the holder of record of Common Shares making such demand, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provides an address at which such beneficial holder consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f) of the DGCL. Failure to make such a demand on or before the expiration of such 20-day period will result in the loss or waiver of the holder’s appraisal rights. For clarity, such 20-day period will begin to run on the date of mailing of this Information Statement, which mailing date is     , 2024.

A holder of Common Shares who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to the following address:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: General Counsel

The demand for appraisal by or for a holder of record must state fully and correctly, as such holder’s name appears on such holder’s certificates evidencing the Common Shares, and must state that such person intends thereby to demand appraisal of such person’s Common Shares. If the Common Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the Common Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the authorized agent is acting as agent for the record owner or owners of such Common Shares. A record holder such as a broker, bank or other nominee who holds Common Shares as a nominee for several beneficial owners may exercise appraisal rights on behalf of one or more beneficial owners with respect to the Common Shares held for such beneficial owner or owners while not exercising such rights with respect to the Common Shares held for other beneficial owners. In such case, the written demand for appraisal should set forth the number and class of Common Shares covered by such demand. Unless a demand for appraisal specifies a number and class of Common Shares, such demand will be presumed to cover all Common Shares held in the name of such record holder.

In addition, because the Class A Shares are listed on a national securities exchange and are expected to continue to be listed on such exchange immediately prior to the consummation of the Merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all Class A Shares, unless (a) the total number of Common Shares entitled to appraisal exceeds 1% of the outstanding Common Shares eligible for appraisal or (b) the value of the consideration provided in the Merger for such total number of Common Shares entitled to appraisal exceeds $1 million. We refer to conditions (a) and (b) as the “ownership thresholds.” At least one of the ownership thresholds must be met in order for Company stockholders to be entitled to seek appraisal with respect to such Class A Shares.

If the Merger is consummated, within 10 days following the Effective Time, the Company, as the Surviving Corporation, must notify each beneficial holder and holder of record of Common Shares who is entitled to appraisal rights of the date that the Merger has become effective; provided, however, that if such notice is sent more than 20 days following the sending of this Information Statement, such notice need only be sent to each holder, either beneficial or of record, who is entitled to appraisal rights and who has demanded appraisal of such holder’s Common Shares in accordance with Section 262.

At any time within 60 days after the Effective Time, any beneficial holder or holder of record of Common Shares who is entitled to appraisal and who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw such holder’s demand for appraisal and accept the applicable portion of the Merger Consideration under the Merger Agreement by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal.

Once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent approval of the Delaware Court of Chancery, which such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the foregoing shall not affect the right of any holder of Common Shares who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such holder’s demand for appraisal and accept the applicable portion of the Merger Consideration under the Merger Agreement within 60 days after the Effective Time.

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation and any beneficial holder or holder of record of Common Shares who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Common Shares held by all holders of Common Shares that have demanded appraisal. A beneficial holder or holder of record of Common Shares demanding appraisal must serve a copy of the petition on the Surviving Corporation. If, within 120 days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any holder of Common Shares that previously demanded appraisal will become entitled only to applicable Merger Consideration under the Merger Agreement. The Surviving Corporation is not obligated and does not currently intend to file a petition. It is the obligation of the holders, either beneficial or of record, of Common Shares to initiate all necessary petitions to perfect their appraisal with respect to their Common Shares within the time prescribed in Section 262 and the failure of a holder of Common Shares to file such a petition within the period specified in Section 262 could nullify such holder’s previous written demand for appraisal.

In addition, any beneficial holder or holder of record of Common Shares entitled to appraisal rights that has made a demand for appraisal in accordance with Section 262 is entitled, within 120 days after the Effective Time and upon written request to the Surviving Corporation in writing, to receive from the Surviving Corporation a statement setting forth the aggregate number of Common Shares not consented in writing in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of record or beneficial owners holding or owning such Common Shares. The statement must be given 10 days after such written request has been received by the Surviving Corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

Upon the filing of a petition by a beneficial holder or holder of record of Common Shares, service of a copy of such a petition shall be made upon the Surviving Corporation. The Surviving Corporation shall be required to, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all persons who have demanded appraisal of their Common Shares and with whom the Surviving Corporation has not reached agreements as to the value of such Common Shares. If the petition shall be filed by the Surviving Corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to all persons set forth on such verified list. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the Surviving Corporation.

If a hearing on the petition is held, the Delaware Court of Chancery will determine those persons who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require that the persons who have demanded an appraisal and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery may dismiss the proceedings as to any holder (or beneficial owner, as the case may be) of Common Shares who does not comply with such direction. The Delaware Court of Chancery will also dismiss proceedings as to all holders (and beneficial owners, as the case may be) of Class A Shares if neither of the ownership thresholds described above is met.

Upon application by the Surviving Corporation or any beneficial holder or holder of record of Common Shares entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the beneficial holders or holders of record entitled to appraisal. Any person whose name appears on the verified list mentioned above may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

The Delaware Court of Chancery shall then determine the fair value of the applicable Common Shares as of the Effective Time, taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with any interest from the Effective Time, to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its sole discretion, determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the Effective Time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each beneficial holder and holder of record of Common Shares entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (i) the difference, if any, between the amount so paid and the fair value of the Common Shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid by the Surviving Corporation as part of the pre-judgment payment to the beneficial holder and holder of record of Common Shares.

When the fair value of the applicable Common Shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the beneficial holders and holders of record entitled to receive the same, forthwith in the case of uncertificated holders of Common Shares or upon surrender by certificated holders of Common Shares of their stock certificates.

Beneficial holders and holders of record of Common Shares should be aware that no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and beneficial holders and holders of record of Common Shares should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the applicable Merger Consideration that they are otherwise entitled to receive under the terms of the Merger Agreement. The Company does not anticipate offering more than the per share portion of the Merger Consideration to any holder of Common Shares exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant Common Shares is less than the applicable Merger Consideration.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The Delaware Court of Chancery may also (i) assess costs of the proceeding (which exclude attorneys’ fees and fees and expenses of experts) among the parties as the Delaware Court of Chancery deems equitable, and (ii) upon application of a beneficial holder or holder of record of Common Shares, order all or a portion of the expenses incurred by any beneficial holder or holder of record of Common Shares in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all Common Shares entitled to appraisal. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

If no petition for appraisal is filed within 120 days after the Effective Time, or if the beneficial holder or holder of record of Common Shares otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of such holder of Common Shares to appraisal will cease and such holder’s shares will be deemed to have been converted at the Effective Time into the right to receive the applicable Merger Consideration. In addition, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any beneficial holder or holder of record of Common Shares absent court approval.

From and after the Effective Time, no holder of Common Shares who has demanded appraisal rights under Section 262 will be entitled to vote such Company Stockholder’s Common Shares for any purpose or to receive payment of dividends or other distributions in respect of such Common Shares (except dividends or other distributions payable to holders of Common Shares of record at a date which is prior to the Effective Time).

BENEFICIAL HOLDERS AND HOLDERS OF RECORD OF COMMON SHARES CONSIDERING SEEKING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR COMMON SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER IF THEY DID NOT SEEK APPRAISAL OF THEIR COMMON SHARES. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN

SECTION 262 WILL RESULT IN A LOSS OR WAIVER OF STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, AND IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262, ANY BENEFICIAL HOLDER OR HOLDER OF RECORD OF COMMON SHARES WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT THEIR LEGAL AND FINANCIAL ADVISORS BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262, SECTION 262 WILL GOVERN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information known to the Company with respect to the beneficial ownership of Common Shares as of May 6, 2024 unless otherwise indicated below, by:

•	each person known by us to beneficially own more than 5% of our outstanding Common Shares;

•	each of our directors;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days of May 6, 2024. The percent of Common Shares calculations are based on the 19,008,421 Class A Shares outstanding and 3,702,613 Class B Shares outstanding as of May 6, 2024.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to their beneficially owned Common Shares. The address of each of the executive officers and directors and all executive officers and directors as a group (nine persons) in the table below is 1900 Skyhawk Street, Alameda, California 94501.

Five Percent Holders

	Beneficial Ownership
Name of Beneficial Owner	Class A Shares(1)	Percentage of Class A Shares	Class B Shares	Percentage of Class B Shares	Combined Voting Power(2)
Adam P. London(3)(4)	51,796	*	1,896,237	51.2%	33.9%
Chris C. Kemp(3)(5)	136,571	*	1,806,376	48.8%	32.5%
Scott Stanford(3)(6)	1,962,178	10.3%	—	—	3.5%
The “Stockholder Group” (as defined below)(7)	2,367,704	12.6%	3,702,613	100%	70.3%

*	Represents less than 1%.
(1)

Certain investors in this table own securities (the “Blocked Securities”) that are not convertible into Class A Shares due to the presence of Beneficial Ownership Blockers (as defined below). Shares underlying the Blocked Securities are not included in this table. Additionally, to the extent there is disclosure about the number of shares underlying the Blocked Securities in footnotes to this table, such disclosure does not reflect any paid-in-kind interest, whether capitalized or uncapitalized, owed to any holder of Blocked Securities.

(2)

Percentage of total voting power represents voting power with respect to all Class A Shares and Class B Shares, as a single class. Each Class B Share is entitled to 10 votes per share and each Class A Share is entitled to one vote per share.

(3)	Such amount is included in the amount beneficially owned by the Stockholder Group.
(4)

Based on information contained in the Schedule 13D/A filed by Dr. London on March 11, 2024. Includes (i) 10,220 Class A Shares, (ii) 39,769 Options that are exercisable or will be exercisable for Class A Shares within 60 days of May 6, 2024 and (iii) 1,807 Class A Shares underlying Company RSU Awards that may vest within 60 days of May 6, 2024. Excludes approximately 1,856,434 Class A Shares underlying Blocked Securities held by Dr. London, as such shares are not convertible or exercisable within 60 days of May 6, 2024 due to beneficial ownership blockers that prohibit the Company from effecting any distribution of

Class A Shares if such distribution would cause the stockholder, together with any person whose beneficial ownership of Class A Shares would or could be aggregated with the stockholder to collectively beneficially own in aggregate in excess of 19.99% (or a lower percentage, in the case of certain other members of the Stockholder Group) of the number of Class A Shares outstanding immediately after giving effect to such distribution (the “Beneficial Ownership Blockers”). The address of Dr. London is 1900 Skyhawk Street, Alameda, California, 94501.
(5)

Based on information contained in the Schedule 13D/A filed by Mr. Kemp and the Kemp Trust on March 11, 2024. Includes (i) 52,972 Class A Shares (including 2,200 Class A Shares held by Mr. Kemp’s spouse), (ii) 79,983 Options that are exercisable or will be exercisable for Class A Shares within 60 days of May 6, 2024 and (iii) 3,616 Class A Shares underlying Company RSU Awards that may vest within 60 days of May 6, 2024. Excludes approximately 3,527,227 Class A Shares underlying Blocked Securities held by the Kemp Trust, as such shares are not convertible or exercisable within 60 days of May 6, 2024 due to the Beneficial Ownership Blockers. The address of Mr. Kemp and the Kemp Trust is 1900 Skyhawk Street, Alameda, California, 94501.

(6)

Based on information contained in the Schedule 13D/A filed by Mr. Stanford, Eagle Creek, ACME Fund II and SherpaVentures Fund II GP, LLC on March 12, 2024. Consists of (i) 33,536 Class A Shares held by Eagle Creek, (ii) 1,882,582 Class A Shares held by ACME Fund II, (iii) 6,378 Class A Shares held by ACME, LLC and (iv) 39,682 Class A Shares underlying a Director RSU Award that may vest within 60 days of May 6, 2024. Mr. Stanford currently intends to contribute the Class A Shares he receives upon acceleration of the vesting of his Director RSU Awards to Parent in exchange for equity in Parent pursuant to a Rollover Agreement. Excludes approximately 8,558,671 Class A Shares underlying Blocked Securities held by ACME Fund II. Mr. Stanford is the sole manager of Eagle Creek and SherpaVentures Fund II GP, LLC. SherpaVentures Fund II GP, LLC is the general partner of ACME Fund II. The address of all such holders is c/o ACME, LLC, 350 Mission Street, Floor 25, San Francisco, California 94105.

(7)

As a result of agreements and transactions described in one or more of the Merger Agreement, Noteholder Conversion Agreement, Warrant Exchange Agreement, or Equity Commitment Letters, as applicable, each of Dr. London, Mr. Kemp, the Kemp Trust, ACME Fund II, SherpaVentures Fund II GP, LLC, Eagle Creek, Mr. Stanford, Astera, RBH, JMCM, Baldo Fodera, Alexander Morcos, MH Orbit, Andrei Karkar, ERAS Capital, and Ulrich Gall (collectively, the “Stockholder Group”) may be deemed to be a member of a group within the meaning of Section 13(d)(3) of the Exchange Act. In addition to the amounts disclosed elsewhere in this table, such figure includes (i) 15,093 Class A Shares beneficially owned by RBH Ventures Astra SPV, LLC, (ii) 199,399 Class A Shares over which Mr. Fodera and Mr. Morcos have shared voting and investment power, (iii) 1 Class A Share held by ERAS Capital LLC, over which Mr. Karkar may be deemed to have shared power and (iv) 2,667 Class A Shares held by Mr. Gall. Such figure excludes approximately 49,515,834 Class A Shares underlying Blocked Securities held across the Stockholder Group. Pursuant to the applicable SEC rules, each potential group members’ beneficially owned securities of the Company have been aggregated. Each stockholder has represented that it disclaims beneficial ownership over the securities held by the other stockholders included in this group, except to the extent described herein or in other information furnished or filed with the SEC.

Director and Executive Officer Stock Ownership

	Beneficial Ownership
Name of Beneficial Owner	Class A Shares	Class B Shares	Company Options(1)	Company RSU Awards(2)	Percent of Class A Share	Percent of Class B Shares	Total Voting Power(3)
Non-Employee Directors
Julie Cullivan	4,430	—	—	25,793	*	—	*
Michèle Flournoy	5,775	—	—	25,793	*	—	*
Michael Lehman	13,985	—	—	26,984	*	—	*
Lisa Nelson	6,710	—	—	25,793	*	—	*
Scott Stanford(4)	1,922,496	—	—	39,682	10.3%	—	3.5%
Executive Officers
Martin Attiq	37,037	—	133,553	2,876	*	—	*
Chris C. Kemp(5)	52,972	1,806,376	79,983	3,616	*	48.8%	32.4%
Adam P. London(6)	10,220	1,896,237	39,769	1,807	*	51.2%	33.9%
Axel Martinez	88,299	—	—	12,500	*	—	*
All Executive Officers and Directors as a Group (9 Persons)(7)	2,141,924	3,702,613	253,305	164,844		100%	70.1%

*	Represents less than 1%.
(1)	Represents Company Options that were exercisable on May 6, 2024 and Company Options that become exercisable within 60 days of May 6, 2024, all of which are Underwater Options.
(2)	Represents Company RSU Awards or Director RSU Awards, as applicable, that vest within 60 days of May 6, 2024.
(3)

Percentage of total voting power represents voting power with respect to all Class A Shares and Class B Shares, as a single class. Each Class B Share is entitled to 10 votes per share and each Class A Share is entitled to one vote per share.

(4)

Mr. Stanford holds the equity compensation he earns in connection with his service as a director of the Company for the benefit of his employer, ACME, LLC. Includes 39,682 Class A Shares underlying a Director RSU Award that may vest within 60 days of May 6, 2024. Mr. Stanford currently intends to contribute the Class A Shares he receives upon acceleration of the vesting of his Director RSU Awards to Parent in exchange for equity in Parent pursuant to a Rollover Agreement.

(5)

Based on information contained in the Schedule 13D/A filed by Mr. Kemp and the Kemp Trust on March 11, 2024. Includes (i) 52,972 Class A Shares (including 2,200 Class A Shares held by Mr. Kemp’s spouse), (ii) 79,983 Options that are exercisable or will be exercisable for Class A Shares within 60 days of May 6, 2024 and (iii) 3,616 Class A Shares underlying Company RSU Awards that may vest within 60 days of May 6, 2024. Excludes approximately 3,527,227 Class A Shares underlying Blocked Securities held by the Kemp Trust, as such shares are not convertible or exercisable within 60 days of May 6, 2024 due to the Beneficial Ownership Blockers.

(6)

Based on information contained in the Schedule 13D/A filed by Dr. London on March 11, 2024. Includes (i) 10,220 Class A Shares, (ii) 39,769 options that are exercisable or will be exercisable for Class A Shares within 60 days of May 6, 2024 and (iii) 1,807 Class A Shares underlying Company RSU Awards that may vest within 60 days of May 6, 2024. Excludes approximately 1,856,434 Class A Shares underlying Blocked Securities held by Dr. London, as such Class A Shares are not convertible or exercisable within 60 days of May 6, 2024 due to the Beneficial Ownership Blockers.

(7)

Excludes all Class A Shares underlying Blocked Securities held by Mr. Stanford, the Kemp Trust and Dr. London as such shares are not convertible or exercisable within 60 days of May 6, 2024 due to the Beneficial Ownership Blockers.

(8)	None of the Common Shares listed have been pledged as collateral.

DELIVERY OF INFORMATION STATEMENT

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of this Information Statement. Upon written or oral request, we will deliver a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and who wishes to receive a separate copy of this Information Statement. Stockholders receiving multiple copies of this Information Statement may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Telephone: (866) 278-7217

HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS

We have attached as Annex A to this Information Statement, the audited consolidated financial statements of the

Company for the fiscal years ended December 31, 2023 and 2022 and the related notes thereto, which were included in the Annual Report on Form 10-K and filed with the SEC on April 18, 2024. We have also included as

Annex B to this Information Statement the management’s discussion and analysis of financial condition and results of operations of the Company which was included in the Annual Report.

We have not included separate financial information for Parent or Merger Sub as they have no operations and are being used for the sole purpose of effecting the Merger.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “SEC Filings” section of the Company’s website at https://astra.com. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this Information Statement.

The Company incorporates by reference in this Information Statement the following documents filed by it with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on April 18, 2024 (the “Annual Report”); and

•	Current Reports on Form 8-K filed on March 12, 2024, April 19, 2024, April 26, 2024 and May 1, 2024.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means promptly after receipt of such request, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may request a copy of these filings by telephone at (866) 278-7217 or by writing to us at:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Attn: Corporate Secretary

Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this Information Statement relating to Parent and Merger Sub.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this Information Statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated       , 2024. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

ANNEX A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of Astra Space, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Astra Space, Inc. and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, of comprehensive loss, of stockholders’ (deficit) equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses and has additional capital needs to proceed with its business plan and has stated that these events or conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.
Valuation of Convertible Notes
As described in Note 5 to the consolidated financial statements, the Company had $63.5 million of convertible notes measured at fair value as of December 31, 2023. The convertible notes are measured at fair value using a Monte Carlo simulation model with inputs that are unobservable Level 3 inputs and reflect management’s judgments about assumptions that market participants would use to determine a current transaction price. The significant unobservable inputs utilized within the Monte Carlo simulation model for the fair value of the convertible notes include the risk-adjusted discount rate and equity volatility.
The principal considerations for our determination that performing procedures relating to the valuation of convertible notes is a critical audit matter are (i) the significant judgment by management when developing the fair value estimate of the convertible notes; (ii) a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating audit evidence related to management’s significant assumptions related to the risk-adjusted discount rate and equity volatility; and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.
Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others (i) testing the completeness and accuracy of the underlying data provided by management and (ii) the involvement of professionals with specialized skill and knowledge to assist in evaluating the reasonableness of management’s estimate by (a) evaluating the appropriateness of the Monte Carlo simulation model used in developing the fair value estimate of the convertible notes and (b) developing an independent range of prices for a sample of convertible notes using independently determined assumptions related to risk-free and risk-adjusted discount rates and equity volatility and comparing the independent range of prices to management’s estimate.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
April 17, 2024
We have served as the Company’s auditor since 2022.

ASTRA SPACE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,949	$33,644
Restricted cash	1,500	—
Marketable securities	—	69,173
Trade accounts receivable	1,444	5,327
Inventories	15,375	4,142
Prepaid and other current assets	9,181	13,496

Total current assets	31,449	125,782
Non-current assets:
Property, plant and equipment, net	26,852	24,271
Right-of-use asset	9,433	12,813
Intangible assets, net	7,886	10,132
Other non-current assets	1,800	1,701

Total assets	$77,420	$174,699

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$4,798	$1,799
Operating lease obligation, current portion	3,802	3,800
Contingent consideration	—	33,900
Contract liabilities, current portion	26,951	24,137
Accrued expenses and other current liabilities	13,651	17,906
Warrants to purchase common stock (1)(4)	18,554	—
Senior Secured Convertible Notes - current (2)(3)	63,520	—

Total current liabilities	131,276	81,542
Non-current liabilities:
Operating lease obligation, net of current portion	6,056	9,051
Contract liabilities, net of current portion	13,416	—
Other non-current liabilities	2,111	1,796

Total liabilities	152,859	92,389

Commitments and Contingencies (Note 8)
STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of December 31, 2023 and 2022	—	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 18,885,500 and 14,246,498 shares issued and outstanding as of December 31, 2023 and 2022, respectively	22	22
Class B common stock, $0.0001 par value; 65,000,000 shares authorized; 3,702,613 shares issued and outstanding as of December 31, 2023 and 2022	6	6
Additional paid in capital	1,922,730	1,902,213
Accumulated other comprehensive loss	—	(110)
Accumulated deficit	(1,998,197)	(1,819,821)

Total stockholders’ (deficit) equity	(75,439)	82,310

Total liabilities and stockholders’ (deficit) equity	$77,420	$174,699

(1)
Warrants to purchase common stock includes Company Warrants issued to our Chief Executive Officer (the “CEO”) and our Chief Technology Officer (the “CTO”) in conjunction with the Convertible Notes issued November 21, 2023. As of December 31, 2023, the fair values of the CEO’s and CTO’s Company Warrants were $1.8 million and $0.9 million, respectively.

(2)	The CEO and CTO hold Convertible Notes whose fair values were $7.1 million and $3.6 million, respectively as of December 31, 2023.
(3)	A related party held Convertible Notes with a fair value of $5.1 million as of December 31, 2023.
(4)
Warrants to purchase common stock includes Company Warrants issued to a related party in conjunction with the Convertible Notes issued November 21, 2023. As of December 31, 2023, the fair value of the Company Warrants was $2.2 million.

The accompanying notes are an integral part of these consolidated financial statements.

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ASTRA SPACE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Year Ended December 31,
	2023	2022
Revenues
Launch services	$—	$5,899
Space products	3,874	3,471

Total revenues	3,874	9,370

Cost of revenues
Launch services	—	28,193
Space products	1,812	1,337

Total cost of revenues	1,812	29,530

Gross profit (loss)	2,062	(20,160)
Operating expenses:
Research and development (3)	95,408	140,666
Sales and marketing	5,607	17,401
General and administrative (3)(4)	46,422	85,285
Impairment expense	—	76,889
Goodwill impairment	—	58,251
(Gain) loss on change in fair value of contingent consideration	(23,900)	20,200

Total operating expenses	123,537	398,692

Operating loss	(121,475)	(418,852)
Interest income	1,962	1,748
Interest expense	(3,619)	—
Other income (expense), net	2,118	5,666
Loss on change in fair value of Convertible Notes (2)	(21,960)	—
Loss on change in fair value of warrants (1)	(6,529)	—
Loss on extinguishment of debt	(28,873)	—

Loss before taxes	(178,376)	(411,438)
Income tax provision	—	—

Net loss	$(178,376)	$(411,438)

Net loss per share:
Weighted average number of shares of Class A common stock outstanding – basic and diluted	15,521,073	14,011,861
Net loss per share of Class A common stock – basic and diluted	$(9.28)	$(23.23)
Weighted average number of shares of Class B common stock outstanding – basic and diluted	3,702,613	3,702,613
Net loss per share of Class B common stock – basic and diluted	$(9.28)	$(23.23)

(1)	The Company incurred losses on change in fair value of Company Warrants held by the CEO and CTO of $0.6 million and $0.3 million, respectively.
(2)	The Company incurred losses on changes in fair value of the Convertible Notes held by the CEO and CTO of $2.5 million and $1.2 million, respectively.
(3)
The Company recognized compensation expense of $3.7 million and $1.9 million in General and administrative and Research and development, respectively, representing the excess of the fair value of the Convertible Notes and Company Warrants issued to our CEO and CTO, respectively, over the cash consideration paid for the Convertible Notes and Company Warrants.

(4)	The Company made purchases of $1.0 million from a related party during the year ended December 31, 2022.
The accompanying notes are an integral part of these consolidated financial statements.

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ASTRA SPACE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)

	Year Ended December 31,
	2023	2022
Net loss	$(178,376)	$(411,438)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale marketable securities	110	(110)

Total comprehensive loss	$(178,266)	$(411,548)

The accompanying notes are an integral part of these consolidated financial statements.

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ASTRA SPACE, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
(In thousands, except share data)

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	13,830,074	22	3,702,613	6	1,844,875	—	(1,408,383)	436,520
Stock-based compensation	—	—		—	55,904	—	—	55,904
Issuance of common stock under equity plans	392,484	—	—	—	1,434	—	—	1,434
Issuance of common stock as consideration for the commitment under the Common Stock Purchase agreement (Note 13)	23,940							—
Unrealized (loss) on available-for-sale marketable securities	—	—	—	—	—	(110)	—	(110)
Net loss	—	—	—	—	—	—	(411,438)	(411,438)

Balance as of December 31, 2022	14,246,498	$22	3,702,613	$6	$1,902,213	$(110)	$(1,819,821)	$82,310

	Year Ended December 31, 2023
	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	14,246,498	$22	3,702,613	$6	$1,902,213	$(110)	$(1,819,821)	$82,310
Stock-based compensation	—	—	—	—	11,574	—	—	11,574
Issuance of common stock under equity plans	390,086	—	—	—	727	—	—	727
Reverse stock split rounding adjustment	90,533	—	—	—	—	—	—	—
Warrants to purchase common stock					13			13
Issuance of Class A shares, net of costs - ATM	449,863	—	—	—	1,070	—	—	1,070
Issuance of common stock in settlement of contingent consideration	3,708,520	—	—	—	7,133	—	—	7,133
Unrealized gain on available-for-sale marketable securities	—	—	—	—	—	110	—	110
Net loss	—	—	—	—	—	—	(178,376)	(178,376)

Balance as of December 31, 2023	18,885,500	$22	3,702,613	$6	$1,922,730	$—	$(1,998,197)	$(75,439)

The accompanying notes are an integral part of these consolidated financial statements.

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ASTRA SPACE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(178,376)	$(411,438)
Adjustments to reconcile net loss to cash flows used in operating activities
Stock-based compensation	11,574	55,904
Impairment expense	—	76,889
Goodwill impairment	—	58,251
Depreciation	4,069	10,368
Amortization of intangible assets	2,247	2,960
Inventory write-downs	—	18,828
Non-cash lease expense	3,380	3,467
Discount accretion on Original Note	4,448	—
(Gain) loss on change in fair value of contingent consideration	(23,900)	20,200
Gain on settlement of contingent consideration	(316)	—
Loss on extinguishment of debt	28,873	—
Loss on change in fair value of Convertible Notes (1)	21,960	—
Loss on change in fair value of warrant liabilities (2)	6,529	—
Compensation for excess of fair value of convertible notes over Founder’s contributions (3)	5,571
Accretion (Amortization) of marketable securities purchased at a premium (discount)	(716)	(421)
Loss on marketable securities	5	24
Changes in operating assets and liabilities:
Trade accounts receivable	3,881	(3,511)
Inventories	(11,232)	(17,093)
Prepaid and other current assets	4,315	538
Other non-current assets	(100)	(980)
Accounts payable	5,347	(4,186)
Lease liabilities	(2,992)	(3,233)
Accrued expenses and other current liabilities	(4,379)	(3,971)
Contract liabilities	16,229	—
Other non-current liabilities	315	21,966

Net cash used in operating activities	$(103,268)	$(175,438)

Cash flows from investing activities:
Acquisition of trademark	—	(850)
Purchases of marketable securities	—	(157,837)
Proceeds from sales of marketable securities	8,984	7,700
Proceeds from maturities of marketable securities	61,010	81,251
Purchases of property, plant and equipment	(8,874)	(47,623)

Net cash provided by (used in) investing activities	$61,120	$(117,359)

Cash flows from financing activities:
Proceeds from issuance of Original Note, net of discount	12,125	—
Repayments of Original Note	(4,500)	—
Third-party issuance costs related to Original Note	(1,355)	—
Proceeds from issuance of Bridge Financing	4,475	—

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	Year Ended December 31,
	2023	2022
P roceeds from issuance of Founders Notes	3,000	—
Proceeds from issuance of warrants to purchase common stock	962	—
Proceeds from issuance of common stock under equity award and purchase plans	727	1,434
Payment of contingent consideration related to acquisitions	(2,551)	—
Issuance of Class A common stock, net of costs - ATM	1,070	—

Net cash provided by financing activities	$13,953	$1,434

Net decrease in cash and cash equivalents	$(28,195)	$(291,363)
Cash and cash equivalents and restricted cash at beginning of period	33,644	325,007

Cash and cash equivalents and restricted cash at end of period	$5,449	$33,644

Non-cash investing and financing activities:
Right of use assets obtained in exchange for operating lease obligations	$1,313	$—
Assets acquired included in accounts payable, accrued expenses and other current liabilities	$1,129	$1,893
Warrants to purchase common stock in conjunction with issuance of Original Note	$6,005	$—
Warrants to purchase common stock in conjunction with issuance of Senior Secured Convertible Notes	$5,070	$—
Issuance of Class A common stock upon settlement of contingent consideration	$7,133	$—
Supplemental disclosures of cash flow information:
Cash paid for interest and penalties on Original Notes	$774	$15

(1)
Warrants to purchase common stock includes Company Warrants issued to our CEO and our CTO in conjunction with the Convertible Notes issued November 21, 2023. As of December 31, 2023, the fair value of these Company Warrants was $1.8 million and $0.9 million, respectively. The Company incurred losses on change in fair value of Company Warrants held by the CEO and CTO of $0.6 million and $0.3 million, respectively.

(2)
The CEO and CTO hold Convertible Notes whose fair values were $7.1 million and $3.6 million, respectively as of December 31, 2023. The Company incurred losses on changes in fair value of the Convertible Notes held by the CEO and CTO of $2.5 million and $1.2 million respectively.

(3)
The Company recognized compensation expense of $3.7 million and $1.9 million representing the excess of the fair value of the Convertible Notes and Company Warrants issued to our CEO and CTO, respectively, over the cash consideration paid for the Convertible Notes and Company Warrants.

The accompanying notes are an integral part of these consolidated financial statements

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ASTRA SPACE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Description of Business, Basis of Presentation and Significant Accounting Policies
Astra Space, Inc. (the “Company” or “Astra”) designs, tests, manufactures and operates the next generation of Launch Services and Space Products and services that it expects to enable a new generation of global communications, earth observations, precision weather monitoring, navigation, and surveillance capabilities. The Company’s mission is to Improve Life on Earth from Space
®
through greater connectivity and more regular observations and to enable a wave of innovation in Low Earth Orbit (“LEO”) by expanding its space platform offerings. Currently, the Company’s business consists of two segments, a mobile orbital launch system (“Launch Services”) and a space products business that produces the Astra Spacecraft Engine
®
products (“Space Products”).
Basis of Presentation and Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for financial reporting. All significant intercompany balances and transactions have been eliminated in consolidation.
Reclassification
Certain prior period amounts have been reclassified to conform to the current period presentation. The impact of these reclassifications was not material to the consolidated financial statements for the periods presented.
Merger Agreement
On March 7, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apogee Parent Inc. (“Parent”) and Apogee Merger Sub Inc. (“Merger Sub”) pursuant to which Merger Sub will merger with and into the Company, with the Company as the surviving corporation. The Merger Agreement was approved by stockholders holding the requisite voting power on March 7, 2024 and is expected to close during the second quarter of 2024. Once completed, the Company will no longer be a public company and is expected to delist from Nasdaq. See
Note 15 — Subsequent Events
for more information.
Reverse Stock Split
On July 6, 2023, the board of directors of the Company (the “Board”) approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect (a) a
1-for-15
reverse stock split of the shares of the Company’s Class A Common Stock (the “Class A Common Stock”), par value $0.0001 per share, and (b) a
1-for-15
reverse stock split of the shares of the Company’s Class B Common Stock (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), par value $0.0001 per share (collectively, the “Reverse Stock Split”). The stockholders of the Company, at the 2023 annual meeting held on June 8, 2023 (the “Annual Meeting”), had previously approved the Reverse Stock Split at a ratio in the range of
1-for-5
to
1-for-15
,
with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board, in its discretion, no later than June 8, 2024.
On September 12, 2023, the Company amended its existing Second Amended and Restated Certificate of Incorporation (the “Prior Certificate”), to implement the Reverse Stock Split by filing the Certificate of

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Amendment to Second Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware. The Amendment became effective at 4:01 PM Eastern Time on September 13, 2023 (the “Effective Time”), thereby giving effect to the Reverse Stock Split. The Prior Certificate was further amended, as of the Effective Time, to clarify that the Company will round up to the nearest whole shares for treatment of any fractional shares of Common Stock in connection with the Reverse Stock Split. The par value of the Company’s Common Stock and the number of authorized shares of the Common Stock were not affected by the Reverse Stock Split. The Class A Common Stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market at the opening of trading on September 14, 2023. The trading symbol for the Class A Common Stock remained “ASTR”. The Class A Common Stock was assigned a new CUSIP number (04634X202) following the Reverse Stock Split.
Unless otherwise noted, share numbers and per share amounts in these consolidated audited financial statements reflect the Reverse Stock Split.
Impact of the Reverse Stock Split
The impacts of the Reverse Stock Split were applied retroactively for all periods presented in accordance with applicable guidance. Therefore, prior period amounts are different than those previously reported. Certain amounts within the following tables may not foot due to rounding.

	December 31, 2022			December 31, 2021
	As Previously Reported	Impact of Reverse Stock Split	As Adjusted	As Previously Reported	Impact of Reverse Stock Split	As Adjusted
Class A common stock	213,697,468	(199,450,970)	14,246,498	207,451,107	(193,621,033)	13,830,074
Class B common stock	55,539,188	(51,836,575)	3,702,613	55,539,189	(51,836,576)	3,702,613

The following table illustrates changes in loss per share and weighted average shares outstanding, as previously reported prior to, and as adjusted subsequent to, the impact of the Reverse Stock Split retroactively adjusted for the periods presented:

	Year Ended December 31, 2022
	As Previously Reported	Impact of Reverse Stock Split	As Adjusted
Class A common stock:
Weighted average shares outstanding - basic and diluted	210,177,911	(196,166,050)	14,011,861
Loss per share - basic and diluted	$(1.55)	$(21.68)	$(23.23)
Class B common stock:
Weighted average shares outstanding - basic and diluted	55,539,188	(51,836,575)	3,702,613
Loss per share - basic and diluted	$(1.55)	$(21.68)	$(23.23)
The following outstanding stock options and restricted stock units exercisable or issuable into shares of Class A Common Stock were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

	December 31, 2022
	As Previously Reported	Impact of Reverse Stock Split	As Adjusted
Stock options	6,486,468	(6,054,037)	432,431
Restricted stock units	16,121,844	(15,047,054)	1,074,790

Total antidilutive shares excluded from loss per share - diluted	22,608,312	(21,101,091)	1,507,221

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Restricted stock awards were adjusted retroactively to give effect to the Reverse Stock Split for the year ended December 31, 2022:

	As Previously Reported		Impact of Reverse Stock Split		As Adjusted
	No. of Options	Weighted- Average Exercise Price	No. of RSUs	Weighted- Average Exercise Price	No. of RSUs	Weighted- Average Exercise Price
Outstanding - December 31, 2021	10,678,818	$9.20	(9,966,896)	$128.80	711,922	$138.00
Granted	17,337,752	2.12	(16,181,901)	29.68	1,155,851	31.80
Vested	(4,640,946)	8.24	4,331,549	115.36	(309,397)	123.60
Forfeited	(7,253,780)	5.82	6,770,194	81.48	(483,586)	87.30

Outstanding - December 31, 2022	16,121,844	$3.35	(15,047,054)	$46.90	1,074,790	$50.25

Stock options were adjusted retroactively to give effect to the Reverse Stock Split for the year ended December 31, 2022:

	As Previously Reported		Impact of Reverse Stock Split		As Adjusted
	No. of Options	Weighted- Average Exercise Price	No. of Options	Weighted- Average Exercise Price	No. of Options	Weighted- Average Exercise Price
Outstanding - December 31, 2021	20,326,384	$7.52	(18,971,291)	$105.28	1,355,093	$112.80
Granted	1,992,027	3.22	(1,859,225)	45.08	132,802	48.30
Exercised	(786,703)	0.45	734,256	6.30	(52,447)	6.75
Forfeited	(4,536,520)	8.19	4,234,085	114.66	(302,435)	122.85
Expired	(746,587)	8.02	696,815	112.28	(49,772)	120.30

Outstanding - December 31, 2022	16,248,601	$7.11	(15,165,360)	$99.54	1,083,241	$106.65

Liquidity
The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these consolidated financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.
Pursuant to the requirements of ASC Topic
205-40,
Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern
, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these consolidated financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within control of the Company as of the date the consolidated financial statements are issued. When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company’s ability to continue as a going concern. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the consolidated financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.
The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern for one year from the date these audited consolidated financial statements are issued. Since inception, the Company has incurred significant operating losses and has an accumulated deficit of approximately $
2.0

billion
. As of December 31, 2023, the Company’s

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existing sources of liquidity included cash and cash equivalents of $3.9 million. The Company believes that its current level of cash and cash equivalents is not sufficient to fund commercial scale production and sale of its services and products. Since December 31, 2023, the Company has raised gross proceeds of approximately $13.9 million through the sale of Convertible Notes and the sale of Common Stock Purchase Warrants (the “Company Warrants”), exercisable into 5,627,290 shares of the Company’s Class A Common Stock. See
Note 15 — Subsequent Events
for more information about the sale and issuance of the Convertible Notes and Company Warrants after December 31, 2023.
To proceed with the Company’s business plan and continue the Company’s business operations, the Company will need to raise substantial additional funds through the issuance of additional debt, equity or both. Under the terms of the Merger Agreement, the Company is restricted from incurring new debt or issuing equity except through the offer and sale of the Convertible Notes and Company Warrants. See
Note 7 — Long-Term Debt and Warrants
for information about the terms of the Convertible Notes and Company Warrants. The Merger Agreement further prohibits the Company from issuing Convertible Notes or Company Warrants to any person prior to the consummation of the Merger unless (i) such person becomes a noteholder under the Noteholder Conversion Agreement (as described in
Note 15 — Subsequent Events
or a holder under the Warrant Exchange Agreement as described in
Note 15
— Subsequent Events
, respectively, by executing a joinder agreement substantially in the form attached to such agreement and delivering the same to each of Merger Sub and Parent and (ii) holders of a majority in interest of the Convertible Notes or Warrants, as applicable, then outstanding consent to such issuance and joinder, all of which may affect the Company’s ability to raise additional funds from the sale of its Convertible Notes and Company Warrants on the timing needed. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate its product development activities or future commercialization efforts or cease business operations, including through a petition for voluntary relief under Chapter 7 of the United States Bankruptcy Code (a “Chapter 7 Liquidation”).
In an effort to alleviate these conditions, the Company continues to seek and evaluate additional opportunities to raise additional capital through the issuance of equity or debt securities.
There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all. Further, the Merger Agreement prohibits the Company from issuing Convertible Notes or Company Warrants to any person prior to the consummation of the Merger unless (i) such person becomes a noteholder under the Noteholder Conversion Agreement or a holder under the Warrant Exchange Agreement, respectively, by executing a joinder agreement substantially in the form attached to such agreement and delivering the same to each of Merger Sub and Parent and (ii) holders of a majority in interest of the Convertible Notes or Warrants, as applicable, then outstanding consent to such issuance and joinder, all of which may affect the Company’s ability to raise additional funds from the sale of its Convertible Notes and Company Warrants.
As a result of these uncertainties, and notwithstanding management’s plans and efforts to date, there is substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date of issuance of these consolidated financial statements. If the Company is unable to raise substantial additional capital in the near term and as necessary to continue the Company’s business operations prior to a closing of the Merger, the Company’s operations and production plans will be further scaled back or curtailed or cease entirely and the Company may not realize any significant value from its assets and may be required to file a Chapter 7 Liquidation.
The Company has, however, prepared these consolidated financial statements on a going concern basis, assuming that the Company’s financial resources will be sufficient to meet its capital needs over the next twelve months. Accordingly, the Company’s financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should it be unable to continue in operation in the next twelve months.

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Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalent balances in bank accounts with multiple banking partners. All cash accounts are located in the United States (“U.S.”) and insured by the FDIC up to $250,000. The Company’s accounts receivable are derived from revenue earned from customers or invoices billed to customer that are unconditional right to payment. Our customers are located within the U.S. The Company mitigates collection risks from its customers by performing regular credit evaluations of the financial condition of its customers. The Company believes there is no material exposure to any significant credit risks related to its cash and cash equivalents or accounts receivable and has not experienced any material losses in such accounts.
The following customers accounted for greater than 10% of the Company’s trade accounts receivable as of the date reflected:

	December 31, 2023	December 31, 2022
Customer 1	92.4%	—
Customer 2	—	53.3%
Customer 3	—	21.7%
Customer 4	—	20.8%
For the years ended December 31, 2023 and 2022, the following customers accounted for greater than 10% of the Company’s total revenues:

	Year Ended December 31,
	2023	2022
Customer 5	50.4%	—
Customer 6	49.6%	—
Customer 7	—	59.2%
Customer 8	—	37.0%
Use of Estimates and Judgments
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the consolidated financial statements and accompanying notes. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates. Significant items subject to such estimates and assumptions include the valuations of reporting units and long-lived assets, inventory valuation and reserves, stock-based compensatio
n, fair value
of convertible notes, fair value of warrant liabilities, useful lives of intangible assets and property, plant and equipment, deferred tax assets, income tax uncertainties, contingent consideration, and other contingencies.
Segment Reporting
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has two operating and reportable segments: Launch Services and Space Products. The segment reporting for prior periods were recast to conform to the current period presentation. See
Note 13 – Segment Information
for more information.

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Cash and Cash Equivalents
The Company considers all highly liquid investment securities with original maturities of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consists of freely available cash deposited with banks and invested in money market accounts. The Company determines the appropriate classification of our cash and cash equivalents at the time of purchase. The Company does not include any amounts subject to restrictions as part of cash equivalents.
Restricted Cash
Restricted cash consists of cash that is being held in a segregated account as collateral for the Company’s payment and performance obligations under Convertible Notes and may only be disbursed with the consent of holders of a majority-in-interest
of the Convertible Notes. See
Note 7 — Long Term Debt and Warrants
for more information about the Company’s obligations under the Convertible Notes
Marketable Securities
Marketable securities may consist of U.S. Treasury securities, corporate debt securities, commercial paper, and asset backed securities. The Company classifies marketable securities as available-for-sale
at the time of purchase and reevaluates such classification as of each balance sheet date. Interest receivable on these securities is presented in other current assets on the consolidated balance sheets. All marketable securities are recorded at their estimated fair values. When the fair value of a marketable security declines below its amortized cost basis, the carrying value of the security will be reduced to its fair value if it is more likely than not that management is required to sell the impaired security before recovery of its amortized basis, or management has the intention to sell the security. If neither of these conditions are met, the Company determines whether any portion of the decline is due to credit losses. Any portion of that decline attributable to credit losses, to the extent expected to be nonrecoverable before the sale of the security, is recognized in the consolidated statements of operations. When the fair value of the security declines below its amortized cost basis due to changes in interest rates, such amounts are recorded in accumulated other comprehensive income (loss) and are recognized in the consolidated statements of operations only if the Company sells or intends to sell the security before recovery of its cost basis. Realized gains and losses are determined based on the specific identification method and are reported in other income (expense), net in the consolidated statements of operations. There were no marketable securities or money market investments as of December 31, 2023.
Trade Accounts Receivable
Trade accounts receivable are recognized at the invoiced amount that represents an unconditional right to consideration under the contract with customers, less an allowance for any potential expected uncollectible amounts, and do not bear interest. The allowance for doubtful accounts is determined by estimating the expected credit losses based on historical experience, current economic conditions and certain forward-looking information, among other factors. Uncollectible accounts are written off when deemed uncollectible. The Company had no reserve for expected credit losses as of December 31, 2023 and 2022. No accounts were written off during the years ended December 31, 2023 and 2022.
Inventories
Inventories consist of materials expected to be used for customer-specific contracts, or for future contracts. Costs include direct material, direct labor, shipping costs, applicable manufacturing and engineering overhead, and other direct costs. Inventories are stated at the lower of cost or net realizable value determined by the first-in,
first-out
method. The Company assesses inventories quarterly for events or changes in circumstances indicating that the utility of our inventories have diminished through damage, deterioration, obsolescence, changes in price or other causes and the Company records write-downs of inventories to research and development expense in the period for which they occur. A net realizable value write down is recorded when actual costs exceed the estimated selling price less estimated selling costs.

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Property, Plant and Equipment
Property, plant and equipment is measured at cost less any impairment losses and represents those assets with estimated useful lives exceeding one year. Repairs and maintenance are expensed as incurred. Costs for research and development equipment include amounts related to design, construction, launch and commissioning. Costs for production equipment include amounts related to construction and testing. Interest expense is capitalized on certain qualifying assets that take a substantial period of time to prepare for their intended use. Capitalized interest was not material for the years ended December 31, 2023 and 2022.
When the costs of certain components of an item of property, plant and equipment are significant in relation to the total cost of the item and the components have different useful lives, they are accounted for and depreciated separately.
Depreciation expense is recognized as an expense on a straight-line basis over the estimated useful life of the related asset to its residual value.
The estimated useful lives are as follows:

Asset class	Estimated useful life
Leasehold improvements	Lesser of lease term or useful life
Research and development equipment	5 years
Production equipment	10 years
Furniture and fixtures	5 years
Computer and software	3 years
Goodwill
Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. Goodwill is not amortized but is reviewed annually as of October 1 of each year (or more frequently if impairment indicators arise) for impairment. To review for impairment, the Company first assesses qualitative factors to determine whether events or circumstances lead to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Our qualitative assessment of the recoverability of goodwill, whether performed annually or based on specific events or circumstances, considers various macroeconomic, industry-specific and company-specific factors. Those factors include: (i) severe adverse industry or economic trends; (ii) significant company-specific actions; (iii) current, historical or projected deterioration of our financial performance; or (iv) a sustained decrease in our market capitalization below our net book value. After assessing the totality of events and circumstances, if determined that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, no further assessment is performed. If the Company determines that it is more like
ly than not that the fair value of a reporting units is less than its carrying amount, the Company will calculate the fair value of that reporting unit and compare the fair value to the reporting unit’s net book value. If the fair value of the reporting unit is greater than its net book value, there is no impairment. Otherwise, a goodwill impairment charge will be recorded for the amount by which the carrying value of the reporting unit exceeds its fair value up to the amount of the goodwill. Determining the fair value of a reporting unit involves the use of significant estimates and assumptions. Goodwill was fully impaired in the fiscal year 2022. See further discussion in
Note 4 – Goodwill and Intangible Assets.
Long-lived and Intangible Assets
Purchased finite-lived intangible assets are carried at cost less accumulated amortization. Amortization is recognized over the useful life on a straight-line method. Purchased indefinite-lived intangible assets are capitalized at fair value and assessed for impairment thereafter. Long-lived assets are reviewed for impairment whenever factors or changes in circumstances indicate that the carrying amounts of long-lived assets, including purchased intangible assets and property, plant and equipment, may not be recoverable. Factors the Company

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considers important which could trigger an impairment review include (i) significant under-performance relative to historical or projected future operating results, (ii) significant changes in the manner of our use of the acquired assets or the strategy for our overall business, and (iii) significant negative industry or economic trends. Long-lived asset recoverability is measured by comparing the carrying amount of the asset group with its estimated future undiscounted pre-tax
cash flows over the remaining life of the primary long-lived asset of the asset group. Assumptions and estimates about future values and remaining useful lives are complex and often subjective. They can be affected by a variety of factors including external factors, industry and economic trends, and internal factors, such as changes in our business strategy and our internal forecasts. If the carrying amount exceeds the estimated future undiscounted cash flows as part of the recoverability assessment, an impairment charge is recognized equal to the difference between the carrying amount and fair value of the asset group. The impairment charge is allocated to the underlying long-lived assets in the asset group on a relative carrying amount basis; however, carrying amount after allocated impairment is subject to a floor of fair value on an individual asset basis. The Company recognized no impairments of long-lived assets in the fiscal year 2023. See further discussion in
Note 3 – Supplemental Financial Information
for information regarding impairments recognized by the Company in fiscal year 2022.
Leases
The Company determines whether a contract is or contains a lease at contract inception by evaluating whether substitution rights exist and whether the Company obtains substantially all of the benefits and directs the use of the identified asset. When the Company determined a lease exists, the Company records a right-of-use
asset (“ROU asset”) and corresponding lease liability in the consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are recognized at the commencement date of the lease at the value of the lease liability, adjusted for any prepayments, lease incentives received, and initial direct costs incurred. Lease liabilities are recognized at the commencement date of the lease based on the present value of remaining lease payments over the lease term. As the discount rate implicit in the lease is not readily determinable in most leases, the Company uses its incremental borrowing rate based on the information available at the commencement date of the lease in determining the present value of lease payments. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.
The Company does not record lease contracts with a lease term of 12 months or less on its consolidated balance sheets. Fixed lease costs associated with these short-term contracts are expensed on a straight-line basis over the lease term.
The Company does not record lease contracts acquired in a business combination with a remaining lease term of 12 months or less on its consolidated balance sheets. Fixed lease costs associated with these short-term contracts are expensed on a straight-line basis over the lease term.
The Company recognizes lease expense for operating leases on a straight-line basis over the lease term.
The Company has lease agreements with
non-lease
components that relate to the lease components. The Company accounts for each lease component and any non-lease
components associated with that lease component as a single lease component for all underlying asset classes. Accordingly, all costs associated with a contract that is or contains a lease are accounted for as lease costs.
Some leasing arrangements require variable payments that are dependent on usage, output, or may vary for other reasons, such as insurance and tax payments. These variable lease costs are recognized as incurred over the lease term.
The Company does not include significant restrictions or covenants in lease agreements, and residual value guarantees are generally not included within the Company’s leases. See
Note 6 — Leases.
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Fair Value Measurements
According to ASC Topic 820,
Fair Value Measurements and Disclosures
(“ASC 820”), fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The fair value hierarchy establishes three tiers, which prioritize the inputs used in measuring fair value as follows:

Level 1 —	Observable inputs, such as quoted prices in active markets for identical assets or liabilities;

Level 2 —	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 —	Unobservable inputs in which there is lit tle or n o market data, which require the reporting entity to develop its own assumptions.
Entities are permitted to choose to measure certain financial instruments and other items at fair value.
Warrants to Purchase Class A Common Stock
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s Common Stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in
capital at the time of issuance.
For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and at each reporting period thereafter. The valuation of such instruments is subject to change predominantly driven by changes in the market price of a share of the Company’s Class A Common Stock. Changes in the estimated fair value of the warrants are recognized as a non-cash
gain or loss on the consolidated statements of operations. As of December 31, 2023, the Company had 7,696,627 Company Warrants issued and outstanding, and warrants to purchase 1,500,000 shares of the Company’s Class A Common Stock (the “Original Warrants”) sold and issued in connection with the Securities Purchase Agreement entered on August 4, 2023 (the “Original Financing Agreement”). The Company determined the Company Warrants and Original Warrants are liability classified and has recognized $18.5 million aggregate fair value of the Company Warrants and Original Warrants as of December 31, 2023 and recorded a $6.5 million loss related to the change in fair value of the Company Warrants and Original Warrants during the year ended December 31, 2023.
The Company also has issued an immaterial numbe
r of war
rants to purchase shares of the Company’s Class A Common Stock as compensation for services provided to Shareintel-Shareholder Intelligence Services, LLC (the “Shareintel Warrants” and together with the Company Warrants and the Original Warrants, the “outstanding warrants”). See
Note 7 — Long-Term Debt and Warrants
for additional information.
Fair Value Option of Accounting
When financial instruments contain various embedded derivatives which may require bifurcation and separate accounting of those derivatives apart from the entire host instrument, if eligible, ASC 825,
 Financial Instruments
 allows issuers to elect the fair value option (“FVO”) of accounting for those instruments. The FVO

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may be elected on an
instrument-by-instrument
basis and is irrevocable unless a new election date occurs. The FVO allows the issuer to account for the entire financial instrument at fair value with subsequent remeasurements of that fair value recorded through the statements of operations at each reporting date. A financial instrument is generally eligible for the FVO if, amongst other factors, no part of the convertible, or contingently convertible, instrument is classified in stockholder’s equity and the instrument does not contain a beneficial conversion feature at issuance. In addition, because a contingent beneficial conversion feature, if any, is not separately recognized within stockholders’ equity at the issuance date, a convertible debt instrument with a contingent beneficial conversion feature is therefore eligible for the FVO if all other criteria are met.
Based on the eligibility assessment discussed above, the Company determined that the Convertible Notes were eligible for the FVO and accordingly elected the FVO for the Convertible Notes. This election was made because of operational efficiencies in valuing and reporting for these debt instruments in their entirety at each reporting date.
The Convertible Notes contain a number of embedded derivatives, such as payment-in-kind
settlement of accrued and unpaid interest at each amortization payment date and the option of the holders to receive cash payment for each scheduled amortization payment, elect deferral of the cash payment to the next subsequent amortization date payment, or prior to the next amortization payment date, to elect conversion of any deferred amortization payment to Common Stock, features which would require bifurcation and separate accounting under GAAP, for which the Company elected the FVO for the entire debt instrument. The changes in the fair value of the Convertible Notes are recorded in changes in fair value of debt, included as a component of other income and ex pens
es, net, in the consolidated statements of operations. The valuation of such instruments is subject to change predominantly driven by changes in the market price of a share of the Company’s Class A Common Stock. The change in fair value related to the accrued interest components is also included within the single line of change in fair value of debt on the consolidated statements of operations. See
Note 7 — Long-
Term Debt and Warrants
for additional information on the Company’s valuation methodologies and significant assumptions used in determination of fair value of the Convertible Notes.
Debt issuance costs
Debt issuance costs incurred to obtain debt financings are deferred and are amortized over the term of the debt using the effective interest method for all debt financings in which the fair value option has not been elected. Debt issuance costs on debt financings in which the fair value option is not elected are recorded as a reduction to the carrying value of the debt and are amortized to interest expense or interest expense, as applicable, in the consolidated statements of operations.
For any debt financing in which the Company has elected the fair value option, any debt issuance costs associated with the debt financing are immediately recognized in interest expense in the consolidated statements of operations and are not deferred See Note 1
—
Fair Value Option of Accounting and Note 7
— Long-term Debt and Warrants
.
Revenue Recognition
The Company recognizes revenue to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company expects to generate revenue by providing the following services and products:
Launch Services
— To provide rapid, and affordable Launch Services to satellite operators and governments in partnership with third-party spaceport providers. Launch Services includes services tied directly to launch along with complementary services that are not part of the Company’s fixed pricing for which the Company charges a separate fee. Prior to suspending its Launch Services operations in July 2022 to focus on developing Launch System 2, the Company operated its launches from Pacific Spaceport Complex in Kodiak, Alaska and Cape Canaveral Space Force Station in Cape Canaveral, Florida.

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Space Products
— To design and provide Space Products based on the customers’ needs for a successful satellite launch and other products that the Company may sell in the future. Currently, the Company offers an in-space
electric propulsion systems: the Astra Spacecraft Engines
®
. Additionally, Astra offers the Astra Spacecraft Propulsion Kit.
As of December 31, 2023, the Company has entered into contracts for Launch Services and Space Products. The Company’s contracts may provide customers with termination for convenience clauses, which may or may not include termination penalties. In some contracts for Launch Services as well as Space Products, the size of the contractual termination penalty increases closer to the scheduled launch date. Some of the Company’s Space Products contracts include license rights that become effective should the Company be unable to perform under the contract and authorizes the customer to make, or have made, the Space Products that are the subject matter of the contract. At each balance sheet date, the Company evaluates each contract’s termination provisions and the impact on the accounting contract term (i.e., the period in which the Company has enforceable rights and obligations). This includes evaluating whether there are termination penalties and, if so, whether they are considered substantive. The Company applies judgment in determining whether the termination penalties are substantive. In July 2022, the Company decided to focus on the development and production of the next version of its launch system — Launch System 2. As a result, the Company discontinued the production of launch vehicles supported by Launch System 1 and did not conduct any further commercial launches in 2022 or 2023. Following this decision in July 2022, the Company began discussions with customers for whom it agreed to launch payloads on launch vehicles supported by Launch System 1 and the shift of those flights to launch vehicles supported by its new Launch System 2. If a customer terminates its contract with the Company due to the shifting of the flights, the customer may not be obligated to pay the termination for convenience penalties. As of December 31, 2023, the Company has not received any termination penalties in Launch Services as a result of the rescheduling of launches. The Company issued one refund of $0.3 million during 2023 for a Launch Services program.
Revenue for Launch Services and Space Products is recognized at a point in time when the Company has performed the promised services or, in the case of products, the later of delivery or customer acceptance, if such acceptance is required. Although the Company’s contracts are anticipated to last anywhere from six months to 3.8 years, depending on the number of Launch Services or units of Space Products ordered, the delivery of services leading up to the launch within the contracts is long-term in nature for Launch Services, generally between 30 to 60 days, and more short-term for Space Products. The timing of revenue recognition may differ from contract billing or payment schedules, resulting in revenues that have been earned but not billed (“contract assets” or “unbilled revenue”) or amounts that have been collected, but not earned (“contract liabilities”). Payment terms can vary by customer and type of revenue contract.
Typical Contractual Arrangements
The Company provides its services based upon a combination of a statement of work (“SOW”) and an executed contract detailing the general terms and conditions. Services are generally provided based on a fixed price per launch service or units of Space Products as identified in the contract.
Performance Obligations and Transaction Price
At contract inception, an assessment of the goods and services promised in the contracts with customers is performed and a performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). To identify the performance obligations, the Company considers all the goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. A contract for Launch Services generally requires the Company to provide an integrated service for each launch, which includes launch vehicle analysis and design, development and production, payload integration, launch preparation and launch support execution. The intention of the contract is to provide a full-service launch to the customer rather than providing separate deliverables of each of the services

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outlined above, and these services are interdependent and interrelated. The Company believes that each dedicated launch will represent one single performance obligation. A contract for Space Products generally requires the Company to provide integrated propulsion systems, which includes analysis and design, development and production, other than the Astra Spacecraft Propulsion Kit. The intention of the contract is to provide a fully functional propulsion system to the customer and all the activities are interdependent and interrelated. The Company believes that the delivery of each propulsion system represents a distinct performance obligation. A contract for the Astra Spacecraft Propulsion Kit generally requires the Company to provide the four subsystems of the Astra Spacecraft Engine
®
module disaggregated, including the thruster, power processing unit, feed system, and tank, and the intention of such contract is to provide the four disaggregated subassemblies necessary for the customer to assemble and integrate them into a functional propulsion system. The Company believes that the delivery of each Astra Spacecraft Propulsion Kit represents a distinct performance obligation and is intended to allow the customer flexibility, lower cost and better lead times for their desired satellite project.
The transaction price is defined as the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, which is a fixed price stated in the contract.
When a contract involves multiple launches or units of Space Products, the Company accounts for each launch or unit of Space Products as a separate performance obligation, because the customer can benefit from each launch or unit of Space Products on its own or with other readily available resources and the launch or unit is separately identifiable. The transaction price is allocated to each performance obligation on an estimated relative standalone selling price basis. The Company’s process to estimate standalone selling prices involves management’s judgment and considers multiple factors such as prices charged for similar goods and services and the Company’s ongoing pricing strategy and policies.
Costs to obtain a contract
The Company recognizes an asset for the incremental costs of obtaining a contract with a customer. These costs are ascribed to or allocated to the underlying performance obligations in the contract and amortized consistent with the recognition timing of the revenue for the underlying performance obligations. During the years ended December 31, 2023 and 2022, the Company did not recognize any expenses related to contract costs. The Company had no assets related to costs to obtain contracts as of December 31, 2023 and 2022.
For contract costs related to performance obligations with an amortization period of one year or less, the Company applies the practical expedient to expense these sales commissions when incurred. These costs are recognized as incurred within sales and marketing expenses on the accompanying consolidated statements of operations.
Significant financing components
In certain arrangements, the Company may receive payment from a customer either before or after the performance obligation has been satisfied. Depending on the expected timing difference between the payment and satisfaction of performance obligations, the Company assesses whether a significant financing component exists.
Research and Development (
“
R&D
”
)
The Company incurs various direct costs in relation to the research and development of launch vehicles along with costs to build the facility to test such vehicles and spacecraft. R&D costs consist primarily of production supplies, testing materials, personnel costs (including salaries and benefits), depreciation expense, overhead allocation (consisting of various support and facility costs), stock-based compensation and consulting fees. R&D costs are expensed as incurred. For the years ended December 31, 2023 and 2022, the Company expensed research and development costs of $95.4 million and $140.7 million, respectively.

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Stock-Based Compensation
The Company recognizes compensation expense for time-based restricted stock units (“RSUs”) over the requisite service period based on the fair value of RSUs on the date of grant. The fair value of RSUs is the closing market price of the Company’s Class A Common Stock on the date of grant. The Company recognizes compensation expense for time-based stock options and shares issued in connection with the employee stock purchase plan, based on the estimated grant-date fair value determined using the Black-Scholes valuation model over the requisite service period.
Certain stock options include service, market and performance conditions (“performance-based stock options” or “PSO”). The fair value of performance-based stock options is estimated on the date of grant using the Monte Carlo simulation model. Certain RSUs also include service and performance conditions (“performance-based units” or “PSU”). The fair value of performance-based units is the closing market price of a share of the Company’s Class A Common Stock on the date of grant. Awards that include performance conditions are assessed at the end of each reporting period whether those performance conditions are met or probable of being met and involves significant judgment. For performance-based stock options, stock-based compensation expense associated with each tranche is recognized over the longer of (i) the expected achievement period for the operational milestone for such tranche and (ii) the expected achievement period for the related share price milestone determined on the grant date, beginning at the point in time when the relevant operational milestone is considered probable of being achieved. If such operational milestone becomes probable any time after the grant date, the Company will recognize a cumulative catch-up
expense from the grant date to that point in time. If the related share price milestone is achieved earlier than its expected achievement period and the achievement of the related operational milestone, then the stock-based compensation expense will be recognized over the expected achievement period for the operational milestone, which may accelerate the rate at which such expense is recognized. For performance-based units, stock-based compensation expense associated with each tranche is recognized over the longer of the expected performance achievement period of individual performance milestones and the implicit service period when the achievement of each individual performance milestone becomes probable. The Company terminated outstanding PSOs as of June 30, 2023, resulting in a gain of $6.8 million related to the reversal of stock-based compensation recorded for unvested outstanding awards since their grant date.
The Company does not apply an expected forfeiture rate at the time of grant and accounts for forfeitures as they occur. See
Note
10-
— Stock-based Compensation.
Provision for Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740,
Income Taxes
(“ASC 740”). Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between consolidated financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
The Company determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, no amount of benefit attributable to the position is recognized. The tax benefit to be recognized of any tax position that meets the more likely than not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency.
It is the Company’s policy to include interest and penalties related to unrecognized tax benefits as a component of income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
See Note 11 — Provision for Income Taxes.
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Loss per Share
Net loss per share is calculated using the
two-class
method required for participating securities and multiple classes of Common Stock. The dilutive effect of outstanding warrants, RSUs and stock options is computed using the treasury stock method. Diluted earnings (loss) per share excludes all dilutive potential shares if their effect is anti-dilutive. See
Note 12— Loss per Share.
Commitments and Contingencies
The Company accrues for claims and litigation when they are both probable and the amount can be reasonably estimated. Where timing and amounts cannot be reasonably determined, a range is estimated, and the lower end of the range is recorded. Legal costs incurred in connection with loss contingencies are expensed as incurred. See
Note 8 — Commitments and Contingencies.
Recently Issued Accounting Standards Not Yet Adopted
In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
No. 2023-07,
Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures
(“ASU
2023-07”).
ASU
2023-07
updates reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. ASU
2023-07
is effective for public companies for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024 on a retrospective basis. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements and disclosures.
In December 2023, the FASB issued ASU
2023-09
(ASC Topic 740),
 Improvements to Income Tax Disclosures
(“ASU
2023-09”).
This ASU requires disaggregated income tax disclosures on the rate reconciliation and income taxes paid. ASU
2023-09
is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements not yet issued or made available for issuance. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements and disclosures.
In March 2024, the SEC adopted new rules that will require registrants to provide certain climate-related information in their registration statements and annual reports. The rules require information about a registrant’s climate-related risks that are reasonably likely to have a material impact on its business, results of operations, or financial condition. The required information about climate
-related risks will also include disclosure of a registrant’s greenhouse gas emissions. In addition, the rules will require registrants to present certain climate-related financial metrics in their audited financial statements. The Company is currently evaluating the rules and the impact on its future consolidated statements.
Recently Adopted Accounting Guidance
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
No. 2020-06,
Debt-Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company adopted the ASU on January 1, 2023. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Note 2 — Revenues
The work performed by the Company in fulfilling Launch Services and Space Products performance obligations is not expected to create an asset to the customer since the launch vehicle that is built to deliver the customer’s

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payload into orbit will not be owned by the customer nor will the propulsion systems that are built to thrust the customers’ satellite into orbit be controlled by the customer until they are delivered to the customer. The Company recognizes revenue at a point in time upon satisfaction of the performance obligations under its Launch Services and Space Products agreements. The following table presents revenue disaggregated by type for the periods presented:

	Year Ended December 31,
in thousands	2023	2022
Launch services	$—	$5,899
Space products	3,874	3,471

Total revenues	$3,874	$9,370

Contracts with governmental entities involving research and development milestone activities do not represent contracts with customers under ASC 606, and as such, amounts received are recorded in other income in the consolidated statements of operations. The Company recorded $1.6 million and $5.8 million in other income for the years ended December 31, 2023 and 2022.
Contract balances
Contract assets and liabilities reflect timing differences between the receipt of consideration and the fulfillment of performance obligations under a contract with a customer. Contract assets reflect performance obligations satisfied and revenues recognized in advance of a customer billing. Contract liabilities reflect consideration received in advance of the satisfaction of a performance obligation under a contract with a customer. Contract assets become trade receivables once the Company’s rights to consideration become unconditional. Such rights are considered unconditional if only the passage of time is required before payment of that consideration is due. Contract costs are those costs which are directly related to fulfillment of specified customer contracts. The Company had deferred contract costs of $2.2 million and $2.4 million as of December 31, 2023 and 2022, respectively. The Company had contract liabilities of $40.4 million and $24.1 million as of December 31, 2023 and 2022, respectively. During the years ended December 31, 2023 and 2022, the Company recognized $3.9 million and $5.2 million, respectively, of revenue that was included in the contract liabilities balance at the beginning of each period.
Remaining performance obligations
Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. Customers are not considered committed when they are able to terminate their contractual obligations to the Company without payment of a substantial penalty under the contract. The Company had unsatisfied performance obligations based on contractual terms of $86.0 million as of December 31, 2023, $31.0 of which is expected to be achieved by December
2024
, and $55.0 million of which is expected to be achieved between January
2025
through October
20
2
8
.
Note 3 — Supplemental Financial Information
Inventories

in thousands	December 31, 2023	December 31, 2022
Raw materials	$7,241	$2,622
Work in progress	8,134	1,520
Finished goods	—	—

Inventories	$15,375	$4,142

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There were $18.8 million of inventory write-downs recorded within cost of revenues during the year ended December 31, 2022, of which $10.2 million of inventory write-downs related to the discontinuance of production of the former version of the Company’s launch vehicle as it focused on developing a new version of its launch system. The amounts as of December 31, 2022 have been adjusted to correct (i) the classification of inventory between raw materials and work in progress and (ii) the classification of deferred contract costs from inventory to prepaid and other current assets. The Company does not deem the adjustments material to its consolidated financial statements.
Prepaid and Other Current Assets

in thousands	December 31, 2023	December 31, 2022
Deposits	$4,347	$379
Prepaid license and other prepaid expenses	1,991	3,589
Employee Retention Credit - Payroll Tax	—	4,283
Deferred contract costs	2,172	2,446
Other current assets	671	2,799

Prepaid and other current assets	$9,181	$13,496

Property, Plant and Equipment, net

in thousands	December 31, 2023	December 31, 2022
Construction in progress	$6,582	$8,309
Computer and software	2,963	2,810
Leasehold improvements	12,328	10,390
Research equipment	8,486	9,042
Production equipment	20,756	14,100
Furniture and fixtures	548	565

Total property, plant and equipment	51,663	45,216
Less: accumulated depreciation	(24,811)	(20,945)

Property, plant and equipment, net	$26,852	$24,271

Depreciation expense amounted to $4.1 million and $10.4 million for the years ended December 31, 2023 and 2022, respectively.
No impairment charges were recorded for the year ended December 31, 2023. During the year ended December 31, 2022, the Company determined that impairment indicators were present based on the following: (a) reorganization of its reporting structure into two operating segments, (b) a sustained decrease in the Company’s share price, (c) existence of substantial doubt about the Company’s ability to continue as a going concern, and (d) macroeconomic factors affecting the Company’s business. Accordingly, the Company assessed its long-lived assets for recoverability and the Company recorded a non-cash
impairment charge of $72.1
million primarily related to leasehold improvements, production equipment and research equipment of Launch Services in the consolidated statements of operations for year ended December 31, 2022. The Company compared the sum of the undiscounted future cash flows attributable to the Launch Services and Space Products asset groups (the lowest level for which identifiable cash flows are available) to their respective carrying amounts and concluded that the Space Products asset group was recoverable. The Launch Services asset group was not recoverable, and the Company proceeded with the comparison of the asset group’s carrying amount to its fair value, resulting in a non-cash
impairment charge. The fair values of the Company’s asset groups were determined using a discounted cash flow model. Significant inputs included discount rates, forecasted revenue growth, and forecasted operating

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expenses. These valuation inputs are considered Level 3 inputs as defined by ASC 820. The historical costs of the Company’s property, plant and equipment were adjusted by these impairment charges to derive the carrying amounts in the table above.
Accrued Expenses and Other Current Liabilities

in thousands	December 31, 2023	December 31, 2022
Employee compensation and benefits	$1,299	$5,861
Construction in progress related accruals	340	2,692
Professional services	2,780	756
Accrued expenses	3,887	4,423
Accrued inventory purchases	4,647	2,848
Other miscellaneous	698	1,326

Accrued expenses and other current liabilities	$13,651	$17,906

Other Income (Expense), Net

	Year Ended December 31,
in thousands	2023	2022
Other income from research and development contracts	$1,622	$5,789
Miscellaneous income (expense)	496	(123)

Other income, net	$2,118	$5,666

Contracts with governmental entities involving research and development milestone activities do not represent contracts with customers under ASC 606, and, as such, amounts received are recorded in other incom
e, net
in the consolidated statements of operations.
Note 4 — Goodwill and Intangible Assets
Goodwill
During the year ended December 31, 2022, the Company determined that impairment indicators were present based on the following: (a) reorganization of its reporting structure to two operating segments, (b) a sustained decrease in the Company’s share price, (c) existence of substantial doubt about the Company’s ability to continue as a going concern, and (d) macroeconomic factors affecting the Company’s business. Accordingly, the Company proceeded with a quantitative impairment assessment of its indefinite-lived intangible assets and of goodwill based on the reporting structure immediately before the reorganization, as a single reporting unit, resulting in a non-cash
impairment charge of $58.3 million during the year ended December 31, 2022, fully impairing its goodwill balance. The fair value of the Company’s reporting unit was determined using a discounted cash flow model. Significant inputs included discount rate, forecasted revenue growth, and forecasted operating expenses. These valuation inputs are considered Level 3 inputs as defined by ASC 820
Fair Value Measurement
.

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Intangible Assets

in thousands	Carrying Amount	Accumulated Amortization	Net Book Value
December 31, 2023
Definite-lived intangible assets
Developed technology	$9,909	$(4,465)	$5,444
Customer contracts and related relationship	2,383	(2,047)	336
Trade names	123	(123)	—

Intangible assets subject to amortization	12,415	(6,635)	5,780
Indefinite-lived intangible assets
Trademarks	2,106	—	2,106

Total	$14,521	$(6,635)	$7,886

in thousands	Carrying Amount	Accumulated Amortization	Net Book Value
December 31, 2022
Definite-lived intangible assets
Developed technology	$9,909	$(2,910)	$6,999
Customer contracts and related relationship	2,383	(1,376)	1,007
Trade names	123	(103)	20

Intangible assets subject to amortization	12,415	(4,389)	8,026
Indefinite-lived intangible assets
Trademarks	2,106	—	2,106

Total	$14,521	$(4,389)	$10,132

No impairment charges were recorded for the year ended December 31, 2023. For the year ended December 31, 2022, for indefinite-lived intangible assets, the Company determined that impairment indicators were present as discussed above under Goodwill and compared the carrying amounts of its indefinite-lived intangible assets to their fair values, resulting in a non-cash
impairment charge. The fair value of the trade name was determined using the relief-from-royalty method. Significant inputs include discount rates, growth rates, and cash flow projections, and for the trade name, the royalty rate. These valuation inputs are considered Level 3 inputs as defined by ASC 820
.
The Company recorded a
pre-tax
impairment charge of $4.8 million for the year ended December 31, 2022 related to its definite-lived intangible assets. The historical costs of the Company’s definite-lived intangible assets were adjusted by these impairment charges to derive the carrying amounts in the table above.
Based on the amount of intangible assets as of December 31, 2023, the expected amortization expense for each of the next four years is as follows:

in thousands	Expected Amortization Expense
2024	$1,891
2025	1,555
2026	1,555
2027	779

Total Intangible assets subject to amortization	$5,780

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Note 5 — Fair Value Measurements
The Company measures its financial assets and liabilities at fair value each reporting period using a fair value hierarchy that prioritizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The Company uses the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.
The carrying amounts of Company’s financial instruments, which include cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable, accrued liabilities and certain other current liabilities approximate fair value because of their short-term maturities. As of December 31, 2023, the Company had issued and outstanding $18.6 million of liabilities related to its Company Warrants and Original Warrants and $63.5 million of Convertible Notes, both of which are recorded at fair value as of the period presented. The Company elected to account for the Convertible Notes on a fair value basis under ASC 825 to comprehensively value and streamline the accounting for the embedded conversion options. The Convertible Notes are measured at fair value using a Monte Carlo simulation model with inputs that are unobservable Level 3 inputs and reflect management’s judgments about assumptions that market participants would use to determine a current transaction price. The significant unobservable inputs utilized within the Monte Carlo simulation model for the fair value of the Convertible Notes include risk-adjusted discount rate, which considers the Company’s credit rating and risk and equity volatility, which considers an adjustment to the Company’s specific volatility when considering the volatility for convertible debt securities. The Company determined the Company Warrants and Original Warrants are liability classified on the consolidated balance sheets and, therefore, are recorded at fair value at each reporting period. The Company used the Black-Scholes option pricing model for determining the fair value of the Company Warrants and Original Warrants at each reporting period. Gains and losses associated with the changes to the fair value of the Convertible Notes and liabilities related to the Company Warrants and Original Warrants are recognized and presented separately on the consolidated statements of operations. See Note 7 —
Long-term Debt and Warrants
for additional information regarding the Company’s issuance of the Convertible Notes, the Company Warrants and the Original Warrants.
The following tables presents information about the Company’s assets and liabilities on December 31, 2023 and 2022, that are measured at fair value on a recurring basis:

in thousands	December 31, 2023
Description	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents:
Money market account	$—	$—	$—	$—

Total financial assets	$—	$—	$—	$—

Liabilities:
Warrants to purchase common stock	$—	$—	$18,554	$18,554
Senior Convertible Notes			63,520	63,520

Total financial liabilities	$—	$—	$82,074	$82,074

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	As of December 31, 2022
Description	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents:
Money market account	$21,909	$—	$—	$21,909
Marketable securities
US Treasury securities	14,713	—	—	14,713
Corporate debt securities	—	16,915	—	16,915
Commercial paper	—	34,698	—	34,698
Asset backed securities	—	2,847	—	2,847

Total financial assets	$36,622	$54,460	$—	$91,082

Liabilities:
Contingent consideration	$—	$—	$33,900	$33,900

Total financial liabilities	$—	$—	$33,900	$33,900

The Company fully liquidated its portfolio of marketable securities in August 2023, resulting in an immaterial loss. As of December 31, 2023, the Company had no available-for-sale
marketable securities on its consolidated balance sheet.
The following is a summary of
available-for-sale
marketable securities as of and December 31, 2022:

in thousands	December 31, 2022
Description	Amortized Cost	Gross Unrealized Loss	Fair Value
U.S. Treasury securities	$14,763	$(50)	$14,713
Corporate debt securities	16,972	(57)	16,915
Commercial paper	34,698	—	34,698
Asset backed securities	2,850	(3)	2,847

Total available-for-sale marketable securities	$69,283	$(110)	$69,173

The following table presents the breakdown of the
available-for-sale
marketable securities in an unrealized loss position as of December 31, 2022.

in thousands	December 31, 2022
	Fair Value	Gross Unrealized Loss
U.S. Treasury securities
Less than 12 months	$14,713	$(50)

Total	$14,713	$(50)

Corporate debt securities
Less than 12 months	$16,915	$(57)

Total	$16,915	$(57)

Commercial paper
Less than 12 months	$34,698	$—

Total	$34,698	$—

Asset backed securities
Less than 12 months	$2,847	$(3)

Total	$2,847	$(3)

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There were no realized gains or losses on
available-for-sale
securities during the year ended December 31, 2023.
The following table presents the fair value and amortized cost of available-for-sale
marketable securities as of December 31, 2022, due in one year:

	December 31, 2022
in thousands	Amortized Cost	Fair Value
Due in 1 year or less	$69,283	$69,173
The following table presents a summary of the changes in fair value of the Company’s Level 3 financial instruments:

in thousands	Warrants
Fair value as of December 31, 2022	$—
Recognition of warrants to purchase common stock at fair value	12,025
Loss on change in fair value of warrants	6,529

Fair value as of December 31, 2023	$18,554

in thousands	Senior Convertible Notes
Fair value as of December 31, 2022	$—
Issuance of convertible notes at fair value	41,560
Loss on change in fair value of convertible notes	21,960

Fair value as of December 31, 2023	$63,520

The $6.5 million loss on change in fair value of warrants during the year ended December 31, 2023 includes a $4.5 million gain that should have been recognized in the third quarter of 2023. The Company recorded this gain in the fourth quarter of 2023. The Company does not consider the adjustment material to either of the quarterly periods impacted.

in thousands	Contingent Consideration
Fair value as of December 31, 2022	$33,900
Gain on change in fair value of contingent consideration	(23,900)
Common stock issued in settlement of contingent consideration	(7,133)
Consideration paid on settlement of contingent consideration	(2,551)
Gain on settlement of contingent consideration	(316)

Fair value as of December 31, 2023	$—

in thousands	Contingent Consideration
Fair value as of December 31, 2021	$13,700
Loss on change in fair value of contingent consideration	20,200

Fair value as of December 31, 2022	$33,900

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In connection with the Apollo Fusion, Inc. (“Apollo”) acquisition that occurred in July 2021, the Company was required to make contingent payments in cash and Class A Common Stock, subject to the Apollo assets achieving certain revenue and contract thresholds from the date of the acquisition through December 31, 2023. The fair value of the contingent consideration related to the acquisition of Apollo was classified as a Level 3 financial instrument since the acquisition date through June 30, 2023.
As of the closing date of July 1, 2021 and through the quarter ended March 31, 2023, the Company used a Monte Carlo simulation model to determine the fair value of the contingent consideration due to the significant variability of estimating future revenues and contracts during those prior periods. The Monte Carlo simulation considered assumptions including revenue volatility, risk free rates, discount rates and additional revenue discount rate. Additionally, other key assumptions used in the Monte Carlo simulation included forecasted revenues from new customers and probability of achieving them. The following table sets forth the significant assumptions utilized to determine the fair value of contingent consideration as of December 31, 2022:

December 31, 2022
Risk-free interest rate	4.14%
Expected revenue volatility	19.00%
Revenue discount rate	10.00%
Discount rate	7.50%
During the quarter ended June 30, 2023, given the limited number of months remaining in the earn-out
period with correspondingly fewer uncertainties, the Company estimated the fair value of the contingent consideration using its then current forecast of eligible revenues and contracts.
On August 14, 2023, the Company entered into a settlement agreement and general release (the “Apollo Settlement Agreement”) with the representative of the former stockholders of Apollo Fusion (the “Apollo Stockholders”) which provided for the settlement of the Company’s obligation to pay the contingent consideration to the Apollo Stockholders and a general release of both parties of all claims. The Settlement Agreement provided two settlement options which the Company may elect at its sole discretion: Option 1, on or before October 2, 2023, a $2.0 million cash payment in immediately available funds, plus the number of immediately freely tradeable shares rounded up to the nearest whole share, of Class A Common Stock, determined by dividing $8.0 million by the
10-day
volume weighted average price of the Company’s Class A Common Stock as traded on the Nasdaq Capital Market; or Option 2, under which, on or before October 2, 2023, the Company would make a $7.0 million cash payment in immediately available funds.
On September 29, 2023, the Company elected Option 1 to deliver to the Apollo Holders $2.0 million in immediately available funds and $8.0 million of immediately freely tradeable shares of the Company’s Class A Common Stock. Based on this settlement election, the contingent consideration liability was adjusted to $
10.0
 million.
On October 2, 2023, under the terms of Option 1, the Company- was required to issue 4,519,085 shares of Class A Common Stock based on the formula outlined above (the “Calculated Shares”). The issuance of the Calculated Shares would violate Nasdaq Listing Rule 5635(d) without prior stockholder approval. As a result, the Company and the representative of the Apollo Stockholders entered into an amendment to the Settlement Agreement on October 2, 2023. Under this amendment, the Company issued 3,708,520 shares of its Class A Common Stock (the “Settlement Shares”) and paid $2.0 million in immediately available funds to the Apollo Stockholders.
The Amendment provided the Company a period of
60 days
to obtain stockholder approval to issue shares of Class A Common Stock having an aggregate value of $0.9 million, plus interest accruing at a rate of 6.0% per annum (such aggregate amount being the “Shortfall Value”). The number of shares of Class A Common Stock to be issued would be determined by dividing the Shortfall Value by the
10-day
volume weighted average price of the Class A Common Stock.

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On November 29, 2023, the Settlement Agreement was further amended (the “Second Amendment”) to provide that the Company would pay to the Apollo Stockholders, on or before December 1, 2023, the aggregate cash amount of $0.6 million, in full and complete satisfaction of all outstanding obligations under the Settlement Agreement, which includes the release of the Company from any further obligations to make payments of the contingent consideration under the Agreement and Plan of Merger between the Company and Apollo Fusion, among others, dated July 1, 2021. In November 2023, the Company recorded an additional gain of $0.3 million as the difference between
the Shortfall Value and the cash settlement amount under the Second Amendment. The Company paid the remaining $0.6 million due under the Second Amendment in December 2023.
Note 7 — Long-Term Debt and Warrants
The following summarizes the Company’s Convertible Notes, Company Warrants and Original Warrants by investor as of December 31, 2023:

	Convertible Notes		Warrants
Investor	Principal	Fair Value (2)	Number of Warrants Outstanding (3)	Fair Value (2)
JMCM Holdings LLC (1)	$9,691,730	$34,548,016	5,684,354	$11,459,489
SherpaVentures Fund II, LP	5,127,490	18,277,913	2,212,768	4,469,926
Founders:
Chris C. Kemp, Trustee of the Chris Kemp Living Trust dated February 10, 2021	2,000,000	7,129,381	866,337	1,750,053
Adam London	1,000,000	3,564,690	433,168	875,026

Total Convertible Notes and Warrants	$17,819,220	$63,520,000	9,196,627	$18,554,494

(1)	Includes the Original Warrants, which are exercisable to purchase 1,500,000 shares of Class A Common Stock; JMCM Holdings LLC is the only holder of the Original Warrants.
(2)
Represents the fair value of the Convertible Notes, Company Warrants and Original Warrants as of December 31, 2023, based on the accounting treatment elected by the Company. This does not reflect actual cash value delivered to any holder of the Convertible Notes, including the Kemp Trust and Dr. London. The valuation of such instruments is subject to change, predominantly driven by changes in the market price of a share of the Company’s Class A Common Stock. See the sections entitled Warrants to Purchase Class A Common Stock and Fair Value Option of Accounting in
Note 1 — Description of Business, Basis of Presentation and Significant Accounting Policies
as well as
Note 5 — Fair Value Measurements
in these consolidated financial statements.

(3)	The initial purchase price of the Convertible Notes, Company Warrants and Original Warrants for each of the investors was as follows:

Investor	Convertible Notes	Company Warrants	Original Warrants
JMCM Holdings LLC	$9,691,730	$1,023,044	$6,005,975
SherpaVentures Fund II, LP	5,127,490	276,596	—
Founders:
Chris C. Kemp, Trustee of the Chris Kemp Living Trust dated February 10, 2021	2,000,000	108,292	—
Adam London	1,000,000	54,146	—

Total Convertible Notes and Warrants	$17,819,220	$1,462,078	$6,005,975

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Original Note and Original Warrant Issuance
On August 4, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Original Investor”) pursuant to which the Original Investor agreed to purchase, and the Company agreed to issue and sell in a registered direct offering to the Original Investor, $12.5 million aggregate principal amount of Senior Secured Notes due 2024 (the “Original Note”) and the Original Warrants. The shares of Class A Common Stock issuable pursuant to the Original Warrants are referred to as the “Original Warrant Shares.”
The Original
 Note was issued at 97% of par, resulting in net cash proceeds of $12.1 million, after deducting the $0.4 million discount fee withheld by the lender and before placement agent fee and offering expenses. In connection with entering into the Original Note, the Company incurred $1.4 million of offering expenses, including agent fees, accounting and legal fees paid directly to the lenders and other direct third-party costs. Total issuance costs also include the fair value of $6.0 million of warrants. The Company allocated all costs to the Original Note including lender discount fees, third-party issuance costs and fair value of warrants for an aggregate of $7.8 million as unamortized discount, which are being amortized to non-cash
interest expense over the term of the Original Note using the effective interest method.
The Original Warrants were initially recognized as a component of permanent stockholders’ equity within additional paid-in-capital
on the consolidated balance sheets and were recorded at the issuance date using a relative fair value allocation method. During the fourth quarter of 2023, the Company reclassified the Original Warrants as liability classified on the consolidated balance sheet. This resulted in a $4.8 million reversal of equity and the recognition of $6.0 million warrants to purchase common stock on the consolidated balance sheets. The Original Warrants are subject to remeasurement each reporting period. As a result of the reclassification, the Company recognized a gain of $3.0 million related to the change in fair value of the Original Warrants as of December 31, 2023, of which $4.5 million gain related to the change in fair value of the Original Warrants as of September 30, 2023. The Company does not believe the reclassification is material to its consolidated financial statements as a whole.
The Company determined the fair value of the Original Warrants as of August 4, 2023 and December 31, 2023 using the Black-Scholes option pricing model and applying the following assumptions:

	August 4, 2023	December 31, 2023
Expected terms (years)	5.0	4.6
Expected volatility	91.8%	109.8%
Risk-free interest rate	4.15%	3.84%
Expected dividend rate	—	—
Value per share	$5.71	$2.28
Exercise Price	$6.75	$0.81

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The net proceeds to the Company after deducting lender fees, cash paid to third-parties for issuance costs and the fair value of Original Warrants was as follows:

in thousands
Senior Note Principal	$12,500
Less: lender original issue discount (1)	375

Net cash proceeds	12,125
Less: cash expenses for third-party issuance costs (1)	1,356

Net proceeds after lender fees and third-party issuance costs	10,769
Less: Discount associated with fair value of Warrants (1)	6,005

Senior Note, net proceeds after lender fees, third-party issuance costs and Warrants	$4,764

(1)	amounts have been accounted for as debt discount and are being amortized to interest expense over the term of the loan using the effective interest method.
Beginning on October 11, 2023, the minimum cash requirement of $15.0 million under the Original Note was not maintained by the Company in accordance with the terms of the Original Note, for which the Original Investor agreed to waive the event of default through October 31, 2023 (the “Waiver”) provided that the Company maintained at least $10.5 million of cash and cash equivalents in one or more deposit accounts subject to one or more control agreements entered into in favor of the Senior Investor (the “Revised Cash Requirement”). As a result of the defaults and the Waiver provided, the Company made a payment to the Original Note Investor of approximately $2.1 million, plus accrued interest, of which $2.0 million was applied as a principal reduction on the Original Note and a $0.1 million was paid as accrued and unpaid interest and a penalty.
Commencing on October 11, 2023 and continuing through the date on which such event of default has been cured, the interest rate on the Original Note has accrued and is continuing to accrue at 15.0% per annum (the “Default Interest”). Pursuant to Section 10(B)(ii) of the Original Note, the Original Note Investor has the option to declare the Original Note (or any portion thereof) to become due and payable in cash in an amount equal to 115.0% of the accelerated principal amount of the Original Note, plus accrued and unpaid interest (including Default Interest). Beginning on October 30, 2023, the Revised Cash Requirement had again not maintained by the Company in accordance with the terms of the Waiver and no additional waivers were obtained. The Company also did not deliver the Compliance Certificate required to be delivered on or before November 1, 2023. Therefore, as of October 30, 2023, an event of default was in effect under Sections 8(J)(i) and 8(J)(iii) of the Original Note (the “Existing Defaults”).
On November 1, 2023, the Company paid the Original Investor a scheduled amortization payment in the amount of approximately $3.1 million, consisting of the $2.5 million amortization payment paid at the 115.0% event of default rate, plus accrued and unpaid interest at the Default Interest rate. This was in addition to the payment made on or around October 11, 2023. As of November 1, 2023, following the amortization payment, the aggregate principal amount outstanding under the Original Note was $8.0 million.
The Original Note and Original Warrants were subsequently purchased on November 6, 2023, by JMCM and ACME II (a portion of the Original Note only) in connection with the Bridge Financing (discussed immediately below). JMCM and ACME II are referred to as the Initial Investors. On November 21, 2023, the Original Note was later reissued, together with the Bridge Notes, in the form of the Convertible Notes as described below in Subsequent Financing.
The Original Note and Original Warrants are incorporated by reference as Exhibits 4.3 and 4.4, respectively, to the Annual Report to which these consolidated financial statements are a part.

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Bridge Financing and Original Note and Original Warrant Purchase
On November 6, 2023, the Company closed the Initial Financing with the Investors pursuant to the Initial Financing Agreement. This Initial Financing was connected to the Company’s the execution of a non-binding
term sheet (the “Term Sheet”), which contemplated a financing of at least $15.0 million, from the Investors and other potential investors, and up to $25.0 million (the “Proposed Financing”).
The Company and its subsidiaries issued senior secured bridge notes (the “Bridge Notes”) to the Initial Investors in the aggregate principal amount of approximately $3.1 million due November 17, 2023. The Bridge Notes ranked equally as to payment and lien priority with the Original Note, secured by first-priority security interest in all tangible and intangible assets, now owned and hereafter created or acquired, of the same collateral as the Original Note and guaranteed by all of the subsidiaries of the Company. The Company recorded the initial fair value of the Bridge Notes as of November 6, 2023 of $2.8 million.
The Bridge Notes also included an additional uncommitted delayed draw term loan pursuant to which the Company may request, subject to the satisfaction or waiver of customary conditions precedent, including the satisfaction of certain performance milestones, and JMCM may make, in its sole discretion, one or more additional loans after the Closing Date and prior to the Maturity Date in an aggregate principal amount not to exceed $2.5 million (the “Additional JMCM Bridge Notes”).
The Initial
 Investors also purchased warrants (the “Bridge Warrants”) to purchase up to 3,992,368 shares of the Company’s Class A Common Stock at a purchase price of $0.125 per Bridge Financing Warrant for an aggregate purchase price of approximately $2.2 million. The Bridge Warrants were immediately exercisable at a per share exercise price of $0.808 per Bridge Warrant, subject to certain adjustments and expire on November 6, 2028. The Company has determined the Bridge Warrants are liability classified and upon issuance, has recorded the warrants at fair value of $0.8 million. The Company has recorded these as debt issuance costs related to the Bridge Notes and has expensed the amount to the consolidated statements of operations. As of December 31, 2023, the fair value of the Bridge Warrants was $2.7 million and the Company recognized a loss on the change in fair value of the Bridge Warrants of $1.9 million.
Net proceeds from the Initial Financing, after deducting estimated offering expenses, were approximately $2.6 million.
In connection with the Initial Financing, the Initial Investors purchased the remaining $8.0 million aggregate principal amount of the Original Note, accrued and unpaid interest of $0.02 million and a $1.2 million event of default penalty on the Original Note from the Original Investor, pursuant to which Company was in default under as of October 30, 2023. See
Original Note and Original Warrant Issuance
above
.
On November 6, 2023, JMCM also purchased the Original Warrants from the Original Investor at which time the Original Warrants were modified and repriced for an exercise price of $0.808 per underlying share.
Pursuant to the Initial Financing Agreement, the Initial Investors agreed to waive certain existing and prospective defaults and events of default under the Original Note, including the events of default under the Original Note and the requirement for the Company to comply with the minimum liquidity financial covenant in the Original Note until November 17, 2023. The Initial Investors also purchased the Original Lender’s rights under the Original Financing Agreement and related transaction and security documents, which Original Financing Agreement was amended by the Initial Financing Agreement.
As of November 6, 2023, the aggregate carrying amount of $9.2 million included the Original Note $8.0 million principal, $1.2 million event of default penalty and accrued and unpaid interest of less than $0.1 million. At issuance of the Bridge Notes, the Company recognized the fair value of the Bridge Notes of $8.3 million with the remaining $2.2 million allocated to the Bridge Warrants.

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The Company accounted for the assignment of the Original Note between the Original Note Investor and the Bridge Note Investors as an extinguishment of debt under ASC 470. The Company recognized a loss on extinguishment of the Original Note of $7.9 million on the consolidated statements of operations for the year ended December 31, 2023.
On November 13, 2023, JMCM loaned the full amount of the delayed draw term loan (the “Additional Advance”), thereby increasing the outstanding principal balance due on the JMCM Bridge Note by an additional $2.5 million. There were no other changes to the JMCM Bridge Note, including to the Maturity Date. In connection with the issuance of the Additional Advance, JMCM also purchased warrants (the “Additional Bridge Warrants”) to purchase up to 869,781 shares of the Company’s Class A Common Stock (the “Additional Warrant Shares”) at a purchase price of $0.125 per Additional Bridge Warrant for an aggregate purchase price of approximately $108,723 that are immediately exercisable at an exercise price of $1.006 per Additional Warrant Share, subject to certain adjustments and that expire on November 13, 2028. The Additional Bridge Warrants have the same terms and conditions as the Bridge Warrants.
The Company has determined the Additional Bridge Warrants are liability classified and upon issuance, has recorded the Additional Bridge Warrants at fair value of $1.4 million. The Company has recorded these as debt issuance costs related to the Additional JMCM Bridge Notes and has expensed the amount, net of cash consideration received, to the consolidated statements of operations. As of December 31, 2023, the fair value of the Additional Bridge Warrants was $2.2 million and the Company recognized a loss on the change in fair value of the Additional Bridge Warrants of $0.8 million.
Subsequent Financing
O
n November 21, 2023, the Company closed a subsequent financing (the “Subsequent Financing”) with the Initial Investors, Chris Kemp, the Company’s Chief Executive Officer, chairman and a director, through the Chris Kemp Living Trust dated February 10, 2023 (the “Kemp Trust”), and Adam London, the Company’s Chief Technology Officer and a director (“Dr. London” and together with the Kemp Trust, the “Additional Investors” and collectively with JMCM and ACME II, the “Investors”), pursuant to Original Financing Agreement, as amended by the Initial Financing Agreement (the “Subsequent Financing Agreement”).
Pursuant to the Subsequent Financing Agreement, (i) the Company, its subsidiaries and the Initial Investors agreed to amend and modify the terms of the Original Notes and the Bridge Notes in their entirety in accordance with the form of Convertible Note in exchange for the Company’s reimbursement of a premium (including accrued interest thereon from November 6, 2023), of approximately $1.2 million paid by the Initial Investors in connection with their purchase of the Original Notes and Original Warrants from the Original Investor, which amount was capitalized and added to the outstanding principal amount of the Convertible Notes; (ii) the Additional Investors agreed to purchase (x) an additional $3.0 million aggregate principal amount of Convertible Notes at 100% of the aggregate principal amount of such Convertible Notes and (y) Company Warrants to purchase up to 1,299,505 shares of Class A Common Stock at a purchase price of $0.125 per Company Warrant for an aggregate purchase price of approximately $162,438 that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 21, 2028; (iii) the Additional Bridge Warrants were exchanged for Company Warrants to purchase up to 1,082,921 shares of the Class A Common Stock in exchange for the payment by JMCM to the Company of $26.6 thousand as additional consideration for the Company Warrants that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 13, 2028; and (iv) the Bridge Warrants were exchanged for Company Warrants for no additional consideration that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 6, 2028. Accordingly, upon closing of the Subsequent Financing, the Company had outstanding approximately $17.8 million aggregate principal amount of Convertible Notes and Company Warrants to purchase up to 7,696,627 shares of the Class A Common Stock, at an exercise price of $0.808, subject to certain adjustments. The terms of the Original Warrant for the purchase of up to 1,500,000 shares of the Class A Common Stock were not affected by the Subsequent Financing.

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Net proceeds from the Subsequent Financing, after deducting estimated offering expenses, were approximately $2.7 million.
The Company elected to account for the Convertible Notes under the fair value option and recognized the initial fair value of the Convertible Notes as of November 21, 2023 of $41.6 million and $10.3 million related to the fair value of the Company Warrants. See the table at the beginning of this
Note 7 — Long-term Debt and Warrants
for information about the initial purchase price of the Convertible Notes and Company Warrants.
Material Terms of Subsequent Financing Agreement
The Subsequent Financing Agreement contains customary representations, warranties and agreements by the Company, including an agreement to indemnify the Investors against certain liabilities. The Subsequent Financing Agreement also contains covenants that require the Company to among other things: (i) notify JMCM of the Company’s intention to engage in negotiations relating to any sale, transfer or other disposition of all or substantially all of the property and assets or business related to the launch services segment of the Company or its subsidiaries (the “Launch Services Business”), and if JMCM informs the Company that it has an interest in acquiring the Launch Services Business, the Company will engage in good faith negotiations with JMCM; (ii) offer the holders of the Convertible Notes, so long as any Convertible Notes remain outstanding, participation rights in future offerings of any equity, equity-linked, equity equivalent securities or securities convertible into or exercisable for equity (excluding offerings of Class A Common Stock through an approved at-the-market equity
program), subject to limited exceptions; (iii) not effect or enter into any “Variable Rate Transactions” (as defined in the Subsequent Financing Agreement); and (iv) seek stockholder approval (the “Stockholder Approvals”) in accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) with respect to the issuance of the shares of Class A Common Stock issuable upon exercise of the Company Warrants in excess of the limitations imposed by such rules and the shares of Class A Common Stock issuable upon conversion of the Convertible Notes in excess of the limitations imposed by such rules (such shares of Class A Common Stock issuable upon exercise of the Company Warrants or conversion of the Convertible Notes, the “Subsequent Financing Underlying Shares”).
The Subsequent Financing Agreement also provides that for 45 days after the closing date, the Company and its subsidiaries may not, directly or indirectly, register, offer, sell, grant any option or right to purchase, issue or otherwise dispose of, including make any filing to do the same, any equity or equity-linked securities, subject to limited exceptions, including without limitation, sales pursuant to the Company’s ATM Sales Agreement (as defined in the Subsequent Financing Agreement).
The representations, warranties and covenants contained in the Subsequent Financing Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
See
Note 15 — Subsequent Events
for information about amendments to the Subsequent Financing Agreement occurring after December 31, 2023.
Material Terms of the Securities issued in the Original Financing and the Subsequent Financing in effect on December 31, 2023
Original Warrants
The Original Warrants expire August 4, 2028 and are immediately exercisable upon issuance at an exercise price of $6.75 per share (or $0.45 per share before the Reverse Stock Split), subject to certain adjustments. The exercise price of the Original Warrants, and the number of Original Warrant Shares potentially issuable upon exercise of the Original Warrants, will be adjusted proportionately if the Company subdivides its shares of common stock into a greater number of shares or combines its shares of common stock into a smaller number of shares. In addition, until the earlier to occur of (i) such date as the Company has completed Equity Issuances (as defined in the Original Warrants) after August 4, 2023 for gross proceeds of at least $20.0 million, and

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(ii) August 4, 2024, if the Company grants, issues or sells or is deemed to have granted, issued or sold, any shares of Class A Common Stock (excluding any Excluded Securities (as defined in the Warrants)) for a consideration per share (the “New Issuance Price”) less than a price equal to the Initial Warrant exercise price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the exercise price then in effect for the Original Warrants will be reduced to an amount equal to the New Issuance Price. The exercise price for the Original Warrants were adjusted in connection with the Reverse Stock Split and also in connection with the Subsequent Financing (described above). The current exercise price for the Original Warrants is $0.808 per Original Warrant.
The Original Warrants were registered under the Act pursuant to the Company’s shelf registration statement on Form
S-3
(File
No. 333-271589)
and a prospectus supplement filed on August 4, 2023.
Convertible Notes
The Convertible Notes were not issued pursuant to an indenture. The Convertible Notes mature on November 15, 2025 (the “Maturity Date”), provided that the Maturity Date may be extended upon the written agreement of the Company and the holders of the Convertible Notes. On the Maturity Date, the Company will pay the holders of the Convertible Notes an amount in cash equal to (i) the then-outstanding Stated Principal Amount (as defined in the Convertible Notes) of the Convertible Notes, multiplied by (ii) the then applicable Minimum Return (as defined in the Convertible Notes) amount in effect at such time, plus accrued and uncapitalized interest on the Convertible Notes (such amount, the “Minimum Return Maturity Amount”); provided that if the Maturity Date has been extended the Company will pay such holders an amount in cash equal to the greater of (x) the Minimum Return Maturity Amount and (y) the then-outstanding principal amount plus any accrued and uncapitalized interest on the Convertible Notes. In the event that any prepayment or redemption of the Convertibles Notes is made in full prior to the Maturity Date (or is deemed to have occurred in the case of an Event of Default Acceleration Event (as defined in the Convertible Notes)), the Company will pay in full all outstanding obligations under the Convertible Notes, which will include the payment, if applicable, of any Minimum Return amount (as defined in the Convertible Notes), which ranges from
150% to 175% of the outstanding Stated Principal Amount of the Convertible Notes depending on the timing of the prepayment or redemption event.
The Convertible Notes bear interest at 12.0% per annum, payable in kind, which interest rate would increase to 15.0% per annum upon the existence of an Event of Default (as defined in the Convertible Notes). Interest on the Convertible Notes accrues from November 21, 2023. Interest on the Convertible Notes will be payable in kind on each February 1, May 1, August 1 and November 1, beginning February 1, 2024.
The Convertible Notes are issued by the Company and each of the Company’s subsidiaries, as co-issuers. The
Convertible Notes are secured by first-priority security interests in all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its subsidiaries, subject to customary exceptions, and are guaranteed by the Company and all of its subsidiaries.
The Company is required to make quarterly amortization payments under each Convertible Note on each February 1, May 1, August 1 and November 1, beginning February 1, 2024, payable in cash in an amount equal to 11.11% of the initial Stated Principal Amount (as defined in such Convertible Note) of such Convertible Note. The holder of a Convertible Note, in its sole discretion, may agree to defer its quarterly amortization payment to the subsequent amortization payment date pursuant to the terms of its Convertible Note.
Holders of the Convertible Notes may, at their option, prior to the second scheduled trading day immediately before the Maturity Date, convert all or any portion of the outstanding amount of their Convertible Notes into shares of Class A Common Stock, at an initial conversion rate of 1,237.6238 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $0.808 per share of Class A Common Stock. The conversion rate will be subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transactions.

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Holders of the Convertible Notes have the right to require the Company to repurchase the Convertible Notes upon the occurrence of a Fundamental Change (as defined in the Convertible Notes) for a cash price equal to the greater of (i) the then-outstanding principal amount of Convertible Notes to be repurchased, or (ii) the then applicable Minimum Return amount in effect at such time multiplied by the then-outstanding Stated Principal Amount of Convertible Notes to be repurchased, in each case, plus the accrued and uncapitalized interest on the Convertible Notes; provided that if such Fundamental Change consists of an ASE Disposition (as defined in the Convertible Notes), such offer may be limited to the maximum aggregate then-outstanding principal amount of Convertible Notes that may be repurchased to the extent that the aggregate Fundamental Change Repurchase Prices therefor would not exceed the net cash proceeds from such ASE Disposition in excess of $5.0 million.
After the first effective date of any Specified Fundamental Change (as defined in the Convertible Notes), provided the Equity Conditions (as defined in the Convertible Notes) are satisfied, the Company may redeem all (but not less than all) of the then-outstanding principal amount of the Convertible Notes for a cash price equal to the greater of (i) the then-outstanding principal amount of Convertible Notes to be redeemed, or (ii) the then applicable Minimum Return amount in effect at such time multiplied by the then-outstanding Stated Principal Amount of Convertible Notes to be redeemed, in each case, plus the accrued and uncapitalized interest on the Convertible Notes. The Company may not redeem any amounts under the Convertible Notes prior to the Specified Fundamental Change Trigger Date (as defined in the Convertible Notes).
Unless
the Company obtains the Stockholder Approvals, the Company will be prohibited from issuing any shares of Class A Common Stock upon conversion of the Convertible Notes if the issuance of such shares of Class A Common Stock would exceed 19.99% of the Company’s outstanding shares of Class A Common Stock as of the date of the Subsequent Financing Agreement or otherwise exceed the aggregate number of shares of Class A Common Stock which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.
The Company is also subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, investment transactions, the existence of liens, distributions, restricted issuances, the transfer, sale or disposition of assets and the delivery of annual budgets, among other matters.
If an Event of Default under the Convertible Notes occurs, the principal amount thereof, together with accrued interest thereon, may become immediately due and payable.
See
Note 15 —
Subsequent Events
for information about amendments to the Convertible Notes occurring after December 31, 2023.
Company Warrants
The Company Warrants are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments and expire on dates ranging from November 6, 2028, through November 21, 2028. The exercise price of the Company Warrants, and the number of shares of Class A Common Stock potentially issuable upon exercise of the Company Warrants, will be adjusted proportionately if the Company subdivides its shares of Class A Common Stock into a greater number of shares or combines its shares of Class A Common Stock into a smaller number of shares.
In the event of a Fundamental Transaction (as defined in the Company Warrants) that is (i) an all cash transaction, (ii) a
“Rule 13e-3 transaction”
as defined in
Rule 13e-3 under
the Securities Exchange Act of 1934, as amended, or (iii) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company will be required, at the option of the holder of the Company Warrant, to (x) purchase such holder’s Company Warrant by paying to such holder an amount of cash equal to the Black-Scholes Value (as defined in the Company Warrants) of the remaining unexercised portion of such Company Warrant on the date of the consummation of such Fundamental Transaction or (y) exchange the Company Warrant for a security

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of the Successor Entity (as defined in the Company Warrants) evidenced by a written instrument substantially similar in form and substance to the Company Warrants, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of the Company Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price under the Company Warrant to such shares of capital stock (but taking into account the relative value of the shares of Class A Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Company Warrant immediately prior to the consummation of such Fundamental Transaction).
Unless the Company obtains the Stockholder Approvals, the Company will be prohibited from issuing any shares of Class A Common Stock upon exercise of the Company Warrants if the issuance of such shares of Class A Common Stock would exceed 19.99% of the Company’s outstanding shares of Class A Common Stock as of the date of the Subsequent Financing Agreement or otherwise exceed the aggregate number of shares of Class A Common Stock which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.
Fair Value Option of Accounting for Convertible Notes
The Company has elected the fair value option to account for the Convertible Notes. The Company utilized the Monte Carlo Simulation Model to determine the fair value of the Convertible Notes at issuance and subsequently at each reporting date. The Company recognizes the resulting (gain) or loss related to changes to the fair value of the Convertible Notes on the consolidated statements of operations.
The following is a summary of the fair value assumptions applied in determining the initial fair value and the Convertible Notes at each date:

	November 6, 2023	November 21, 2023	December 31, 2023
Risk-free interest rate	4.81%	4.75%	4.21%
Risk adjusted interest rate (for discount payment)	73.0%	73.0%	71.0%
Value per share	$0.73	$1.55	$2.28
Volatility	47.00%	39.50%	35.50%
Fair Value of Warrants
As of December 31, 2023, the Company had 9,196,627 warrants outstanding which are included in warrants to purchase common stock on the consolidated balance sheets at fair value of $18.6 million and comprised of the Company Warrants and the Original Warrants. This does not include an immaterial number of Shareintel Warrants. The Shareintel Warrants are classified as equity on the consolidated balance sheet and not subject to fair value remeasurement. The Company utilized the Black-Scholes Option Pricing model to determine the fair value of the warrants at issuance and subsequently at each reporting date. The Company recognizes the resulting (gain) or loss related to changes to the fair value of the warrants on the consolidated statements of operations. The following is a summary of the fair value assumptions applied to determine the Black-Scholes fair value of the outstanding warrants at each date:

	November 6, 2023	November 13, 2023	November 21, 2023	December 31, 2023
	Bridge Warrants	Delayed Draw Warrants	Founders Warrants	All Warrants Outstanding
Expected terms (years)	5.0	5.0	5.0	4.9
Expected volatility	100.11%	108.59%	108.79%	109.83%
Risk-free interest rate	4.60%	4.66%	4.41%	3.84%
Expected dividend rate	—	—	—	—
Value per share	$0.73	$1.47	$1.55	$2.28
Exercise Price	$0.81	$0.81	$0.81	$0.81

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No Registration. Registration Rights.
The Convertible Notes, the Company Warrants, and the Subsequent Underlying Shares have not been, and the Convertible Notes and the Company Warrants will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The Convertible Notes and Company Warrants were offered and sold to the Investors in a transaction exempt from registration under the Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investors are “accredited investors,” as defined in Regulation D, and are acquiring the Convertible Notes, the Company Warrants and any Underlying Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.
Pursuant to the Subsequent Financing Agreement, the Company is required to file a registration statement with the SEC no later than May 1, 2024 to register the resale of all Subsequent Underlying Shares. See
Note 15 — Subsequent Events
for information regarding amendments to the Subsequent Financing that extent the Company’s registration obligations with respect to the Subsequent Underlying Shares.
Note 8 — Commitments and Contingencies
Legal Proceedings
The Company is party to ordinary and routine litigation incidental to its business. On a case-by-case
basis, the Company engages inside and outside counsel to assess the probability of potential liability resulting from such litigation. After making such assessments, the Company makes an accrual for the estimated loss only when the loss is probable, and an amount can be reasonably estimated. The Company and or its current or former directors and officers are currently parties to the following litigation matters:
On April 27, 2022, a stockholder derivative suit was filed in the United States District Court for the Eastern District of New York styled
Gonzalez v. Kemp
, et al., Case No.
22-cv-02401
(E.D.N.Y.) (the
“
Gonzalez Action”). On January 25, 2023, the plaintiff filed an amended complaint. The amended complaint asserts claims against certain of the Company’s current and former officers and directors for alleged breaches of their fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, alleged violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and for contribution under Section 10(b) and 21D of the Exchange Act based upon the conduct alleged in the Securities Action described above. The plaintiff in the Gonzalez Action seeks monetary damages in favor of the Company in an unstated amount, reforms to the Company’s corporate governance and internal procedures, restitution including disgorgement of any compensation, profits or other benefits received, and reimbursement of the plaintiff’s reasonable fees and costs, including attorney’s fees. On February 17, 2023, the Gonzalez Action was transferred to the United States District Court for the Northern District of California under Case No.
3:23-cv-00713. Defendants
filed a motion to dismiss the amended complaint on April 18, 2023. On June 12, 2023, the Court in the Gonzalez Action granted the Company’s motion to stay the case until a final judgment has been issued in the resolution of
In re Astra Space f/k/a Holicity Inc. Securities Litigation
(Case No.
3:22-cv-08875)
in the Northern District of California (the “Securities Action”). Once the Securities Action was dismissed, the Gonzalez Action again proceeded. Plaintiffs filed an opposition to the Defendants motion to dismiss. Due to the announcement of the potential merger transaction (and the likely alternative of bankruptcy if the merger transaction does not close), the Court has again stayed the Gonzalez Action until at least July 9, 2024. The Company believes that the case is without merit and intends to defend it vigorously. Due to the early stage of the case, neither the likelihood that a loss, if any, will be realized, nor an estimate of the possible loss or range of loss, if any, can be determined.
Based on a Court of Chancery Rule 5.1 notice, on or about June 30, 2023, a stockholder derivative suit was filed in the Delaware Court of Chancery styled Capani v. Chris C. Kemp, et al., C.A. No. 2023-0676-(“Capani Action”). The Capani Action appears to be brought by the same plaintiff who filed the first derivative complaint in the District Court of Delaware in early 2022. The first derivative complaint was voluntarily dismissed without prejudice after the Company filed a motion to dismiss. On July 31, 2023, the Chancery Court entered a stipulated stay of the case pending the resolution of the Securities Action for which an order granting the Company’s

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motion to dismiss was entered on August 2, 2023. The stay was lifted upon the Securities Action’s resolution. No motion to dismiss briefing schedule has since been entered in this case. The stockholder subsequently served a books and records demand before filing the present lawsuit. The Company believes that the case is without merit and intends to defend it vigorously. Due to the early stage of the case, neither the likelihood that a loss, if any, will be realized, nor an estimate of the possible loss or range of loss, if any, can be determined.
The Company has tendered defense of each of the foregoing claims under its Directors’ and Officers’ policy. The retention under this policy is $20.0 million.
Indemnification Obligations to former Company Board Members
On May 20, 2022, a putative class action was filed in the Court of Chancery of the State of Delaware styled Newbold v. McCaw et. al., Case No. 2022-0439 (the “Newbold Action”). The complaint alleges that Pendrell Corporation,
X-icity
Holdings Corporation f/k/a Pendrell Holicity Holdings and certain former officers, directors or controlling stockholders of Holicity, Inc. n/k/a Astra Space, Inc., breached their fiduciary duties to the Company in closing on the Business Combination. The complaint seeks unspecified damages on behalf of a purported class of stockholders of the Company’s securities during a specified time period.
Neither the Company nor any of its board members are parties in this action. Mr. McCaw, who served as a former member of the Company’s board, is a defendant in this action, but the allegations relate to periods prior to the Business Combination. Astra is obligated to indemnify certain of the defendants in the Newbold Action. The Company has tendered defense of this action under its Directors’ and Officers’ Policy. The Company also tendered defense of this claim under the tail policy it was required to purchase in connection with the Business Combination. The retention under the tail policy is $1.5 million. Due to the early stage of this case, neither the likelihood that a loss, if any, will be realized, nor an estimate of the possible loss or range of loss, if any, can be determined. On or about July 21, 2023, the Delaware Chancery Court denied the defendants’ motion to dismiss the amended complaint.
Purchase Commitments
In order to reduce manufacturing lead times and to have access to an adequate supply of components, the Company enters into agreements with certain suppliers to procure component inventory based on the Company’s production needs. A significant portion of the Company’s purchase commitments arising from these agreements consist of firm and non-cancelable
commitments. As of December 31, 2023, the Company had $26.1 million outstanding purchase commitments whose terms run through May 2026, which includes a reduction of $5.7 million during the year ended December 31, 2023, due to the cancellation of a contract with a key supplier due to the Company’s non-payment.
Payments will be made against these supplier contracts as deliveries occur throughout the term.
Note 9 — Stockholders’ Equity
Common and Preferred Stock
As of December 31, 2023, the Company had authorized a total of 466,000,000 shares of stock, consisting of (i) 400,000,000 shares of Class A Common Stock, (ii) 65,000,000 shares of Class B Common Stock and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of December 31, 2023, the Company had 18,885,500 and 3,702,613 shares of Class A Common Stock and Class B Common Stock issued and outstanding, respectively. There were no shares of preferred stock outstanding as of December 31, 2023.
Holders of the Class A Common Stock and Class B Common Stock have identical distribution rights, except that holders of the Class A Common Stock are entitled to one vote per share and holders of the Class B Common Stock are entitled to ten votes per share. Each share of Class B Common Stock can be converted into one share of

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Class A Common Stock at any time at the option of the holder and automatically converts upon sale or transfer, except for certain transfers specified in the Company’s amended and restated certificate of incorporation, as amended.
Reverse Stock Split
On June 8, 2023, the Company’s stockholders approved a Reverse Stock Split pursuant to which all issued and outstanding shares of Class A Common Stock and Class B Common Stock, at a ratio in the range of
1-for-5
to
1-for-15
,
with the final decision of whether to proceed with the Reverse Stock Split and the exact ratio and timing of the reverse stock split to be determined by the board of directors, in its discretion, but no later than June 8, 2024. On September 13, 2023, with the Board’s approval, the Company filed the Amended Certificate with the Secretary of the State of Delaware, thereby affecting the reverse stock split at
1-for-15
ratio. See
Note 1 – Description of Business, Basis of Presentation and Significant Accounting Policies,
Reverse Stock Split
, for the impact of the Reverse Stock Split on previously reported share and per share amounts.
B. Riley Common Stock Purchase Agreement and Registration Rights Agreement
On August 2, 2022, the Company entered into a Common Stock Purchase Agreement and a Registration Rights Agreement (the “B. Riley Agreements”) with B. Riley Principal Capital II, LLC (“B. Riley”), wherein the Company would have the right to sell to B. Riley up to the lesser of (i) $100.0 million of newly issued shares of the Class A Common Stock, and (ii) 3,537,310 newly issued shares of Class A Common Stock which number of shares is equal to 19.99% of the sum of the Company’s Common Stock issued and outstanding immediately prior to the execution of the B. Riley Purchase Agreements. The Company terminated the B. Riley Purchase Agreements effective July 5, 2023.
Shelf Registration
In May 2023, the Company filed a universal shelf registration statement on Form
S-3
(the “May Registration Statement”) with the SEC to provide access to additional capital, if needed. Pursuant to the May Registration Statement, the Company may from time to time offer to sell in one or more offerings shares of its Class A Common Stock or other securities having an aggregate value of up to $100,000,000. The May Registration Statement (No.
333-271589)
relating to these securities became effective on May 16, 2023.
Shares of Class A Common Stock sold pursuant to the Sales Agreement were registered under the Act pursuant to the May Registration Statement and a prospectus supplement filed on July 10, 2023. See
ATM Sales Agreement
below for information regarding the sale of such shares. The Original Note and Original Warrants were registered under the Act pursuant to the May Registration Statement and prospectus supplement filed on August 4, 2023. See
Note 7 — Long-term Debt and Warrants.
The shares of Class A Common Stock issued to the Apollo Stockholders in settlement of the contingent consideration obligation were registered under the Exchange Act pursuant to the May Registration Statement and prospectus supplement filed on October 2, 2023. See
Note 5 — Fair Value Measurements
for information about the shares of Class A Common Stock issued to the Apollo Stockholders.
As of December 31, 2023, there is $73.6 million available under the May Registration Statement.
Given the late filing of this Annual Report, the Company is no longer eligible to use either the May Registration Statement or the September Registration Statement.
ATM Sales Agreement
On July 10, 2023, the Company entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth”). The Sales Agreement provides for the offer and sale of up to $65.0 million of the Company’s newly issued Class A Common Stock, from time to time through an “at the market offering”

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program. The Company specifies the parameters for the sale of the shares of Class A Common Stock, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Actual sales of Class A Common Stock under the Sales Agreement depends on a variety of factors including, among other things, market conditions and the trading price of the Class A Common Stock, and the full amount of capital may not be fully realized.
From July 10, 2023 to November 30, 2023, 449,863 shares of the Company’s Class A Common Stock were sold under the Sales Agreement resulting in proceeds of $1.2 million, net of broker commissions, fees and third-party issuance costs $0.1 million. The average price per share sold under the Sales Agreement during the period was $2.63 per share. The Company incurred $0.3 million of third-party issuance costs related to legal, accounting and registration costs which are recorded as deferred issuance costs on the consolidated financial statements and were allocated on a per share basis and charged to additional paid-in
capital along with broker commissions per shares sold under the Sales Agreement.
In November 2023, the Company suspended further sales of its Class A Common Stock under the Sales Agreement, following which, the remaining unamortized third-party issuance costs of $0.2 million were charged to other expense on the consolidated statements of operations.
Note 10 — Stock-based Compensation
Stock-based incentive awards are provided to employees under the terms of Astra’s 2021 Omnibus Incentive Plan (the “2021 Plan”) and 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Unless otherwise noted, all share and per share amounts below have been restated to give effect to the Reverse Stock Split on September 13, 2023. For the impact of the Reverse Stock Split on prior period comparable share and per share amounts and additional information related to the Reverse Stock Split, see
Note 1 – Description of Business, Basis of Presentation and Significant Accounting Policies.
2021 Omnibus Incentive Plan
In June 2021, the Board of Directors approved the 2021 Omnibus Incentive Plan (the “2021 Plan”), which reserved 36.8 million shares of Class A Common Stock for issuance for awards in accordance with the terms of the 2021 Plan. Under the terms of the 2021 Plan, the number of shares of Class A Common Stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year from 2022 to 2031 by the lesser of (i) 5% of the sum of number of shares of (x) Class A Common Stock and (y) Class B Common Stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Class A Common Stock as determined by the Board. Pursuant to the terms of the Plan, an additional 26,648,738 shares of Class A Common Stock were reserved for issuance under the 2021 Plan since its adoption on June 30, 2021, through January 1, 2023. On September 14, 2023, as a result of the Reverse Stock Split, the number of shares of Class A Common Stock reserved for issuance under the 2021 Plan adjusted to 1,607,362. On December 21, 2023 the Board determined that it would not increase shares of Class A Common Stock available for issuance under the 2021 Plan as of January 1, 2024. As of December 31, 2023, 1,839,544 shares remain available for issuance under the plan.
The purpose of the 2021 Plan is to advance the Company’s interests by providing for the grant to employees, directors, consultants and advisors of stock and stock-based awards. Under the 2021 Plan, the Company grants RSUs, PSUs, time-based stock options, as well PSOs to its executive officers. RSUs and time-based stock options granted have service-based vesting conditions only. PSUs granted have service and performance conditions. The service conditions vary for each employee and are based on their continued service to the Company. Stock option holders have a
10-year
period to exercise their options before options expire. In July 2022, the PSU agreements were amended to remove the performance-based vesting conditions and only retain the time-based vesting condition. Forfeitures are recognized in the period of occurrence and stock-based

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compensation costs are recognized based on grant-date fair value as RSUs and time-based stock options vest. In June 2023, the PSOs granted on September 20, 2021 to certain of the Company’s executive officers were terminated.
See Note 10 — Stock-based Compensation — Cancellation of Certain Performance Stock Options awards with Service, Performance and Market Conditions.
2023 Bonus Incentive Plan
Under the 2021 Plan, the Board approved the 2023 Bonus Incentive Plan (the “2023 Bonus Plan”) on December 12, 2022. The 2023 Bonus Plan, in part, provides for PSOs to be granted to executives, certain key contributors and to the employees.
On March 8, 2023, the Company approved the issuance of an aggregate of 353,333 PSOs (5.3 million
PSOs as previously reported prior to the Reverse Stock Split) under the 2023 Bonus Plan to certain executives and key contributors, (collectively, the “participants”), which may be earned for each quarter over a two-year
period based on meeting certain performance conditions. The performance conditions, as further described below, are structured such that the PSOs allocated to each quarter will be earned on a quarterly basis upon the achievement of quarterly Baseline and Stretch Key Performance Indicators (“KPIs”) associated with the operations of the Company’s Launch Services and Space Products segments. The KPIs are approved by the Compensation Committee at the beginning of each quarter and are communicated to the participants thereafter, upon such communication establishing the measurement date for that quarter’s PSO allocation. The employee portion of the 2023 Bonus Plan follows the same structure although is only for the 2023 calendar year and are available for grant after the performance condition has been met.
Because the KPIs are approved at the beginning of each quarter and are specific for that quarter, the grant date fair value of PSOs allocated to each quarter for both Baseline and Stretch are determined on a tranche-by-tranche
basis based on the measurement date, as determined by the date the approved KPIs are communicated and a mutual understanding of the award terms is achieved. The Company recognizes stock-based compensation expense based on the PSO awards for which the KPIs are probable of achievement.
For the PSO awards allocated to each quarter of 2023, the associated KPIs were approved by the Compensation Committee at the beginning of each quarter and were communicated to the participants thereafter, establishing the measurement date. The Company used the Black-Scholes option pricing-model to calculate the fair value for PSOs allocated to each quarter of 2023, using the following assumptions:

	PSOs Awarded for the 1st and 2nd Quarter 2023	PSOs Awarded for the 3rd Quarter 2023	PSOs Awarded for the 4th Quarter 2023
Expected terms (years)	6.7	6.1	6.1
Expected volatility	95.8%	91.84% - 92.25%	94.91% - 95.2%
Risk-free interest rate	3.61%	4.04% - 4.15%	4.68% - 4.73%
Expected dividend rate	—	—	—
Grant-date fair value	$4.82	$3.20 - $4.72	$0.97 - $1.09
As of December 31, 2023, the Compensation Committee determined that none of the Space Products and Launch Services Baseline or Stretch KPIs were achieved related to the awards allocated to 2023. As the Baseline and Stretch KPI goals were not achieved, none of the non-executive
employee awards were granted and all PSOs were cancelled and reassigned to the discretionary pool of awards available for grant, at management’s discretion, to non-executive
employees. However, management determined not to make any grants from the discretionary pool and as a result, the Company did not recognize any stock-based compensation expense related to the 2023 Bonus Plan for the year ended December 31, 2023.

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2021 Employee Stock Purchase Plan
In June 2021, the Board of Directors approved the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) to reserve 5.0 million shares of Class A Common Stock for issuance for awards in accordance with the terms of the ESPP. The number of shares reserved for issuance under the 2021 ESPP automatically increases on January 1 of each year from 2022 to 2031 by the lesser of (i) 1% of the sum of number of shares of (x) Class A Common Stock and (y) Class B Common Stock outstanding as of the close of business on the immediately preceding December 31 and (ii) the number of shares of Class A Common Stock as determined by the Board. Pursuant to the terms of the 2021 ESPP, an additional 5,322,105 shares of Class A Common Stock were reserved for issuance under the 2021 ESPP since its adoption on June 30, 2021, through January 1, 2023. As a result of the Reverse Stock Split the number of shares of Class A Common Stock reserved for issuance under the 2021 ESPP was decreased to 558,077. On December 21, 2023 the Board cancelled the Plan effective immediately following the next purchase date, January 17, 2024. As of December 31, 2023, the Company had $22.2 thousand of unrecognized stock-based compensation expense related to the 2021 ESPP, which is expected to be recognized over a weighted-average period of 0.04 years. Also, as of December 31, 2023, 558,077 shares remain available for issuance under the 2021 ESPP.
The purpose

of the 2021 ESPP was to enable eligible employees to use payroll deductions to purchase shares of Class A Common Stock and thereby acquire an interest in the company. Eligible employees were offered shares through a
24-month
offering period, which consists of four consecutive
6-month
purchase periods. Employees may purchase a limited amount of shares of the Company’s stock at a discount of up to
15
% of the lesser of the fair market value at the beginning of the offering period or the end of each
6-month
purchase period.
98,601
and
31,463
shares were issued under the 2021 ESPP during the years ended December 31, 2023 and 2022, respectively.
2016 Equity Incentive Plan
In 2016, Astra Space, Inc. (prior to the consummation of the Business Combination referred to below,
“pre-combination
Astra”) adopted the 2016 Equity Incentive Plan (the “2016 Plan”). Under this Plan, the Board of Directors or a committee appointed by the Board of Directors is authorized to provide stock-based compensation in the form of stock options, stock appreciation rights, restricted stock, and other performance or value-based awards within parameters set forth in the Plan to employees, directors, and non-employee
consultants.
In connection with the Business Combination Agreement between Holicity, Inc. (the Company’s de-SPAC
sponsor) and
pre-combination
Astra dated February 2, 2021 (the “Business Combination Agreement”), the Company assumed the 2016 Plan upon closing. Each outstanding and unexercised option (“Astra Option”) was converted, at the exchange ratio established in the BCA, into an option (“New Astra Option”) to acquire shares of the Company’s Class A Common Stock with the same terms and conditions as applicable to the Astra Option immediately prior to the Business Combination. As of December 31, 2022, there were no shares available for issuance under this plan and there were no awards outstanding under this plan.
The following table summarizes stock-based compensation expense that the Company recorded in the consolidated statements of operations for the years ended December 31, 2023 and 2022, respectively:

	Year Ended December 31,
in thousands	2023	2022
Cost of revenues	$—	$806
Research and development	7,143	15,832
Sales and marketing	251	5,899
General and administrative	4,180	33,367

Stock-based compensation expense	$11,574	$55,904

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As of December 31, 2023, there was no stock-based compensation capitalized in inventories. As of December 31, 2022, there was less than $0.1 million of stock-based compensation capitalized in inventories.
On November 22, 2021, under the 2021 Plan and in conjunction with the acquisition of Apollo, the Compensation Committee issued 1,047,115 PSUs to the employees of Apollo Fusion who joined the Company. PSUs are subject to certain performance-based and service-based vesting conditions and would vest over four years with 25% of awards vesting on July 1, 2022, and the remaining 75% vesting quarterly over the remaining 12 quarters beginning on November 15, 2022, only for the portion of PSUs that is eligible to become vested which will be determined based upon timely satisfaction of performance conditions. The number of PSUs vested is determined by multiplying the total number of PSUs granted by the percentage of milestones achieved and by the percentage of PSUs that satisfy the time-based vesting condition on such time-vesting date.
Certain performance conditions for PSUs are subjective and the number of PSUs related to these performance conditions did not meet the criteria for the grant date. Accordingly, 523,557 PSUs and 52,355 PSUs related to the performance conditions that are not subjective were considered granted as of November 22, 2021 and January 21, 2022, respectively.
In July
 2022
, the PSU agreements were amended to remove the performance-based vesting conditions and only retain the time-based vesting condition. Accordingly,
292,145
PSUs related to the milestones that previously did not meet the criteria for the grant date were considered granted as of July
1
,
2022
. Therefore, the Company recognized
no
ne and $
0.1
 million compensation costs related to PSUs for the year ended December
31
,
2023
and
2022
, respectively, to reflect the PSUs that satisfied the time-based vesting condition on the time-vesting dates.
Cancellation of Performance Stock Options awards with Service, Performance and Market Conditions
On September 20, 2021, under the 2021 Plan, the Company’s Board granted 873,745 performance stock options (13,016,178 performance stock options as previously reported prior to the Reverse Stock Split) to its executive officers. Of the performance stock options originally granted, only 650,809 (9,762,133 as previously reported prior to the Reverse Stock Split) remained outstanding on January 1, 2023 due to forfeitures occurring in connection with the resignations of former executive officers. The PSOs were subject to performance conditions that are both milestone based and share based.
During the second quarter of 2023, the Board determined that the performance stock options no longer served the goal of driving financial performance and long-term shareholder value, nor did they serve as retention tools for the Company’s executive officers. Accordingly, the Board recommended cancellation of the PSOs, subject to stockholder approval.
On June 8, 2023, stockholders approved the cancellation of the performance stock options and a proposed framework for a replacement award, to be granted to Mr. Kemp, Dr. London and Mr. Attiq before July 31, 2023, subject to the Board’s approval of the final award terms, including any performance conditions. No replacement awards were issued.
As there was no concurrent replacement award, the cancellation was deemed a settlement of an award without consideration under ASC 718. Concurrently, the Company remeasured the value of these share-based awards re-assessing
the probability of success for the five milestones mentioned above. It had been previously determined that Milestone A (the Company has had a successful orbital delivery) had been achieved, but without meeting the share price threshold. As of the date of cancellation, the Company concluded the stock-based awards had no value, since none of the remaining four milestones were achievable as a result of the Company’s decision to focus on its Space Products business, the decision to move to a new launch system and the probability of meeting the pricing thresholds. Therefore, the Company reversed all stock-based compensation expense to date of $6.8 million associated with Milestone B (the Company had six orbital launches during a six consecutive month period) during the second quarter ended June 30, 2023. Additionally, the $3.6 million of unrecognized

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stock-based compensation expense remaining for Milestone B and $24.6 million unrecognized stock-compensation expense associated with remaining three milestones were not recognized as stock-based compensation as achievement of the performance conditions was determined to not be probable.
As of December 31, 2023, the Company had no unrecognized stock-based compensation expense related to performance stock options.
Stock Options Awards
The following is a summary of stock option activity for the years ended December 31, 2023 and 2022:

	No. of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (in Years)	Aggregate Intrinsic Value
Outstanding - December 31, 2021	1,355,093	$112.80	9.4	$22,782,654
Granted	132,802	48.30	7.5	—
Exercised	(52,447)	6.75	1.3	—
Forfeited	(302,435)	122.85	—	—
Expired	(49,772)	120.30	—	—

Outstanding - December 31, 2022	1,083,241	$106.65	8.4	$9,630
Granted	1,312,963	7.07	6.4	—
Exercised	(12,061)	6.91	0.2	—
Forfeited/Cancelled	(1,029,669)	89.17	—	—
Expired	(33,934)	29.86	—	—

Outstanding - December 31, 2023	1,320,540	$24.13	8.4	$128,212

Unvested - December 31, 2023	968,959	16.8	9.1	122,787
Exercisable - December 31, 2023	351,581	$44.33	6.6	$5,425
Total intrinsic value of options exercised during the years ended December 31, 2023 and 2022, was approximately $31.6 thousand and $1.2 million, respectively.
The Company uses the Black-Scholes option pricing-model to calculate the grant date fair value of time-based options and to calculate the grant date fair value of the PSOs which are performance and time-based. The following table summarizes the assumptions used in estimating the fair value of options granted in the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Expected terms (years)	6.43	5.81
Expected volatility	96.5%	68.9%
Risk-free interest rate	3.46% - 4.98%	1.7%
Expected dividend rate	—	—
Grant-date fair value	$0.73 - $8.40	$3.20

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Restricted Stock Units Awards
The following is a summary of restricted stock units for the years ended December 31, 2023 and 2022:

	Number of RSUs Outstanding	Weighted- Average Grant Date Fair Value Per Share
Outstanding - December 31, 2021	711,922	$138.00
Granted	1,155,851	31.80
Vested	(309,397)	123.60
Forfeited	(483,586)	87.30

Outstanding - December 31, 2022	1,074,790	$50.25
Granted	210,102	6.76
Vested	(280,702)	55.35
Forfeited	(409,952)	50.02

Outstanding - December 31, 2023	594,238	$33.60

Total fair value as of the respective vesting dates of restricted stock units vested for the year ended December 31, 2023 was approximately $1.3 million. As of December 31, 2023, the aggregate intrinsic value of unvested restricted stock units was $1.4 million. As of December 31, 2023, the Company had $17.7 million of unrecognized stock-based compensation expense related to restricted stock units.
Note 11 — Provision for Income Taxes
Components of Loss Before Provision for Income Taxes
For financial reporting purposes, loss before provision for income taxes includes the following components:

	As of December 31,
in thousands	2023	2022
Domestic	$(178,376)	$(411,438)
Foreign	—	—

Loss before income taxes	$(178,376)	$(411,438)

For each of the years ended December 31, 2023 and 2022, the Company recognized no provision for income taxes consistent with the losses incurred and the valuation allowance against the deferred tax assets.

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Effective Tax Rate
Reconciliation between the effective tax rate on income from continuing operations and the statutory tax rate of 21% is as follows:

	December 31,
	2023	2022
U.S. federal provision at statutory rate	21.0	21.0%
Tax credits	2.4	2.1
Expired attributes	(6.8)	—
Non-deductible executive compensation	(0.5)	(1.0)
Stock-based compensation	(1.5)	(1.3)
Debt restructuring	(7.3)	—
Fair value adjustment	2.8	(1.0)
Change in valuation allowance	(9.9)	(16.8)
Goodwill impairment	—	(3.0)
Other	(0.2)	—

Effective tax rate	0.0%	0.0%

Deferred Taxes
The Company’s deferred income tax assets and liabilities are as follows:

	As of December 31,
in thousands	2023	2022
Deferred tax assets:
Net operating loss carry forward	$115,657	$95,980
Tax credits	18,565	24,296
Capitalized research and development	32,210	21,763
Stock-based compensation	1,031	2,752
Operating lease liabilities	2,579	3,283
Fixed assets	16,606	—
Intangibles	—	18,245
Accruals and reserves	7,049	6,734
Deferred revenue	6,002	1,271
Other	126	—

Total deferred tax assets	199,825	174,324
Deferred tax liabilities:
Right of use assets	(2,468)	(3,273)
Intangible assets	(478)	(913)

Total deferred tax liabilities	(2,946)	(4,186)

Net deferred tax assets before valuation allowance	196,879	170,138
Valuation allowance	(196,879)	(170,138)

Net deferred tax assets (liabilities)	$—	$—

The Company assesses the realizability of deferred tax assets based on the available evidence, including a history of taxable income and estimates of future taxable income. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that all or some portion of deferred tax assets will not be realized. Due to the losses the Company generated in the current and prior years, the Company believes it is not more likely than not that all of the deferred tax assets can be realized. Accordingly, the Company established and

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recorded a full valuation allowance on its net deferred tax assets. The Company’s valuation allowance increased by $26.7 million and $81.5 million during the years ended December 31, 2023 and 2022, respectively.
As of December 31, 2023, the Company had $448.1 million of U.S. federal net operating loss carryforwards, of which $428.0 will be carried forward indefinitely for U.S. federal tax purposes and $20.1 million will expire beginning in 2036. In addition, the Company has $340.8 million of state net operating loss carryforwards available to reduce future taxable income, if not utilized, will begin to expire beginning in 2036.
As of December 31, 2023, the Company also has federal and California research and development tax credit carryforwards of $7.7 million and $18.5 million, respectively. The federal research credit carryforwards will begin to expire in 2036 and California research credits can be carried forward indefinitely.
Utilization of the net operating loss and credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and tax credits before utilization. The events that may cause ownership changes include, but are not limited to, a cumulative stock ownership change of greater than 50% over a three-year period.
The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is not currently under examination by income tax authorities in federal, state or other jurisdictions. All tax returns will remain open for examination by the federal and state authorities for three and four years, respectively, from the date of utilization of any net operating loss or credits.
Unrecognized Tax Benefits
The Company accrues for uncertain tax positions identified, which are not deemed more likely than not to be sustained if challenged, and recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company recorded no amounts of accrued interest and accrued penalties related to unrecognized tax benefits as of December 31, 2023 and 2022.
The following is a tabular reconciliation of the total amounts of unrecognized tax benefits:

	For The Year Ended December 31,
in thousands	2023	2022
Unrecognized tax benefits as of the beginning of the year	$5,510	$5,114
Decrease related to prior year tax provisions	(2,363)	(1,582)
Increase related to current year tax provisions	1,261	1,978

Unrecognized tax benefits as of the end of the year	$4,408	$5,510

The unrecognized gross tax benefits would not reduce the annual effective tax rate if recognized because the Company recorded a valuation allowance on its deferred tax assets. As of December 31, 2023, the Company does not believe there will be a significant increase or decrease of unrecognized tax benefits within the next twelve months. The Company files income tax returns in the U.S. federal and various state jurisdictions. All tax returns will remain open for examination by the federal and state authorities for three
and four years, respectively, from the date of utilization of any net operating loss or credits. There have been no examinations of our income tax returns by any tax authority.
Note 12 — Loss per Share
The Company computes basic loss per share of Common Stock using the two-class
method required for participating securities and does not apply the two-class
method in periods of net loss. Basic earnings per

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common share is determined based on the weighted-average number of common shares outstanding during each period. The dilutive effect of outstanding options and warrants is calculated using the treasury stock method. The dilutive effect of shares underlying the Company’s Senior Convertible Notes is calculated using the if-converted
method in periods during which Convertible Notes are available for conversion. Diluted loss per common share is the same as basic loss per common share for the years ended December 31, 2023 and 2022, as all common share equivalents are excluded from the calculation, as their effect is anti-dilutive.
The following tables set forth the computation of basic and diluted loss for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023		2022
(in thousands, except share and per share amounts)	Class A Common	Class B Common	Class A Common	Class B Common
Net loss attributed to common stockholders	$(144,020)	$(34,356)	$(325,441)	$(85,997)
Basic and Diluted weighted average common shares outstanding	15,521,073	3,702,613	14,011,861	3,702,613
Basic and Diluted loss per share	$(9.28)	$(9.28)	$(23.23)	$(23.23)
There were no preferred dividends
declared
or accumulated as of December 31, 2023 and 2022. As of December 31, 2023 there were 25,597,382 equivalent shares of Class A Common Stock underlying the Convertible Notes. The Convertible Notes, which are immediately convertible by the holder into equivalent shares of Class A Common Stock shares, are excluded from the basic and diluted weighted average shares as their effect would be anti-dilutive. The following Class A securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

	December 31,
	2023	2022
Stock options	993,892	432,431
RSUs	591,882	1,074,790
Warrants	9,198,294	—

Total	10,784,068	1,507,221

No shares of Class B Common Stock were excluded in the computation of diluted shares outstanding for the years ended December 31, 2023 and 2022.
Note 13 — Segment Information
The Company reports segment information based on a “management” approach to reflect the operating segments for which the Company’s Chief Executive Officer, as the Chief Operating Decision Maker (“CODM”), makes decisions and assesses performance. The Company has two operating and reporting segments: Launch Services and Space Products.
Launch Services
segment aims to provide rapid, global, and affordable launch services to satellite operators and governments.
Space Products
segment consists of designing and providing space products based on the customers’ needs for a successful satellite launch.
All intercompany revenues and expenses are eliminated in the consolidated financial statements.

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The following table shows revenue by reportable segment for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
in thousands	2023	2022
Revenues:
Launch services	$—	$5,899
Space products	3,874	3,471

Total revenues:	$3,874	$9,370

Cost of revenues:
Launch services	$—	$28,193
Space products	1,812	1,337

Total cost of revenues:	$1,812	$29,530

Gross profit (loss):
Launch services	$—	$(22,294)
Space products	2,062	2,134

Total gross profit (loss):	$2,062	$(20,160)

The Company evaluates the performance of its reportable segments based on segment gross profit. Segment gross profit is segment revenue less segment cost of revenue. Unallocated expenses include operating expenses related to research and development, selling and marketing and general and administrative expenses as they are not considered when management evaluates segment performance.
The following table reconciles segment gross profit to loss before provision for income taxes for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
in thousands	2023	2022
Gross profit (loss)	$2,062	$(20,160)
Research and development	95,408	140,666
Selling and marketing	5,607	17,401
General and administrative	46,422	85,285
Impairment expense	—	76,889
Goodwill impairment	—	58,251
Gain on change in fair value of contingent consideration	(23,900)	20,200
Interest income	(1,962)	(1,748)
Interest expense	3,619	—
Other expense (income), net	(2,118)	(5,666)
Loss on change in fair value of Convertible Notes	21,960	—
Loss on change in fair value of warrants	6,529	—
Loss on extinguishment of convertible notes	28,873	—
Loss on extinguishment of convertible notes attributable to related parties	—	—

Loss before taxes	$(178,376)	$(411,438)

The Company does not evaluate performance or allocate resources based on reporting segment’s total assets or operating expenses, and therefore this information is not presented.

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All of the Company’s long-lived assets are located in the U.S. The Company is subject
to International Traffic in Arms Regulations (“ITAR”) and generates all of its revenue in the U.S.
For the years ended December 31, 2023 and 2022, the following customers accounted for greater than 10% of the Company’s total revenues pertaining to its Space Products and Launch Services revenues:

	For the Year Ended December 31,
	2023		2022
	Space Products	Launch Services	Space Products	Launch Services
Customer 1	50%	—	—	—
Customer 2	50%	—	—	—
Customer 3	—	—	59%	—
Customer 4	—	—	—	37%
The Company did not generate revenue in its Launch Services for the year ended December 31, 2023.
Note 14 — Related Party Transactions
Cue Health, Inc.
In August 2021, the Company entered into a
six-month
subscription arrangement with Cue Health Inc. for the purchase of
COVID-19
test readers and the related test cartridges. Under Cue Health Inc.’s standard subscription arrangement, the Company receives a twenty percent (20%) discount on each Cue Reader and fourteen percent (14%) discount on each test cartridge. Mr. Stanford, a member of the Board, served on the board of directors of Cue Health Inc. at that time. Funds affiliated with ACME II, an affiliate of Mr. Stanford, collectively beneficially own 9.6% of the outstanding common stock of Cue Health Inc. Mr. Stanford was not involved in the negotiation of the Company’s arrangement with Cue Health Inc. The Company conducted its independent evaluation of Cue’s services and determined in its sole judgment Cue’s product and services were the best option for the Company to ensure it could maintain a safe and productive work environment. The Company made no purchases during the year ended December 31, 2023 and had purchases in the amount of $1.0 million during the year ended December 31, 2022. The agreement was terminated in the fourth quarter of 2022.
Subsequent Financings
As described in
Note 7 — Long-term Debt and Warrants,
ACME II, an affiliate of Mr. Stanford, acquired a portion of the Original Notes and also purchased Bridge Notes and Bridge Warrants, which were then amended and restated by the Convertible Notes and Company Warrants effective November 21, 2023. As of December 31, 2023, the outstanding principal balance of Convertible Notes and number of shares underlying the Company Warrants held by ACME II is $5.1 million and 2,212,768 shares, respectively.
Also, on November 21, 2023, and as further described in
Note 7 — Long-term Debt and Warrants
, the Kemp Trust and Dr. London purchased Convertible
Notes
having a Stated Principal Amount (as defined in the Convertible Notes) of $2.0 million and $1.0 million, respectively, as well as Company Warrants to purchase 866,337 and 433,168 shares of Class A Common Stock, respectively.
See
Note 15 — Subsequent Events
for information concerning additional related party transactions occurring after December 31, 2023.
Note 15 — Subsequent Events
Termination of 2021 ESPP.
On January 17, 2024, the Company’s cancellation of the 2021 ESPP was effective.

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Subsequent Issuances of Convertible Notes and Warrants and Amendment to the terms of the Convertible Notes and Warrants (and Related Party transactions)
Since December 31, 2023, the Company has closed on subsequent financings under the Subsequent Financing Agreement (as further amended or modified on January 19, 2024, January 31, 2024, February 26, 2024, March 7, 2024 and April 10, 2024) on January 19, 2024, February 26, 2024, March 5, 2024, March 7, 2024, March 8, 2024, and March 15, 2024. As of April 10, 2024, the aggregate principal amount of all outstanding Convertible Notes (including any paid-in-kind interest)
was $31.8 million and there were Company Warrants outstanding to purchase 14,823,917 shares of Class A Common Stock at an exercise price of $0.808, subject to certain adjustments, and that expire on dates ranging from August 4, 2028 to March 15, 2029. The investors participating in the Subsequent Financings were the Kemp Trust, Dr. London, MH Orbit, LLC, an affiliate of JMCM, RBH Ventures Astra SPV, LLC, Astera Institute, ERAS Capital, LLC and Ulrich Gall (collectively, the “Convertible Note Holders”). As of April 10, 2024, the aggregate principal amount of the Convertible Notes, including accrued but uncapitalized interest, and the number of Company Warrants and Original Warrants held by such Convertible Note Holder is as follows:

Investor	Principal	Accrued but Uncapitalized Interest	Warrants to Purchase Common Stock
JMCM Holdings LLC (1)	$9,917,870	$231,417	5,684,354
SherpaVentures Fund II, LP	5,247,131	122,433	2,212,768
MH Orbit, LLC (2)	4,016,000	93,707	1,732,673
RBH Ventures Astra SPV, LLC	2,999,000	55,442	1,295,607
Astera Institute	5,000,000	58,333	2,165,842
ERAS Capital, LLC	1,000,000	11,333	433,168
Ulrich Gall	200,000	2,200	—
Founders:
Chris C. Kemp, Trustee of the Chris Kemp Living Trust dated February 10, 2021	2,196,667	50,006	866,337
Adam London	1,173,333	26,128	433,168

Total Convertible Notes and Warrants	$31,750,001	$650,999	14,823,917

(1)	Includes the Original Warrants of which JMCM Holdings LLC is the only holder.
(2)	Investor is an affiliate of JMCM Holdings LLC
The additional Convertible Note purchases of the Kemp Trust and Dr. London described here are also related party transactions.
Also, since December 31, 2023, the Company and the investors in the Convertible Notes, Company Warrants and Original Warrants amended or modified the Subsequent Financing Agreement and the Convertible Notes on January 19, 2024 (the “January 19 Amendment”), January 31, 2024 (the “January 31 Amendment”), February 26, 2024 (the “February Amendment”) and April 10, 2024 (the “April Amendment”) and together with the January 19 Amendment, the January 31 Amendment and the February Amendment (the “Amendments”).
The January 19 Amendment extended the date by which a Subsequent Closing (as defined the Subsequent Financing Agreement) may occur without the consent of a majority-in-interest
of the Convertible Notes from January 20, 2024, to February 19, 2024, which date was further extended by the February Amendment to April 30, 2024, and then again by the April Amendment to June 30, 2024.
The January 31 Amendment extended the first amortization payment under the Convertible Notes, which was originally due on February 1, 2024, to May 1, 2024.

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The February Amendment also increased the maximum amount of the Aggregate Stated Principal Amount (as defined in the Subsequent Financing Agreement) of the Convertible Notes from $25.0 million to $35.0 million, which amount was subsequently increased to $50.0 million pursuant to the April Amendment.
The April Amendment also amended the Subsequent Financing Agreement by extending all obligations of the Company that are due on May 1, 2024 (other than the amortization payment due under the Convertible Notes) to August 1, 2024, as well as extending the date by which the Company must obtain the Stockholder Approval required under Section 4(c)(c) of the Subsequent Financing Agreement to the later to occur of (i) August 1, 2024, or (ii) the first annual meeting of stockholders to take place after November 21, 2023.
Manufacturing License with AST & Science, LLC
On March 6, 2024, the Company entered into a Royalty Bearing Manufacturing License (the “Manufacturing License”) with AST & Science, LLC (“AST”). The Company and AST are parties to a Supply and Manufacturing Agreement, dated April 28, 2022 (the “Supply Agreement”), pursuant to which the Company manufactures certain spacecraft engines, flight sets, power processing units and feed systems (the “AST Products”) for AST. The Manufacturing License, among other things, provides AST a license to manufacture the AST Products for its internal use as a means to increase the quantity of AST Products available in the future and to provide an alternative source of supply for a critical component. The Manufacturing License is a limited, non-exclusive,
non-transferable,
irrevocable,
non-sublicensable,
fully paid license to make and have made a specified number of AST Products. In consideration of the Manufacturing License, on March 6, 2024, AST paid the Company $2.5 million, representing the royalties due for the initial AST Products to be manufactured under the Manufacturing License. At AST’s option, AST will pay the Company, on a quarterly basis, additional royalties per AST Product manufactured during the prior quarter after the initial AST Products.
Merger Agreement (and Related Party Transaction)
As introduced in
Note 1 —

Description of Business, Basis of Presentation and Significant Accounting Policies
, on March 7, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, the Company will cease to be a publicly traded company.
At the Effective Time, by virtue of the occurrence of the Merger, the following will occur:

•
each share of Class A Common Stock or Class B Common Stock (each a “Common Share”) that is owned by the Company as treasury shares and each Common Share that is owned by any direct or indirect wholly owned subsidiary of the Company, or by Parent, Merger Sub, or any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, issued and outstanding immediately prior to the Effective Time, will automatically be canceled without payment of any consideration therefor and cease to exist (the “Canceled Common Shares”);

•
each share of Class A Common Stock (each a “Class A Share”) for which the holder thereof did not consent or vote in favor of the Merger Agreement and is entitled to and properly demands appraisal pursuant to the DGCL, and does not withdraw or otherwise lose the right to appraisal pursuant to the DGCL, will automatically be canceled (subject to the appraisal rights of such holders) (such Common Shares, the “Dissenting Shares”);

•
each (i) Class A Share and (ii) Class A Share subject to a Director RSU Award (as defined below) that has fully vested as of the Effective Time, that is issued and outstanding immediately prior to the Effective Time and held by Parent or its affiliates, including the Specified Stockholders (which constitute Mr. Kemp, Dr. London and their immediate family members and certain trusts or other

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entities in which either Mr. Kemp or Dr. London or their immediate family members hold voting, proprietary, equity or other financial interests) and certain other holders of Class A Shares (the “Rollover Shares”), as of immediately prior to the Effective Time as a result of having been acquired by Parent or its affiliates pursuant to a rollover agreement in a form mutually acceptable to Parent and the Company (each, a “Rollover Agreement”) or in connection with the funding of a capital commitment set forth in an Equity Commitment Letter (as defined below), will be canceled and cease to exist (the “Rollover”); provided that the Rollover will be permitted only if no Class B Shares are issued and outstanding;

•
each Class A Share (other than (i) the Rollover Shares, (ii) any Canceled Common Shares and (iii) any applicable Dissenting Shares) issued and outstanding immediately prior to the Effective Time (such Class A Shares, the “Converted Shares”):

•	will automatically be canceled and converted into the right to receive $0.50 per share in cash, without interest (the “Merger Consideration”);

•	will no longer be outstanding and cease to exist;

•
each certificate formerly representing any such shares (each, a “Certificate”) or the applicable number of uncertificated shares represented by book-entry (each, a “Book-Entry Share”) will thereafter represent only the right to receive the Merger Consideration in accordance with the Merger Agreement; and

•
each share of common stock of Merger Sub (each, a “Merger Sub Share”) issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the surviving corporation (each, a “Surviving Company Common Share”).

Following the execution of the Merger Agreement, and pursuant to the terms of the Merger Agreement, the Company (i) deposited into a segregated bank account of Astra Space Operations LLC (the “Segregated Account”) an amount in cash equal to $3.5 million (the “Segregated Funds”), and (ii) is working as promptly as reasonably practicable to (x) withdraw all funds held in the Segregated Account other than the Segregated Funds and (y) suspend any automatic withdrawal arrangements applicable to the Segregated Account. The Segregated Account is not permitted to contain any funds other than the Segregated Funds, and the Segregated Funds will be managed by the Company at the reasonable direction of the Special Committee of the Board of Directors acting in accordance with its fiduciary duties. The Segregated Funds will be held in the Segregated Account free and clear of any liens of the collateral agent of the holders of the Company Convertible Notes (as defined below). Pursuant to its agreement with the holders of the Convertible Notes, the Company may only use funds in the Segregated Account for certain enumerated purposes as the Special Committee may direct the Company, which include, among other things, payroll expenses, employee health and benefit expenses, rent and utilities, directors’ and officers’ liability insurance and bankruptcy work (such purposes, the “Permitted Purposes”). The Limited Waiver and Consent to Senior Secured Convertible Notes and Common Stock Purchase Warrant and Reaffirmation of Transaction Documents, dated as of March 7, 2024 (the “Limited Waiver and Consent”), among the Company, each of the subsidiaries of the Company and the Investors party thereto further limits when the Special Committee may use the Segregated Funds for bankruptcy work.
All outstanding Convertible Notes will, immediately after the Merger becomes effective, be converted into shares of Series A preferred stock, par value $0.0001 per share, of Parent (the “Parent Series A Preferred Stock”) in accordance with a noteholder conversion agreement, by and among Parent, Merger Sub, and each holder of Convertible Notes (the “Noteholder Conversion Agreement”).
The Original Warrants and Company Warrants will, immediately after the Merger becomes effective, be exchanged for warrants to purchase Parent Series A Preferred Stock in accordance with a warrant exchange agreement, by and among Parent, Merger Sub, and each holder of Company Warrants (the “
Warrant Exchange Agreement
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Pursuant to the Purchase Agreement, the Company Convertible Notes Holders have, as applicable, and among other things, on the terms and subject to the conditions set forth therein, (i) consented to the execution of the Merger Agreement and the consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) agreed that the filing with the SEC by one or more of the Company Convertible Notes Holders and the Company Warrant Holders, as applicable, together with one or more other persons indicating that a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) has been formed which is the direct or indirect “beneficial owner” of more than 50% of the Company’s then-outstanding Common Shares in connection with the Merger will not trigger a fundamental change or fundamental transaction under the Company Convertible Notes or the Company Warrants; and (iii) agreed that neither the Segregated Account nor the funds credited therein will constitute collateral that secures the Company Convertible Notes, and permitted the Company to fund and maintain the Segregated Funds in the Segregated Account and that funds in the Segregated Account could not, subject to a limited exception, exceed $3.5 million (such amount, as it may be reduced from time to time on a dollar for dollar basis by any amounts withdrawn from the Segregated Account at the direction of the Special Committee in accordance with the terms of the Merger Agreement, the “Minimum Cash Amount”) to be used exclusively for the Permitted Purposes.
All outstanding warrants to purchase Class A Shares, dated February 3, 2023 (the “ShareIntel Warrants”), will automatically be canceled and converted into the right to receive an amount in cash equal to the product of (i) the number of Class A Shares issuable upon exercise of the ShareIntel Warrants immediately prior to the Effective Time by (ii) the amount, if any, by which the Merger Consideration exceeds the per share exercise price of the ShareIntel Warrants.
Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase Class A Shares (each, a “Company Option”) other than a Company Option with an exercise price equal to or greater than the Merger Consideration (an “Underwater Option”), that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed by Parent and converted into an option (the “Converted Options”) to purchase shares of class A common stock, par value $0.0001 per share, of Parent (the “Parent Class A Shares”). The Converted Options will continue to be subject to substantially the same terms and conditions as were applicable to such Company Options immediately prior to the Effective Time, except that (i) each Converted Option will be exercisable for that number of Parent Class A Shares equal to the number of Class A Shares subject to such option immediately prior to the Effective Time and (ii) the per share exercise price for each Parent Class A Share issuable upon exercise of a Converted Option will be equal to the exercise price per share of Class A Shares of such option immediately before the Effective Time. Each Underwater Option will be canceled for no consideration at the Effective Time. As of April 10, 2024, all Company Options were Underwater Options.
In addition, at the Effective Time, each outstanding restricted stock unit with respect to Class A Shares (a “Company RSU Award” and collectively with the Company Options, the “Company Equity Awards”) held by any director of the Company who is not an employee of the Company (a “Director RSU Award”) will be accelerated in full. At the Effective Time, each Company RSU Award that has vested in accordance with its terms, or so accelerated in the case of Director RSU Awards (except for Rollover Shares that are issued upon acceleration of Director RSU Awards) will be canceled and will only entitle the holder of such Company RSU Award to receive (without interest) an amount in cash equal to (i) the number of Class A Shares subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. At the Effective Time, each Company RSU Award that has not vested in accordance with its terms or so accelerated will be canceled for no consideration.
The execution and delivery of the Merger Agreement, subject to the requisite stockholder approval was recommended by the Special Committee to the Board on March 5, 2024. On March 5, 2024, the Board, with Mr. Kemp, Dr. London and Mr. Stanford abstaining, approved the execution and delivery of the Merger Agreement and recommended the adoption of the Merger Agreement and the Merger to the stockholders of the Company. On March 7, 2024, following the execution of the Merger Agreement, Mr. Kemp and Dr. London,

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who on such date beneficially owned Common Shares representing approximately 66.3% of the total voting power of the outstanding Common Shares, executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger (the “Written Consent”). No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement.
The Kemp Trust, Dr. London and ACME II and Eagle Creek Capital LLC (“Eagle Creek”), affiliates of Mr. Stanford, have all signed equity commitment letters in favor of the Parent under the terms of which each agree to provide equity financing to Parent in the amounts specified in their respective equity commitment letters. Mr. Kemp and Dr. London are also affiliated with Parent. Therefore, the entry of the Merger Agreement by the Company constitutes a related party transaction.
Section 220 Demand in Connection with the Merger Agreement.
On April 5, 2024, Jonathan Horner, a stockholder of the Company, requested copies of books and records pursuant to Section 220 of the Delaware General Corporation Law (the “Horner 220 Demand”), which connection was made to investigate the events leading to the execution of the Merger Agreement, among other things. Following the Company’s filing of its Preliminary Information Statement, Mr. Horner delivered a supplement to the Horner 220 Demand on April 11, 2024. The Company is evaluating its response to the Horner Demand. Due to the early stage of the matter, neither the likelihood that a loss, if any, will be realized, nor an estimate of the possible loss or range of loss, if any, can be determined.
AST License Agreement
On March 6, 2024, a subsidiary of the Company, entered into a Royalty Bearing Manufacturing License (the “Manufacturing License”) with Astra Space Technologies Holding, Inc (“AST”). The Company and AST are parties to a Supply and Manufacturing Agreement, dated April 28, 2022 (the “Supply Agreement”), pursuant to which the Company manufactures certain spacecraft engines, flight sets, power processing units and feed systems (the “AST Products”) for AST. The Manufacturing License, among other things, provides AST a license to manufacture the AST Products for its internal use as a means to increase the quantity of AST Products available in the future and to provide an alternative source of supply for a critical component. The Manufacturing License is a limited, non-exclusive,
non-transferable,
irrevocable,
non-sublicensable,
fully paid license to make and have made a specified number of AST Products. In consideration of the Manufacturing License, on March 6, 2024, AST paid the Company $2.5 million, representing the royalties due for the initial AST Products to be manufactured under the Manufacturing License. At AST’s option, AST will pay the Company, on a quarterly basis, additional royalties per AST Product manufactured during the prior quarter after the initial AST Products. In addition, on March 6, 2024, the Company and AST entered into an order addendum to the Supply Agreement pursuant to which AST purchased additional AST Products from the Company for a total of $1.05 million with $420,000 due in
April 2024 and additional payments due in the second half of the year upon delivery of additional AST Products.
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ANNEX B

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements and notes thereto, which are attached as Annex A to this Information Statement. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in Item 1A. “Risk Factors” or in other parts of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), which Annual Report is incorporated by reference in this Information Statement .

Certain amounts may not foot due to rounding. Unless the context otherwise requires, all references in this Annex B section to “the Company” “Astra,” “us,” “our” or “we” refer to Astra Space, Inc.

A discussion regarding our financial condition and results of operations for the years ended December 31, 2023 and 2022 is presented below. All prior period share and per share amounts (unless otherwise noted) included in our discussion of our financial condition and results of operations have been restated to give effect to our Reverse Stock Split, which became effective September 13, 2023. For additional information of our Reverse Stock Split, See Note 1 –Description of Business, Basis of Presentation and Significant Accounting Policies included in the notes to the consolidated financial statements attached as Annex A to this Information Statement.

Overview

Our mission is to launch a new generation of Launch Services and Space Products to Improve Life on Earth from Space®. These services and products are enabled by new constellations of small satellites in Low Earth Orbit (“LEO”), which have rapidly become smaller, cheaper, and many times more numerous than legacy satellites. Launch vehicles, however, have not evolved in the same way—most rockets remain focused on serving legacy satellites and human spaceflight missions and we aim to provide the world’s first mass-produced orbital launch system. Our primary focus remains the growth and development of our Launch Services and Space Products offerings to support our overall mission to Improve Life on Earth from Space®. We manage our business and report our financial results in two segments: Launch Services and Space Products.

Launch Services

During the third quarter of 2022, we decided to focus on the development and production of the next version of our launch system, which we unveiled at our inaugural Spacetech Day on May 12, 2022. As a result, we discontinued the production of launch vehicles supported by our previous launch system and did not conduct any further commercial launches in 2022 or 2023. As part of the development cycle for our new launch system, we expect to conduct one or more test launches of this new launch system. The timing of test launches is driven by our development progress, which has been delayed by resource allocations and prioritizations away from Launch systems development in favor of our Space Products business, primarily focused on the Astra Spacecraft Engine®. As a result, we have incurred and continue to expect delays in the timing of the initial test launch or launches using this new launch system. Our schedule and ability to conduct paid commercial launches will depend on the ultimate timing and success of the initial test launches which will in turn depend on the resources that we are able to devote to Launch systems development in the coming quarters.

Space Products

We have also been focusing on the growth of our Space Products business. The Astra Spacecraft Engine® is a propulsion engine that assists satellites in achieving and maintaining targeted orbits. The Astra Spacecraft

Engine® can be configured with multiple thrusters and power processing units to handle a wide range of missions, from the smallest earth observation satellites up to large communications satellites with multiple kilowatts of solar power and is designed to use either Xenon or Krypton as a propellant. In 2022, we began delivery of our Astra Spacecraft Engines® to our customers and in 2023, we commenced operation of our spacecraft engine production facility in Sunnyvale, California. By the end of 2023, we had begun delivery or fully delivered on seven programs.

We have recently added the Astra Spacecraft Propulsion Kit to our space products offering. The Astra Spacecraft Propulsion Kit disaggregates the four subsystems of the Astra Spacecraft Engine® module, enabling satellite builders to take advantage of shorter lead times to access key components of their propulsion system that they can customize and integrate into their spacecraft for their unique missions.

Segments

We identify our reporting segments based on the organizational units used by management to monitor performance and make operating decisions. The Company previously had one operating, as well as one reportable, segment. We have the following two operating and reportable segments: (i) Launch Services and (ii) Space Products. See Note 13 – Segment Information to our consolidated financial statements for more information regarding our segment reporting.

Key Factors Affecting Our Results and Prospects

We believe that our performance and future success depend on a number of factors that present significant opportunities for us but also pose risks and challenges, including competition from better known and well-capitalized companies, the risk of actual or perceived safety issues and their consequences for our reputation and the other factors discussed under Item 1A. Risk Factors. We believe the factors discussed below are key to our success.

Commencing and Expanding Commercial Operations

We commenced paid commercial Launch Services in 2022, with our launch on February 10, 2022, of launch vehicle LV0008. In July 2022, we decided to focus on the development and production of the next version of Launch System 2, which we unveiled at our inaugural Spacetech Day on May 12, 2022. As a result, in order to focus on the development of Launch System 2, we discontinued the production of launch vehicles supported by our previous launch system in July 2022. Since we begin working on the development of Launch System 2, we have not conducted any launches.

We also commenced delivery of Space Products during the second quarter of 2022. By the end of 2023, we had begun delivery or fully delivered on seven programs. We expect the volume of delivery of our Space Products will increase in the future as we continue to fulfill our obligations under existing Space Products contracts and enter into contracts with potential new customers. In late July 2022, we entered into a lease agreement for approximately 60,000 square feet of manufacturing facility in Sunnyvale, California having a lease term of 36 months. This facility enabled expansion of our Space Products production and development capacity, as well as thermal testing capacity. We commenced operations of the Sunnyvale facility in late March 2023.

Lowering Manufacturing Costs and Increasing Payloads

We aim to be a cost-efficient dedicated orbital launch system provider. We plan to increase the maximum payload capacity of our launch vehicle to meet customer needs and demands through a process of iterative development and improvement. We have made significant investment in our manufacturing facility located in Alameda, California. We expect this investment will allow us to increase manufacturing and testing capacity, thereby lowering costs and improving quality and reliability. See Item 1A. Risk Factors for factors that could affect our ability to realize benefits from the investment in our manufacturing facility.

Leveraging Core Technologies

We plan to develop, license or acquire core space technologies that we expect to commercialize and incorporate into our launch vehicles, Space Products and other infrastructure that we will use to deliver our product and service offerings. These core technologies include, among other things, electric propulsion and solar power. For example, we acquired propulsion technology through our merger with Apollo Fusion on July 1, 2021, which technology supports our Astra Spacecraft Engines®.

Key Components of Results of Operations

We are an early-stage company and our historical results may not be indicative of our future results for reasons that may be difficult to anticipate. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or future results of operations.

Revenues

We commenced our first paid commercial launch in February 2022, followed by subsequent paid commercial launches in March 2022 and June 2022. These launches represented the start of our paid commercial launch operations. In August 2022, we discontinued the production of launch vehicles supported by our Launch System 1. Therefore, we did not conduct any further commercial launches in late 2022 or in 2023 as we shifted resources to the development of our Launch System 2 and further prioritized resources to focus on the growth of our Space Products business.

We also commenced delivery of Space Products to our customers during the year ended December 31, 2022. By the end of 2023, we had begun delivery or fully delivered on seven programs.

Cost of Revenues

Cost of revenues consist primarily of direct material, direct labor, manufacturing overhead, other personnel-related expenses, which include salaries, bonuses, benefits, stock-based compensation expense, and depreciation expense. Cost of revenues also includes inventory write-downs to reduce the carrying value of inventory related to Launch Services and Space Products when the carrying value exceeds its estimated net realizable value. We may have additional write-downs, in addition to our obsolescence reserve, as we continue to improve our Space Products business. We expect our cost of revenues to increase in future periods as we sell more Launch Services and Space Products. As we grow into our current capacity and execute on cost-reduction initiatives, we expect our gross margins to improve over time.

Operating Expenses

Research and Development Expense

Our R&D expenses consist primarily of internal and external expenses incurred in connection with our research activities and development programs. These expenses include, but are not limited to, development supplies, testing materials, personnel and personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation expense), depreciation expense, amortization of intangible assets, overhead allocation (consisting of various support and facility costs), and consulting fees. R&D costs are expensed as incurred. We allocate R&D costs by function rather than by project, as a significant majority of our historical R&D spending was related to the initial development and testing of our underlying technology, including preparation for multiple test launches. A change in the outcome of any of these variables could delay the development of our launch systems and Space Products, which in turn could impact the timing of commercialization of our offerings.

As we are developing and building our Launch Services, we have expensed all research and development costs associated with developing and building our Launch Services offering. We expect that our research and development expenses will increase in the short-term as we invest in improving and further reducing the costs of our launch system.

R&D is and will continue to be an important part of our business as we invest in improving our existing products and services, as well as potentially in developing new products or services. We make choices on where to invest resources into R&D based on our view of the market and how it will evolve, and by identifying those opportunities for new or improved products and services where Astra is well positioned to be successful.

Sales and Marketing Expense

Sales and marketing expenses consist of personnel and personnel-related expenses (including stock-based compensation expense) for our business development team as well as advertising and marketing expenses. We expect to increase our sales and marketing activities in order to grow our customer base and increase market share in the future.

General and Administrative Expense

General and administrative expenses consist primarily of personnel and personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation expense) for personnel in executive, finance, accounting, corporate development and other administrative functions. General and administrative expenses also include legal fees, professional fees paid for accounting, auditing, consulting, tax, and investor relations services, insurance costs, and facility costs not otherwise included in research and development expenses and costs associated with compliance with the rules and regulations of the SEC and the stock exchange.

We manufacture and assemble nearly all of our products in house, and as a result relies on a number of supplier partnerships for components and raw materials for the launch system and spacecraft engine products. We obtain these components in accordance with internal quality and traceability policies to ensure that our products can meet rigorous reliability requirements. Our design team goes to great effort to ensure that our components and assemblies are designed with simple, short lead time and commodity-based supply chains whenever possible. We engage into long term supplier contracts for those components that are critical to function or have a limited supply base in order to protect our ability to scale production. We have manufacturing facilities and two test facilities, totaling over 300,000 square feet where engineering and manufacturing are co-located with their respective products. Each facility is maintained under a long-term lease and is designed with scaled operations in mind. Please See Item 2. Properties for more information. Our headquarters is located in Alameda, CA and is where we conduct rocket and launch vehicle assembly and test, as well as machining and metal forming operations for all products. In 2023, we began manufacturing our Astra Spacecraft Engines® from our manufacturing facility in Sunnyvale, CA. Additionally, we maintain two primary launch locations with the unique ability to expand and bring up new sites with little infrastructure requirement.

Income Tax (Benefit) Expense

Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We maintain a valuation allowance against the full value of our U.S. and state net deferred tax assets because we believe the recoverability of the tax assets is not more likely than not.

Other Income (Expense), Net

Other income (expense), net primarily consists of income from government research and development contracts.

Climate Change

Material pending or existing climate change-related legislation, regulations, and international accords, including the SEC’s recently adopted climate disclosure rules, could have an adverse effect on our business, financial condition, and results of operations, including: (1) material past and/or future capital expenditures for climate-

related projects, (2) material indirect consequences of climate-related regulation or business trends, such as the following: decreased/increased demand for goods or services that produce significant greenhouse gas emissions or are related to carbon-based energy sources; increased competition to develop innovative new products that result in lower emissions; increased demand for generation and transmission of energy from alternative energy sources; and any anticipated reputational risks resulting from operations or products that produce material greenhouse gas emissions and (3) material increased compliance costs related to climate change. In addition, extreme weather and other natural disasters may become more intense or more frequent, which may disrupt our operations or the operations of our suppliers and customers.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires Management to make judgments, estimates, and assumptions that affect the amounts reported in those financial statements and accompanying notes. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 1 – Description of Business, Basis of Presentation and Significant Accounting Policies to the consolidated financial statements attached as Annex A to this Information Statement. Our critical accounting estimates are described below.

Revenue Recognition

We generate revenues from Launch Services and from Space Products. Revenue for Launch Services or for Space Products is generally recognized at a point in time when the Company has transferred control of the promised services or products to the customer and recognize revenues at the amount of consideration we expect to receive. For Launch Services, this is the successful launch of the rocket and deployment of the payload. For Space Products, this is the delivery and acceptance of the manufactured space engines.

We evaluate an arrangement at inception to determine if it falls within the scope of the Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), or is considered in scope of other accounting guidance. We assess the nature of the goods and services promised in the contract and whether the promises are distinct. We consider all goods or services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. A performance obligation is identified for each distinct promise to transfer to the customer a good or service (or bundle of goods or services). A distinct performance obligation is identified for each promise if it can benefit the customer on its own, or with resources readily available to the customer and if the promise is separately identifiable from other promises within the context of the contract. Historically our Launch Services and Space Products have been considered as single performance obligations as the promises for each product are complex, requiring a significant level of integration and are highly interrelated, and as such, are not considered separately identifiable within the context of the contract. When a contract involves multiple launches or space products, we account for each launch or product as a separate performance obligation, because the customer can benefit from each launch or product on its own or with other readily available resources and the launch or product is separately identifiable.

The transaction price will be defined as the amount of consideration in a contract to which we expect to be entitled in exchange for transferring promised goods or services to a customer. Historically, for both Launch Services and Space Products, we have entered into fixed price contracts. The transaction price is allocated to each performance obligation on an estimated relative standalone selling price basis, where we have observable data. Our process to estimate standalone selling prices involves management’s judgment and considers multiple factors such as prices charged for similar goods and services and our ongoing pricing strategy and policies.

Changes in judgments with respect to these assumptions and estimates could impact the timing or amount of revenue recognition.

Contingent Consideration

In connection with our acquisition of Apollo Fusion on July 1, 2021, we were required to make contingent payments in cash and Class A Common Stock, subject to the assets we acquired from Apollo Fusion achieving certain sales and revenue thresholds from the date of the acquisition through December 31, 2023. The fair value of the liabilities for the contingent payments recognized as part of the purchase accounting opening balance sheet totaled $18.4 million and was estimated by discounting to present value the probability-weighted contingent payments expected to be made using a Monte Carlo simulation model. Assumptions used in this calculation were customer revenue, expected revenue, discount rate and various probability factors. The contingent consideration liability was recorded at fair value at each reporting period, with such fair values determined using a Monte Carlo simulation model through the first quarter of fiscal year 2023.

We recognized a $23.9 million gain on the change in fair value of contingent consideration for the year ended December 31, 2023, as compared to a $20.2 million loss on the change in fair value of contingent consideration for the year ended December 31, 2022. The gain was primarily due to changes in forecasted revenues subject to milestone payments and the adjustment of the carrying value to $10.0 million, upon reaching a settlement with the former stockholders of Apollo Fusion during the third quarter of 2023. During the fourth quarter of 2023, we settled our obligations with the former stockholders of Apollo Fusion and there was no remaining contingent liability as of December 31, 2023.

Goodwill and Indefinite-lived Intangible Assets

Goodwill and indefinite-lived intangible assets are not subject to amortization. We perform an annual impairment review of goodwill and indefinite-lived intangible assets as of October 1st of each year, and more frequently if we believe that indicators of impairment exist. To review for impairment, we first assess qualitative factors to determine whether events or circumstances lead to a determination that it is more likely than not that the fair value of our reporting unit is less than its carrying amount. Our qualitative assessment considers various macroeconomic, industry-specific and company-specific factors including: (i) severe adverse industry or economic trends; (ii) significant company-specific actions; (iii) current, historical or projected deterioration of our financial performance; or (iv) a sustained decrease in our market capitalization below our net book value. If we determine that it is more likely than not that the fair value of our reporting unit is less than its carrying amount, we calculate and compare the fair value of our reporting unit to the respective carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value.

Determining the fair value of a reporting unit involves significant judgment in the use of estimates, assumptions and market conditions. Estimating the fair value of individual reporting units requires us to make assumptions and estimates regarding our future plans, as well as industry and economic conditions. These estimates include but are not limited to future annual net cash flows, income tax considerations, discount rates, growth rates, royalty rates, and other market factors. If current expectations are not met or if market factors outside our control change, one or more of our reporting units may become impaired in the future. We estimate fair value through various valuation methods, including the use of discounted expected future cash flows of each reporting unit, as well as the use of the relief-from-royalty method to estimate the fair value of our indefinite-lived intangible assets.

During the third quarter of fiscal year 2022, we reorganized our reporting structure and performed an interim quantitative impairment test as described in Note 1 to the consolidated financial statements. As a result of the reorganization, together with a sustained decrease in our share price, existence of substantial doubt about our ability to continue as a going concern, and macroeconomic factors, we determined that triggers were present indicating goodwill may not be recoverable. During the third quarter of fiscal year 2022, we concluded that indicators of impairment were present as described in Note 1 to the consolidated financial statements. As a result, for the year ended December 31, 2022, we recognized impairment losses related to goodwill and indefinite-lived intangible assets of $58.3 million and $2.1 million, respectively, resulting in the full impairment of our goodwill. We have reviewed our indicators for impairment as of December 31, 2023, which did not result in any additional impairment to our indefinite-lived intangible assets.

Long-lived Assets

Long-lived assets are primarily comprised of property, plant, and equipment and definite-lived intangible assets. We evaluate long-lived assets for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying amount of such assets may not be recoverable. Factors we consider important which could trigger an impairment review include (i) significant under-performance relative to historical or projected future operating results, (ii) significant changes in the manner of our use of the acquired assets or the strategy for our overall business, or (iii) significant negative industry or economic trends. Long-lived asset recoverability is measured by comparing the carrying amount of an asset or asset group with its estimated future undiscounted pre-tax cash flows over the remaining life of the primary long-lived asset of the asset group. Assumptions and estimates about future values and remaining useful lives are complex and often subjective. They can be affected by a variety of factors including external factors, industry and economic trends, and internal factors, such as changes in our business strategy and our internal forecasts. If the carrying amount exceeds the estimated future undiscounted cash flows as part of the recoverability assessment, an impairment charge is recognized equal to the difference between the carrying amount and fair value of the asset or asset group. An impairment charge is allocated to the underlying long-lived assets in the asset group on a relative carrying amount basis; however, carrying amount after allocated impairment is subject to a floor of fair value on an individual asset basis.

We believe the accounting estimates used in the long-lived asset impairment assessment are critical accounting estimates because of the significant judgment required in identifying indicators of impairment, determining asset groups, assessing future undiscounted cash flows of the asset groups, and as applicable, evaluating the fair value of the determined asset groups as well as the underlying long-lived assets, once indicators of impairment have been identified. Although we believe the assumptions and estimates we have made have been reasonable and appropriate, changes in assumptions and estimates could materially impact our reported financial results.

As a result of the reorganization in August 2022 and the shift of resources to the development of Launch System 2, together with a sustained decrease in our share price, the initial conclusion that substantial doubt existed about our ability to continue as a going concern, and macroeconomic factors, we determined that indicators were present during the third quarter of fiscal year 2022 indicating long lived assets may not be recoverable. As a result, for the year ended December 31, 2022, we recorded non-cash impairment charges of $72.1 million related to property, plant, and equipment and $2.7 million related to definite-lived intangible assets. We have reviewed our impairment indicators as of December 31, 2023, which did not result in additional impairment to our long-lived assets.

Accounting for Convertible Notes at Fair Value

We have elected the fair value option to account for the Convertible Notes that were issued on November 21, 2023 and recorded them at fair value with changes in fair value recorded in the consolidated statements of operations and comprehensive loss. This election was made because of operational efficiencies in valuing and reporting for these debt instruments in their entirety at each reporting date.

As a result of applying the fair value option, direct costs and fees related to the Convertible Notes are expensed as incurred and not deferred. Values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement, including a risk-adjusted discount rate and equity volatility. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the Convertible Notes. Considerable judgment is necessary to interpret market data and determine an estimated fair value. The use of different market assumptions or valuation methods may have a material effect on the estimated fair values. The valuation of such instruments is subject to change predominantly driven by changes in the market price of a share of our Class A Common Stock.

As of December 31, 2023, we have used a Monte Carlo simulation pricing model that factors in potential outcomes being consummated, such as the Convertible Notes being repaid in cash and the Convertible Notes being converted to shares Class A Common Stock. All of these scenarios take into consideration the terms and conditions of the underlying Convertible Notes plus potential changes in the underlying value of our Class A Common Stock. For the twelve months ended December 31, 2023, we recognized an unrealized loss of $22.0 million for the change in fair value of the Convertible Notes and is included in the consolidated statements of operations and comprehensive loss.

Fair Value of Warrants

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s Class A Common Stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be classified as liabilities and recorded at their initial fair value on the date of issuance, and at each reporting period thereafter. The fair value of liability classified warrants is based on the closing market price of a share of Astra’s Class A Common Stock on the date of issuance and the stated exercise price defined in the warrant agreement. We recognize the warrant liability based on the estimated fair value determined using the Black-Scholes option-pricing model over the term of the warrant. The Black-Scholes option-pricing model requires inputs that are subjective and require significant judgment and is impacted by the following assumptions:

•

Expected Term — We use the initial contractual terms of the warrant agreement from the issuance date to the expiration of the holders’ rights to exercise the warrants, or in the case of a remeasurement, the remaining contractual term of the warrants.

•	Expected Volatility — The volatility is based on historical closing market price of Astra common stock over the initial contractual term, or remaining contractual term of the warrant agreement.

•	Expected Dividend Yield — The dividend rate used is zero as we have never paid any cash dividends on common stock and do not anticipate doing so in the foreseeable future.

•

Risk-Free Interest Rate — The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the contractual term, or remaining contractual term of the warrant.

The valuation of such instruments is subject to change predominantly driven by changes in the market price of a share of our Class A Common Stock.

As of December 31, 2023, the Company had 7,696,627 Company Warrants and 1,500,000 Original Warrants issued and outstanding in connection with our financing arrangements, all of which were classified as liabilities. As of December 31, 2023, the aggregate fair value of the Company Warrants and the Original Warrants was $18.6 million and the Company recognized a loss of $6.5 million for the changes in fair values of warrants during the year ended December 31, 2023. We also have issued an immaterial number of Shareintel Warrants that are not in this analysis.

Stock-Based Compensation

We use the fair value method of accounting for our stock-based awards granted to employees to measure the cost of employee services received in exchange for the stock-based awards. We recognize compensation expense for time-based restricted stock units (“RSUs”) over the requisite service period based on the fair value of RSUs on the date of grant. The fair value of RSUs is the closing market price of a share of our Class A Common Stock on the date of grant. We recognize compensation expense for time-based stock options and employee stock purchase plan, based on the estimated grant-date fair value determined using the Black-Scholes option-pricing model over the requisite service period. The Black-Scholes option-pricing model requires inputs that are subjective and require significant judgment and is impacted by the following assumptions:

•

Expected Term — We use the midpoint between the vesting term and the original contractual term (contractual period to exercise). If the option contains graded vesting, then the vesting term is based on the vesting pattern.

•	Expected Volatility — The volatility is based on a benchmark of comparable companies.

•	Expected Dividend Yield — The dividend rate used is zero as we have never paid any cash dividends on common stock and do not anticipate doing so in the foreseeable future.

•

Risk-Free Interest Rate — The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

We use the fair value method of accounting for our stock-based awards granted to employees to measure the cost of employee services received in exchange for the stock-based awards. Certain stock options include service, market and performance conditions (“Performance-based stock options”). The fair value of performance-based stock options is estimated on the date of grant using the Monte Carlo simulation model. Awards that include performance conditions are assessed at the end of each reporting period whether those performance conditions are met or probable of being met and involves significant judgment. If such operational milestone becomes probable any time after the grant date, we will recognize a cumulative catch-up expense from the grant date to that point in time. If the related share price milestone is achieved earlier than achievement of the related operational milestone, then the stock-based compensation expense will continue to be recognized over the expected achievement period for the operational milestone. We reverse all previously recognized costs for unvested performance-based stock options in the period it is determined that the operational milestone, or performance condition, is deemed improbable of achievement within the service period.

Results of Operations

Comparison of the Years Ended December 31, 2023 and 2022

	Year Ended December 31,		Period over period change
(in thousands, except percentages)	2023	2022	($)	(%)
Revenues:
Launch services	$—	$5,899	$(5,899)	NM
Space products	3,874	3,471	403	12%

Total revenues	3,874	9,370	(5,496)	59%

Cost of revenues:
Launch services	—	28,193	(28,193)	NM
Space products	1,812	1,337	475	36%

Total cost of revenues	1,812	29,530	(27,718)	94%

Segment gross profit (loss):
Launch services	—	(22,294)	22,294	NM
Space products	2,062	2,134	(72)	3%

Total segment gross profit (loss)	$2,062	$(20,160)	$22,222	110%

n.m. = not meaningful.

Revenues

Launch Services

We commenced our first paid commercial launch in February 2022 with launch vehicle LV0008 followed by paid commercial launches of LV0009 and LV0010 in March 2022 and June 2022, respectively. The orbital launch of LV0009 in March 2022 represented our first customer payload delivery into Earth orbit. In August 2022, we discontinued the production of launch vehicles supported by our Launch System 1. As a result, we did not conduct any further commercial launches in the later half of 2022 as we shifted resources to the development of Launch System 2. For the year ended December 31, 2022, we recognized revenues of $5.9 million related to our Launch Services activities.

In 2023, we did not recognize any revenues related to Launch Services as we worked to develop and test our next launch system: Rocket 4 (aka Launch System 2).

Space Products

We commenced delivery of Space Products to our customers during the year ended December 31, 2022. We recognized revenues of $3.9 million and $3.5 million for the years ended December 31, 2023 and 2022, respectively, all of which were related to deliveries made to our Space Products customers.

Cost of Revenues

Launch Services

As with revenues, we did not have any cost of revenues related to our Launch Services in 2023.

Cost of revenues were $28.2 million for the year ended December 31, 2022, which included $18.8 million related to inventory write-downs and $6.9 million related to paid commercial launch activities in the first half of 2022. The $18.8 million of inventory write-downs was driven by $10.2 million related to the discontinuance of launch vehicles supported by our current launch system, $5.5 million related to the net realizable value write-downs and $3.1 million of other write-downs. The cost of launch services does not reflect the actual gross margins as certain inventory values were recorded at net realizable value.

Space Products

Costs of revenues were $1.8 million and $1.3 million for the years ended December 31, 2023 and 2022, respectively, and consist primarily of non-recurring engineering cost, bill of materials, work in process, labor and other direct costs related to manufacturing and building and delivering products to our Space Products customers.

Operating Expenses

	Year Ended December 31,		Period over period change
(in thousands, except percentages)	2023	2022	($)	(%)
Segment gross profit (loss)	$2,062	$(20,160)	$22,222	110%
Operating expenses:
Research and development	95,408	140,666	(45,308)	32%
Sales and marketing	5,607	17,401	(11,794)	68%
General and administrative	46,422	85,285	(38,863)	46%
Impairment expense	—	76,889	(76,889)	100%
Goodwill impairment	—	58,251	(58,251)	100%
(Gain) Loss on change in fair value of contingent consideration	(23,900)	20,200	(44,100)	218%

Total operating expenses	123,537	398,692	(275,155)	69%

Operating loss	(121,475)	(418,852)	297,377	71%
Interest income	1,962	1,748	264	15%
Interest expense	(3,619)	—	(3,619)	0%
Other income (expense), net	2,118	5,666	(3,550)	63%
Loss on change in fair value of Convertible Notes	(21,960)	—	(21,960)	0%
Loss on change in fair value of warrants	(6,529)	—	(6,529)	0%
Loss on extinguishment of debt	(28,873)	—	(28,873)	0%

Loss before taxes	(178,376)	(411,438)	233,062	57%
Provision for income tax	—	—	—	n.m.

Net loss	$(178,376)	$(411,438)	$233,062	57%

n.m. = not meaningful.

Research and Development

Our Space Products business is focused on scaling our new production facility, though some R&D activities will continue to further improve the current product, develop and potentially introduce other versions of the Astra Spacecraft Engine® , and potentially develop and introduce other Space Products to the marketplace.

Currently, there have been resource allocations and prioritization away from Launch Systems development in favor of our Space Products business. However, our Launch Services business is investing in the R&D activities necessary to complete the design, build, and qualification of Launch System 2, which we expect will bring significantly more capability to the market as compared to the prior version of our Launch System.

R&D costs were $95.4 million and $140.7 million for the years ended December 31, 2023 and 2022, respectively. The $45.3 million decrease mainly reflected a $13.9 million decrease in personnel-related costs due to lower headcount in R&D departments, $9.4 million decrease in R&D materials costs, $9.4 million reduction in stock-based compensation expense, $6.2 million reduction in professional services, $5.9 million reduction in depreciation and amortization, partially offset by $0.5 million increase in other R&D costs.

Sales and Marketing

Sales and marketing expenses were $5.6 million for the year ended December 31, 2023, compared to $17.4 million for the year ended December 31, 2022. The $11.8 million decrease mainly reflected a $5.6 million decrease in stock-based compensation expense, a $3.9 million decrease in personnel-related costs due to lower headcount, and a $0.8 million decrease in depreciation expense, a $0.4 million reduction in professional services, and $1.0 million reduction in other sales and marketing related costs.

General and Administrative

General and administrative expenses were $46.4 million for the year ended December 31, 2023, compared to $85.3 million for the year ended December 31, 2022. The $38.9 million decrease was primarily due to a $29.2 million decrease in stock-based compensation expense, a $11.8 million decrease in personnel-related costs due to lower headcount and a $2.3 million decrease in professional services, partially offset by a $4.6 million increase in other general and administrative expenses.

Impairment Expense

Impairment expense was $76.7 million for the year ended December 31, 2022 and was triggered by the reorganization, together with a sustained decrease in the Company’s share price, existence of substantial doubt about the Company’s ability to continue as a going concern, and macroeconomic factors in the second half of fiscal year 2022. The impairment expense reflects charges of $72.1 million in property, plant and equipment, $2.7 million in definite-lived intangible assets, and $2.1 million in indefinite-lived intangible assets. No impairment charges were recorded for the year ended December 31, 2023.

Goodwill Impairment

Goodwill impairment was $58.3 million for the year ended December 31, 2022 and was triggered by the reorganization, together with a sustained decrease in the Company’s share price, existence of substantial doubt about the Company’s ability to continue as a going concern, and macroeconomic factors in the second half of fiscal year 2022. The expense reflects the full impairment of the Company’s goodwill balance.

(Gain)/Loss on Change in Fair Value of Contingent Consideration

Gain on change in fair value of contingent consideration was $23.9 million for the year ended December 31, 2023, as compared to a loss of $20.2 million during the year ended December 31, 2022. This change was primarily due to changes in forecasted revenues subject to milestone payments and the settlement of our contingent consideration obligations during the year ended December 31, 2023.

Interest Income

Interest income was $2.0 million for the year ended December 31, 2023, compared to $1.7 million for the year ended December 31, 2022. The $0.3 million increase in interest income was primarily due to the higher interest income earned on our marketable securities portfolio prior to liquidation of our marketable securities portfolio in the third quarter of 2023.

Interest Expense

Interest expense was $3.6 million for the year ended December 31, 2023 primarily associated with the Company’s financing arrangements. Interest expense includes $0.4 million of contractual interest accrued, $1.7 million event-of-default interest and penalties and $1.5 million non-cash interest expense related to accretion of discounts on the financing arrangements. There was no interest expense recognized in 2022.

Other Income (Expense), Net

Other income (expense), net primarily consists of income from government research and development contracts.

Other income was $2.1 million for the year ended December 31, 2023, as compared to other income of $5.7 million for the year ended December 31, 2022. The $3.6 million decrease in other income was primarily related to $4.2 million lower income from government research and development contracts, partially offset by other miscellaneous expenses.

Loss on Change in Fair Value of Warrant Liabilities

As of December 31, 2023, we had 9,196,627 Company Warrants and 1,500,000 Original Warrants issued and outstanding, all of which were issued concurrently with the issuance of our financing transactions during the year ended December 31, 2023. The Company Warrants and Original Warrants are recorded at fair value each reporting date and any changes in fair value during the reporting period are recognized in the consolidated statements of operations. As of December 31, 2023, the aggregate fair value of the Company Warrants and Original Warrants was $18.6 million and we recognized a loss of $6.5 million during the year ended December 31, 2023 due to the change in fair value of the Company Warrants and Original Warrants. We also have an immaterial number of Shareintel Warrants that are not in this analysis.

Loss on Change in Fair Value of Convertible Notes

We have elected the fair value option to account for our Bridge Notes and Convertible Notes and, therefore, any changes in fair value during the reporting period are recognized in the consolidated statements of operations. As of December 31, 2023, the aggregate fair value of our Convertible Notes was $63.5 million. During the year ended December 31, 2023, we recognized a loss of $22.0 million related to the change in fair value of our Convertible Notes, which resulted primarily due to an increase in the closing price of our Class A Common Stock during the period and an increase in the historical volatility of our Class A Common Stock price.

Loss on extinguishment of debt

Loss on extinguishment of debt includes a $7.9 million loss on the extinguishment of our Original Notes which were refinanced with new investors on November 6, 2023 and a $22.0 million loss on extinguishment of our Bridge Notes upon issuance of our Convertible Notes on November 21, 2023.

Provision for Income Taxes

Our provision for income tax consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We maintain a valuation allowance against the full value of our U.S. and state net deferred tax assets because we believe the recoverability of the tax assets is not more likely than not.

We did not incur income tax expense for the years ended December 31, 2023 and 2022.

Liquidity and Capital Resources

As of December 31, 2023, the Company’s existing sources of liquidity included cash and cash equivalents of $3.9 million. The Company believes that its current level of cash and cash equivalents is not sufficient to fund commercial scale production and sale of its services and products. Since December 31, 2023, the Company has raised gross proceeds of approximately $13.9 million through the sale of Convertible Notes and the sale of Company Warrants, exercisable into 5,627,290 shares of the Company’s Class A Common Stock. Notwithstanding the proceeds raised from the issuance of additional Convertible Notes and Company Warrants, the Company will need to raise substantial additional funds through the issuance of additional debt, equity or both in order to execute on its business plan and continue its business operations through to the closing of the Merger Agreement.

Under the terms of the Merger Agreement, the Company is restricted from incurring new debt or issuing equity except through the offer and sale of the Convertible Notes and Company Warrants. See below and Note 7 — Long-Term Debt and Warrants to the consolidated financial statements in Item 8. Financial Statements and Supplementary Data for information about the terms of the Convertible Notes and Company Warrants. The Merger Agreement further prohibits the Company from issuing Convertible Notes or Company Warrants to any person prior to the consummation of the Merger unless (i) such person becomes a noteholder under the Noteholder Conversion Agreement or a holder under the Warrant Exchange Agreement as described in, respectively, by executing a joinder agreement substantially in the form attached to such agreement and delivering the same to each of Merger Sub and Parent and (ii) holders of a majority in interest of the Convertible Notes or Company Warrants, as applicable, then outstanding consent to such issuance and joinder, all of which may affect the Company’s ability to raise additional funds from the sale of its Convertible Notes and Company Warrants on the timing needed. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate its product development activities or future commercialization efforts or cease business operations, including through a petition for voluntary relief under Chapter 7 of the United States Bankruptcy Code (a “Chapter 7 Liquidation”).

At various points during the second half of 2023 and thus far in 2024, the Company has considered and even begun preparations to file for voluntary relief under either Chapter 11 or Chapter 7 of the Bankruptcy Code because the Company faced an inability to fund its ongoing operations.

As a result of these uncertainties, and notwithstanding management’s plans and efforts to date, there is substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date of issuance of these consolidated financial statements. If the Company is unable to raise substantial additional capital in the near term and as necessary to continue the Company’s business operation to a closing of the Merger, the Company’s operations and production plans will be further scaled back or curtailed and the Company may be required to file a Chapter 7 Liquidation. If the funds raised are insufficient to provide a bridge to the closing of the Merger, or, in the case of a termination of the Merger Agreement, full commercial production at a profit, the Company’s operations could be severely curtailed or cease entirely and the Company may not realize any significant value from its assets and may be required to file a Chapter 7 Liquidation.

Financing Arrangements

Original Note and Original Warrant Issuance

On August 4, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Original Investor”) pursuant to which the Original Investor agreed to purchase, and the Company agreed to issue and sell in a registered direct offering to the Original Investor, $12.5 million aggregate principal amount of Senior Secured Note due 2024 (the “Original Note”) and the Original Warrants. The Original Note was issued at 97% of par, resulting in net cash proceeds of $12.1 million, after deducting the $0.4 million discount fee withheld by the lender and before placement agent fee and offering expenses.

Beginning on October 11, 2023, the minimum cash requirement of $15.0 million under the Original Note was not maintained by the Company in accordance with the terms of the Original Note, for which the Original Investor agreed to waive the event of default through October 31, 2023 (the “Waiver”) provided that the Company maintained at least $10.5 million of cash and cash equivalents in one or more deposit accounts subject to one or more control agreements entered into in favor of the Senior Investor (the “Revised Cash Requirement”). As a result of the defaults and the Waiver provided, the Company made a payment to the Original Note Investor of approximately $2.1 million, plus accrued interest, of which $2.0 million was applied as a principal reduction on the Original Note and a $0.1 million was paid as accrued and unpaid interest and a penalty.

Commencing on October 11, 2023 and continuing through the date on which such event of default has been cured, the interest rate on the Original Note has accrued and is continuing to accrue at 15.0% per annum (the

“Default Interest”). Pursuant to Section 10(B)(ii) of the Original Note, the Original Note Investor has the option to declare the Original Note (or any portion thereof) to become due and payable in cash in an amount equal to 115.0% of the accelerated principal amount of the Original Note, plus accrued and unpaid interest (including Default Interest). Beginning on October 30, 2023, the Revised Cash Requirement was again not maintained by the Company in accordance with the terms of the Waiver and no additional waivers were obtained. The Company also did not deliver the Compliance Certificate required to be delivered on or before November 1, 2023. Therefore, as of October 30, 2023, an event of default was in effect under Sections 8(J)(i) and 8(J)(iii) of the Original Note (the “Existing Defaults”).

On November 1, 2023, the Company paid the Original Investor a scheduled amortization payment in the amount of approximately $3.1 million, consisting of the $2.5 million amortization payment paid at the 115.0% event of default rate, plus accrued and unpaid interest at the Default Interest rate. This was in addition to the payment made on or around October 11, 2023. As of November 1, 2023, following the amortization payment, the aggregate principal amount outstanding under the Original Note was $8.0 million.

The Original Note and Original Warrants were subsequently purchased on November 6, 2023, by JMCM and ACME II (a portion of the Original Note only) in connection with the Bridge Financing (discussed immediately below). JMCM and ACME II are referred to as the Initial Investors. On November 21, 2023, the Original Note was later reissued, together with the Bridge Notes, in the form of the Convertible Notes as described below in Subsequent Financing.

The Original Note and Original Warrants are incorporated by reference as Exhibits 4.3 and 4.4, respectively, to the Annual Report.

Bridge Financing and Original Note and Original Warrant Purchase

On November 6, 2023, the Company closed the Initial Financing with the Investors pursuant to the Initial Financing Agreement. This Initial Financing was connected to the Company’s execution of a non-binding term sheet (the “Term Sheet”), which contemplated a financing of at least $15.0 million, from the Investors and other potential investors, and up to $25.0 million (the “Proposed Financing”).

The Company and its subsidiaries issued senior secured bridge notes (the “Bridge Notes”) to the Initial Investors in the aggregate principal amount of approximately $3.1 million due November 17, 2023. The Bridge Notes ranked equally as to payment and lien priority with the Original Note, secured by first-priority security interest in all tangible and intangible assets, now owned and hereafter created or acquired, of the same collateral as the Original Note and guaranteed by all of the subsidiaries of the Company.

The Bridge Notes also included an additional uncommitted delayed draw term loan pursuant to which the Company may request, subject to the satisfaction or waiver of customary conditions precedent, including the satisfaction of certain performance milestones, and JMCM may make, in its sole discretion, one or more additional loans after the Closing Date and prior to the Maturity Date in an aggregate principal amount not to exceed $2.5 million (the “Additional JMCM Bridge Notes”).

The Initial Investors also purchased warrants (the “Bridge Warrants”) to purchase up to 3,992,368 shares of the Company’s Class A Common Stock at a purchase price of $0.125 per Bridge Financing Warrant for an aggregate purchase price of approximately $2.2 million. The Bridge Warrants were immediately exercisable at a per share exercise price of $0.808 per Bridge Warrant, subject to certain adjustments and expire on November 6, 2028. The Company has determined the Bridge Warrants are liability classified and upon issuance, has recorded the warrants at fair value of $0.8 million. The Company has recorded these as debt issuance costs related to the Bridge Notes and has expensed the amount to the consolidated statements of operations. As of December 31, 2023, the fair value of the Bridge Warrants was $2.7 million and the Company recognized a loss on the change in fair value of the Bridge Warrants of $1.9 million.

In connection with the Initial Financing, the Initial Investors purchased the remaining $8.0 million aggregate principal amount of the Original Note, accrued and unpaid interest of $0.02 million and a $1.2 million event of default penalty on the Original Note from the Original Investor, pursuant to which Company was in default under as of October 30, 2023. See Original Note and Original Warrant Issuance above. On November 6, 2023, JMCM also purchased the Original Warrants from the Original Investor at which time the Original Warrants were modified and repriced for an exercise price of $0.808 per underlying share.

Pursuant to the Initial Financing Agreement, the Initial Investors agreed to waive certain existing and prospective defaults and events of default under the Original Note, including the events of default under the Original Note and the requirement for the Company to comply with the minimum liquidity financial covenant in the Original Note until November 17, 2023. The Initial Investors also purchased the Original Lender’s rights under the Original Financing Agreement and related transaction and security documents, which Original Financing Agreement was amended by the Initial Financing Agreement.

On November 13, 2023, JMCM loaned the full amount of the delayed draw term loan (the “Additional Advance”), thereby increasing the outstanding principal balance due on the JMCM Bridge Note by an additional $2.5 million. There were no other changes to the JMCM Bridge Note, including to the Maturity Date. In connection with the issuance of the Additional Advance, JMCM also purchased warrants (the “Additional Bridge Warrants”) to purchase up to 869,781 shares of the Company’s Class A Common Stock (the “Additional Warrant Shares”) at a purchase price of $0.125 per Additional Bridge Warrant for an aggregate purchase price of approximately $108,723 that are immediately exercisable at an exercise price of $1.006 per Additional Warrant Share, subject to certain adjustments and that expire on November 13, 2028. The Additional Bridge Warrants have the same terms and conditions as the Bridge Warrants.

Subsequent Financing

On November 21, 2023, the Company closed a subsequent financing (the “Subsequent Financing”) with the Initial Investors, the Kemp Trust and Dr. London (together with the Kemp Trust, the “Additional Investors” and collectively with JMCM and ACME II, the “Investors”), pursuant to Original Financing Agreement, as amended by the Initial Financing Agreement (the “Subsequent Financing Agreement”). The effect of the Subsequent Financing was to conform the economic terms of the secured notes purchased from the Original Investor, as well as the bridge notes acquired in the Initial Financing to the terms contemplated by the term sheet received by the Company on October 19, 2023 and as disclosed in the Company’s Form 8-K on October 23, 2023.

Therefore, pursuant to the Subsequent Financing Agreement, (i) the Company, its subsidiaries and the Initial Investors agreed to amend and modify the terms of the Original Notes and the Bridge Notes in their entirety in accordance with the form of Convertible Note in exchange for the Company’s reimbursement of a premium (including accrued interest thereon from November 6, 2023), of approximately $1.2 million paid by the Initial Investors in connection with their purchase of the Original Notes and Original Warrants from the Original Investor, which amount was capitalized and added to the outstanding principal amount of the Convertible Notes; (ii) the Additional Investors agreed to purchase (x) an additional $3.0 million aggregate principal amount of Convertible Notes at 100% of the aggregate principal amount of such Convertible Notes and (y) Company Warrants to purchase up to 1,299,505 shares of Class A Common Stock at a purchase price of $0.125 per Company Warrant for an aggregate purchase price of approximately $162,438 that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 21, 2028; (iii) the Additional Bridge Warrants were exchanged for Company Warrants to purchase up to 1,082,921 shares of the Class A Common Stock in exchange for the payment by JMCM to the Company of $26,642.50 as additional consideration for the Company Warrants that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 13, 2028; and (iv) the Bridge Warrants were exchanged for Company Warrants for no additional consideration that are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments, and that expire on November 6, 2028. Accordingly, upon closing of the

Subsequent Financing, the Company had outstanding approximately $17.8 million aggregate principal amount of Convertible Notes and Company Warrants to purchase up to 7,696,627 shares of the Class A Common Stock, at an exercise price of $0.808, subject to certain adjustments. The terms of the Original Warrant for the purchase of up to 1,500,000 shares of Class A Common Stock were not affected by the Subsequent Financing. See Note 7 — Long-Term Debt and Warrants in the consolidated financial statements attached as Annex A to this Information Statement for information about the fair value of the Convertible Notes and Company Warrants as of December 31, 2023.

Since December 31, 2023, the Company has closed on subsequent financings under the Subsequent Financing Agreement (as further amended or modified on January 19, 2024, January 31, 2024, February 26, 2024, March 7, 2024 and April 10, 2024) on January 19, 2024, February 26, 2024, March 5, 2024, March 7, 2024, March 8, 2024, and March 15, 2024. As of April 10, 2024, the aggregate principal amount of all outstanding Convertible Notes (including any paid-in-kind interest) was $31.8 million and there were Company Warrants and Original Warrants outstanding to purchase 14,823,917 shares of Class A Common Stock at an exercise price of $0.808, subject to certain adjustments, and that expire on dates ranging from August 4, 2028 to March 15, 2029.

Material Terms of Subsequent Financing Agreement

The Subsequent Financing Agreement contains customary representations, warranties and agreements by the Company, including an agreement to indemnify the Investors against certain liabilities. The Subsequent Financing Agreement also contains covenants that require us to, among other things: (i) notify JMCM of the Company’s intention to engage in negotiations relating to any sale, transfer or other disposition of all or substantially all of the property and assets or business related to the launch services segment of the Company or its subsidiaries (the “Launch Services Business”), and if JMCM informs us that it has an interest in acquiring the Launch Services Business, we will engage in good faith negotiations with JMCM; (ii) offer the holders of the Convertible Notes, so long as any Convertible Notes remain outstanding, participation rights in future offerings of any equity, equity-linked, equity equivalent securities or securities convertible into or exercisable for equity (excluding offerings of Class A Common Stock through an approved at-the-market equity program), subject to limited exceptions; (iii) not effect or enter into any “Variable Rate Transactions” (as defined in the Subsequent Financing Agreement); and (iv) seek stockholder approval (the “Stockholder Approvals”) in accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) with respect to the issuance of the shares of Class A Common Stock issuable upon exercise of the Company Warrants in excess of the limitations imposed by such rules and the shares of Class A Common Stock issuable upon conversion of the Convertible Notes in excess of the limitations imposed by such rules (such shares of Class A Common Stock issuable upon exercise of the Company Warrants or conversion of the Convertible Notes, the “Subsequent Underlying Shares”).

The Subsequent Financing Agreement also provides that for 45 days after the closing date, we and our subsidiaries may not, directly or indirectly, register, offer, sell, grant any option or right to purchase, issue or otherwise dispose of, including make any filing to do the same, any equity or equity-linked securities, subject to limited exceptions, including without limitation, sales pursuant to the Company’s ATM Sales Agreement (as defined in the Subsequent Financing Agreement).

The representations, warranties and covenants contained in the Subsequent Financing Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Further, subject to the satisfaction of the conditions in the Purchase Agreement, we may issue and sell additional Convertible Notes such that the maximum Stated Principal Amount for all Convertible Notes does not exceed $25.0 million, along with additional Company Warrants to purchase the aggregate number of shares of Class A Common Stock equal to 35% of the aggregate principal amount of the additional Convertible Notes issued divided by $0.808, in one or more Subsequent Closings (as defined in the Subsequent Financing Agreement).

The foregoing description of the Subsequent Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of Annex I-A to the Omnibus Amendment No. 3 Agreement, dated as of November 21, 2023, between the Company, its subsidiaries, JMCM, AMCE II, the Kemp Trust and Dr. London and GLAS Americas, LLC, as collateral agent, which is incorporated by reference as Exhibit 10.26 to the Annual Report.

Also, since December 31, 2023, the Company and the investors in the Convertible Notes, Company Warrants and Original Warrants amended or modified the Subsequent Financing Agreement and the Convertible Notes on January 19, 2024 (the “January 19 Amendment”), January 31, 2024 (the “January 31 Amendment”), February 26, 2024 (the “February Amendment”) and April 10, 2024 (the “April Amendment” and together with the January 19 Amendment, the January 31 Amendment and the February Amendment, the “Amendments”).

The January 19 Amendment extended the date by which a Subsequent Closing (as defined the Subsequent Financing Agreement) may occur without the consent of a majority-in-interest of the Convertible Notes from January 20, 2024, to February 19, 2024, which date was further extended by the February Amendment to April 30, 2024, and then again by the April Amendment to June 30, 2024.

The February Amendment also increased the maximum amount of the Aggregate Stated Principal Amount (as defined in the Subsequent Financing Agreement) of the Convertible Notes from $25.0 million to $35.0 million, which amount was subsequently increased to $50.0 million pursuant to the April Amendment.

The April Amendment also amended the Subsequent Financing Agreement by extending all obligations of the Company that are due on May 1, 2024 (other than the amortization payment due under the Convertible Notes) to August 1, 2024, as well as extending the date by which the Company must obtain the Stockholder Approval required under Section 4(c)(c) of the Subsequent Financing Agreement to the later to occur of (i) August 1, 2024, or (ii) the first annual meeting of stockholders to take place after November 21, 2023.

The description of the Amendments is qualified in its entirety by reference to the complete text of the Amendments which are incorporated by reference as Exhibit 10.28, 10.30, 10.31 and 10.34 to the Annual Report.

Material Terms of the Securities issued in the Original Financing and the Subsequent Financing in effect on December 31, 2023 (as amended)

Original Warrants

The Original Warrants expire August 4, 2028 and were immediately exercisable upon issuance at an exercise price of $6.75 per share (or $0.45 per share before the Reverse Stock Split), subject to certain adjustments. The exercise price of the Original Warrants, and the number of Original Warrant Shares potentially issuable upon exercise of the Original Warrants, will be adjusted proportionately if the Company subdivides its shares of common stock into a greater number of shares or combines its shares of common stock into a smaller number of shares. In addition, until the earlier to occur of (i) such date as we have completed Equity Issuances (as defined in the Original Warrants) after August 4, 2023 for gross proceeds of at least $20.0 million, and (ii) August 4, 2024, if we grant, issue or sell or are deemed to have granted, issued or sold, any shares of Class A Common Stock (excluding any Excluded Securities (as defined in the Warrants)) for a consideration per share (the “New Issuance Price”) less than a price equal to the Initial Warrant exercise price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the exercise price then in effect for the Original Warrants will be reduced to an amount equal to the New Issuance Price. The exercise price for the Original Warrants were adjusted in connection with the Reverse Stock Split and also in connection with the Subsequent Financing (described above). The current exercise price for the Original Warrants is $0.808 per Original Warrant.

The Original Warrants were registered under the Securities Act of 1933 (the “Act”) pursuant to a shelf registration statement and a prospectus supplement filed on August 4, 2023.

Convertible Notes

The Convertible Notes were not issued pursuant to an indenture. The Convertible Notes mature on November 15, 2025 (the “Maturity Date”), provided that the Maturity Date may be extended upon the written agreement of the Company and the holders of the Convertible Notes. On the Maturity Date, we will pay the holders of the Convertible Notes an amount in cash equal to (i) the then-outstanding Stated Principal Amount (as defined in the Convertible Notes) of the Convertible Notes, multiplied by (ii) the then applicable Minimum Return (as defined in the Convertible Notes) amount in effect at such time, plus accrued and uncapitalized interest on the Convertible Notes (such amount, the “Minimum Return Maturity Amount”); provided that if the Maturity Date has been extended we will pay such holders an amount in cash equal to the greater of (x) the Minimum Return Maturity Amount and (y) the then-outstanding principal amount plus any accrued and uncapitalized interest on the Convertible Notes. In the event that any prepayment or redemption of the Convertibles Notes is made in full prior to the Maturity Date (or is deemed to have occurred in the case of an Event of Default Acceleration Event (as defined in the Convertible Notes)), we will pay in full all outstanding obligations under the Convertible Notes, which will include the payment, if applicable, of any Minimum Return amount (as defined in the Convertible Notes), which ranges from 150% to 175% of the outstanding Stated Principal Amount of the Convertible Notes depending on the timing of the prepayment or redemption event.

The Convertible Notes bear interest at 12.0% per annum, payable in kind, which interest rate would increase to 15.0% per annum upon the existence of an Event of Default (as defined in the Convertible Notes). Interest on the Convertible Notes accrues from the date of issuance. Interest on the Convertible Notes is payable in kind on each February 1, May 1, August 1 and November 1, beginning February 1, 2024 (for those Convertible Notes issued before February 1, 2024).

The Convertible Notes are issued by us and each of our subsidiaries, as co-issuers. The Convertible Notes are secured by first-priority security interests in all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its subsidiaries, subject to customary exceptions, and are guaranteed by the Company and all of its subsidiaries.

We are required to make quarterly amortization payments under each Convertible Note on each February 1, May 1, August 1 and November 1, beginning February 1, 2024, payable in cash in an amount equal to 11.11% of the initial Stated Principal Amount (as defined in such Convertible Note) of such Convertible Note, provided that the holder of a Convertible Note, in its sole discretion, may agree to defer its quarterly amortization payment to the subsequent amortization payment date pursuant to the terms of its Convertible Note. Holders of Convertible Notes issued prior to February 1, 2024, agreed on January 31, 2024, to defer the February 1, 2024, amortization payment to May 1, 2024, at which time we will be required to pay such holders 22.22% of the initial Stated Principal Amount.

Holders of the Convertible Notes may, at their option, prior to the second scheduled trading day immediately before the Maturity Date, convert all or any portion of the outstanding amount of their Convertible Notes into shares of Class A Common Stock, at an initial conversion rate of 1,237.6238 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $0.808 per share of Class A Common Stock. The conversion rate will be subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transactions.

Holders of the Convertible Notes have the right to require we repurchase the Convertible Notes upon the occurrence of a Fundamental Change (as defined in the Convertible Notes) for a cash price equal to the greater of (i) the then-outstanding principal amount of Convertible Notes to be repurchased, or (ii) the then applicable Minimum Return amount in effect at such time multiplied by the then-outstanding Stated Principal Amount of Convertible Notes to be repurchased, in each case, plus the accrued and uncapitalized interest on the Convertible Notes; provided that if such Fundamental Change consists of an ASE Disposition (as defined in the Convertible Notes), such offer may be limited to the maximum aggregate then-outstanding principal amount of Convertible

Notes that may be repurchased to the extent that the aggregate Fundamental Change Repurchase Prices therefor would not exceed the net cash proceeds from such ASE Disposition in excess of $5.0 million. The holders have agreed that the Merger, including any filings required by the holders or any other person or persons with the SEC in connection with the Merger Agreement will not constitute a Fundamental Change.

After the first effective date of any Specified Fundamental Change (as defined in the Convertible Notes), provided the Equity Conditions (as defined in the Convertible Notes) are satisfied, the Company may redeem all (but not less than all) of the then-outstanding principal amount of the Convertible Notes for a cash price equal to the greater of (i) the then-outstanding principal amount of Convertible Notes to be redeemed, or (ii) the then applicable Minimum Return amount in effect at such time multiplied by the then-outstanding Stated Principal Amount of Convertible Notes to be redeemed, in each case, plus the accrued and uncapitalized interest on the Convertible Notes. We may not redeem any amounts under the Convertible Notes prior to the Specified Fundamental Change Trigger Date (as defined in the Convertible Notes). The holders of the Convertible Notes have agreed that the transaction contemplated by the Merger Agreement, including any filings required by the holders or any other person or persons with the SEC in connection with the Merger Agreement will not constitute a Fundamental Change.

Unless the Company obtains the Stockholder Approvals, we will be prohibited from issuing any shares of Class A Common Stock upon conversion of the Convertible Notes if the issuance of such shares of Class A Common Stock would exceed 19.99% of the Company’s outstanding shares of Class A Common Stock as of the date of the Subsequent Financing Agreement or otherwise exceed the aggregate number of shares of Class A Common Stock which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.

We are also subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, investment transactions, the existence of liens, distributions, restricted issuances, the transfer, sale or disposition of assets and the delivery of annual budgets, among other matters.

If an Event of Default under the Convertible Notes occurs, the principal amount thereof, together with accrued interest thereon, may become immediately due and payable.

The Convertible Notes were amended after December 31, 2023, primarily to extend the due date of the first amortization payment to May 1, 2024, increase the maximum amount of Aggregate Stated Principal of the Convertible Notes from $25.0 million to $50.0 million and to extend certain other dates to August 1, 2024. The foregoing description of the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the Convertible Note incorporated by reference as Exhibit 4.11 to the Annual Report.

Company Warrants

The Company Warrants are immediately exercisable at an exercise price of $0.808 per share of Class A Common Stock, subject to certain adjustments and expire on dates ranging from November 6, 2028, through March 15, 2029. The exercise price of the Company Warrants, and the number of shares of Class A Common Stock potentially issuable upon exercise of the Company Warrants, will be adjusted proportionately if the Company subdivides its shares of Class A Common Stock into a greater number of shares or combines its shares of Class A Common Stock into a smaller number of shares.

In the event of a Fundamental Transaction (as defined in the Company Warrants) that is (i) an all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company will be required, at the option of the holder of the Company Warrant, to (x) purchase such holder’s Company Warrant by paying to such holder an amount of cash equal to the Black-Scholes Value

(as defined in the Company Warrants) of the remaining unexercised portion of such Company Warrant on the date of the consummation of such Fundamental Transaction or (y) exchange the Company Warrant for a security of the Successor Entity (as defined in the Company Warrants) evidenced by a written instrument substantially similar in form and substance to the Company Warrants, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of the Company Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price under the Company Warrant to such shares of capital stock (but taking into account the relative value of the shares of Class A Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Company Warrant immediately prior to the consummation of such Fundamental Transaction). The holders of Company Warrants have agreed that the Merger, including any filings required by any holders or any other person or persons with the SEC in connection with the Merger Agreement will not constitute a Fundamental Transaction.

Unless the Company obtains the Stockholder Approvals, the Company will be prohibited from issuing any shares of Class A Common Stock upon exercise of the Company Warrants if the issuance of such shares of Class A Common Stock would exceed 19.99% of the Company’s outstanding shares of Class A Common Stock as of the date of the Subsequent Financing Agreement or otherwise exceed the aggregate number of shares of Class A Common Stock which the Company may issue without breaching the Company’s obligations under the Nasdaq listing rules.

The foregoing description of the Company Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Company Warrant incorporated by reference as Exhibit 4.7 to the Annual Report.

No Registration. Registration Rights.

The Convertible Notes, the Company Warrants, and the Subsequent Underlying Shares have not been, and the Convertible Notes and the Company Warrants will not be registered under the Act or the securities laws of any other jurisdiction. The Convertible Notes and Company Warrants were offered and sold to the Investors in a transaction exempt from registration under the Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investors are “accredited investors,” as defined in Regulation D, and are acquiring the Convertible Notes, the Company Warrants and any Subsequent Underlying Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Pursuant to the Subsequent Financing Agreement, we are required to file a registration statement with the SEC no later than May 1, 2024 to register the resale of all Subsequent Underlying Shares, which date was extended to August 1, 2024, by the April Amendment.

Summary Statement of Cash Flows for the Years Ended December 31, 2023 and 2022

The following table sets forth the primary sources and uses of cash and cash equivalents for the periods presented below:

	Year Ended December 31,		Period over period change
(in thousands)	2023	2022	$	%
Net cash used in operating activities	$(103,268)	$(175,438)	$72,170	(41)%
Net cash provided by (used in) investing activities	61,120	(117,359)	178,479	(152)
Net cash provided by financing activities	13,953	1,434	12,519	873

Net decrease in cash and cash equivalents	$(28,195)	$(291,363)	$263,168	(90)%

Cash Flows used in Operating Activities

Our cash flows from operating activities are significantly affected by our cash investments to support the growth of our business in areas such as research and development and general and administrative and working capital. Our operating cash inflows include cash from milestone billing under certain Launch Services and Space Products contracts. These cash inflows are more than offset by our payments to suppliers for production materials and parts used in our manufacturing process as we ramp up our production, payments to our employees and other operating expenses.

For the year ended December 31, 2023, net cash used in operating activities was $103.3 million. The primary factors affecting the Company’s operating cash flows during the period were a net loss of $178.4 million. This is offset by $63.7 million of non-cash charges, including $28.9 million loss on extinguishment of debt, $22.0 million loss on change in fair value of convertible notes, stock-based compensation expense of $11.6 million, $6.5 million loss on change in fair value of warrants depreciation and amortization expense of $6.3 million, non-cash lease expense of $3.4 million related to other non-cash charges, partially offset by a gain on change in fair value of contingent consideration of $23.9 million. Changes in operating working capital items representing cash used of $11.4 million is mainly due to an increase in inventories of $11.2 million, and decreases in accrued expense and other current liabilities of $4.4 million and lease liabilities of $3.0 million, partially offset by increases in accounts payable of $5.3 million, and decreases in trade accounts receivable of $3.9 million and other current assets of $4.3 million.

For the year ended December 31, 2022, net cash used in operating activities was $175.4 million. The primary factors affecting the Company’s operating cash flows during the period were a net loss of $411.4 million. This is offset by non-cash charges including impairment expense $76.9 million, stock-based compensation expense of $55.9 million, inventory reserves including write-offs and net realizable value write-downs of $18.8 million, loss on change in fair value of contingent consideration of $20.2 million, depreciation and amortization expense of $13.3 million and non-cash lease expense of $3.5 million. Changes in operating working capital items is mainly due to decrease in inventories of $17.1 million, accounts payable of $4.2 million, trade accounts receivable of $3.5 million, lease liabilities of $3.2 million, accrued expense and other current liabilities of $4.0 million, and other non-current assets of $1.0 million. Changes in operating working capital items were partially offset by an increase in other non-current liabilities of $22.0 million, prepaid and other current assets of $0.5 million.

Cash Flows used in Investing Activities

For the year ended December 31, 2023, net cash provided by investing activities was $61.1 million, which was primarily due to maturities of marketable securities of $61.0 million and proceeds from sales of marketable securities of $9.0 million, partially offset by purchases of property, plant and equipment of $8.9 million mainly related to the construction of our manufacturing facility at our corporate headquarters in Alameda, California.

For the year ended December 31, 2022, net cash used in investing activities was $117.4 million, which was comprised mainly of purchases of marketable securities of $157.8 million, purchases of property, plant and equipment of $47.6 million mainly related to the construction of our manufacturing facility at our corporate headquarters in Alameda, California, and acquisition of an indefinite-lived intangible trademark asset of $0.9 million. This was partially offset by maturities of marketable securities of $81.3 million and proceeds from sales of marketable securities of $7.7 million.

Cash Flows from Financing Activities

For the year ended December 31, 2023, net cash provided by financing activities amounted to $14.0 million and consisted primarily of $19.6 million proceeds from our financing arrangements, $1.1 million from the sale of shares of our Class A Common Stock through our ATM program, $1.0 million proceeds from issuance of warrants to purchase Class A Common Stock, $0.8 million proceeds from sales of our Class A Common Stock and issuance of our shares under equity plans, partially offset by $4.5 million repayments of principal on our financing arrangements and $2.6 million cash paid in the settlement of our contingent consideration obligation.

For the year ended December 31, 2022, net cash provided by financing activities amounted to $1.4 million and consisted primarily of proceeds from the sale of shares of the Company’s Class A Common Stock and issuance of shares of Class A Common Stock under equity plans.

Compliance With Continued Listing Standards of Nasdaq Capital Market

On October 6, 2022, we received a deficiency notice from Nasdaq that we were not in compliance with Rule 5450(a)(1) of the listing requirements (the “Minimum Bid Price Requirement”) because our per share closing bid price had been below $1.00 for thirty consecutive business days.

On March 13, 2023, we submitted an application to Nasdaq for an additional 180-day period (the “Extended Compliance Period”) to comply with the minimum bid price requirement. On April 10, 2023, we received a letter from Nasdaq notifying us that, while we have not regained compliance with the Minimum Bid Price Requirement, the Staff has determined that Astra is eligible for an additional 180 calendar day period, or until October 2, 2023, to regain compliance. In connection with our request for extension to cure our notice of deficiency, we transferred our Class A Common Stock from the Nasdaq Global Select Market to the Nasdaq Capital Market, effective April 12, 2023.

On September 12, 2023, we amended our existing Second Amended and Restated Certificate of Incorporation, to implement the Reverse Stock Split by filing the Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware. For additional information about the Reverse Stock Split, including retroactive restatement of previously reported prior period share and per share amounts, see Note 1 –Description of Business, Basis of Presentation and Significant Accounting Policies, Reverse Stock Split, included in the notes to the consolidated financial statements, attached as Annex A to this Information Statement. The Amendment became effective at 4:01 PM Eastern Time on September 13, 2023 (the “Effective Time”), thereby giving effect to the Reverse Stock Split. The Class A Common Stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market at the opening of trading on September 14, 2023. The trading symbol for the Class A Common Stock remained “ASTR.” The Class A Common Stock was assigned a new CUSIP number (04634X202) following the Reverse Stock Split. The closing per share price of our Class A Common Stock, as of September 14, 2023 on the Nasdaq Capital Market was $2.13.

On September 28, 2023, we received notice from Nasdaq Capital Market that we had regained compliance with Nasdaq’s minimum price requirement. Notwithstanding this, we are not currently in compliance with the Minimum Bid Price Requirement because as of the date of this Information Statement, our per share closing bid price has been below $1.00 for the past thirty consecutive trading days. On April 17, 2024, we received a notice of noncompliance of this listing standard from Nasdaq.

Recent Accounting Pronouncements

See Note 1 — Description of Business, Basis of Presentation and Significant Accounting Policies, included in the Notes to the consolidated financial statements attached as Annex A to this Information Statement for more information about recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted, including the timing of their adoption, and our assessment, to the extent we have made one yet, of their potential impact on our financial condition and our results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

We have not, to date, been exposed to material market risks given our early stage of operations. As we expand our commercial operations, we expect to be exposed to foreign currency exchange rate and commodity price risks, particularly related to rocket propellants, helium, and aluminum, among others, and potentially other market risks, including those related to interest rates or valuation of financial instruments, among others.

Interest Rate Risk

As of December 31, 2023, we had no cash equivalents invested in money market funds or marketable securities, which prior to the liquidation of our marketable securities portfolio in August 2023, have consisted of U.S. Treasury securities, corporate debt securities, commercial paper and asset backed securities. If we invest our excess cash in marketable securities in the future, our interest rate risk may increase. Our cash and cash equivalents are held for working capital purposes. We do not enter into investments for trading or speculative purposes. There was no material interest rate risk for the years ended December 31, 2023 and 2022.

Inflation Risk

We are exposed to inflation risk. Inflationary factors, such as increases in raw material and overhead costs, could impair our operating results. Although there has been a significant increase in inflation recently, it has not had a substantial impact on our results of operations for the year ended December 31, 2023. However, a higher rate of inflation in the future may have an adverse effect on our ability to recover increasing costs and we might not be able to pass along cost increases to our customers.

Foreign Currency Risk

There was no material foreign currency risk for the years ended December 31, 2023 and 2022. Our activities to date have been limited and were conducted in the United States, however we may service foreign customers in the future, which may introduce foreign currency risk.

ANNEX C

AGREEMENT AND PLAN OF MERGER

By and Among

ASTRA SPACE, INC.,

APOGEE PARENT INC.

and

APOGEE MERGER SUB INC.

Dated as of March 7, 2024

C-i

C-ii

C-iii

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of March 7, 2024, among Astra Space, Inc., a Delaware corporation (the “Company”), Apogee Parent Inc., a Delaware corporation (“Parent”), and Apogee Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined elsewhere in this Agreement shall have the meanings set forth in Section 8.12.

WHEREAS the parties hereto intend that, on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned Subsidiary of Parent (the “Merger”);

WHEREAS the Board of Directors of the Company (the “Company Board”) established a special committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”) to, among other things, review, evaluate and negotiate this Agreement and the Transactions and make a recommendation to the Company Board as to whether the Company should enter into this Agreement;

WHEREAS the Special Committee has unanimously (a) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and the Public Stockholders and (b) recommended that the Company Board (i) approve this Agreement and the Transactions, including the Merger, and (ii) recommend adoption and approval of this Agreement and the Transactions, including the Merger, to the stockholders of the Company (such recommendation, the “Special Committee Recommendation”);

WHEREAS the Company Board (with Chris Kemp, Adam London and Scott Stanford abstaining from voting on the approval of the Transactions, including the Merger), acting on the Special Committee Recommendation, has (a) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and its stockholders, (b) declared this Agreement and the Transactions, including the Merger, advisable, (c) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained herein and (d) resolved to recommend adoption and approval of this Agreement and the Transactions, including the Merger, to the stockholders of the Company (such recommendation, the “Company Board Recommendation”);

WHEREAS the Board of Directors of Parent (the “Parent Board”) has (a) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of Parent and its stockholders, (b) declared this Agreement and the Transactions, including the Merger, advisable and (c) approved this Agreement, the execution and delivery by Parent of this Agreement, the performance by Parent of the covenants and agreements contained herein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained herein;

WHEREAS the Board of Directors of Merger Sub (the “Merger Sub Board”) has unanimously (a) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of Parent (in its capacity as the sole stockholder of Merger Sub) and Merger Sub, (b) declared this Agreement and the Transactions, including the Merger, advisable, (c) approved this Agreement, the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of the covenants and agreements contained herein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained herein and (d) resolved to recommend adoption and approval of this Agreement and the Transactions, including the Merger, to Parent (in its capacity as the sole stockholder of Merger Sub);

WHEREAS as promptly as practicable following the execution and delivery of this Agreement (and in any event within 24 hours), Parent will execute and deliver, in its capacity as the sole stockholder of Merger Sub, a written consent adopting and approving this Agreement and the Transactions, including the Merger (the “Merger Sub Stockholder Approval”); and

WHEREAS the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

ARTICLE I

The Merger

SECTION 1.01. Merger. On the terms and subject to the conditions set forth in this Agreement, and pursuant to and in accordance with the provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving company in the Merger (such surviving company, the “Surviving Company”).

SECTION 1.02. Merger Effective Time. As soon as practicable on the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company, Parent and Merger Sub will cause the Merger to be consummated by filing a certificate of merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”) and shall deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees and make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the “Secretary of State”) or, to the extent permitted by applicable Law, at such later time as is agreed to by Parent and the Company prior to the filing of the Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.03. Effects of Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

SECTION 1.04. Charter and Bylaws of the Surviving Company. At the Effective Time, the certificate of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of the certificate of incorporation attached hereto as Exhibit A and the bylaws of Merger Sub as in effect on the date hereof (except that each reference to Apogee Merger Sub Inc. therein shall be replaced with a reference to Astra Space, Inc. and the bylaws shall reflect such changes as shall be necessary to comply with Section 5.13 (collectively, the “Surviving Company Organizational Documents”), respectively, and as so amended and restated shall be the certificate of incorporation and bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law and in each case consistent with the obligations set forth in Section 5.13.

SECTION 1.05. Board of Directors and Officers of Surviving Company. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case in accordance with the Surviving Company Organizational Documents and applicable Law. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Company until their respective successors are elected or appointed and qualified or their earlier death, resignation or removal, in each case in accordance with the Surviving Company Organizational Documents and applicable Law.

SECTION 1.06. Closing. The closing of the Merger (the “Closing”) shall take place at 8:00 a.m. (New York City time) on the second business day following the satisfaction or waiver (to the extent such waiver is permitted herein and by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent such waiver is permitted herein and by applicable Law) of those conditions at such time), at the offices of Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, New York 10019 or remotely by exchange of documents and signatures (or their electronic counterparts), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

ARTICLE II

Effect on the Share Capital of the Constituent Entities;

Payment of Consideration; Establishment of Segregated Account

SECTION 2.01. Effect of Merger on the Share Capital of Merger Sub and the Company. At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Merger Sub or any holder of any equity thereof:

(a) Conversion of Merger Sub Shares. Each common share, par value $0.0001 per share, of Merger Sub (each, a “Merger Sub Share”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Company.

(b) Cancellation of Certain Shares. Each issued share of Class A common stock, par value $0.0001 per share, of the Company (each, a “Class A Share”) and each issued share of Class B common stock, par value $0.0001 per share, of the Company (each, a “Class B Share” and, together with the Class A Shares, the “Common Shares”) owned by the Company as treasury shares immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. Each Common Share issued and outstanding immediately prior to the Effective Time and owned by (i) any direct or indirect wholly owned Subsidiary of the Company, or (ii) Parent, Merger Sub, or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub (including in connection with Section 2.01(d)), in each case, shall automatically be canceled and shall cease to exist and be outstanding and no consideration shall be delivered in exchange therefor.

(c) Conversion of Certain Common Shares.

(i) Each Common Share that is issued and outstanding immediately prior to the Effective Time (other than (A) the Class A Rollover Shares, (B) any Common Shares canceled pursuant to Section 2.01(b) and (C) any Dissenting Shares) (such Common Shares, the “Converted Shares”) shall automatically be canceled and converted into the right to receive an amount in cash equal to $0.50, without interest (the “Merger Consideration”).

(ii) As of the Effective Time, all Converted Shares shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of (A) a certificate that immediately prior to the Effective Time evidenced any Converted Shares (each, a “Certificate”) or (B) any Converted Shares that were uncertificated and represented by book-entry immediately prior to the Effective Time (each, a “Book-Entry Share”), in each case of clauses (A) and (B), shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (less any applicable withholding Taxes pursuant to Section 2.02(g)) pertaining to the Converted Shares represented by such Certificate or Book-Entry Share, as applicable, to be paid in consideration therefor in accordance with this Section 2.01(c), and the right to receive dividends and other distributions in accordance with this Article II, in each case without interest.

(d) Rollover Shares. At the Effective Time, each (i) Class A Share and (ii) Class A Share subject to the Director RSU Award that has vested pursuant to Section 2.03(b), that is issued and outstanding immediately prior to the Effective Time and held by Parent or its Affiliates as of immediately prior to the Effective Time (the “Class A Rollover Shares”) as a result of having been acquired by Parent of its Affiliates pursuant to a rollover agreement in a form mutually acceptable to Parent and the Company (each a “Rollover Agreement”) or in connection with the funding of a capital commitment set forth in an Equity Commitment Letter shall be canceled and shall cease to exist (the “Rollover”) in accordance with Section 2.01(b); provided that the Rollover shall be permitted only if, as of immediately prior to the Effective Time, no Class B Shares are issued and outstanding (whether as a result of the redemption of such shares or the conversion of such shares into Class A Shares prior to such time).

SECTION 2.02. Exchange Fund. (a) Paying Agent. Not less than ten (10) business days prior to the anticipated Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment and delivery of the aggregate Merger Consideration in accordance with this Article II and, in connection therewith, Parent and the Company shall enter into an agreement with the Paying Agent prior to the Closing Date in a form reasonably acceptable to Parent and the Company. At or prior to the Effective Time, Parent or Merger Sub shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration (the “Exchange Fund”). Pending its disbursement in accordance with this Section 2.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States, (ii) short-term obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5 billion. Any and all interest earned on the funds in the Exchange Fund shall be paid by the Paying Agent to Parent. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Converted Shares to receive the Merger Consideration in accordance with this Article II. To the extent that there are investment losses or the Exchange Fund otherwise diminishes below the level necessary for the payment and delivery of the aggregate Merger Consideration in accordance with this Article II, Parent shall promptly deposit or cause to be deposited additional amounts in cash in immediately available funds with the Paying Agent for the Exchange Fund as necessary to ensure that the Exchange Fund is at all relevant times at the level necessary for the payment and delivery of the aggregate Merger Consideration in accordance with this Article II. The Exchange Fund shall not be used for any purpose other than the payment of the Merger Consideration or payment to the Surviving Company as contemplated in this Section 2.02.

(b) Letter of Transmittal; Exchange of Class A Shares. As soon as practicable after the Effective Time (but in no event later than three (3) business days after the Effective Time), the Surviving Company or Parent shall cause the Paying Agent to mail to each holder of record of a Certificate a form of letter of transmittal (which (i) shall specify that delivery of a Certificate shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Paying Agent and (ii) shall be in such form and have such other customary provisions as the Surviving Company may specify, subject to Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed)), together with instructions thereto, setting forth, inter alia, the procedures by which holders of Certificates may receive the applicable Merger Consideration and any dividends or other distributions to which they are entitled pursuant to this Article II. Upon the completion of such applicable procedures by a holder and the surrender of such holder’s Certificate and without any action by any holder of record of Book-Entry Shares, the Paying Agent shall deliver to each such holder (other than to any holder in respect of Dissenting Shares), (A) a notice of the effectiveness of the Merger and (B) in the case of Converted Shares represented by Certificates and Book-Entry Shares, cash in an amount (subject to Section 2.02(g)) equal to the number of Converted Shares represented by such Certificate or Book-Entry Shares immediately prior to the Effective Time multiplied by the Merger Consideration to which such holder is entitled under this Article II, and such Certificates or Book-Entry Shares shall forthwith be canceled. If payment of the applicable Merger Consideration is to be made to a Person other than the Person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have established to the reasonable satisfaction of the Surviving Company and Parent that any transfer and other Taxes required by reason of the payment of the applicable Merger Consideration to a Person other than the registered holder either has been paid or is not applicable. Until satisfaction of the applicable procedures contemplated by this Section 2.02 and subject to Section 2.06, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration and any dividends or other distributions pertaining to Converted Shares formerly represented by such Certificate or Book-Entry Share as contemplated by this Article II. No interest shall be paid or shall accrue on the Merger Consideration payable with respect to Converted Shares pursuant to this Article II.

(c) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company or Parent, the posting by such Person of a bond, in such customary amount as the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Company shall cause the Paying Agent to pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration as contemplated by this Article II.

(d) Termination of Exchange Fund. At any time following the date that is 180 calendar days after the Closing Date, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) that had been delivered to the Paying Agent and which has not been disbursed to former holders of Converted Shares, and thereafter such former holders shall be entitled to look only to the Surviving Company for, and the Surviving Company shall remain liable for, payment of their claims of the applicable Merger Consideration and any dividends or other distributions pertaining to their former Converted Shares that such former holders have the right to receive pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Company or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(e) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Company or the Paying Agent shall be liable to any Person for Merger Consideration delivered to any Governmental Authority pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.

(f) Transfer Books; No Further Ownership Rights in Common Shares. The Merger Consideration paid in respect of Converted Shares upon surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Converted Shares previously represented by such Certificates or Book-Entry Shares, subject, however, to Section 2.06. At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of the Surviving Company of Converted Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the former holders of Converted Shares formerly represented by Certificates or Book-Entry Shares immediately prior to the Effective Time shall cease to have any rights with respect to such underlying Converted Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.02(d), if, at any time after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article II.

(g) Withholding Taxes. Merger Sub, the Surviving Company and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the U.S. Internal Revenue Code of 1986 (the “Code”), or under any provision of other applicable Tax Law. To the extent amounts are so withheld, such withheld amounts shall be (i) timely remitted to the appropriate Governmental Authority and (ii) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The parties hereto hereby agree to use their respective reasonable best efforts to cooperate to eliminate or reduce to the greatest extent possible any such deduction or withholding.

SECTION 2.03. Company Awards. (a) At the Effective Time, each Company Option other than an Underwater Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by Parent and converted into an option to purchase shares of class A common stock, par value $0.0001 per share, of Parent (such shares, the “Parent Class A Common Stock”) (each such option, a “Converted Option”). Each Converted Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Option immediately before the Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (i) each Converted Option shall be exercisable for that number of shares of Parent Class A Common Stock equal to the number of shares of Company Stock subject to the Company Option immediately before the Effective Time; and (ii) the per share exercise price for each share of Parent Class A Common Stock issuable upon exercise of the Converted Option shall be equal to the exercise price per share of Company Stock of such Company Option immediately before the Effective Time. At the Effective Time, each Underwater Option shall, automatically and without any required action on the part of the holder thereof, be canceled for no consideration.

(b) At the Effective Time, any vesting conditions applicable to each Company RSU Award held by any director of the Company who is not an employee of the Company (a “Director RSU Award”) shall, automatically and without any required action on the part of the holder thereof, accelerate in full.

(c) At the Effective Time, each Company RSU Award that has vested in accordance with its terms, or as provided by Section 2.03(b) in the case of Director RSU Awards (other than the Class A Rollover Shares), shall, automatically and without any required action on the part of the holder thereof, be canceled and shall only entitle the holder of such Company RSU Award to receive (without interest) an amount in cash equal to (x) the number of Class A Shares subject to such Company RSU Award or to such Director RSU Award (as the case may be) immediately prior to the Effective Time multiplied by (y) the Merger Consideration. As promptly as reasonably practicable after the Effective Time (but in any event no later than three (3) business days after the Effective Time), the Surviving Company shall pay (or cause to be paid through such other method as the Company utilizes for payments to such Persons) to the holders of the Company RSU Awards and Director RSU Awards the amounts contemplated by this Section 2.03(c); provided that, with respect to any Company RSU Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Company Incentive Plan and applicable award agreement that will not trigger a Tax or penalty under Section 409A of the Code. At the Effective Time, each Company RSU Award that has not vested in accordance with its terms shall, automatically and without any required action on the part of the holder thereof, be canceled for no consideration.

(d) Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company ESPP) shall take all actions as it deems necessary or appropriate to ensure that (i) no Option Period (as defined in the Company ESPP) under the Company ESPP shall be commenced on or after the date of this Agreement, (ii) beginning on the date of this Agreement, no new participants may join the Company ESPP during an Option Period in existence under the Company ESPP as of the date of this Agreement (such purchase period(s) collectively, the “Existing Purchase Period”), (iii) beginning on the date of this Agreement, no participant may increase the amount of such participant’s payroll deductions with respect to the Existing Purchase Period and (iv) the Company ESPP shall terminate on the earliest of (A) immediately following the purchase date for the Existing Purchase Period, (B) two (2) business days prior to the Effective Time, in which case all participant contributions under the Company ESPP shall be used to purchase Class A Shares on such date in accordance with the terms of the Company ESPP as if such date was the last day of the Existing Purchase Period (such earlier date, the “ESPP Purchase Date”) and (C) the date that the Company otherwise terminates the Company ESPP.

(e) Prior to the Effective Time, the Company shall provide such notice, if any, to the extent required under the terms of the Company Incentive Plan or the Company ESPP and obtain any necessary consents, waivers or releases, and the Company or the Company Board (or, if appropriate, any committee administering the Company Incentive Plan or the Company ESPP), as applicable, shall adopt any resolutions and take any other actions that are necessary or appropriate to: (i) effectuate the treatment of the Company Equity Awards and the Company ESPP pursuant to this Section 2.03; and (ii) ensure that after the Effective Time, neither any holder of a Converted Option, an Underwater Option, or a Company RSU Award, any beneficiary thereof, nor any other participant in any Company Incentive Plan shall have any right thereunder to acquire any securities of the Company or to receive any payment or benefit with respect to any award previously granted under the Company Incentive Plan, except as provided in this Section 2.03.

(f) Prior to the Effective Time, the Company shall deliver to the holders of Company Options and Company RSU Awards notices, in a form reasonably acceptable to Parent, setting forth the effect of the Merger on such holders’ rights and describing the treatment of such awards in accordance with this Section 2.03.

(g) Parent will (i) reserve for issuance the number of shares of Parent Class A Common Stock that will become subject to the Converted Options, and (ii) issue or cause to be issued the appropriate number of shares of Parent Class A Common Stock, upon the exercise of the Converted Options.

SECTION 2.04. Warrants. At the Effective Time:

(a) Each Company Warrant will, immediately after the Merger becomes effective, without any action on the part of the Company, Parent, Merger Sub or the holders thereof, be exchanged for warrants to purchase shares of Series A preferred stock, par value $0.0001 per share, of Parent (the “Parent Series A Preferred Stock”) in accordance with the Warrant Exchange Agreement.

(b) Each ShareIntel Warrant shall, automatically and without any required action on the part of the holder thereof, be canceled and shall cease to exist in exchange for the right to receive from the Surviving Company, an amount (subject to any applicable withholding Tax) in cash equal to the product of (i) the number of Class A Shares of the Company issuable upon exercise of such ShareIntel Warrant immediately prior to the Effective Time, multiplied by (ii) the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such ShareIntel Warrant. The foregoing payment (if any) shall be paid to the ShareIntel Warrant holder (without interest) on the same terms and subject to the same conditions as apply to payments to the Public Stockholders generally. The cancellation of the ShareIntel Warrant as provided in the immediately preceding sentence will be deemed a release of, among other things, any and all rights the holder thereof had or may have had in respect of such ShareIntel Warrant.

SECTION 2.05. Company Convertible Notes. Each Company Convertible Note then outstanding will, immediately after the Merger becomes effective, without any action on the part of the Company, Parent, Merger Sub or the holders thereof, be converted into shares of Parent Series A Preferred Stock in accordance with the Noteholder Conversion Agreement.

SECTION 2.06. Shares of Dissenting Holders. (a) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, each Dissenting Share shall automatically be canceled (but shall not entitle its holder to receive the applicable consideration in respect of such canceled Dissenting Share contemplated by Section 2.01) and, without any further action on the part of the Company, Merger Sub or the holder of such Dissenting Share, automatically be converted into the right to receive the appraised fair value of such Dissenting Share in accordance with the provisions of Section 262 of the DGCL unless and until such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such holder’s rights to receive payment under Section 262 of the DGCL.

(b) In the event that a holder of Dissenting Shares fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such holder’s rights to receive payment under Section 262 of the DGCL, then such Dissenting Shares will no longer be Dissenting Shares for purposes of this Agreement and instead will be treated as the applicable class of Common Shares, and such holder shall have no rights with respect to such Dissenting Shares, and instead shall have the rights with respect to such Common Shares contemplated by Section 2.01.

(c) The Company shall (i) give Parent prompt written notice of any written demands for appraisal of Dissenting Shares and any other written instruments, notices, petitions or other communications received by the Company or its Representatives in connection with the foregoing and (ii) give Parent the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal pursuant to the DGCL in respect of such Dissenting Shares. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle or settle any such demands, or agree to do any of the foregoing.

SECTION 2.07. Adjustments. Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the issued and outstanding Common Shares shall have been changed into a different number of Common Shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

SECTION 2.08. Segregated Account. Subject to the restrictions set forth in this Agreement, as promptly as reasonably practicable following the execution of this Agreement, the Company shall (a) deposit into a segregated deposit, payroll or similar account, which the parties hereto agree is intended to be free and clear of any Liens (including, for the avoidance of doubt, security interests of any holders of Company Convertible Notes pursuant to deposit account control agreements or otherwise), at a nationally recognized bank insured by the

Federal Deposit Insurance Corporation (the “Segregated Account”) an amount in cash equal to Three Million Five Hundred Thousand ($3,500,000) dollars (the “Segregated Funds”), (b) withdraw any funds held in the Segregated Account other than the Segregated Funds and (c) suspend any automatic withdrawal arrangements applicable to the Segregated Account. Subject to completing any withdrawals required by the foregoing clause (b), the Segregated Account shall contain no funds other than the Segregated Funds, and the Segregated Funds shall be managed by the Company at the reasonable direction of the Special Committee, consistent with such directors’ fiduciary duties under applicable Laws. For the avoidance of doubt, nothing in this Section 2.08 shall be construed as inconsistent with the other provisions of this Agreement.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except as (A) set forth in the confidential disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC prior to the date of this Agreement by the Company and publicly available prior to the date of this Agreement (the “Filed SEC Documents”), other than, in the case of clause (B), disclosure contained in any such Filed SEC Documents under the headings “Risk Factors” or “Cautionary Statements About Forward Looking Statements” or similar headings, or disclosure of any risks generally faced by participants in the industries in which the Company operates, in each case without disclosure of specific facts and circumstances.

SECTION 3.01. Organization; Standing. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A true and complete copy of each of the Company Organizational Documents in effect as of the date hereof is included in the Filed SEC Documents.

(b) Each of the Company’s Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated or organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by such Subsidiary or the character or location of the properties and assets owned or leased by such Subsidiary makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.02. Capitalization. (a) The authorized share capital of the Company consists of 466,000,000 shares, consisting of (x) 400,000,000 Class A Shares, (y) 65,000,000 Class B Shares and (z) 1,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”). At the close of business on February 26, 2024 (the “Capitalization Date”), (i) 19,003,923 Class A Shares were issued and outstanding, (ii) 3,702,613 Class B Shares were issued and outstanding, (iii) no shares of Preferred Stock were issued and outstanding, (iv) no Class A Shares were held by the Company as treasury shares or held by its Subsidiaries, (v) no Class B Shares were held by the Company as treasury shares or held by its Subsidiaries, (vi) 1,105,850 Class A Shares were issuable in respect of outstanding Company Options, (vii) 524,332 Class A Shares were issuable in respect of outstanding Company RSU Awards, (viii) 2,065,472 Class A Shares were reserved for future issuance under the Company Incentive Plan, (ix) no Class A Shares could be acquired with accumulated payroll deductions under the Company ESPP as of the ESPP Purchase Date (assuming that (A) the market price of a Class A Share as of the ESPP Purchase Date is equal to the Merger Consideration and (B) payroll deductions continue at the rate in effect as of the Capitalization Date), (x) 35,005,953 Class A Shares were issuable in respect of outstanding Company Convertible Notes, (xi) 4,611,149 Class A Shares were issuable in respect of outstanding Company Warrants and (xii) 1,667 Class A Shares were issuable in respect of the outstanding ShareIntel Warrant. Since the Capitalization Date through the date of this Agreement, other than (A) in connection with the settlement or exercise, as applicable, of Company Equity Awards or purchase rights under the Company ESPP that were outstanding on the Capitalization Date and included in the preceding sentence or (B) as would be permitted by this Agreement (including Section 5.01) had such issuance occurred during the period from the date of this Agreement until the Effective Time, neither the Company nor any of its Subsidiaries has issued any Company Securities.

(b) Except as set forth in, or as contemplated by, Section 3.02(a), as of the date of this Agreement, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding subscriptions, options, warrants, calls, phantom equity rights, profits interests or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as “Company Securities”) and (iv) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. Other than in connection with the Company Equity Awards or purchase rights under the Company ESPP, there are no outstanding agreements or instruments of any kind that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities) or that grant any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities.), No direct or indirect Subsidiary of the Company owns any Common Shares. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition or voting with respect to any Company Securities. No holder of Company Securities has any right to have such Company Securities registered by the Company. All issued and outstanding Common Shares have been authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Class A Shares are the only issued and outstanding classes of equity securities of the Company registered under the Exchange Act.

(c) All of the issued and outstanding share capital or shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned, directly or indirectly, beneficially and of record, by the Company, free and clear of all Liens, except for Permitted Liens, and transfer restrictions, other than transfer restrictions of general applicability, as may be provided under the Securities Act of 1933 (collectively, the “Securities Act”) or other applicable securities Laws. Each issued and outstanding share capital or share of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscription rights, options, warrants, anti-dilutive rights, rights of first refusal or similar rights, calls, contracts or other commitments that obligate the Company or any Subsidiary of the Company to issue (other than to the Company or any Subsidiary of the Company) any share capital or shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights (to Persons other than the Company or any Subsidiary of the Company) with respect to any securities of any Subsidiary of the Company.

(d) All grants of Company Equity Awards and purchase rights under the Company ESPP were validly issued and properly approved by the Company Board (or a committee thereof) in accordance with the Company Incentive Plan, the Company ESPP and applicable Law. The Company has provided Parent with a complete and correct list, as of the date of this Agreement, of (i) each outstanding Company Option (including Company Performance-Based Options), including the date of grant, exercise price, vesting schedule, performance-based vesting conditions, vesting acceleration provisions and number of shares of Class A Shares subject thereto, and (ii) each Company RSU Award, including the date of grant, vesting schedule and vesting acceleration provisions, and number of Class A Shares subject thereto.

SECTION 3.03. Authority; Noncontravention. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the Required Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions, have been unanimously authorized and approved by the Company Board (with Chris Kemp, Adam London and Scott Stanford abstaining from voting on the approval of the Transactions, including the Merger), acting on the Special Committee Recommendation, and, except for obtaining the Required Stockholder Approval, assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 4.12, and filing the Certificate of Merger with the Secretary of State pursuant to the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar Laws, now or hereafter in effect, of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (collectively, the “Bankruptcy and Equity Exception”).

(b) The Special Committee, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and its Public Stockholders and (ii) resolved, subject to Section 5.02, to make the Special Committee Recommendation, and, as of the date of this Agreement, such Special Committee Recommendation has not been subsequently rescinded, modified or withdrawn in any way.

(c) The Company Board (with Chris Kemp, Adam London and Scott Stanford abstaining from voting on the approval of the Transactions, including the Merger), at a meeting duly called and held, acting on the Special Committee Recommendation, has (i) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) declared this Agreement and the Transactions, including the Merger, advisable, (iii) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained herein and (iv) resolved, subject to Section 5.02, to make the Company Board Recommendation, and, as of the date of this Agreement, such Company Board Recommendation has not been subsequently rescinded, modified or withdrawn in any way.

(d) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) subject to the receipt of the Required Stockholder Approval, conflict with or violate any provision of (A) the Company Organizational Documents or (B) the similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 4.12 and that the Required Stockholder Approval is obtained, the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired, in each case prior to the Effective Time, (A) violate any Law or Judgment applicable to the Company or any of its Subsidiaries, (B) violate or constitute a default under (with or without notice or lapse of time or both) any of the terms, conditions or provisions of any Contract to which the Company or its Subsidiaries, as applicable, are bound or give rise to any right to terminate, cancel, amend, modify or accelerate the Company’s or, if applicable, any of its Subsidiaries’, rights or obligations under any such Contract, (C) give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which the Company or any of its Subsidiaries is bound or (D) result in the creation of any Lien (other than Permitted Liens) on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (i)(B) and (ii) of this sentence, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay, interfere with, hinder or impair the consummation by the Company of any of the Transactions in accordance with the terms of this Agreement.

(e) Assuming (i) the issued and outstanding Class B Shares represent fifty percent (50%) or more of the total voting power of the outstanding shares of capital stock of the Company that would be entitled to vote in the election of directors at an annual meeting of the Company’s stockholders and (ii) the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 4.11, the Required Stockholder Approval may be satisfied by the execution and delivery of a written consent to approve and adopt this Agreement and the Transactions, including the Merger, in accordance with Section 228 and Section 251(c) of the DGCL by stockholders of the Company holding, as of the record date for determining stockholders entitled to participate in such action by written consent, a majority of the aggregate voting power of the outstanding Class A Shares and Class B Shares entitled to vote thereon, voting together as a single class, and sixty-six and two-thirds percent (66 2/3%) of the outstanding Class B Shares entitled to vote thereon, voting as a separate class. Other than the Required Stockholder Approval, no vote, consent or approval by the stockholders of the Company is required to adopt and approve this Agreement and the Transactions, including the Merger.

SECTION 3.04. Governmental Approvals. Except for (a) compliance with the applicable requirements of the Securities Act, (b) compliance with the applicable requirements of the Securities Exchange Act of 1934 (collectively, the “Exchange Act”), including the filing with the Securities and Exchange Commission (the “SEC”) of the Information Statement and Schedule 13E-3, (c) compliance with the rules and regulations of the NASDAQ Capital Market, (d) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL, (e) compliance with any applicable state securities or blue sky laws (collectively, the “Governmental Approvals”), and assuming the accuracy of Parent’s and Merger Sub’s representation and warranty set forth in Section 4.12, no Consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay, interfere with, hinder or impair the consummation by the Company of any of the Transactions in accordance with the terms of this Agreement.

SECTION 3.05. Company SEC Documents; Internal Controls. (a) Except as set forth in Schedule 3.05(a) of the Company Disclosure Letter, the Company has timely filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or their respective SEC filing dates or, if amended or supplemented prior to the date hereof, the date of the filing of such amendment or supplement, with respect to the portions that are amended or supplemented (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended or supplemented prior to the date of this Agreement, the date of the filing of such amendment or supplement, with respect to the disclosures that are amended or supplemented) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding written comments from the SEC with respect to the Company SEC Documents. Notwithstanding anything to the contrary herein, none of the representation and warranties contained in this Section 3.05(a) are made with respect to the Information Statement or the Schedule 13E-3 or any other report, schedule, form, statement or other document required to be filed or furnished with the SEC in connection with the Transactions.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (collectively, the “Company Financial Statements”), as of their respective dates of filing with the SEC (or, if such Company SEC Documents were amended or supplemented prior to the date hereof, the date of the filing of such amendment or supplement, with respect to the consolidated financial statements that are amended, supplemented or restated therein), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are applicable to the Company. With respect to each Company SEC Document, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Section 302 or 906 of the Sarbanes-Oxley Act with respect to such Company SEC Documents. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Capital Market.

(d) The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. As of the date hereof, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(e) Since July 1, 2021, neither the Company nor any director, officer or accountant (to the extent communicated to the Company) thereof, has received any material complaint, allegation, assertion or claim, whether written or oral, that (i) the Company has engaged in illegal or fraudulent accounting practices, (ii) there are any significant deficiencies or material weaknesses in the design or operation of the internal controls of the Company which have materially and adversely affected the ability of the Company to record, process, summarize and report financial data or (iii) there is any fraud, whether or not material, involving management or other employees that was reported to the Company Board or management of the Company.

(f) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

SECTION 3.06. Absence of Certain Changes. Except as set forth on Schedule 3.06 of the Company Disclosure Letter, since September 30, 2023 through the date hereof, there has not been any Material Adverse Effect that has not been disclosed in the Filed SEC Documents.

SECTION 3.07. Legal Proceedings. Except (a) for any Transaction Litigation or (b) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay, interfere with, hinder or impair the consummation by the Company of any of the Transactions in accordance with the terms of this Agreement, there is no (x) pending or, to the Knowledge of the Company, threatened in writing, Action or, to the Knowledge of the Company, investigation against the Company or any of its Subsidiaries by any Governmental Authority or (y) outstanding injunction, order, judgment, ruling, decree or writ of any Governmental Authority (a “Judgment”) imposed upon the Company or any of its Subsidiaries or any director or officer of the Company or any of its Subsidiaries (in their capacity as such) or, to the Knowledge of the Company, any other Person for whom the Company or any of its Subsidiaries may be liable as an indemnifying party or otherwise, in each case, by or before any Governmental Authority.

SECTION 3.08. Compliance with Laws; Permits. (a) The Company and each of its Subsidiaries (i) are, and have been since July 1, 2021, in compliance with all state, federal or foreign laws, statutes, common laws, ordinances, codes, rules and regulations (collectively, “Laws”) and Judgments, in each case, applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) have not since July 1, 2021 received from any Governmental Authority any written, or to the Knowledge of the Company, oral, notice or communication asserting any noncompliance with any such Laws, except for any such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company and each of its Subsidiaries hold all valid licenses, franchises, permits, certificates, approvals, authorizations and registrations from Governmental Authorities necessary for the lawful conduct of their respective businesses as each such business is currently conducted (collectively, “Permits”), except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The operation of the business of the Company and each of its Subsidiaries as currently conducted is not, and has not been since July 1, 2021, in violation of, nor are the Company or any of its Subsidiaries in default or violation under, any Permits and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any terms, conditions or provisions of any Permit, except where such default or violation of such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.09. Anti-Corruption; Sanctions; Export Control; Anti-Money Laundering. (a) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries are in violation, or since July 1, 2021, have been in violation, of any Anti-Bribery Laws, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, since July 1, 2021, except as set forth on Schedule 3.09(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, their respective directors or officers, nor, to the Knowledge of the Company, any of their respective employees or agents, acting on behalf of the Company or any of its Subsidiaries, has made or caused to be made any Payments, (i) to or for the use or benefit of any Government Official, (ii) to any other Person either for an advance or reimbursement, if it knows or has reason to know that any part of such Payment will be directly or indirectly given or paid by such other Person, or will reimburse such other Person for Payments previously made, to any Government Official or (iii) to any other Person, to obtain or keep business or to secure some other improper advantage, in violation of Anti-Bribery Laws, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has policies, procedures and controls that are reasonably designed to ensure compliance in all material respects with the Anti-Bribery Laws.

(b) Neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors, nor, to the Knowledge of the Company, any of their respective employees, agents or other Persons acting on behalf of any of them, (i) is the subject or target of any sanctions or trade embargoes imposed, enforced or administered by the Office of Foreign Assets Control of the United States Treasury Department, the U.S. Department of State, and the U.S. Department of Commerce, the United Nations Security Council, the European Union, and the United Kingdom (collectively, “Economic Sanctions”), (ii) make any sales to or engage in business activities with or for the benefit of any Persons or jurisdictions that are the subject or target of any Economic Sanctions that would cause any Person to be in violation of any Economic Sanctions, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) is engaged in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Export Control Laws (as defined in Section 3.09(c)). Since July 1, 2021, none of the Company or any of its Subsidiaries has taken any action that would constitute a material violation of any Economic Sanctions, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries are in violation, or since July 1, 2021, have been in violation, of any applicable export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import laws and orders administered by the U.S. Customs and Border Protection, the EU Dual Use Regulation, the UK Export Control Order 2008 and any other applicable non-U.S. Governmental Authorities (collectively, “Export Control Laws”), except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Action or, to the Knowledge of the Company, investigation, by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to Money Laundering Laws, Anti-Bribery Laws, Economic Sanctions or Export Control Laws is pending or, to the Knowledge of the Company, threatened.

SECTION 3.10. Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) Each of the Company and its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them. All such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, and all Taxes owed by the Company and each of its Subsidiaries that are due have been timely and fully paid (whether or not showed to be due on a Tax Return), other than any such Taxes that are being contested in good faith or have been adequately reserved against in accordance with GAAP.

(b) Except as set forth on Schedule 3.10(b) of the Company Disclosure Letter, as of the date of this Agreement, the Company has not received written notice of any pending or, to the Knowledge of the Company, threatened audits, examinations, investigations, claims or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries. No deficiency with respect to any amount of Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction in which the Company or any of its Subsidiaries currently does not file Tax Returns that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return in such jurisdiction.

(c) There are no material Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(d) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of U.S. Treasury Regulations Section 1.6011-4(b)(2).

SECTION 3.11. Employee Benefits. (a) Each Company Plan has been administered in compliance with its terms and applicable Laws and the Company and its Subsidiaries have complied with all Laws related to compensation and benefit plans, programs, agreements or arrangements, in each case, other than instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no material pending or, to the Knowledge of the Company, threatened Action relating to the Company Plans, other than routine claims for benefits.

(b) Each Company Plan that, as of the date of this Agreement, is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to cause the loss of any such qualification status of any such Company Plan, except where such loss of qualification status would not, individually or in the aggregate, reasonably be material to the Company and its Subsidiaries.

(c) Neither the Company nor any of its ERISA Affiliates has ever maintained or contributed to a plan subject to Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan (as defined in Section 4001 of ERISA), any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), any “multiple employer plan” (as defined in C.F.R. Section 4001.02) or a plan subject to Section 413(c) of the Code, any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or applicable state Law or any “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code) or other funded arrangement for the provision of welfare benefits.

“ERISA Affiliate” means any Person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with or a member of an “affiliate service group” with the Company or any of its Subsidiaries as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

(d) Except as required under applicable Law or where the costs are borne solely by the participant (or such participant’s dependents or beneficiaries), no Company Plan provides health, medical, dental or life insurance benefits following retirement or other termination of employment.

(e) Except as otherwise provided in Section 2.03 or as set forth in Schedule 3.11(e) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, stockholder or other approval of this Agreement, nor the consummation of the Transactions may, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of the Company or any of its Subsidiaries to any compensation or benefits (including any termination, severance, change of control or similar benefit or otherwise), (ii) accelerate the time of payment or vesting, or increase the amount of compensation or other amounts due to any director, officer or employee of the Company or any of its Subsidiaries (whether by virtue of any termination, severance, change of control or similar benefit or otherwise), (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan, (iv) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time or (v) result in the payment of any amount or any benefits that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(f) No current or former employee, director or other service provider of or to the Company or any of its Subsidiaries is entitled to any gross-up, make-whole or other additional payment from the Company or any other Person in respect of any Tax (including under Section 4999 or 409A of the Code) or interest or penalty related thereto.

(g) All Company Plans that are maintained outside of the United States that provide benefits in respect of any employee of the Company or any of its Subsidiaries who is primarily based outside of the United States (i) have been maintained in accordance with all applicable Laws, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.12. Labor Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, (i) to the Knowledge of the Company, there are no activities or proceedings of any labor organization to organize any employees of the Company or any of its Subsidiaries ongoing, pending or threatened against the Company or any of its Subsidiaries and no demand for recognition as the exclusive bargaining representative of any such employees has been made by or on behalf of any labor or similar organization, (ii) no approvals of any works council, labor union or similar organization are required under applicable Law in connection with the execution or delivery of this Agreement or any of the other Transaction Agreements, or the consummation of the Transactions, (iii) there is no ongoing, pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown or work stoppage by or with respect to the employees of the Company or any of its Subsidiaries and (iv) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding ongoing, pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with all applicable Laws regarding labor and unfair labor practices, employment and employment practices and terms and conditions of employment, including Laws relating to discrimination, paying and withholding of Taxes, hours of work, the classification of service providers and the payment of wages or overtime wages, except for instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no investigation, review, complaint or proceeding by or before any Governmental Authority or otherwise with respect to the Company or any of its Subsidiaries in relation to the employment or alleged employment of any individual is ongoing, pending or, to the Knowledge of the Company, threatened, nor has the Company or any of its Subsidiaries received any notice indicating an intention to conduct the same.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since July 1, 2021, the Company and its Subsidiaries have not received or been subject to any complaints, claims or actions alleging sexual harassment, sexual misconduct, bullying or discrimination committed by any director, officer or other managerial employee of the Company or any of its Subsidiaries or alleging a workplace culture that would encourage or be conducive to the foregoing.

SECTION 3.13. Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries is, and has been since July 1, 2021, in material compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written notice of violation, claim, settlement or order since July 1, 2021 (or that otherwise remains unresolved) alleging that the Company or any of its Subsidiaries is in material violation of or has any liability under any Environmental Law, (b) the Company and each of its Subsidiaries possesses and is, and has been since July 1, 2021, in material compliance with all Permits required under Environmental Laws for the operation of their respective businesses as currently conducted (“Environmental Permits”), (c) to the Knowledge of the Company and except as set forth in Schedule 3.13(c) of the Company Disclosure Letter, there has been no Release of or exposure to any Hazardous Materials in violation of Environmental Law that would reasonably be expected to result in any Action under any Environmental Law against the Company or any of its Subsidiaries, (d) there are no Liens or Actions under or pursuant to any Environmental Law or Environmental Permit that are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (e) neither the Company nor any of its Subsidiaries is subject to any Judgment imposed by any Governmental Authority under which there are outstanding obligations on the part of the Company or its Subsidiaries arising under Environmental Laws and (f) the Company made available to Parent and its Representatives copies of any written environmental reports, audits, and site assessments completed since July 1, 2021 in the possession of the Company or any of its Subsidiaries pertaining to (i) any unresolved liabilities under Environmental Law, (ii) any Release of Hazardous Materials by the Company or any of its Subsidiaries or at any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or (iii) the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws.

SECTION 3.14. Intellectual Property. (a) The Company and its Subsidiaries own all Company Intellectual Property, and hold all right, title and interest in and to the Company Intellectual Property, in each case, free and clear of all Liens other than Permitted Liens. The Company and its Subsidiaries own or have sufficient rights to use all material Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted; provided that nothing in this Section 3.14(a) shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any Intellectual Property, which is the subject of Section 3.14(b). All material Company Intellectual Property that is registered or issued is subsisting and, to the Knowledge of the Company, valid and enforceable.

(b) To the Knowledge of the Company, (i) no Person is misappropriating, violating or infringing, and no Person has misappropriated, violated or infringed, the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe and has not misappropriated, violated or infringed the Intellectual Property rights of any other Person.

SECTION 3.15. IT Assets; Data Privacy; Cybersecurity. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries is, and has been since July 1, 2021, in compliance with all Privacy Requirements. Since July 1, 2021, neither the Company nor any Company Subsidiary has (i) been the subject of any Action regarding its collection, storage, transfer, maintenance, processing or use of any Personal Data and there are no such Actions, governmental investigations or claims pending, threatened in writing, or, to the Knowledge of the Company, otherwise threatened related to any applicable Privacy Requirements, or (ii) notified, or been legally required to provide any notices to any Governmental Authority, data subjects or individuals in connection with a Sensitive Information Breach, except in each case of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The IT Assets operate and perform materially in accordance with their documentation and functional specifications and are adequate and sufficient for the conduct of the business of the Company and its Subsidiaries as currently conducted. To the Knowledge of the Company, none of the IT Assets contain any virus, “trojan horse”, worm or other code, software routine or instructions designed to permit unauthorized access to or to disable, erase or otherwise harm the IT Assets or Sensitive Information, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Since July 1, 2021, none of the Company or its Subsidiaries has experienced any failures, crashes, malfunctions or similar incidents with respect to its IT Assets or any Sensitive Information Breaches, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintain commercially reasonable administrative, technical, and physical safeguards reasonably designed to protect the security, confidentiality, integrity, and availability of IT Assets and Sensitive Information from unauthorized processing, disclosure, use, access or unlawful destruction, loss or alteration, taking into account the risks to and sensitivity of the data processed by the Company and its Subsidiaries.

(d) None of the IT Contracts are liable to be terminated or otherwise materially affected by a change of control of the Company or any of its Subsidiaries, and there is no reason to believe that any of the IT Contracts will not be renewed on the same or substantially the same terms when they expire. The Company and its Subsidiaries have undertaken appropriate due diligence in line with industry standards and practices on any third parties that process or have access to Sensitive Information or that have access to critical IT Assets.

SECTION 3.16. Anti-Takeover Provisions. Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 4.11, the Special Committee has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to this Agreement and to the consummation of the Transactions, including the Merger. To the Knowledge of the Company, no other Takeover Law applies or will apply to this Agreement or to the consummation of Transactions, including the Merger. No stockholder rights agreement, “poison pill” or similar anti-takeover agreement or anti-takeover provision in the Company Organizational Documents applies or will apply to the Company with respect to this Agreement or the Transactions, including the Merger.

SECTION 3.17. Contracts. (a) For purposes of this Agreement, “Material Contract” means (i) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans), (ii) any Contracts solely between (x) the Company, on the one hand, and one or more of its Subsidiaries, on the other hand, (y) the Company’s Subsidiaries, or (z) the Company or one or more of its Subsidiaries, on the one hand, and the Specified Holders or any of their Affiliates, on the other hand, or (iii) any Contracts related to the Transactions (including the Merger)), in each of clause (i), (ii) or (iii), that is or would be required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.

(b) Each Material Contract is valid and binding on the Company or its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and is enforceable against the Company or its Subsidiaries, as applicable, in accordance with its terms, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except insofar as such enforceability may be limited by the Bankruptcy and Equity Exception. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in Schedule 3.17(b) of the Company Disclosure Letter, (i) the Company and each of its Subsidiaries, as applicable, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract and is not in breach of or default under such Material Contract, (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract and (iii) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract. From July 1, 2021 to the date of this Agreement, neither the Company nor any of its Subsidiaries have received written notice or, to the Knowledge of the Company, any other notice, from any other party to any Material Contract that it intends to (A) terminate such Material Contract or (B) seek to change, materially and adversely, the terms and conditions of such Material Contract.

SECTION 3.18. Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or hold policies of insurance with financially sound and reputable insurers, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries. All such insurance policies are in full force and effect except for any expiration thereof in accordance with the terms thereof, no written notice of cancelation or modification has been received other than in connection with ordinary renewals, all premiums due have been paid in full, no insurance claim has been disputed or denied by the applicable insurer, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a material breach or a material default by any insured thereunder.

SECTION 3.19. Opinion of Financial Advisor. The Special Committee (in such capacity) has received the opinion of Houlihan Lokey Capital, Inc. (“Houlihan”), as financial advisor to the Special Committee, on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the Merger Consideration to be received by the Public Stockholders (except as set forth in such opinion) in the Merger is fair, from a financial point of view, to the Public Stockholders, as of the date of such opinion. It is agreed and understood that such opinion is for the benefit of the Special Committee and may not be relied on by Parent or Merger Sub for any purpose. The Company shall provide to Parent, solely for informational purposes, a written copy of such opinion promptly following the execution of this Agreement.

SECTION 3.20. Brokers and Other Advisors. Except for Houlihan and as set forth on Schedule 3.20 of the Company Disclosure Letter, the fees (the aggregate amount of which have been disclosed to Parent or its legal counsel on or prior to the date hereof) and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

SECTION 3.21. Title to Properties and Assets. (a) The Company and its Subsidiaries have not owned, do not own and are not a party to any purchase and sale agreement, option or other agreement granting to them the right to purchase or own any real property of any kind.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries have valid leasehold, subleasehold or license interests in all Leased Real Property, free and clear of all Liens, except Permitted Liens, and (ii) there exists no default or event of default under any of the Real Property Leases (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries (as applicable) or, to the Knowledge of the Company, as of the date of this Agreement, any other party to the Real Property Leases. There are no subleases, licenses or occupancy agreements to which the Company or any Subsidiary is a party (as landlord or licensor).

SECTION 3.22. No Other Representations or Warranties. (a) Except for the representations and warranties expressly made by the Company in this Article III and the certificate delivered by the Company pursuant to Section 6.02(a), neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives or Affiliates of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent and Merger Sub acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties expressly made by the Company in this Article III and the certificate delivered by the Company pursuant to Section 6.02(a), neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives or Affiliates with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses or (ii) any oral, written or other information presented or provided to Parent, Merger Sub or any of their respective Representatives or Affiliates in the course of their due diligence investigation of the Company and its Subsidiaries, the negotiation of this Agreement or the course of the Transactions.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that neither Parent nor Merger Sub, nor any Affiliate or Representative of either of them, has made or is making any representation or warranty relating to Parent, any of its Subsidiaries or Merger Sub, whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article IV and the certificate delivered by the Parent and Merger Sub pursuant to Section 6.03(a), including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent and its Subsidiaries furnished or made available to the Company or any of its Representatives, and that the Company has not relied on any such other representation or warranty not set forth in Article IV and the certificate delivered by the Parent and Merger Sub pursuant to Section 6.03(a).

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as set forth in the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such information, item or matter is relevant to such other section or subsection):

SECTION 4.01. Organization; Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly incorporated, validly existing and is in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.02. Authority; Noncontravention; Voting Requirements. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the Merger Sub Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions, have been unanimously authorized and approved by each of the Parent Board and the Merger Sub Board, as applicable, and, except for filing the Certificate of Merger with the Secretary of State pursuant to the DGCL and obtaining the Merger Sub Stockholder Approval (which approval shall be provided by the written consent of Parent as promptly as practicable following the execution of this Agreement (and in any event within 24 hours)), no other action (including any stockholder vote or other action) on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.

(b) The Parent Board has, and the Merger Sub Board has unanimously, (i) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of, Parent and Merger Sub and (ii) adopted resolutions that have approved and declared advisable this Agreement and the Transactions, and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificates or articles of incorporation, memorandum of association, by-laws or other comparable charter or organizational documents of (A) Parent or Merger Sub or (B) any of Parent’s other Subsidiaries or (ii) assuming that the Merger Sub Stockholder Approval is obtained, the filings referred to in Section 4.03 are made and any waiting periods thereunder have terminated or expired, in each case prior to the Effective Time, (A) violate any Law applicable to Parent or Merger Sub, (B) violate or constitute a default under (with or without notice, lapse of time or both) any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries, as applicable, are bound or give rise to any right to terminate, cancel, amend, modify or accelerate Parent’s or, if applicable, any of its Subsidiaries’, rights or obligations under any such Contract, (C) give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which Parent or any of its Subsidiaries is bound or (D) result in the creation of any Lien on any properties or assets of Parent or any of its Subsidiaries, except, in the case of clauses (i)(B), (i)(C) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(d) The Merger Sub Stockholder Approval (which approval shall be provided by the written consent of Parent as contemplated by Section 5.10) is the only vote or approval of the holders of any class or series of shares of Merger Sub that is necessary to approve this Agreement and the Merger.

(e) Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.02, as of the date of the delivery of the Stockholder Consent, (i) the Specified Stockholders own all of the Class B Shares outstanding as of such time, and (ii) the Specified Stockholders own a majority of the aggregate voting power of the Common Shares outstanding as of such time.

SECTION 4.03. Governmental Approvals. Except for the Governmental Approvals, no Consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No Person that (i) is an Affiliate of Parent or Merger Sub and (ii) is not a party to a Commitment Letter or this Agreement is required under applicable Law to make or obtain any Consent, filing, declaration or registration in connection with the Transactions.

SECTION 4.04. Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the issued and outstanding shares of Merger Sub, free and clear of all Liens. Merger Sub was formed solely for the purpose of engaging in the Transactions, has no assets, liabilities or obligations of any nature other than those incidental to its formation and those in furtherance of the Transactions, and prior to the Effective Time, will not have engaged in any business activities other than those relating to the Transactions.

SECTION 4.05. Financing; Commitment Letters. (a) As of the date hereof, Parent has delivered to the Company (i) true, correct and complete copies of fully executed equity commitment letters dated as of the date hereof, together with all schedules, exhibits, annexes and term sheets attached thereto (the “Equity Commitment Letters”), from the parties thereto (collectively, the “Equity Commitment Parties”), pursuant to which the Equity Commitment Parties have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the amounts set forth therein for the purpose of consummating the Merger (such financing, the “Equity Financing”) and (ii) a true, correct and complete copy of a fully executed debt commitment letter dated as of the date hereof, together with all schedules, exhibits, annexes and term sheets attached thereto (the “Debt Commitment Letter”, and together with the Equity Commitment Letters, the “Commitment Letters”), from the party thereto (the “Debt Commitment Party”, and together with the Equity Commitment Parties, the “Commitment Parties”), pursuant to which the Debt Commitment Party has committed, subject to the terms and conditions thereof, to purchase notes from Parent, directly or indirectly, in the amount set forth therein for the purpose of consummating the Merger (such financing, the “Debt Financing”, and together with the Equity Financing, the “Financing”). As of the date of this Agreement, the Commitment Letters in the form delivered to the Company have not been amended or modified, no such amendments or modifications are contemplated by Parent and Merger Sub or, to the Knowledge of Parent and Merger Sub, any of the other parties thereto, and none of the obligations and commitments contained in such Commitment Letters have been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated by Parent and Merger Sub or, to the Knowledge of Parent and Merger Sub, any of the other parties thereto. Assuming the Financing is funded in accordance with the Commitment Letters, the Rollover is consummated in accordance with the Rollover Agreements, and the satisfaction of the conditions set forth in Article VI, the funding of the commitments contemplated by the Commitment Letters, along with the Company’s Cash on Hand at the Closing and the Rollover contemplated by the Rollover Agreements, will, in the aggregate, be sufficient for Parent and Merger Sub to pay the aggregate Merger Consideration and any other amount required to be paid by Parent or Merger Sub in connection with the consummation of the Transactions, including any fees and expenses payable by Parent or Merger Sub pursuant to this Agreement (the “Required Amount”).

(b) The Commitment Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and each of the other parties thereto, except as enforcement may be limited by and subject to the Bankruptcy and Equity Exception. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of any party to the Commitment Letters. As of the date of this Agreement, and assuming the satisfaction of the conditions set forth in Article VI, Parent does not have any reason to believe that any party to the Commitment Letters will be unable to satisfy on a timely basis any term or condition of the Commitment Letters required to be satisfied by it, that the conditions to the Financing in the Commitment Letters will not otherwise be satisfied or that the full amount of the Financing will not be available on the Closing Date. The only conditions precedent or other contingencies related to the obligations of the Commitment Parties to fund the full amount of the Financing are those expressly set forth in the Commitment Letters as of the date hereof. Except as set forth on Schedule 4.05 of the Parent Disclosure Letter, as of the date of this Agreement, there are no side letters or other Contracts, arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into side letters or other Contracts, arrangements or understandings (whether oral or written and whether or not legally binding) to which Parent or any of its Affiliates is a party related to the Financing other than as expressly contained in the Commitment Letters and delivered to the Company prior to the date of this Agreement. For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing by or to Parent or any Affiliate of Parent be a condition to any of Parent’s or Merger Sub’s obligations hereunder.

SECTION 4.06. Certain Arrangements. Except as set forth on Schedule 4.06 of the Parent Disclosure Letter, none of Parent, Merger Sub or any of their respective Affiliates (including any Specified Stockholder) has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which any holder of any Class A Shares issued and outstanding immediately prior to the Effective Time would be entitled to receive consideration of a different amount or nature than as set forth in this Agreement. As of the date of this Agreement, there are no Contracts or other arrangements or understandings (whether oral or written) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written) between Parent, Merger Sub, the Specified Stockholders, the Commitment Parties or any of their respective Affiliates, on the one hand, and any of the Company’s directors, officers, employees or Affiliates, on the other hand, the subject of which relates to the Transactions, including the Merger.

SECTION 4.07. Solvency. Assuming the accuracy of the representations and warranties of the Company set forth in Article III, after giving effect to the Merger, the Surviving Company will be able to pay its debts as they become due, will own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and will not have unreasonably small capital with which to conduct its businesses. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Surviving Company.

SECTION 4.08. Brokers and Other Advisors. Except for Moelis & Company LLC, no broker, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

SECTION 4.09. No Other Representations or Warranties. (a) Parent and Merger Sub each acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company which it and its Representatives have desired or requested to review, and that it and its

Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Except for the representations and warranties expressly set forth in Article III and the certificate delivered by the Company pursuant to Section 6.02(a), Parent and Merger Sub hereby agree and acknowledge that (i) neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making, and Parent and Merger Sub are not relying on, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information made available to Parent, Merger Sub or any of their respective Representatives or Affiliates or any information developed by Parent, Merger Sub or any of their respective Representatives or Affiliates based thereon and (ii) neither the Company nor any of its Subsidiaries, nor any other Person, will have or be subject to any liability to Parent or Merger Sub resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub or any of their respective Representatives or Affiliates, or the use by Parent, Merger Sub or any of their respective Representatives or Affiliates, of any information made available to Parent, Merger Sub or any of their respective Representatives or Affiliates, including in any “data rooms” or management presentations, in anticipation or contemplation of any of the Transactions. Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, each of Parent, Merger Sub and their respective Affiliates and Representatives have relied on the results of their own independent investigation and have not relied on any express or implied representations or warranties regarding the Company and its Subsidiaries other than those expressly set forth in Article III and the certificate delivered by the Company pursuant to Section 6.02(a).

(b) Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV and the certificate delivered by Parent and Merger Sub pursuant to Section 6.03(a), neither Parent, Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.

SECTION 4.10. Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of Parent and Merger Sub, threatened in writing, legal or administrative proceeding, suit, arbitration or action or, to the Knowledge of Parent and Merger Sub, investigation against Parent or any of its Subsidiaries or (b) outstanding Judgment imposed upon Parent or any of its Subsidiaries or any director or officer of Parent or any of its Subsidiaries (in their capacity as such) or, to the Knowledge of Parent, any other Person for whom Parent or any of its Subsidiaries may be liable as an indemnifying party or otherwise, in each case, by or before any Governmental Authority.

SECTION 4.11. Ownership of Common Shares. (a) None of Parent, Merger Sub, the Commitment Parties or any of their respective Affiliates (other than the Specified Stockholders), as of the date of this Agreement, is a party to any Contract, other arrangement or understanding (whether written or oral) (other than this Agreement and between or among any of the Specified Stockholders or as otherwise disclosed in any Schedule 13D filing with the SEC made by any of the Specified Stockholders) for the purpose of acquiring, holding, voting or disposing of any Common Shares, and (b) none of Parent, Merger Sub, the Commitment Parties or any of their respective Affiliates is or has been an “interested shareholder” under Section 203 of the DGCL subject to the restrictions on “business combinations” thereunder.

SECTION 4.12. National Security Matters. Except as set forth on Schedule 4.12 of the Parent Disclosure Letter, to the Knowledge of Parent and Merger Sub, none of the Parent, Merger Sub, the Commitment Parties, nor any of their respective Affiliates or investors is a “foreign person” within the meaning of 31 C.F.R. § 800.224.

SECTION 4.13. Operations of Company. Parent and Merger Sub each acknowledge that (a) the Company does not, and will not, have sufficient Cash on Hand or other sources of readily available funds to enable it to operate its businesses in the ordinary course of business during the period from the date of this Agreement until the Effective Time and (b) in the event of any failure by Parent to raise additional capital in order to operate the Company’s businesses during the period from the date of this Agreement until the Effective Time, neither Parent nor Merger Sub shall use any deterioration in the business, properties, assets, liabilities, financial condition or results of operations of the Company or its Subsidiaries as a basis to refuse to consummate the Transactions, including the Merger, or terminate the Agreement.

ARTICLE V

Additional Covenants and Agreements

SECTION 5.01. Conduct of Business. (a) Except (i) as required by applicable Law or Judgment, (ii) as expressly contemplated, permitted or required by this Agreement, (iii) to the extent reasonably undertaken in connection with any COVID-19 Measures, (iv) subject to Section 5.01(b)(xxi) and solely to the extent and for so long as the Company’s Cash on Hand (including, for the avoidance of doubt, any amounts held pursuant to escrow arrangements or in the Segregated Account) shall be less than an amount equal to the then in effect Minimum Cash Amount plus $500,000, in connection with any preparatory work required for seeking relief under the United States Bankruptcy Code, solely to the extent the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that the failure to conduct such preparatory work would be inconsistent with the directors’ fiduciary duties under applicable Laws, and which preparatory work shall take into account any such previously prepared preparatory work in order to minimize cost (“Bankruptcy Preparatory Work”) or (v) as described in Schedule 5.01(a) of the Company Disclosure Letter, in each case, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is validly terminated pursuant to Section 7.01), unless Parent otherwise expressly consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use its and their commercially reasonable efforts (taking into consideration the financial condition and cash runway of the Company) to (x) carry on its business in all material respects in the ordinary course of business and (y) preserve intact in all material respects its and each of its Subsidiaries’ business organizations and existing relations with key customers, suppliers and other Persons with whom the Company or its Subsidiaries have significant business relationships and the goodwill and reputation of the Company’s and its Subsidiaries’ respective businesses; provided, however, that no action by the Company or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 5.01(b) shall be deemed a breach of this Section 5.01(a) unless such action would constitute a breach of Section 5.01(b); provided, further, that any effect resulting from the Company’s public announcement of its consideration of a potential filing of a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code shall not be deemed to constitute, or be taken into account in determining whether there has been, a breach of this Section 5.01(a).

(b) Except (i) as required by applicable Law or Judgment, (ii) as expressly contemplated, permitted or required by this Agreement, (iii) to the extent reasonably undertaken in connection with any COVID-19 Measures, (iv) subject to Section 5.01(b)(xxi) and solely to the extent and for so long as the Company’s Cash on Hand (including, for the avoidance of doubt, any amounts held pursuant to escrow arrangements or in the Segregated Account) shall be less than an amount equal to the then in effect Minimum Cash Amount plus $500,000, in connection with any Bankruptcy Preparatory Work or (v) as described in Schedule 5.01(b) of the Company Disclosure Letter, in each case, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is validly terminated pursuant to Section 7.01), unless Parent otherwise expressly consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:

(i) issue, sell, transfer, pledge, dispose of, grant or authorize the issuance, sale, transfer, pledge, disposition or grant of, any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests, except any issuance of Common Shares or other securities as required pursuant to the vesting, settlement or exercise of Company Equity Awards or purchase rights under the Company ESPP, in each case outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Award or the Company ESPP, in each case in effect on the date of this Agreement;

(ii) redeem, purchase or otherwise acquire, directly or indirectly, any outstanding Common Shares or other equity or voting interests of the Company or its Subsidiaries or any rights, warrants or options to acquire any Common Shares or other equity or voting interests of the Company or its Subsidiaries, except (A) pursuant to the Company Equity Awards or purchase rights under the Company ESPP, in each case outstanding on the date of this Agreement and in accordance with the terms of the applicable Company Equity Award or the Company ESPP, in each case in effect on the date of this Agreement or (B) in connection with the satisfaction of Tax withholding obligations with respect to Company Equity Awards;

(iii) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, except dividends or distributions from wholly owned Subsidiaries of the Company to other wholly owned Subsidiaries of the Company or to the Company;

(iv) split, combine, subdivide or reclassify any Common Shares or other equity or voting interests of the Company or any non-wholly owned Subsidiaries of the Company;

(v) (A) amend the Company Organizational Documents or (B) amend in any material respect the comparable organizational documents of any of the Subsidiaries of the Company;

(vi) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(vii) except as required by the terms of any Company Plan, as in effect on the date hereof: (A) increase or commit to increase the compensation or other benefits payable or provided to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries; (B) increase or commit to increase, or accelerate or commit to accelerate, the funding, payment or vesting of compensation or benefits provided under any Company Plan; (C) grant, commit to grant or announce any cash or equity or equity-based incentive awards, bonus, change of control, severance or retention award to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries; (D) establish, adopt, enter into, terminate or materially amend any Company Plan (or any plan, program, agreement or arrangement that would be a Company Plan if in effect on the date hereof); (E) except as required by applicable Law, recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative of any employees of the Company or its Subsidiaries; (F) hire or engage, or furlough or terminate (other than for “cause”), the employment or engagement of any employee, consultant, independent contractor or individual service provider of the Company or any of its Subsidiaries whose title is “Vice President” or above or any other person whose annual base salary or wages exceeds $360,000 (other than hiring to replace a departed employee in the ordinary course of business consistent with past practice); (G) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee, consultant, independent contractor or individual service provider; (H) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, consultant, independent contractor, or other individual service provider of the Company or any of its Subsidiaries, except as may be required by applicable law or the terms of the Company Plan in effect as of the date hereof; or (I) implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other similar action, to the extent such actions implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar Laws;

(viii) sell, pledge, dispose of, transfer, lease, sublease, license, guarantee or encumber any material asset (other than Intellectual Property), except in the ordinary course of business consistent with past practice;

(ix) make or authorize capital expenditures or commitments therefor not exceeding $5,000,000 million in the aggregate;

(x) sell, assign, transfer, license, sublicense, abandon, cancel, terminate or dispose of, permit to lapse or fail to renew or maintain any material Company Intellectual Property, other than non-exclusive licenses in the ordinary course of business, or disclose any material Trade Secrets or other material confidential information of the Company or any of its Subsidiaries, other than pursuant to a written confidentiality and non-disclosure Contract entered into in the ordinary course of business;

(xi) other than in the ordinary course of business and in all material respects consistent with past practice, (A) enter into or become bound by, or permit any of the assets owned by or used by it to become bound by, any Material Contract or (B) materially amend, terminate or waive any material right or remedy under any Material Contract;

(xii) other than transactions solely between the Company and its wholly owned Subsidiaries or solely between its wholly owned Subsidiaries, acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation or otherwise), other than the acquisition of assets from vendors or suppliers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice;

(xiii) terminate any existing line of business, or enter into any new line of business, in each case that is material to the Company and its Subsidiaries, taken as a whole;

(xiv) create or incur any Lien that would be material in scope and amount to the Company and its Subsidiaries taken as a whole, other than Permitted Liens or Liens securing indebtedness permitted pursuant to clause (xv) below;

(xv) (A) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than borrowings under any existing credit facility (including the Securities Purchase Agreement dated August 4, 2023, as amended) or borrowings from any trade creditor in the ordinary course of business consistent with past practice not to exceed $2,000,000 in the aggregate or (B) enter into any Contract related to the foregoing;

(xvi) cancel, modify, waive or prepay any indebtedness or claims held by or owed to the Company or any of its Subsidiaries except as canceled, modified, waived or prepaid in the ordinary course of business not to exceed $250,000 individually or $1,000,000 million in the aggregate;

(xvii) sell inventory outside of the ordinary course of business or fail to order, maintain and manage levels of inventory consistent with the levels ordered, maintained and managed by the Company and its Subsidiaries in the ordinary course of business;

(xviii) other than with respect to any Action commenced or, to the Company’s Knowledge, threatened against the Company or its directors which relates to this Agreement or the Transactions, which shall be subject to Section 5.09, settle any Action for an amount in excess of $100,000 individually or $500,000 in the aggregate other than (A) any settlement or compromise where the amount paid or to be paid by the Company or any of its Subsidiaries is fully covered by insurance coverage (subject to any applicable retentions or deductibles) or retention amounts maintained by the Company or any of its Subsidiaries and (B) settlements or compromises of any Action for an amount not materially in excess of the amount, if any, reflected or specifically reserved in the balance sheet (or the notes thereto) of the Company included in the Company Financial Statements (with materiality measured relative to the amount so reflected or reserved, if any); provided that, in the case of each of the foregoing clauses (A) and (B), the settlement or compromise of such Action (x) does not impose any material restriction on the business or operations of the Company or any of its Subsidiaries (or the Surviving Company, Parent or any of its Subsidiaries after the Closing) and (y) does not include any non-monetary or injunctive relief, or the admission of wrongdoing, by the Company or any of its Subsidiaries or any of their respective officers or directors;

(xix) (A) make or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (C) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (D) file an amended Tax Return that could materially increase the Taxes payable by the Company or its Subsidiaries; or (E) enter into a closing agreement with any Governmental Authority regarding any material Tax;

(xx) make any material changes with respect to financial accounting policies or procedures, except as required by Law or by GAAP or official interpretations thereof or by any Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization);

(xxi) pay any Professional Fees other than in accordance with the parameters set forth in Schedule 5.01(b)(xxi) of the Company Disclosure Letter;

(xxii) deposit, transfer to, cause to be deposited, or cause to be transferred to, the Segregated Account any amounts for the purposes of replenishing Segregated Funds that were withdrawn from the Segregated Account at the direction of the Special Committee in accordance with the penultimate sentence of Section 2.08 (other than, for the avoidance of doubt, any replenishment of the Segregated Funds pursuant to the cure right set forth in Section 7.01(d)(v)); or

(xxiii) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

(c) Except as expressly contemplated, permitted or required by this Agreement, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is validly terminated pursuant to Section 7.01), neither Parent nor its Affiliates shall acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any Person, if doing so would reasonably be expected to (i) prevent, materially delay or materially impair the obtaining of, or adversely affect in any material respect the ability of Parent to procure, any Consents of any Governmental Authority necessary for the consummation of the Transactions or (ii) materially increase the risk of any Governmental Authority enacting, promulgating, issuing, entering, amending or enforcing any Judgment or Law enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger.

SECTION 5.02. No Solicitation by the Company; Change in Recommendation. (a) Except as permitted by this Section 5.02, from the date hereof until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with Article VII), the Company shall and shall cause each of its Subsidiaries and its and their officers, employees and directors to, and shall instruct and direct its other Representatives to, (i) immediately cease any discussions or negotiations with any Persons that may be ongoing as of the date hereof with respect to an Acquisition Proposal and (ii) not, directly or indirectly, (A) solicit, initiate or knowingly encourage or knowingly facilitate the making of an Acquisition Proposal, (B) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information or access to its properties or assets for the purpose of encouraging or facilitating, an Acquisition Proposal, or (C) enter into any Company Acquisition Agreement.

(b) Notwithstanding anything contained in Section 5.02(a) or any other provision of this Agreement to the contrary, if at any time prior to the delivery and effectiveness of the Stockholder Consent, the Company receives an Acquisition Proposal, which Acquisition Proposal did not result from a breach of this Section 5.02 in any material respect, then (i) the Company and its Representatives may contact and engage in discussions with such Person or group of Persons making the Acquisition Proposal or its or their Representatives to clarify the terms and conditions thereof or to request that any Acquisition Proposal made orally be made in writing and (ii) if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Acquisition Proposal and furnish pursuant thereto information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal and its or their respective Representatives and financing sources; provided that the Company shall promptly provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any Person or group of Persons given such access or its or their Representatives or financing sources that was not previously provided or not otherwise available to Parent or its Representatives and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal and its or their Representatives and financing sources, including to solicit the making of a revised Acquisition Proposal.

(c) The Company shall promptly (and in any event within two (2) business days) notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives receives an Acquisition Proposal and shall disclose to Parent the material terms and conditions of any such Acquisition Proposal and copies of any written Acquisition Proposal, including proposed agreements, and the identity of the Person or group of Persons making such Acquisition Proposal, and the Company shall, upon the request of Parent, keep Parent reasonably informed on a prompt basis of any material developments with respect to any such Acquisition Proposal (including any material changes thereto) and promptly provide to Parent after receipt or delivery thereof copies of all material correspondence and other material written materials provided to or sent by the Company or any of its Subsidiaries from or to any third party (except for the Company’s, the Company Board’s or the Special Committee’s Representatives) relating to any Acquisition Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company or any of its Subsidiaries from providing any information to Parent in accordance with this Section 5.02(c). For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.02 will be subject to the terms of the Confidentiality Agreement.

(d) Neither the Company Board, the Special Committee nor any other committee of the Company Board shall (i)(A) withhold or withdraw (or modify in a manner adverse to Parent), or publicly propose to withhold or withdraw (or modify in a manner adverse to Parent), the Company Board Recommendation, (B) recommend, approve or adopt, or publicly propose to recommend, approve or adopt, any Acquisition Proposal or (C) fail to include the Company Board Recommendation in the Information Statement (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal, other than any Acceptable Confidentiality Agreement pursuant to Section 5.02(b) (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to the delivery of the Stockholder Consent, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may, if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, (I) make an Adverse Recommendation Change in response to an Intervening Event or (II) if an Acquisition Proposal is received by the Company that did not result from any breach of this Section 5.02 in any material respect and that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, constitutes a Superior Proposal, make an Adverse Recommendation Change or cause the Company to terminate this Agreement pursuant to Section 7.01(d)(ii) and enter into a Company Acquisition Agreement with respect to such Superior Proposal; provided that (A) the Company shall not be permitted to take any action set forth in clause (I) unless (1) the Company delivers to Parent a written notice (a “Company Notice”) advising Parent that the Company intends to take such action and reasonably specifying the reasons therefor and (2) during the period from the delivery of the Company Notice until 5:00 p.m. New York City time, on the fifth business day following the day on which the Company delivered the Company Notice (it being understood that for purposes of calculating such five (5) business days, the first business day will be the first business day after the date of such delivery) (the “Notice Period”), if requested by Parent, the Company engages, or causes its Representatives to engage, in good faith negotiations with Parent and its Representatives regarding any changes to the terms of this Agreement so that such Intervening Event would cease to warrant an Adverse Recommendation Change and (B) the Company shall not be permitted to take any action set forth in clause (II) unless (1) the Company delivers to Parent a Company Notice, including (x) the material terms and conditions of such Acquisition Proposal and the identity of the Person or group of Persons making such Acquisition Proposal and (y) a copy of the then most current version of the Company Acquisition Agreement (if any) with respect to such Acquisition Proposal, (2) during the Notice Period, if requested by Parent, the Company engages, or causes its Representatives to engage, in good faith negotiations with Parent and its Representatives regarding any changes to the terms of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal and (3) after the expiration of the Notice Period, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that such Acquisition Proposal continues to constitute a Superior Proposal (it being understood and agreed that any change in the financial terms or any other material amendment to the terms and conditions of such Superior Proposal will require a new Company Notice and a new two-business-day Notice Period (it being understood that any such two-business-day period will be calculated in the same manner as the initial-five-business-day period and no such new Company Notice shall reduce the initial five-business-day period)). In determining whether to make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.01(d)(ii) and enter into a Company Acquisition Agreement with respect to a Superior Proposal, the Company Board and the Special Committee will take into account any changes to the terms of this Agreement committed to in writing by Parent by 5:00 p.m., New York City time, on the last business day of the applicable Notice Period in response to a Company Notice.

(e) Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company, the Company Board (acting on the recommendation of the Special Committee), the Special Committee or any other committee of the Company Board from (i) taking and disclosing to stockholders of the Company a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure or communication to stockholders of the Company that the Company Board (acting on the recommendation of the Special Committee), the Special Committee or any other committee of the Company Board determines in good faith, after consultation with, and taking into account the advice of, its outside legal counsel, is required by the directors’ fiduciary duties or applicable Law (provided that none of the Company, the Company Board, the Special Committee or any other committee of the Company Board may recommend an Acquisition Proposal or otherwise effect an Adverse Recommendation Change other than in accordance with this Section 5.02 (it being understood that any “stop, look or listen” communication pursuant to Rule 14d-9(f) shall not, in and of itself, be deemed to be an Adverse Recommendation Change)).

(f) As used in this Agreement, “Acceptable Confidentiality Agreement” means (i) any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and which does not restrict the Company or any of its Subsidiaries from providing the access, information or data required to be provided to Parent pursuant to this Agreement, including this Section 5.02, or (ii) any confidentiality agreement entered into prior to the date of this Agreement; provided, that any Acceptable Confidentiality Agreement need not contain any explicit or implicit standstill or other provisions having similar effect.

(g) As used in this Agreement, “Intervening Event” means any material event, change, effect, condition, development, fact or circumstance with respect to the Company and its Subsidiaries or their respective businesses that (i) becomes known to the Company Board or the Special Committee after the execution and delivery of this Agreement and (ii) does not relate to any Acquisition Proposal; provided that none of the following shall constitute an Intervening Event: (A) the Company or any of its Subsidiaries meeting or exceeding any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the underlying facts or occurrences may be considered an Intervening Event to the extent otherwise satisfying the terms of this definition) or (B) any change in and of itself in the market price or trading volume of Class A Shares on the NASDAQ Capital Market or any change in the credit ratings or the ratings outlook for the Company or any of its Subsidiaries or any of their respective securities or any going concern disclosure in any reports, schedules, forms, statements and other documents filed by the Company with the SEC (it being understood that the underlying facts or occurrences giving rise to such change may be considered an Intervening Event to the extent otherwise satisfying the terms of this definition).

(h) As used in this Agreement, “Acquisition Proposal” means any inquiry, proposal or offer (whether or not in writing) from any Person or group of Persons (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition that would result in any Person or group of Persons owning 20% or more of the assets (based on the fair market value thereof, as determined in good faith by the Company Board, the Special Committee or any other committee of the Company Board), revenues or net income of the Company and its Subsidiaries, taken as a whole, (ii) acquisition of Common Shares representing 20% or more of the outstanding Class A Shares, Class B Shares or Common Shares, (iii) tender offer or exchange offer that would result in any Person or group of Persons having beneficial ownership of Common Shares representing 20% or more of the outstanding Class A Shares, Class B Shares or Common Shares or (iv) merger, amalgamation, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group of Persons (or the stockholders of any Person or group of Persons) would acquire, directly or indirectly, 20% or more of the aggregate voting power of the Company or of the surviving entity in such transaction or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the Transactions.

(i) As used in this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal that was not the result of a breach of this Section 5.02 in any material respect and that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, and taking into account all relevant (in the view of the Special Committee) legal, regulatory, financial and other aspects, including the risk and timing of consummation of such proposal and any changes to the terms of this Agreement committed to by Parent in response to such Superior Proposal, would be more favorable to the Public Stockholders than the Merger; provided that, for purposes of this definition of “Superior Proposal”, the references to 20% in the definition of Acquisition Proposal shall be deemed to be a reference to 50%.

(j) As used in this Section 5.02, “group” has the meaning ascribed to it in Rule 13d-5 promulgated under the Exchange Act.

SECTION 5.03. Delivery of Stockholder Consent. (a) Parent shall use its reasonable best efforts to obtain from the Specified Stockholders and deliver to the Company as promptly as practicable following the execution and delivery of this Agreement a duly executed written consent substantially in the form attached hereto as Exhibit C (the “Stockholder Consent”) to approve and adopt this Agreement in accordance with Section 228 and Section 251(c) of the DGCL.

(b) In connection with the Stockholder Consent, Parent, Merger Sub and the Company shall take all actions necessary or advisable to comply, and shall comply, with the DGCL, including Section 228 and Section 262 thereof, and the Company Organizational Documents.

SECTION 5.04. Preparation of Information Statement and Schedule 13E-3. (a) As promptly as reasonably practicable after the delivery of the Stockholder Consent, the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act in a form and substance that is reasonably acceptable to Parent containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent and the Merger, (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL (including all exhibits and any amendments or supplements thereto, the “Information Statement”). The Company, Parent and Merger Sub shall cooperate to, concurrently with the preparation and filing of the Information Statement, jointly prepare and file with the SEC the Rule 13E-3 transaction statement on Schedule 13E-3 with respect to the Transactions, including the Stockholder Consent and the Merger Agreement (including all exhibits and any amendments or supplements thereto, the “Schedule 13E-3”).

(b) The Company shall use its reasonable best efforts so that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts so that the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to respond (with the assistance of, and after consultation with, each other as provided by this Section 5.04(b)) promptly to any comments of the SEC with respect to the Information Statement and the Schedule 13E-3 and to resolve comments from the SEC. Each of the Company, Parent and Merger Sub shall furnish all information concerning such party or its Affiliates (as applicable) to the others as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement and the Schedule 13E-3 and the resolution of comments with respect thereto from the SEC. Each of the Company, Parent and Merger Sub shall promptly notify the other parties hereto upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement or the Schedule 13E-3 and shall provide such other parties with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing the Information Statement or the Schedule 13E-3 (including, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company, Parent and Merger Sub, as applicable, (i) shall provide the other parties with a reasonable period of time to review and comment on such document or response and (ii) shall give due consideration to all additions, deletions or changes reasonably proposed by the other parties in good faith.

(c) If any event, circumstance or information relating to Parent, Merger Sub or the Company, or their respective Affiliates, officers or directors, should be discovered that should be set forth in an amendment or a supplement to the Information Statement or the Schedule 13E-3 so that such document would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party discovering such event, circumstance or information shall promptly inform the other parties and an appropriate amendment or supplement describing such event, circumstance or information shall be promptly filed with the SEC and disseminated to the stockholders of the Company to the extent required by Law; provided that, prior to such filing, the Company and Parent, as the case may be, shall consult with each other with respect to such amendment or supplement and shall afford the other party hereto and its Representatives a reasonable opportunity to comment thereon.

(d) The Company shall cause the Information Statement and the Schedule 13E-3 to be mailed to stockholders of the Company as promptly as practicable after confirmation from the SEC that it will not review, or that it has completed its review of, the Information Statement and the Schedule 13E-3, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the 10th calendar day after making the initial filing of the preliminary Information Statement and the preliminary Schedule 13E-3 that the SEC will or will not be reviewing the Information Statement or the Schedule 13E-3.

(e) Each of Parent, Merger Sub and the Company agrees, as to itself and its respective Affiliates or Representatives, that none of the information supplied or to be supplied by Parent, Merger Sub or the Company, as applicable, expressly for inclusion or incorporation by reference in the Information Statement, the Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment or supplement thereto) are filed with the SEC or are mailed to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty, covenant or agreement is made by Parent or Merger Sub with respect to information supplied by or on behalf of the Company or any of its Subsidiaries and no representation, warranty, covenant or agreement is made by the Company with respect to information supplied by or on behalf of Parent, Merger Sub or any of their respective Affiliates, in each case for inclusion or incorporation by reference in the Information Statement, the Schedule 13E-3 or such other document, as applicable. Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and that all information supplied by such party for inclusion or incorporation by reference in such document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Subject to Section 5.02, the Company Board shall make the Company Board Recommendation and shall include such recommendation in the Information Statement. For the avoidance of doubt, nothing in this Section 5.04 shall limit or preclude the ability of the Company Board or the Special Committee to effect an Adverse Recommendation Change pursuant to and in accordance with Section 5.02.

SECTION 5.05. Reasonable Best Efforts. (a) On the terms and subject to the conditions of this Agreement, each of the parties hereto shall cooperate with the other parties hereto and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions to Closing set forth in Article VI applicable to such party to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing any documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents or instruments necessary to consummate the Transactions, (ii) satisfy the requirements of, and obtain all Consents from, any Governmental Authority necessary, proper or advisable to consummate the Transactions, (iii) take all steps that are necessary, proper or advisable to avoid any Actions by any Governmental Authorities with respect to this Agreement or the Transactions and (iv) defend or contest in good faith any Action by any third party (excluding any Governmental Authority), whether judicial or administrative, challenging this Agreement or that otherwise would reasonably be expected to prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.05 or elsewhere in this Agreement shall require Parent or Merger Sub to take or agree to take any action with respect to any of its Affiliates (including any Person in which any of its Affiliates has any debt or equity investment and any affiliated or commonly advised investment fund).

(b) Without limiting the generality of Section 5.05(a), each of the Company, Parent and Merger Sub shall: (i) give the other parties hereto prompt notice of the making or commencement of any request or proceeding by or before any Governmental Authority with respect to the Transactions; (ii) keep the other parties hereto informed as to the status of any such request or proceeding; (iii) give the other parties hereto notice and an opportunity to participate in any substantive communication made to any Governmental Authority regarding the Transactions; and (iv) promptly notify the other parties hereto of any communication from any Governmental Authority regarding the Transactions. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or substantive written materials submitted or substantive communication made to, any Governmental Authority in connection with the Transactions (other than the Information Statement, the Schedule 13E-3 and any additional filing required by the SEC, which are the subject of Section 5.04). In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, each party hereto will permit authorized representatives of the other parties hereto to be present at each non-ministerial meeting, conference, videoconference, or telephone call and to have access to and be consulted in connection with any presentation, letter, white paper or proposal made or submitted to any Governmental Authority in connection with any such request or proceeding. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. The Company, Parent and Merger Sub may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.05 as “outside counsel only”. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company, Parent or Merger Sub, as the case may be). Materials provided pursuant to this Section 5.05 may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual obligations and (iii) as necessary to address reasonable privilege concerns.

(c) Subject to and upon the terms and conditions of this Agreement, the Company, Parent and Merger Sub shall each use its reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions or this Agreement and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions, including the Merger, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.

SECTION 5.06. Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not (and shall not cause or permit their respective Subsidiaries or Representatives to) issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system or to the extent related to any actual or contemplated litigation between or among the parties hereto. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in a form reasonably acceptable to each party hereto. Notwithstanding the foregoing, (a) Parent and the Company may make any oral or written public announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements was publicly disclosed and previously subject to the foregoing requirements and (b) Parent, Merger Sub and their respective Affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers or investors of such Person or any Affiliate of such Person, in each case who are subject to customary confidentiality restrictions.

SECTION 5.07. Access to Information; Confidentiality. Subject to applicable Law and any applicable Judgment, between the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.01, upon reasonable notice, the Company shall (a) afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, Contracts and records and (b) furnish to Parent and Parent’s Representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided, further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) violate applicable Law, (ii) waive the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (iii) be adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened Action against Parent or any of its Affiliates or (iv) involve documents or information relating to the evaluation or negotiation of this Agreement or the Transactions. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and the basis for such withholding and shall use its reasonable best efforts to make appropriate substitute arrangements under circumstances in which the harms described in the foregoing clauses (i) through (iv) would not apply or, to the extent such arrangements are not feasible, to provide, to the extent feasible, the applicable access or information in a way that would not result in the harms described in the foregoing clauses (i) through (iv); provided that the Company shall not be required to provide such substitute arrangements or access or information to the extent the Company would incur third party fees or expenses in connection therewith. All requests for information made pursuant to this Section 5.07 shall be directed to the Person designated by the Company.

SECTION 5.08. Financing. (a) On the terms and subject to the conditions of this Agreement, each of Parent and Merger Sub will not, without the prior written consent of the Company, effect or permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Commitment Letters if such amendment, modification or waiver would reasonably be expected to (i) reduce the aggregate amount of the Financing below the Required Amount, (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Financing or any other terms to the Financing in a manner that would reasonably be expected to (A) materially delay or prevent the Closing or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur in any material respect or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Commitment Parties under the Commitment Letters. Upon any such amendment, modification, or waiver in accordance with this Section 5.08, the term “Commitment Letter” shall mean the Commitment Letter as so amended, modified or waived and the term “Financing” shall mean the Financing contemplated by such amended, modified or waived Commitment Letter.

(b) On the terms and subject to the conditions set forth herein, prior to the Effective Time, Parent and Merger Sub shall each use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and obtain the Financing on the terms and conditions described in the Commitment Letters, including using its reasonable best efforts to (i) maintain in effect the Commitment Letters, (ii) satisfy on a timely basis (or obtain a waiver of) all conditions to funding that are applicable to Parent and Merger Sub in the Commitment Letters that are within its control, (iii) consummate the Financing at or prior to the Closing, (iv) comply with its obligations pursuant to the Commitment Letters and (v) enforce its rights pursuant to the Commitment Letters to the extent necessary to fund the Required Amount. Nothing in this Agreement shall require, and in no event shall the reasonable best efforts of Parent and Merger Sub be deemed or construed to require, either Parent or Merger Sub to (x) seek the Financing from any source other than the Commitment Parties, or in excess of the amount contemplated by, the Commitment Letters, (y) incur or pay any fees or other amounts in excess of those contemplated by the Commitment Letters (whether to secure waiver of any conditions contained therein or otherwise), or (z) waive any of the conditions to the Closing set forth in Article VI. Parent and Merger Sub shall give the Company prompt notice of, and keep the Company informed on a reasonably current basis and in reasonable detail of, (i) any actual or potential breach, default, termination or repudiation by any party to the Commitment Letters of which Parent or Merger Sub becomes aware, including the receipt of any written notice or communication with respect thereto, (ii) any dispute or disagreement between or among any parties to the Commitment Letters with respect to this Agreement, the Commitment Letters, the Transactions or the Financing that would, individually or in the aggregate, reasonably be expected to prevent or materially delay, interfere with, hinder or impair the consummation by Parent or Merger Sub of any of the Transactions in accordance with the terms of this Agreement, and (iii) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or a portion of the Financing at or prior to the Closing.

(c) Parent shall keep the Company informed on a reasonably current basis and in reasonable detail in connection with its arrangement prior to the Effective Time of any equity or debt financing for the Company (including, following the Effective Time, the Surviving Company) or any of its Subsidiaries, including by providing weekly reports on the status of securing financing for the continued operation of the Company during the period from the date of this Agreement until the Effective Time, it being understood that none of Parent, Merger Sub or any Parent Related Party shall have any obligation to provide any such financing or any liability for any failure to arrange such financing.

SECTION 5.09. Notification of Certain Matters; Litigation. During the period from the date of this Agreement through the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.01, except for any Action between the Company or its Subsidiaries, on the one hand, and Parent, Merger Sub or its Affiliates, on the other hand, (a) the Company shall give prompt notice to Parent of any Action commenced or, to the Company’s Knowledge, threatened against the Company or its directors which relates to this Agreement or the Transactions (“Transaction Litigation”), and the Company shall keep Parent reasonably informed regarding any such Transaction Litigation and (b) the Company shall give Parent the opportunity to participate in (but not to control), at Parent’s sole cost and expense, the defense and settlement of any Transaction Litigation, including the opportunity to review and comment on all filings related to such Transaction Litigation, and no such settlement shall be proposed or agreed to without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

SECTION 5.10. Merger Sub Stockholder Approval. As promptly as practicable (and in any event within 24 hours) following the execution of this Agreement, Parent shall execute and deliver, in accordance with the DGCL and in its capacity as the sole stockholder of Merger Sub, the Merger Sub Stockholder Approval.

SECTION 5.11. Stock Exchange De-listing. The Surviving Company shall use its reasonable best efforts to cause the Class A Shares to be de-listed from the NASDAQ Capital Market, or such other exchange where the Class A Shares are then listed, and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

SECTION 5.12. Cooperation with Financing.The Company and the Surviving Company shall use their reasonable best efforts to, and shall cause their Subsidiaries and their respective Representatives to use their reasonable best efforts to, provide such cooperation in connection with the arrangement of any equity or debt financing for the Surviving Company or any of its Subsidiaries as may be reasonably requested by Parent, including participating in a reasonable number of meetings, presentations and sessions with prospective financing sources and investors, including direct contact between appropriate members of senior management of the Company, on the one hand, and the prospective equity or debt financing sources and investors to the Surviving Company, their Affiliates and each of their respective Representatives, on the other hand; provided that, notwithstanding anything in this Agreement to the contrary, (a) the Company shall be deemed to have complied with this Section 5.12 for all purposes of this Agreement (including Article VI) unless the failure to obtain such equity or debt financing results from the Company’s Willful Breach of its obligations under this Section 5.12), (b) any action taken by the Company or any of its Subsidiaries or their respective Representatives at the request of Parent pursuant to this Section 5.12 shall be deemed to be permitted by Section 5.01(b)(xiv) and Section 5.02(a) and (c) no such cooperation shall be required to the extent it would, or would be likely to,

(i) interfere unreasonably with the business or operations of the Company or any of its Subsidiaries, (ii) require the Company or any of its Subsidiaries to take any action that would conflict with or violate the Company’s or any such Subsidiary’s constitutional documents or any applicable Law, (iii) require the Company or any of its Subsidiaries to enter into or approve any documentation referred to in the paragraph above that takes effect or is effective prior to the Closing; provided, that, for the avoidance of doubt, this clause (iii) shall solely apply to any equity or debt financing contemplated to be provided at Closing in connection with the consummation of the Transactions and shall not apply to any debt or equity financing raised by the Company from the date hereof until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with Article VII), (iv) require the Company or any of its Subsidiaries to bear any out-of-pocket cost or expense or pay any fee (other than those costs and fees that Parent commits to reimburse) or provide any indemnity, in each case effective prior to the Closing, or (v) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability.

SECTION 5.13. Indemnification. (a) During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent shall, and Parent shall cause the Surviving Company to, indemnify, defend and hold harmless, to the fullest extent under applicable Law, all past and present officers and directors (or equivalent) of the Company and each Subsidiary thereof (the “Indemnified Parties”), in each case when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another Person, including a Company Plan, at the request or for the benefit of the Company, against any costs or expenses (including reasonable attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any pending or threatened Action (whether arising before or after the Effective Time), in connection with or arising out of any matter of the Company or its Subsidiaries as of the Effective Time existing or occurring, or alleged to have existed or occurred, prior to or at the Effective Time (the “Company Matters”). For any such pending or threatened Action, Parent shall and shall cause the Surviving Company to advance expenses (including attorneys’ fees) of each Indemnified Party as incurred in respect of the foregoing to the fullest extent permitted by applicable Law; provided, however, that, to the extent required by applicable Law, the payment of any such expenses in advance of the final disposition of an Action shall be made only upon delivery to the Surviving Company of an undertaking by or on behalf of such Indemnified Party to repay all amounts so paid in advance if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified hereunder. In the event of any pending or threatened Action, Parent and the Surviving Company shall reasonably cooperate with the Indemnified Party regarding the defense of any such pending or threatened Action.

(b) During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Company to maintain in effect provisions in the Surviving Company Organizational Documents with respect to exculpation, indemnification and advancement of expenses in connection with or arising out of the Company Matters no less favorable than the provisions of the Company Organizational Documents as in effect as of the date hereof; provided that all rights to indemnification or advancement of expenses in respect of any claim made for indemnification of or advancement of expenses with respect to any Action that has commenced in connection with or arising out of the Company Matters within such period shall continue until the disposition of the Action underlying such claim or resolution of such claim. During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Company to honor all indemnification Contracts of any Indemnified Party regarding the Company Matters in effect prior to the date of this Agreement. Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain such counsel as may be selected by such Indemnified Parties prior to the Effective Time to defend any Action.

(c) During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, subject to the remainder of this Section 5.13(c), the Surviving Company shall (and Parent shall cause the Surviving Company to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, or a replacement insurance policy of such D&O Insurance from insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers that includes coverage with respect to acts or omissions occurring at or prior to the Effective Time, in each case, on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable than those of the D&O Insurance. In lieu of maintaining the D&O Insurance or obtaining a replacement insurance policy pursuant to this Section 5.13(c), the

Company or the Surviving Company may, as applicable, purchase a prepaid “tail” policy with respect to the D&O Insurance, with an extended reporting period ending on the sixth anniversary of the date on which the Effective Time occurs, from the Company’s current directors’ and officers’ liability insurance carriers or insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers; provided that the maximum amount that the Surviving Company shall be required to pay in the aggregate to obtain any such “tail” policy for the duration of the policy shall not exceed Four Million ($4,000,000) dollars (the “Maximum Tail Premium”); provided, further, that, if such amount would exceed the Maximum Tail Premium, then the Surviving Company shall be obligated to obtain a “tail” policy with the greatest coverage available for an aggregate cost for the duration of the policy not exceeding the Maximum Tail Premium from insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers. The Surviving Company shall (and Parent shall cause the Surviving Company to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 5.13 shall survive the consummation of the Closing indefinitely. In the event that Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Parent or the Surviving Company, as the case may be, shall expressly assume and be bound by the obligations set forth in this Section 5.13.

(e) The obligations of Parent and the Surviving Company under this Section 5.13 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.13 applies without the written consent of such affected Indemnified Party, unless such termination or modification is required by applicable Law.

(f) The provisions of this Section 5.13 are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Persons, who are intended third-party beneficiaries of this Section 5.13 from and after the Effective Time.

SECTION 5.14. Special Committee. Prior to the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with Article VII), without the prior written consent of the Special Committee, (i) the Company Board shall not dissolve or otherwise dismantle the Special Committee, or revoke or diminish the authority of the Special Committee, and (ii) neither Parent, Merger Sub nor their respective Affiliates shall remove or cause the removal of any director of the Company Board that is a member of the Special Committee either as a member of the Company Board or such Special Committee other than for cause. For all purposes under this Agreement and the other Transaction Documents, the Company (prior to the Effective Time) and the Company Board, as applicable, shall act, including with respect to the granting of any consent, permission or waiver or the making of any Adverse Recommendation Change or determination, only as directed by the Special Committee.

SECTION 5.15. Section 16 Matters. The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) in connection with the Transactions by any director or officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

SECTION 5.16. Rollover Cooperation. The Company, Parent and Merger Sub shall each reasonably cooperate with each other, their respective Affiliates, and the holders of Class A Rollover Shares to take such actions that are necessary to allow, immediately prior to the Closing, each Class A Rollover Share to be contributed or otherwise transferred to Parent in accordance with the terms and conditions set forth in any Rollover Agreement entered into between Parent and any stockholder of the Company and to otherwise effect the transactions contemplated by any such Rollover Agreement; provided that any such cooperation by the Company shall be required only if, as of immediately prior to the Effective Time, no Class B Shares are issued and outstanding (whether as a result of the redemption of such shares or the conversion of such shares into Class A Shares prior to such time).

SECTION 5.17. Cash Forecasts. The Company shall prepare and deliver on a weekly basis to Parent, with a copy to the Special Committee, a reasonably detailed cash forecast report, setting forth (a) Cash on Hand as of the date of such report and (b) projected Cash on Hand for a reasonable period following the date of such report to be mutually agreed between Parent and the Company in good faith.

SECTION 5.18. Warrant Exchange and Note Conversion. The Company shall not issue a Company Warrant or Company Convertible Note after the date hereof to any Person unless (i) such Person shall become a Holder under the Warrant Exchange Agreement or a Noteholder under the Noteholder Conversion Agreement by executing a joinder agreement substantially in the form attached to such agreement and delivering the same to each of Merger Sub and Parent and (ii) a majority in interest of the Company Warrants or Company Convertible Notes, as applicable, consent to such issuance and joinder. Each of Parent and Merger Sub agrees that it shall not amend, modify or supplement the Warrant Exchange Agreement or the Noteholder Conversion Agreement in a manner adverse in any material respect to the Company, any Releasee (as defined in the Warrant Exchange Agreement) or any Noteholder Releasee (as defined in the Noteholder Conversion Agreement) without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE VI

Conditions Precedent

SECTION 6.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction (or written waiver by the Company and Parent, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a) Required Stockholder Approval. The Required Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Organizational Documents.

(b) No Restraints. No Judgment or Law enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction shall be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger.

(c) Information Statement. At least 20 calendar days shall have elapsed since the Company mailed to the stockholders of the Company the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

SECTION 6.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or written waiver by Parent, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) Sections 3.03(e) and 3.20 shall be true and correct in all respects as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in Section 3.02(a) and the first sentence of Section 3.02(b) shall be true and correct in all respects (except for any inaccuracies that would not adversely affect the validity or enforceability of the Stockholder Consent or increase the aggregate number of Common Shares issued and outstanding as of the time specified in such representations and warranties on a fully diluted basis by more than a de minimis amount) as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) set forth in Sections 3.01, 3.02 (other than Section 3.02(a) and the first sentence of Section 3.02(b)), 3.03(a), 3.03(b), 3.03(c), 3.06, 3.16 and 3.19 shall be true and correct in all material respects as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) set forth in the sections of Article III other than those sections specifically identified in clauses (i), (ii) or (iii) of this Section 6.02(a) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed by an executive officer of the Company to such effect.

(b) Performance of Obligations and Agreements of the Company. The Company shall have performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed by an executive officer of the Company to such effect.

(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect that is continuing, and Parent shall have received a certificate signed by an executive officer of the Company to such effect.

SECTION 6.03. Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction (or written waiver by the Company, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in Sections 4.01, 4.02(a), 4.02(b), 4.02(d), 4.05 and 4.08 shall be true and correct in all material respects as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (ii) set forth in the Sections of Article IV other than those Sections specifically identified in clause (i) of this Section 6.03(a) (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) shall be true and correct as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed by an executive officer of Parent to such effect.

(b) Performance of Obligations and Agreements of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed by an executive officer of Parent to such effect.

SECTION 6.04. Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if the failure of the Company to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions, as required by and subject to the terms of this Agreement (including Section 5.05), was the primary cause of or primarily resulted in the failure of such condition to be satisfied. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if the failure of Parent or Merger Sub to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions, as required by and subject to the terms of this Agreement (including Section 5.05), was the primary cause of or primarily resulted in the failure of such condition to be satisfied.

ARTICLE VII

Termination

SECTION 7.01. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time (except as otherwise expressly noted):

(a) by the mutual written consent of the Company (upon approval by the Special Committee) and Parent;

(b) by either of the Company (upon approval by the Special Committee) or Parent:

(i) if the Merger shall not have been consummated on or prior to September 6, 2024 (the “Initial Outside Date”); provided, that Parent shall have the right, in its sole discretion, to extend the Initial Outside Date by one (1) week for each One Million Five Hundred Thousand ($1,500,000) dollars of cash that Parent or Merger Sub provide, or cause to be provided, to the Company (on such terms and conditions as the parties hereto may agree upon in good faith) prior to the termination of this Agreement in accordance with this Section 7.01 (and if extended by this proviso, such date shall be, together with the “Initial Outside Date” the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 7.01(b)(i) shall (A) not be available to any party if the failure of such party to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms of this Agreement (including Section 5.05), was the primary cause of or primarily resulted in the failure of the Merger to be consummated on or prior to such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso) and (B) be subject to the proviso set forth in Section 7.01(d)(iii); or

(ii) if any Restraint having the effect set forth in Section 6.01(b) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have performed in all material respects its obligations under this Agreement and used its reasonable best efforts to prevent the entry of and to remove such Restraint in accordance with its obligations under this Agreement;

(c) by Parent:

(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (1) 30 calendar days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.01(c)(i) and the basis for such termination and (2) one business day prior to the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in breach of any of its representations, warranties, obligations or agreements hereunder, which breach would give rise to a failure of a condition set forth in Section 6.03(a) or 6.03(b); or

(ii) prior to the delivery of the Stockholder Consent, if an Adverse Recommendation Change shall have occurred; or

(d) by the Company (upon approval of the Special Committee):

(i) if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (1) 30 calendar days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(d)(i) and the basis for such termination and (2) one business day prior to the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in breach of any of its representations, warranties, obligations or agreements hereunder, which breach would give rise to a failure of a condition set forth in Section 6.02(a) or 6.02(b);

(ii) prior to the delivery of the Stockholder Consent, in connection with entering into a Company Acquisition Agreement in accordance with clause (II) of the second sentence of Section 5.02(c); provided that, prior to or concurrently with such termination, the Company pays or causes to be paid the Company Termination Fee;

(iii) if (A) the conditions set forth in Section 6.01 and Section 6.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date of termination of this Agreement), (B) the Company has confirmed by written irrevocable notice to Parent that all conditions set forth in Section 6.03 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date of such notice) or that it is willing to waive any unsatisfied conditions set forth in Section 6.03, (C) the Merger is required to be consummated pursuant to Section 1.06 and (D) Parent and Merger Sub fail to consummate the Merger within three (3) business days after the later of (1) receipt by Parent of the notice referred to in clause (B) and (2) the date the Merger was required to be consummated pursuant to Section 1.06; provided that, notwithstanding anything in Section 7.01(b)(i) to the contrary, no party shall be permitted to terminate this Agreement pursuant to Section 7.01(b)(i) during such three-business-day period;

(iv) if the duly executed Stockholder Consent is not received by the Company within 24 hours following the execution and delivery of this Agreement; or

(v) if, at any time, the Company’s Cash on Hand (including, for the avoidance of doubt, any amounts held pursuant to escrow arrangements or in the Segregated Account) shall be less than the Minimum Cash Amount (a “Cash Shortfall”); provided that the Company shall not be able to terminate the Agreement pursuant to this Section 7.01(d)(v) unless (A) the Company delivers to Parent a written notice advising Parent that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that (i) a Cash Shortfall is expected to occur within three (3) business days and (ii) absent a cure of such Cash Shortfall, the failure to initiate proceedings for seeking relief under the United States Bankruptcy Code would be inconsistent with the directors’ fiduciary duties under applicable Laws, (B) such Cash Shortfall shall not have been cured within three (3) business days of receipt of such notice or Parent shall have advised the Company in writing that it will not seek to cure such Cash Shortfall (it being understood that (1) curing such Cash Shortfall shall require the replenishment of any Segregated Funds drawn upon during such three (3) business day period for ordinary course business expenses incurred during such period (which, for the avoidance of doubt, shall not include amounts incurred for any Bankruptcy Preparatory Work) with funds that are free and clear of any Liens to the same extent as contemplated by Section 2.08 with respect to the original Segregated Funds and (2) for purposes of calculating such three (3) business day period, the first business day will be the first business day after the date of delivery of such notice) (the “Cure Period”) and (C) upon such termination, the Company authorizes the initiation of proceedings for seeking relief under the United States Bankruptcy Code. For the avoidance of doubt, if either (x) a Cash Shortfall is cured during a Cure Period or (y) no Cash Shortfall exists as of the end of the Cure Period, and the Company’s Cash on Hand falls below the Minimum Cash Amount at any time thereafter, the Company shall be required to deliver a new notice pursuant to clause (A) above and Parent shall have the opportunity to cure such Cash Shortfall in the same manner as described above.

SECTION 7.02. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 7.02 and 7.03, and Article VIII), and there shall be no liability on the part of Parent, Merger Sub, the Company or their respective directors, officers and Affiliates, except as liability may exist pursuant to the provisions specified in the immediately preceding parenthetical that survive such termination; provided that no such termination shall relieve any party from liability for any Willful Breach or intentional fraud.

SECTION 7.03. Termination Fee. (a) In the event that this Agreement is terminated by:

(i) the Company pursuant to Section 7.01(d)(ii); or

(ii) Parent pursuant to Section 7.01(c)(ii);

then, in each case, the Company shall pay or cause to be paid the Company Termination Fee to Parent or its designee by wire transfer of same-day funds (x) in the case of any such termination by Parent, within two (2) business days after such termination, or (y) in the case of any such termination by the Company, simultaneously with such termination; it being understood that in no event shall the Company be required to pay or cause to be paid the Company Termination Fee more than once. As used herein, “Company Termination Fee” means a cash amount equal to two hundred and fifty thousand ($250,000) dollars.

(b) The Company acknowledges that the agreements contained in this Section 7.03 are an integral part of the Transactions, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to timely pay the Company Termination Fee to Parent and, in order to obtain the Company Termination Fee, Parent commences an Action that results in a judgment against the Company for the Company Termination Fee, then the Company shall pay to Parent the Company Termination Fee, plus interest on the Company Termination Fee from the date of termination of this Agreement at a rate per annum equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date of termination of this Agreement, plus the amount of any reasonable fees, costs and expenses (including legal fees) incurred by Parent and its Affiliates in connection with any such Action. In no event shall the Company be required to pay the Company Termination Fee more than once.

(c) Each party hereto acknowledges and agrees that the Company Termination Fee, if paid, as and when required pursuant to this Section 7.03, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision; it being understood that nothing herein, subject to Section 8.15, shall limit any party’s rights or remedies against the other party or parties to this Agreement in the event of Willful Breach or intentional fraud. Each of Parent and Merger Sub hereto acknowledges and agrees that, if the Company Termination Fee becomes payable pursuant to Section 7.03(a), the Company Termination Fee shall be the sole and exclusive remedy for damages against the Company in connection with this Agreement, except in the event of the Company’s Willful Breach or intentional fraud.

ARTICLE VIII

Miscellaneous

SECTION 8.01. No Survival of Representations, Warranties and Covenants. Except for the representations and warranties in Section 3.22 and Section 4.09, none of the representations, warranties, covenants and agreements in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time; provided that this Section 8.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time.

SECTION 8.02. Amendment or Supplement. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented in any or all respects only by written agreement of the parties hereto; provided, however, that, following delivery of the Stockholder Consent, there shall be no amendment, modification or supplement to this Agreement which by applicable Law would require further approval by the Company’s stockholders without such approval having first been obtained. The Company shall not amend, modify or supplement this Agreement in any material respect without the recommendation of the Special Committee.

SECTION 8.03. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing); provided, however, that following delivery of the Stockholder Consent, there shall be no waiver or extension which by applicable Law would require further approval by the Company’s stockholders without such approval having first been obtained. Any agreement on the part of a party hereto to any such waiver or extension shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

SECTION 8.04. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Parent or Merger Sub shall have the right to assign all or certain provisions of this Agreement, or any interest herein, and may delegate any duty or obligation hereunder, without the consent of the Company, to any Affiliate of Parent or Merger Sub so long as such assignment or delegation would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions, including the Merger; provided that no such assignment or delegation shall relieve Parent or Merger Sub of any of its obligations under this Agreement. Any purported assignment not permitted under this Section 8.04 shall be null and void.

SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile, PDF, electronic mail or electronic signature), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Exhibits attached hereto, the Company Disclosure Letter, the Parent Disclosure Letter, the Commitment Letters, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for the rights of (a) the Parent Related Parties set forth in Section 8.15, which are intended for the benefit of, and shall be enforceable by, the Parent Related Parties; (b) the Indemnified Parties set forth in Section 5.13, which are intended for the benefit of, and shall be enforceable by, the Indemnified Parties; and (c) from and after the Effective Time, holders of Converted Shares or Company RSU Awards to receive Merger Consideration.

SECTION 8.07. Governing Law; Jurisdiction. (a) This Agreement and any claim, cause of action or Action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto (i) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court would not have subject matter jurisdiction over any such claim, cause of action or Action, the federal courts of the United States located in the State of Delaware (the “Designated Courts”), in the event any claim, cause of action or Action involving the parties hereto (whether in contract, tort or otherwise) based upon, relating to or arising out of this Agreement or the Transactions, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that the Designated Courts are an inconvenient forum with respect to such claim, cause of action or Action and (iii) agrees that it shall not bring any claim, cause of action or Action against any other parties hereto based upon, relating to or arising out of this Agreement or the Transactions in any court other than the Designated Courts. Each party hereto hereby irrevocably consents to the service of process with respect to the Designated Courts in any such claim, cause of action or Action by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 8.10.

SECTION 8.08. Specific Enforcement. The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the Transactions, on the terms and subject to the conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the parties to cause the Merger to be consummated on the terms and subject to the conditions set forth in this Agreement) in the Designated Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and, without that right, neither the Company nor

Parent or Merger Sub would have entered into this Agreement. The parties hereto agree that, prior to the valid termination of this Agreement in accordance with Section 7.01, it will not assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to an injunction, specific performance or other equitable relief in connection with the Company’s enforcing Parent’s and Merger Sub’s obligations to effect the Closing shall be subject to the following requirements, and notwithstanding anything to the contrary in Section 8.08, any failure of Parent or Merger Sub to effect the Closing upon the closing conditions set forth in Sections 6.01 and 6.02 having been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing) shall not be deemed a breach of this Agreement by Parent, Merger Sub or their respective Affiliates unless: (i) the conditions set forth in Section 6.01 and Section 6.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date of the notice referred to in clause (ii) of this sentence), (ii) the Company has confirmed by written irrevocable notice to Parent that all conditions set forth in Section 6.03 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date of such notice) or that it is willing to waive any unsatisfied conditions set forth in Section 6.03, and (iii) Parent and Merger Sub fail to consummate the Merger within three (3) business days after the receipt by Parent of the notice referred to in clause (ii).

SECTION 8.09. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, CAUSE OF ACTION OR ACTION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (to the extent that no “bounce back”, “out of office” or similar message indicating non-delivery is received with respect thereto) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to it at:

c/o Apogee Parent Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention:  Chris Kemp and Dr. Adam London

Email:     ****

with copies (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

31 West 52nd Street

New York, New York 10019

Attention:  Stephen B. Amdur and Lillian Kim

Email:     stephen.amdur@pillsburylaw.com; lillian.kim@pillsburylaw.com

If to the Company, to:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention:  Axel Martinez

Email:     ****

with copies (which shall not constitute notice) to:

Cozen O’Connor

33 South 6th Street, Suite 3800

Minneapolis, Minnesota 55402

Attention:  Katheryn Gettman

Email:     KGettman@cozen.com

and

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

Attention:  Jenny Hochenberg and Boris Feldman

Email:     Jenny.Hochenberg@freshfields.com; Boris.Feldman@freshfields.com or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

SECTION 8.11. Severability. If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party or such party waives its rights under this Section 8.11 with respect thereto; provided, however, that the parties intend that the remedies and limitations thereon set forth in Section 8.08 be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a Person’s liability or obligations. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

SECTION 8.12. Definitions. (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Action” means any legal or administrative proceeding, lawsuit, regulatory investigation or arbitration.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such first Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. For purposes of this Agreement, the Company and each of its Subsidiaries, on the one hand, and Parent, Merger Sub and each of their respective other Affiliates, on the other hand, shall be deemed to not be Affiliates of each other.

“Anti-Bribery Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 and any other applicable Law relating to anti-bribery or anti-corruption of any jurisdiction in which the Company or any of its Subsidiaries conducts business or owns assets.

“business day” means a day except a Saturday, Sunday or other day on which the SEC, the Secretary of State or banks in New York City are authorized or required by Law to be closed.

“Cash on Hand” means all cash, cash equivalents and marketable securities of the Company, in each case determined in accordance with GAAP and expressed in U.S. dollars. For the avoidance of doubt, “Cash on Hand” shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit in the accounts of the Company.

“Company Bylaws” means the Company’s Amended and Restated Bylaws, dated June 20, 2021.

“Company Charter” means the Company’s Second Amended and Restated Certificate of Incorporation, dated June 20, 2021, as amended.

“Company Convertible Notes” means each Senior Secured Convertible Note due 2025 issued by the Company pursuant to that certain Securities Purchase Agreement dated as of August 4, 2023 (as amended by, inter alia, that certain Reaffirmation Agreement and Omnibus Amendment Agreement dated as of November 6, 2023, that certain Omnibus Amendment No. 3 Agreement on November 21, 2023, that certain Amendment to Securities Purchase Agreement dated as of January 19, 2024, that certain Amendment to Senior Secured Convertible Notes, dated as of January 31, 2024, and that certain Second Amendment to Securities Purchase Agreement and Second Amendment to Senior Secured Convertible Notes dated as of February 26, 2024) by and among the Company and the investors party thereto.

“Company Equity Awards” means, collectively, each Company Option, Company RSU Award (including each Director RSU Award).

“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan, as amended.

“Company Intellectual Property” means any and all Intellectual Property owned, or purported to be owned, by the Company or any of its Subsidiaries.

“Company Option” means any option to purchase Class A Shares outstanding under the Company Incentive Plan or otherwise.

“Company Organizational Documents” means the Company Charter and the Company Bylaws.

“Company Plan” means any (a) “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA) or (b) employment, independent contractor, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus, incentive, disability, medical, vision, dental, health, life insurance, fringe benefit or other compensation or benefit plan, program, agreement, arrangement, policy, trust, fund or contract, whether written or unwritten, in each case, sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates or with respect to which the Company or any of its Subsidiaries may have any liability, whether actual or contingent.

“Company Incentive Plan” means the Company’s 2021 Omnibus Incentive Plan, as amended.

“Company Related Parties” means, collectively, the Company’s former, current or future officers, directors, stockholders or Affiliates or any of their respective successors or assigns or any of the former, current or future officers, directors, stockholders, managers, members, partners or Affiliates or successors or assigns of any of the foregoing. Each of Parent, Merger Sub and each of their respective Affiliates shall be deemed to not be a Company Related Party.

“Company RSU Award” means any award of restricted stock units with respect to Class A Shares outstanding under the Company Incentive Plan or otherwise.

“Company Warrants” means each outstanding Warrant to Purchase Common Stock, dated August 4, 2023, and Common Stock Purchase Warrant, dated November 6, 2023, November 13, 2023, November 21, 2023, January 19, 2024 or February 26, 2024, in each case, issued by the Company in favor of the holder thereof.

“Consent” means any consent, waiver, approval, clearance, order, license, Permit, order, non-objection, non-action, expiration of waiting period or authorization.

“Contract” means any binding loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, capital lease, sale-leaseback, sublease, license, contract or other agreement, instrument, obligation or arrangement.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or other Law, Judgment or recommendation by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, including the Families First Coronavirus Response Act and the Coronavirus Aid, Relief, and Economic Security Act, in each case, in connection with or in response to COVID-19 or any associated global or regional health event.

“Dissenting Shares” means Common Shares for which the holder thereof (a) did not consent to or vote in favor of the Merger and (b) is entitled to demand and properly demands appraisal pursuant to, and in a manner that complies in all respects with, Section 262 of the DGCL.

“Environmental Law” means any Law that regulates or controls: (a) the protection of the environment or the prevention of pollution, (b) the management, manufacture, possession, presence, use, generation, distribution, labeling, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of or exposure to, any Hazardous Materials or (c) the protection of natural resources and the environment (including without limitation ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.; the federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; and the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; and the regulations promulgated pursuant thereto; and all state and local counterparts; each as such Laws have been and may be amended or supplemented through the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“GAAP” means the generally accepted accounting practices in the United States.

“Government Official” means any officer or employee of a Governmental Authority, custom official, political party official, candidate for political office, official of any public international organization or employee or Affiliate of an enterprise that is owned, sponsored or controlled by any Governmental Authority.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitral body or self-regulated entity, tribunal, commission or authority or other legislative, executive or judicial governmental entity or any agency, department, division, commission or political subdivision thereof, whether local, state, federal or foreign.

“Hazardous Materials” means any petroleum or petroleum-derived products, radioactive materials (including any source, special nuclear, or byproduct material) or wastes, polychlorinated biphenyls, per- or poly-fluoridated substances, heavy metals, hazardous or toxic substances, as those terms are defined under any Environmental Law, and any other contaminant, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that requires reporting, investigation, removal or remediation or is otherwise regulated under any Environmental Law.

“Intellectual Property” means all intellectual property and rights therein in any jurisdiction throughout the world, including such rights in and to: (a) patents (including all divisionals, continuations, continuations-in-part, renewals, reissues, reexaminations, supplemental examinations, inter partes reviews, post-grant oppositions, substitutions and extensions thereof), patent applications (including provisional and nonprovisional), patent disclosures and other patent rights, (b) trademarks, service marks, trade dress, trade names, business names, brand names, logos, slogans and other indicia of origin and source identifiers, including registrations and applications for registration therefor, together with all goodwill associated therewith, (c) copyrights that are registered or unregistered (including copyrights in Software), works of authorship (whether or not copyrightable), design or database rights (including in all website content and Software), including registrations and applications for registration therefor, (d) URLs, social media handles and Internet domain names (including any top level domain names and global top level domain names), including registrations and applications for registration therefor, (e) trade secrets (as defined in the Uniform Trade Secrets Act, state Law and the Defend Trade Secrets Act and under corresponding foreign statutory Law and common law) and nonpublic know-how, including inventions, discoveries, improvements, concepts, ideas, methods, techniques, processes, procedures, programs, codes, designs, prototypes, patterns, plans, compilations, program devices, formulas, schematics, drawings, technical data, specifications, research and development information, technology, databases, data collections, customer lists, business plans and other technical information, and other rights in confidential and proprietary business information and know-how, in each case, to the extent qualifying as a trade secret under applicable Law (collectively, “Trade Secrets”) and (f) Software.

“IT Assets” means the Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and other information technology equipment owned, leased or licensed by and, in each case, in the possession of or controlled by, the Company or any of its Subsidiaries.

“IT Contracts” means the contracts (whether or not in writing and including those currently being negotiated) under which any third party provides or will provide any element of, or services relating to, the IT Assets, including leasing, hire purchase, licensing, maintenance, website hosting, outsourcing, security, back-up, disaster recovery, insurance, cloud computing and other types of services agreements.

“Knowledge” means, (a) with respect to the Company, the actual knowledge of the individuals listed on Schedule 8.12 of the Company Disclosure Letter, and (b) with respect to Parent or Merger Sub, the actual knowledge of the individuals listed on Schedule 8.12 of the Parent Disclosure Letter.

“Leased Real Property” means the leasehold or subleasehold interests and any other rights to license, use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.

“Liens” means any pledges, liens, charges, mortgages, deeds of trust, conditions, covenants, restrictions, options, rights of first refusal or offer, conditional sales or other title retention agreements, adverse claims of ownership or use, easements, encroachments, third-party rights, leases, licenses, hypothecations, security interests or other encumbrances of any kind or nature whatsoever.

“Material Adverse Effect” means, with respect to the Company and its Subsidiaries, any fact, circumstance, effect, change, event or development that is not in existence and disclosed to Parent as of the date hereof or reasonably foreseeable to Parent as of the date hereof and that, individually or in the aggregate, with all other facts, circumstances, effects, changes, events or developments, (a) would prevent or materially delay, interfere with, hinder or impair the consummation by the Company of any of the Transactions in accordance with the terms of this Agreement or (b) has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that, no fact, circumstance, effect, change, event or development to the extent resulting from or arising out of any of the following shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any change or condition affecting the industries in which the Company and its Subsidiaries operate, including any event, change, development, circumstance or fact in or with respect to prices for commodities, raw material inputs or end products; (ii) any economic, legislative or political condition, including any government shutdown or the results of any election, or any securities, credit, financial or other capital markets condition, in each case in the United States or in any non-U.S. jurisdiction, including changes in interest or exchange rates; (iii) any failure in and of itself by the Company or any of its Subsidiaries to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings, cash flow or other financial or operating metrics for any period or any change to the liquidity profile of the Company or any of its Subsidiaries (it being understood that the underlying facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent such underlying facts or occurrences are not otherwise excluded from being taken into account by clauses (i) through (xii) of this definition); (iv) the announcement, execution or delivery of this Agreement or the pendency of the Merger, including the impact thereof on relationships or potential relationships, contractual or otherwise, with existing or future customers, vendors, partners, employees or regulators except that the exceptions contained in this clause (iv) shall not apply with respect to references to Material Adverse Effect in those portions of the representations and warranties contained in Sections 3.03, 3.04, 3.11(e) and 3.12(b) (and in Section 6.02(a) to the extent related to such representations and warranties) the purposes of which are to address the consequences resulting from the execution, delivery and performance by the Company of this Agreement or consummation of the Transactions; (v) the identity of Parent or any of its Affiliates; (vi) any change in and of itself in the market price or trading volume of Class A Shares on the NASDAQ Capital Market, any change in the credit ratings or the ratings outlook for the Company or any of its Subsidiaries or any of their respective securities or any going concern disclosure in any reports, schedules, forms, statements and other documents filed by the Company with the SEC (it being understood that the underlying facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent such underlying facts or occurrences are not otherwise excluded from being taken into account by clauses (i) through (xii) of this definition); (vii) any change after the date of this Agreement in applicable Law or GAAP (or authoritative interpretation thereof); (viii) riots, protests, geopolitical conditions, the outbreak or escalation of hostilities, any act of war, cyberattack, sabotage or terrorism, or any escalation or worsening of any such act of war, cyberattack, sabotage or terrorism threatened or underway as of the date of this Agreement; (ix) the occurrence or worsening of any pandemic, epidemic, public health emergency or disease outbreak (including COVID-19); (x) any hurricane, ice event, fire, tornado, tsunami, flood, earthquake or other natural or manmade disaster or severe weather-related event, circumstance or development; (xi) any action of the Company or any of its Subsidiaries (A) expressly contemplated or required to be taken by the Company or its Subsidiaries pursuant to this Agreement or (B) taken at Parent’s written request; (xii) any Transaction Litigation made or initiated by a holder of Common Shares, including any derivative claims; (xiii) the Company’s lack of sufficient Cash on Hand or other sources of readily available funds to enable it to operate its businesses in the ordinary course of business; (xiv) any failure by Parent to arrange equity or debt financing from third parties sufficient to operate the Company’s business during the period from the date of this Agreement until the Effective Time and (xv) the impact on the Company or any of its Subsidiaries or their relationships or potential relationships, contractual or otherwise, with existing or future customers, vendors, partners, employees or regulators, in each cash case, resulting from the Company’s public announcement of its consideration of a potential filing of a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code; provided, however, that any fact, circumstance, effect, change, event or development set forth in clauses (i), (ii), (vii), (viii), (ix) or (x) above may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such fact, circumstance, effect, change, event or development has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect).

“Minimum Cash Amount” means Three Million Five Hundred Thousand ($3,500,000) dollars; provided that any amounts withdrawn from the Segregated Account at the direction of the Special Committee in accordance with the penultimate sentence of Section 2.08 (other than, for the avoidance of doubt, during any Cure Period) shall be deemed to reduce the Minimum Cash Amount on a dollar for dollar basis.

“Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 and the applicable money laundering Laws of all jurisdictions where the Company or any of its Subsidiaries conducts business.

“Noteholder Conversion Agreement” means that certain Noteholder Conversion Agreement, dated as of the date hereof, by and between Parent, Merger Sub, and each holder of Company Convertible Notes.

“Parent Material Adverse Effect” means, with respect to Parent and Merger Sub, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, with all other facts, circumstances, effects, changes, events or developments, would prevent or materially delay, interfere with, hinder or impair the consummation by Parent or Merger Sub of any of the Transactions in accordance with the terms of this Agreement.

“Parent Related Parties” means, collectively, Parent’s and Merger Sub’s respective former, current or future officers, directors, stockholders, managers, members, partners, financing sources or Affiliates or any of their respective successors or assigns, including the Commitment Parties, or any of the former, current or future officers, directors, stockholders, managers, members, partners, financing sources or Affiliates or successors or assigns of any of the foregoing.

“Payments” means anything of value, including cash, gifts, travel expenses, entertainment, offers of employment, provision of free services or business meals, and also includes event sponsorships, consultant contracts, fellowship support, job offers and charitable contributions made at the request of, or for the benefit of, an individual, such individual’s family or other relations.

“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable, or the amount or validity of which is being contested in good faith and by appropriate proceedings and, in either case, for which adequate reserves are being maintained on the most recent Company Financial Statements in accordance with GAAP, (b) reserved, (c) Liens securing payment of the Company or its Subsidiaries with respect to outstanding indebtedness so long as there is no default under such indebtedness, (d) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (e) licenses (including nonexclusive licenses of Intellectual Property) granted to third parties in the ordinary course of business by the Company or any of its Subsidiaries, (f) securities transfer restrictions imposed by applicable Law and (g) such other Liens or imperfections that are not material in amount and do not materially detract from the value of or materially impair the existing or intended use of the asset or property affected by such Lien or imperfection.

“Person” means an individual, corporation, limited liability company, limited or general partnership, joint venture, association, trust, unincorporated organization or other entity, including a Governmental Authority or any group comprised of two or more of the foregoing.

“Personal Data” means (a) any information relating to an identified or identifiable natural person or that is reasonably capable of being related to the identity of a natural person or (b) any piece of information considered “personally identifiable information”, “personal information”, “personal data” or other comparable term under applicable Information Privacy Laws.

“Privacy Requirements” means (a) all applicable Laws relating to data privacy, data protection, security, collection, storage, use, transfer, disclosure, destruction, alteration or other processing of Personal Data (collectively, “Information Privacy Laws”), (b) all obligations under Contracts to which the Company or any of its Subsidiaries is party or is otherwise bound, (c) all publicly posted policies of the Company and its Subsidiaries, in the case of each of clauses (b) and (c), relating to data privacy, data protection, security, collection, storage, use, transfer, disclosure, destruction, alteration or other processing of Personal Data and (d) the Payment Card Industry Data Security Standard (PCI DSS) version 3.2.

“Professional Fees” means reasonable and documented fees and expenses payable in connection with services provided by Cozen O’Connor P.C., Donlin, Recano & Company, Inc., Freshfields Bruckhaus Deringer US LLP, Houlihan Lokey Capital, Inc., KTBS Law LLP, Richards, Layton & Finger, P.A., Riveron Consulting LLC and Young Conaway Stargatt & Taylor, LLP.

“Public Stockholders” means all of the holders of the issued and outstanding Common Shares, excluding the Specified Stockholders and their respective Affiliates. For purposes of this definition only, “Specified Stockholder” shall also include each immediate family member (as defined in Item 404 of Regulation S-K under the Securities Act) of any Specified Stockholder and any trust or other entity (other than the Company) in which any Specified Stockholder or any such immediate family member thereof holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a voting, proprietary, equity or other financial interest.

“Real Property Leases” means the leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

“Representatives” means, with respect to any Person, its officers, directors, equityholders, employees, agents, financial advisors, investment bankers, attorneys, accountants, consultants and other advisors and representatives.

“Required Stockholder Approval” means the adoption of this Agreement and the approval of the Transactions, including the Merger, contemplated hereby by the affirmative vote or written consent of the holders representing a majority in voting power of the outstanding Class A Shares and Class B Shares entitled to vote thereon, voting as a single class, and sixty-six and two-thirds (66 2/3%) percent of the outstanding Class B Shares, voting as a separate class.

“Sensitive Information” means (a) confidential and proprietary information of the Company and its Subsidiaries or of a third party in the possession or control of the Company or any of its Subsidiaries and (b) Personal Data.

“Sensitive Information Breach” means any (a) unauthorized or unlawful acquisition of, access to, loss of or misuse (by any means) of Sensitive Information, (b) unauthorized or unlawful processing, sale or rental of Sensitive Information, (c) ransomware, phishing or other cyberattack that results in a monetary loss or a business disruption to the applicable Person or (d) other act or omission that compromises the security, confidentiality, integrity or availability of Sensitive Information.

“ShareIntel Warrant” means that certain outstanding Warrant to Purchase Common Stock, dated as of February 3, 2023, issued by the Company in favor of ShareIntel-Shareholder Intelligence Services, LLC.

“Software” means (a) all computer programs, applications, files, user interfaces, application programming interfaces, diagnostics, software development tools and kits, templates, menus, analytics and tracking tools, compilers, libraries, version control systems and operating systems, including all software implementations of algorithms, models and methodologies for any of the foregoing, whether in source code, object code or other form, and (b) all user documentation, including user manuals and training materials, relating to any of the foregoing.

“Specified Stockholders” means Chris Kemp and Adam London.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. For purposes of this Agreement, the Company and each of its Subsidiaries, shall be deemed to not be a Subsidiary of any of Parent, Merger Sub or any of their respective Affiliates.

“Takeover Law” means a “business combination”, “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Laws.

“Tax” means all U.S. and non-U.S. federal, national, provincial, state or local taxes, charges, fees, levies or other similar assessments or liabilities, in each case, in the nature of taxes, imposed by a Governmental Authority, together with any interest, penalties, assessments or additions to tax imposed with respect to such amounts, whether or not disputed.

“Tax Returns” means all reports, returns, declarations, claims for refunds, statements or other information supplied or required to be supplied to a Governmental Authority relating to Taxes, including any amendment thereof or schedule or attachment thereto.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger and the Financing.

“Transaction Documents” means, collectively, this Agreement, the Equity Commitment Letters, the Debt Commitment Letter, the Rollover Agreements, the Noteholder Conversion Agreement, the Warrant Exchange Agreement and any other document contemplated hereby or thereby or any document or instrument delivered in connection hereunder or thereunder.

“Underwater Option” means Company Option (whether vested or unvested) with an exercise price equal to or greater than the Merger Consideration.

“Warrant Exchange Agreement” means that certain Warrant Exchange Agreement, dated as of the date hereof, by and between Parent, Merger Sub, and each holder of Company Warrants.

“Willful Breach” means a material breach of, or material failure to perform the covenants contained in, this Agreement that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such party’s act or failure to act would constitute or would reasonably be expected to result in a material breach of, or material failure to perform the covenants contained in, this Agreement.

(b) The following terms have the respective meanings set forth in the section referenced opposite such term:

Term	Section
Acceptable Confidentiality Agreement	Section 5.02(f)
Acquisition Proposal	Section 5.02(h)
Adverse Recommendation Change	Section 5.02(d)
Agreement	Preamble
Bankruptcy and Equity Exception	Section 3.03(a)
Book-Entry Share	Section 2.01(c)(ii)
Capitalization Date	Section 3.02(a)
Cash Shortfall	Section 7.01(d)(v)
Certificate	Section 2.01(c)(ii)
Certificate of Merger	Section 1.02
Class A Share	Section 2.01(b)
Class B Share	Section 2.01(b)

Term	Section
Closing	Section 1.06
Closing Date	Section 1.06
Code	Section 2.02(g)
Commitment Letters	Section 4.05(a)
Commitment Parties	Section 4.05(a)
Common Shares	Section 2.01(b)
Company	Preamble
Company Acquisition Agreement	Section 5.02(d)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Disclosure Letter	Article III
Company Financial Statements	Section 3.05(b)
Company Notice	Section 5.02(d)
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(b)
Company Termination Fee	Section 7.03(a)(ii)
Converted Option	Section 2.03(a)
Converted Shares	Section 2.01(c)(i)
Cure Period	Section 7.01(d)(v)
Debt Commitment Letter	Section 4.05(a)
Debt Commitment Party	Section 4.05(a)
Debt Financing	Section 4.05(a)
Designated Courts	Section 8.07(b)
DGCL	Recitals
Director RSU Award	Section 2.03(b)
Economic Sanctions	Section 3.09(b)
Effective Time	Section 1.02
Environmental Permits	Section 3.13
Equity Commitment Letters	Section 4.05(a)
Equity Commitment Parties	Section 4.05(a)
Equity Financing	Section 4.05(a)
Financing	Section 4.05(a)
ERISA Affiliate	Section 3.11(c)
ESPP Purchase Date	Section 2.03(d)
Exchange Act	Section 3.04
Exchange Fund	Section 2.02(a)
Export Control laws	Section 3.09(c)
Existing Purchase Period	Section 2.03(d)
Filed SEC Documents	Article III
Governmental Approvals	Section 3.04
Houlihan	Section 3.19
Indemnified Parties	Section 5.13(a)
Information Statement	Section 5.04(a)
Intervening Event	Section 5.02(g)
Judgment	Section 3.07
Laws	Section 3.09(a)
Material Contract	Section 3.17
Maximum Tail Premium	Section 5.13(b)
Merger	Recitals
Merger Consideration	Section 2.01(c)(i)

Term	Section
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Share	Section 2.01(a)
Merger Sub Stockholder Approval	Recitals
Notice Period	Section 5.02(d)
Outside Date	Section 7.01(b)(i)
Parent	Preamble
Parent Board	Recitals
Parent Class A Common Stock	Section 2.03(a)
Parent Disclosure Letter	Article IV
Parent Series A Preferred Stock	Section 2.04
Paying Agent	Section 2.02(a)
Permits	Section 3.08(b)
Preferred Stock	Section 3.02(a)
Sarbanes-Oxley Act	Section 3.05(c)
Schedule 13E-3	Section 5.04(a)
SEC	Section 3.04
Secretary of State	Section 1.02
Securities Act	Section 3.02(c)
Segregated Account	Section 2.08
Segregated Funds	Section 2.08
Special Committee	Recitals
Special Committee Recommendation	Recitals
Stockholder Consent	Section 5.03(a)
Superior Proposal	Section 5.02(i)
Surviving Company	Section 1.01
Surviving Company Organizational Documents	Section 1.04
Transaction Litigation	Section 5.09

SECTION 8.13. Fees and Expenses. Whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the Transactions, including the Merger, shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in this Agreement.

SECTION 8.14. Interpretation. (a) When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article of, a Section of or an Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to Parent”, “delivered to Parent” and words of similar import refer to documents made available in a virtual data room or electronically to Parent, Merger Sub or their respective Representatives, and to the Commitment Parties and their Representatives, at least one business day prior to the entry into this Agreement. All terms defined in this Agreement shall have the meanings defined hereunder when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and includes all rules and regulations promulgated thereunder. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

(b) Whenever this Agreement contemplates any action or determination by the Company Board and such action or determination relates to the review, evaluation and negotiation of this Agreement or the Transactions or any other matter over which the Company Board has granted the Special Committee authority, the Company Board shall take such action or make such determination, in each case, only upon and in accordance with a recommendation to the Company Board from the Special Committee.

(c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

SECTION 8.15. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, the other Transaction Documents or the Transactions, the negotiation, execution or performance of this Agreement, the other Transaction Documents or the Transactions, any breach or violation of this Agreement or the other Transaction Documents, or any failure of the Merger or the Transactions to be consummated, may only be made against the entities that are expressly named as parties hereto, except for claims that the Company may assert in accordance with, and subject to the terms and limitations set forth in, the Commitment Letters. No Parent Related Party (other than Parent and Merger Sub) or Related Person (as defined in the Equity Commitment Letters) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in contract, in tort or otherwise) based upon, arising out of or relating to, or by reason of, this Agreement, the other Transaction Documents or the Transactions, the negotiation, execution or performance of this Agreement, the other Transaction Documents or the Transactions, any breach or violation of this Agreement or the other Transaction Documents, or any failure of the Merger or the Transactions to be consummated, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, except for claims that the Company may assert in accordance with, and subject to the terms and limitations set forth in, the Commitment Letters. Without limiting the rights of the Company against Parent or Merger Sub hereunder, in no event shall the Company or any Company Related Party or any of their respective Representatives, and the Company agrees not to, and to cause the Company Related Parties and their respective Representatives not to, seek to enforce this Agreement or the Commitment Letters against, make any claims for breach of this Agreement or the other Transaction Documents against or seek to recover monetary damages related to this Agreement, the other Transaction Documents or the Transactions from any Parent Related Party (other than Parent and Merger Sub) or Related Person (as defined in the Equity Commitment Letters), except for claims that the Company may assert in accordance with, and subject to the terms and limitations set forth in, the Commitment Letters. Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, no Parent Related Party or Related Person (as defined in the Equity Commitment Letters) will be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages that may be alleged as a result of this Agreement, the other Transaction Documents, or the Transactions, or the termination or abandonment of any of the foregoing.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ASTRA SPACE, INC.

by	/s/ Axel Martinez
Name: Axel Martinez
Title: Chief Financial Officer

by	/s/ Martin Attiq
Name: Martin Attiq
Title: Chief Business Officer

APOGEE PARENT INC.

by	/s/ Chris C. Kemp
Name: Chris C. Kemp
Title: Chief Executive Officer

APOGEE MERGER SUB INC.

by	/s/ Chris C. Kemp
Name: Chris C. Kemp
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX D

OPINION OF HOULIHAN LOKEY CAPITAL, INC.

March 5, 2024

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California, 94501

Attn: The Special Committee of the Board of Directors

Dear Members of the Special Committee:

We understand that Astra Space, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among Apogee Parent Inc. (“Parent”), Apogee Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company pursuant to which, among other things, (i) Merger Sub will be merged with and into the Company (the “Merger”), (ii) in connection with the Merger, each outstanding share of Class A common stock, par value $0.0001 per share, of the Company (each, a “Class A Share”) and each outstanding share of Class B common stock, par value $0.0001 per share of the Company (each a “Class B Share,” and together with the Class A Shares, the “Common Shares”), other than (A) any Common Shares owned by the Company as treasury shares immediately prior to the effective time of the Merger (the “Effective Time”), (B) any Common Shares outstanding immediately prior to the Effective Time and owned by any direct or indirect wholly owned subsidiary of the Company, (C) any Common Shares outstanding immediately prior to the Effective Time and owned by Parent (including as a result of having been acquired by Parent pursuant to a rollover agreement (“Rollover Agreement”) entered into in connection with the Merger), Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub and (D) any Common Shares for which the holder thereof properly demands appraisal under applicable law, will be automatically canceled and converted into the right to receive $0.50 in cash (the “Merger Consideration”), and (iii) the Company will survive the Merger as a wholly owned subsidiary of Parent.

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Merger Consideration to be received by the Public Stockholders is fair, from a financial point of view, to the Public Stockholders. For purposes of this Opinion, (i) “Public Stockholders” means all of the holders of the issued and outstanding Common Shares, excluding Chris Kemp, Adam London (together with Mr. Kemp, the “Specified Stockholders”) and their respective Affiliates and (ii) “Specified Stockholder” includes each immediate family member (as defined in Item 404 of Regulation S-K under the Securities Act of 1933) of any Specified Stockholder and any trust or other entity (other than the Company) in which any Specified Stockholder or any such immediate family member thereof holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a voting, proprietary, equity or other financial interest.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed an execution copy of the Agreement received by us on March 5, 2024;

245 Park Avenue, 20th Floor, New York, New York 10167 212.497.4100 HL.com

Broker/dealer services through Houlihan Lokey Capital, Inc. and Houlihan Lokey Advisors, LLC

Special Committee of the Board of Directors

Astra Space, Inc.

March 5, 2024

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including a liquidation analysis of the Company prepared by a third party advisor (other than Houlihan Lokey) to the Company and the Committee (the “Third Party Advisor”) reviewed by Company management and reviewed and approved for our use by the Committee (the “Liquidation Analysis”);

4.

spoken with certain members of Company management and certain of the Company’s and the Committee’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters, including, without limitation, such management’s views of the operational and financial risks and uncertainties attendant with not pursuing the Merger;

5.

considered the results of the solicitation processes conducted by the Company and the Committee with respect to a possible sale of the Company or other strategic transactions, which you have advised us did not result in the Company receiving any alternative proposals with respect to a sale of the Company or other strategic transaction that the Committee considered were superior to or competitive with the Merger and the Merger Consideration;

6.

for informational purposes reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

7.

reviewed a confirmation letter addressed to us from senior Company management which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Company management has advised us, and at your direction we have relied upon and assumed, that the Liquidation Analysis has been reasonably prepared by the Third Party Advisor in good faith on bases reflecting the best currently available estimates and judgments of Company management as to the expected realizable value for the Company’s assets in a liquidation of such assets and the amounts, if any, estimated to be available for distribution to the holders of Common Shares. At your direction, we have relied, without independent verification, solely upon the judgment of Company management (with the advice of the Third Party Advisor) regarding all aspects of the Liquidation Analysis. We express no view or opinion with respect to the Liquidation Analysis or the assumptions on which it is based. If the assumptions, estimates or conclusions set forth in the Liquidation Analysis are not accurate, the conclusions set forth in this Opinion could be materially affected.

The Committee and Company management have advised us, and at the Committee’s direction we have relied upon and assumed, that (i) there is substantial doubt about the Company’s ability to continue as a going concern, (ii) since inception, the Company has experienced significant recurring losses from operations and expects continuing operating losses for the foreseeable future, (iii) the Company’s existing sources of liquidity are not sufficient to fund commercial scale production and sale of its services and products, (iv) to continue the

Special Committee of the Board of Directors

Astra Space, Inc.

March 5, 2024

Company’s business operations, the Company needs to raise substantial additional funds, (v) the Company, under the supervision of the Committee, has explored a variety of funding options and transactions, none of which have come to fruition, (vi) the Company has been unable to obtain sufficient financial resources, (vii) the Company’s business, financial condition and results of operations have been materially and adversely affected, (viii) in the absence of the funds to be secured in connection with the execution of the Agreement (including payments related to a commercial contract), the Company will likely exhaust its remaining available cash resources within the next several days, (ix) given the Company’s current liquidity situation, the Company’s only alternative to the Merger is filing a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code, which will result in a liquidation of the Company, and (x) as a result of such liquidation, the holders of Common Shares will receive no recovery.

We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. In reaching our conclusions hereunder, (i) we did not rely upon a discounted cash flow analysis of the Company, due to the Company’s going concern issues and, as you have advised us and directed us to assume, the fact that no current, reliable projections with respect to the future financial performance of the Company are available, and (ii) we did not rely upon a review of the publicly available financial terms of other transactions or a review of other companies with publicly traded equity securities, due to the Company’s going concern issues.

With your approval, we have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) Parent will be successful in its efforts to secure and provide funding sufficient for (i) the operation of the Company during the period from the execution of the Agreement until the consummation of the Merger and (ii) payment of the Merger Consideration, in each case, as contemplated by the Agreement, (d) all conditions to the consummation of the Merger (including, without limitation, any conditions related to the financing of the Merger) will be satisfied without waiver thereof, (e) there will be no litigation or other actions or proceedings concerning the Company, the Merger or otherwise that would delay the consummation of, or otherwise have any effect on, the Merger, and (f) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Company or the Merger that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party.

Special Committee of the Board of Directors

Astra Space, Inc.

March 5, 2024

We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to the price or range of prices at which Common Shares may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Houlihan Lokey has acted as financial advisor to the Committee in connection with the Merger and will receive a fee for such services, a portion of which became payable to Houlihan Lokey upon the rendering of this Opinion and a substantial portion of which is contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, any terms, aspects or implications of (a) the financing to be secured in connection with the execution of the Agreement, (b) any Rollover Agreement that may be entered into by Parent and certain holders

Special Committee of the Board of Directors

Astra Space, Inc.

March 5, 2024

of Common Shares (if any), (c) the Noteholder Conversion Agreement to be entered into by Parent, Merger Sub and the holders of the Company’s convertible notes and (d) the Warrant Exchange Agreement to be entered into by Parent, Merger Sub and each holder of warrants to purchase Common Shares, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise.

We are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company, Parent and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to the Company, the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Public Stockholders in the Merger pursuant to the Agreement is fair, from a financial point of view, to the Public Stockholders.

Very truly yours,

HOULIHAN LOKEY CAPITAL, INC.

ANNEX E

Stockholder Consent

Execution Version

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

OF

ASTRA SPACE, INC.

(THE “COMPANY”)

Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the “DGCL”), Article XII of the Second Amended and Restated Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”), and Section 2.9 of the Amended and Restated Bylaws of the Company (the “Bylaws”), the undersigned stockholders of the Company, constituting (a) the holders representing at least a majority in voting power of the issued and outstanding shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and issued and outstanding shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) entitled to vote on the matters herein, acting as a single class, and (b) sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Class B Common Stock entitled to vote on the matters herein, acting as a separate class, hereby adopt the following resolutions and the taking of the actions contemplated thereby by written consent in lieu of a meeting (this “Written Consent”):

ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER

WHEREAS, a special committee of the board of directors of the Company (the “Board”) consisting only of independent and disinterested directors of the Company (the “Special Committee”) has unanimously (a) determined that the Agreement and Plan of Merger, dated as of March 7, 2024, by and among the Company, Apogee Parent Inc., a Delaware corporation (“Parent”), and Apogee Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), a copy of which is attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent on the terms, and subject to the conditions, set forth therein (the “Merger”), together with the other transactions contemplated by the Merger Agreement (the “Transactions”), are advisable, fair to and in the best interests of the Company and its stockholders and (b) recommended that the Board (i) approve the Merger Agreement and the Transactions, including the Merger, and (ii) declare the Merger Agreement to be advisable and recommend the adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company entitled to vote thereon (such recommendation, the “Special Committee Recommendation”);

WHEREAS, the Board (with Chris Kemp, Adam London and Scott Stanford abstaining from voting on the approval of the Merger Agreement and the Transactions, including the Merger), acting on the Special Committee Recommendation, has (a) determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and its stockholders, (b) declared the Merger Agreement and the Transactions, including the Merger, advisable, (c) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained therein and (d) resolved to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company entitled to vote thereon;

WHEREAS, the Merger Agreement has been executed and delivered by an Authorized Officer of the Company;

WHEREAS, pursuant to the Certificate of Incorporation, (a) each holder of Class A Common Stock is entitled to cast one (1) vote for each share of Class A Common Stock outstanding and registered in such holder’s name as of the record date for determining stockholders entitled to participate in such action by written consent and (b) each holder of Class B Common Stock is entitled to cast ten (10) votes for each share of Class B Common Stock outstanding and registered in such holder’s name as of the record date for determining stockholders entitled to participate in such action by written consent;

WHEREAS, pursuant to the Certificate of Incorporation, the affirmative vote or written consent of the holders representing (a) a majority in voting power of the issued and outstanding shares of Class A Common Stock and the issued and outstanding shares of Class B Common Stock entitled to vote thereon, voting together as a single class, and (b) sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Class B Common Stock, voting as a separate class (clauses (a) and (b), the “Required Stockholder Approval”), is required to adopt the Merger Agreement and approve the Transactions, including the Merger;

WHEREAS, the undersigned stockholders represent the holders of Common Stock and Class B Common Stock necessary to obtain the Required Stockholder Approval for the approval by stockholders of the Company of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof, and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth therein, in accordance with the Certificate of Incorporation and the DGCL; and

WHEREAS, the Board submitted the Merger Agreement to the undersigned stockholders of the Company for their consideration and has recommended that the stockholders of the Company adopt and approve the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth therein, in accordance with the Certificate of Incorporation and the DGCL.

NOW, THEREFORE, BE IT HEREBY:

RESOLVED, that the Merger Agreement, the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth therein, are advisable, fair and in the best interests of the Company and its stockholders;

RESOLVED FURTHER, that the Merger Agreement, the terms thereof, and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth therein, and the taking by the Company of any and all other actions necessary or appropriate to give effect to the foregoing, are hereby approved, authorized and adopted in all respects; and

RESOLVED FURTHER, that the form, terms and provisions of the Transaction Documents (as defined in the Merger Agreement), the execution thereof and of such other ancillary undertakings, certificates, instruments, documents and agreements related thereto, including, without limitation, the Certificate of Merger (including the Third Amended and Restated Certificate of Incorporation of the Company attached thereto) to be filed with the Secretary of State of the State of Delaware effecting the Merger is hereby approved and authorized in all respects.

INTERESTED PARTY TRANSACTION

WHEREAS, pursuant to Section 144 of the DGCL, no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest (any such party is referred to herein individually as an “Interested Party”; and any such contract or transaction is referred to herein as an “Interested Party Transaction”), shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board which authorized the Interested Party Transaction or solely because the vote of any such Interested Party is counted for such purpose, if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the Interested Party Transaction are disclosed or are known to the Board, and the Board in good faith authorizes the Interested Party Transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the Interested Party Transaction are disclosed or are known to the stockholders entitled to vote thereon, and the Interested Party Transaction is specifically approved in good faith by vote of the stockholders; or (c) the Interested Party Transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board or the stockholders;

WHEREAS, by reason of their ownership of Common Stock, by their relationship with certain entities that hold Common Stock, by their positions as members of the Board, or executive officers of the Company, or some combination of the preceding factors, each of Chris C. Kemp, Adam P. London and Scott Stanford may have or may be deemed to have conflicting interests with respect to the Merger Agreement and the other Transaction Documents and the Transactions contemplated thereby, including the Merger;

WHEREAS, it has been disclosed to or is otherwise known by the Board that (a) Mr. Kemp is a director and the Chief Executive Officer and President of the Company and (b) he, or entities affiliated with him, intend to participate in the Transactions, including the Merger, such that Mr. Kemp may be an Interested Party in the Merger and the Merger may be an Interested Party Transaction with respect to Mr. Kemp;

WHEREAS, it has been disclosed to or is otherwise known by the Board that (a) Dr. London is a director and the Chief Technology Officer of the Company and (b) he, or entities affiliated with him, intend to participate in the Transactions, including the Merger, such that Dr. London may be an Interested Party in the Merger and the Merger may be an Interested Party Transaction with respect to Dr. London;

WHEREAS, it has been disclosed to or is otherwise known by the Board that (a) Scott Stanford is a director of the Company and (b) he, or entities affiliated with him, intend to participate in the Transactions, including the Merger, such that Scott Stanford may be an Interested Party in the Merger and the Merger may be an Interested Party Transaction with respect to Scott Stanford; and

WHEREAS, the protections of Section 144 of the DGCL require disclosure to the Company’s stockholders, to the extent not already known to them, of the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders hereby acknowledge that all material facts as to the directors’ and officers’ relationships or interests as to the Merger Agreement and the other Transaction Documents and the Transactions contemplated thereby, including the Merger, have been disclosed and are known to the undersigned stockholders, and that the undersigned stockholders have had an adequate opportunity to ask questions regarding, and investigate the nature of, the relationships and/or interests of such directors and officers who may be Interested Parties, and that the undersigned stockholders hereby specifically approve such transactions pursuant to Section 144 of the DGCL; and

RESOLVED FURTHER, that the Interested Party Transactions described above, be, and hereby are, approved in all respects, and the Company be, and hereby is, authorized and empowered to perform each of its obligations with respect to such transactions, including to execute, deliver, and perform each of the agreements, certificates, assignments, instruments, and other documents to be executed and delivered by the Company as contemplated thereby.

GENERAL RESOLUTIONS

RESOLVED, that Axel Martinez, in his capacity as Chief Financial Officer of the Company, and Martin Attiq, in his capacity as Chief Business Officer of the Company (each an “Authorized Officer”) be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to make all such arrangements, to take all such further action, to cause to be prepared and filed all such documents, to make all expenditures and incur all expenses and to execute and deliver, in the name of and on behalf of the Company, all agreements, instruments, certificates and documents as they deem necessary, appropriate or advisable in order to fully effectuate the purpose of each and all of the foregoing resolutions and the execution by such Authorized Officer of any such agreement, instrument, document or certificate or the payment of any such expenditures or expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the agreement, instrument, document, or certificate so executed, the expenses or expenditures so paid and the action so taken;

RESOLVED FURTHER, that all actions taken prior to the adoption of these resolutions by any Authorized Officer, director, or counsel of the Company in connection with the matters referred to herein that would have been within the authority conferred hereby had these resolutions predated such actions be, and they hereby are, ratified, confirmed, and approved;

RESOLVED FURTHER, that this Written Consent may be executed in counterparts and by DocuSign or email of scanned copies and that such counterparts or DocuSign or email of scanned copies shall have the same effect as original signatures; and

RESOLVED FURTHER, that this Written Consent shall be filed in the minute books of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned stockholders have adopted this Written Consent as of the date of the last signature below.

STOCKHOLDERS:

/s/ Chris C. Kemp
Chris C. Kemp
Date: March 7, 2024 at 3:00 pm ET

/s/ Adam P. London
Adam P. London
Date: March 7, 2024 at 3:00 pm ET

EXHIBIT A

Merger Agreement

See attached.

ANNEX F

Section 262 of the General Corporation Law of Delaware

§ 262 Appraisal rights.

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.

Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)

If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)

Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)

Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)

Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)

At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)

Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l)

The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex G

LIQUIDATION ANALYSIS

FEBRUARY 12, 2024

EXECUTIVE SUMMARY

Objective:

•	Estimate the cash that could be returned to the company’s stakeholders through the liquidation of its assets.

Conclusions:

•	Senior lender would likely receive a partial (<50%) recovery.

•	Vendors, customers and stockholders would likely receive no recovery.

Estimated proceeds and waterfall:

•	Asset liquidation might produce $12-21 million in gross proceeds.

•	$6-8 million of that would likely go to pay for liquidation expenses, leaving $6-13 million for distribution.

•	The next $2 million might go toward paying estimated taxes, although it’s possible these won’t need to be paid.

•	This would leave $4-13 million for distribution to the senior lenders, equating to a 15-55% recovery as compared to their expectation for a 150% payout on early retirement.

•	No recovery for unsecured claims (credit card providers, vendors and customers) or stockholders.

ASSUMPTIONS AND GUIDING PRINCIPLES

•	Hypothetical liquidation of all the company’s assets commencing with Chapter 7 filing on Friday 2/9/2024 (~now)

•	All but five employees are assumed to be paid current immediately prior to filing and sent home

•	Non-monetary assets are sold through an auction process over a 90-day period

•

Expenses through liquidation total $6-8 million, including rent, utilities, insurance, remaining employee salaries and benefits, liquidator fees ($1-3 million), legal expenses (~$2 million) and 3% trustee fee on disbursements

•	2/9 cash, AP, AR and secured debt balances are forecasts as of Tuesday 2/6/2024

•	Forecasted 2/9 cash balance ($4.8 million total including $2.8 million in segregated account) is reduced by:

•	D&O insurance premium payments ($400K remaining),

•	Filing expenses ($500K remaining), and

•	Employee liabilities assumed to be settled immediately prior to filing ($1.3 million)

•	Hilco capital equipment appraisal in Dec. 2022 and Virgin Orbit liquidation in 2023 inform the analysis

•	Company may need to pay ~$2.1 million in estimated taxes related to historical employee meal reimbursements

•	Three scenarios for liquidation proceeds: High-, Medium- and Low-recovery as shown on next slide

FORECASTED PROCEEDS FROM ASSET LIQUIDATION

		Liquidation Analysis - Consolidated
	Footnote	Book value			Recovery Estimate (%)			Recovery Estimate ($000)
Liquidation Analysis	[0]	12/31/2023	Adjustments	Pro-forma	Low	Medium	High	Low	Medium	High
Assets
Current Assets
Unrestricted cash	[1]	6,107	(4,104)	2,003	100%	100%	100%	2,003	2,003	2,003
Residual Cash in Restricted Account	[2]	—	581	581	100%	100%	100%	581	581	581
Accounts Receivable	[3]	1,207	1,056	2,263	10%	20%	30%	226	453	679
Inventory	[4]	12,208	—	12,208	10%	20%	30%	1,221	2,442	3,662
Prepaid expenses	[5]	5,548	—	5,548	15%	25%	35%	832	1,387	1,942
Other current assets	[6]	5,792	—	5,792	5%	15%	25%	290	869	1,448

Subtotal, Current Assets		30,862	(2,467)	28,395				5,153	7,734	10,315

Non-current Assets
PP&E at the time of the Hilco report (12/2022)	[7]	24,271	—	24,271	26%	32%	38%	6,335	7,800	9,265
Net PP&E investments during CY 2023	[8]	2,936	—	2,936	30%	40%	50%	881	1,174	1,468
Operating Lease ROU assets	[9]	9,433	—	9,433	0%	0%	0%	—	—	—
Long-term Deposits	[10]	1,801	—	1,801	10%	20%	30%	180	360	540
Trademarks & Other Intangible Assets [TBD]	[11]	7,886	—	7,886	0%	0%	0%	—	—	—

Subtotal, Non-current Assets		46,327	—	46,327				7,396	9,335	11,273

Subtotal, available cash	[12]	6,107	(3,523)	2,584	100%	100%	100%	2,584	2,584	2,584
Subtotal, non-cash assets	[13]	71,082	1,056	72,138	13.8%	20.1%	26.3%	9,965	14,485	19,004

Total Assets / Gross Proceeds	[14]	77,189	(2,467)	74,722	16.8%	22.8%	28.9%	12,549	17,069	$21,588

•	Recovery on cash is assumed to be 100%

•	Recovery on current assets (excluding cash) is assumed to be between 10% (Low scenario) and 30% (High), which is typical for illiquid / highly specialized assets

•	Recovery on PP&E is assumed to be 25-40%, in line with Hilco appraisal from December 2022 or slightly higher

•	Recovery on Trademarks and purchased intangibles is assumed to be zero

EXPENSE ASSUMPTIONS AND RESULTING DISBURSEMENTS

			Liquidation Analysis - Consolidated									$4-13 million estimated recovery for senior lenders depending on liquidation proceeds and whether certain taxes need to be paid
	Footnote [0]		Book value			Recovery Estimate (%)			Recovery Estimate ($000)
Liquidation Analysis			12/31/2023	Adjustments	Pro-forma	Low	Medium	High	Low	Medium	High
Total Assets / Gross Proceeds	[14	]	77,189	(2,467)	74,722	16.8%	22.8%	28.9%	12,549	17,069	$21,588
Cost of Asset Liquidation
Wind-down costs	[15	]							(2,739)	(2,739)	(2,739)
Liquidator Fees	[16	]							(1,443)	(2,322)	(3,202)
Chapter 7 Trustee Professional Fees	[17	]							(2,000)	(2,000)	(2,000)
Chapter 7 Trustee Fees	[18	]							(214)	(323)	(433)
Net Cash available for distribution	[19	]				8.2%	13.0%	17.7%	6,153	9,684	$13,215
			Summary of Estimated Claims Recovery
			Estimated Claim			Recovery Estimate (%)			Recovery Estimate ($000)
Gross Claims			Initial	Adj	Adjusted	Low	Medium	High	Low	Medium	High
Superpriority Claims	[20	]	2,885	(632)	2,253	100%	100%	100%	6,153	9,684	13,215
Taxes Payable	[20	]	774	(632)	142	100%	100%	100%	142	142	142
Accrued Tax Liability	[20	]	2,111	—	2,111	100%	100%	0%	2,111	2,111	—
Secured Claims	[21	]	18,464	19,113	37,577	10%	20%	35%	3,900	7,431	13,073
Senior Secured Debt	[21	]	17,819	6,000	23,819	16%	31%	55%	3,900	7,431	13,073
Accrued Interest	[21	]	41	1,191	1,232	0%	0%	0%	—	—	—
Unamortized discount / make-whole provision	[21	]	604	11,922	12,526	0%	0%	0%	—	—	—
Admin. & Priority Claims	[22	]	2,000	—	2,000	0%	0%	0%	—	—	—
Employee Claims	[22	]	—	—	—	0%	0%	0%	—	—	—
503(b)(9) Claims	[22	]	2,000	—	2,000	0%	0%	0%	—	—	—
Unsecured Claims	[23	]	65,502	(27,358)	38,394	0%	0%	0%	—	—	—
Vendor claims	[23	]	13,189	(903)	12,286	0%	0%	0%	—	—	—
Credit card provider claims	[23	]	550	—	800	0%	0%	0%	—	—	—
Operating lease claims	[23	]	10,194	(5,670)	4,524	0%	0%	0%	—	—	—
Customer claims	[23	]	41,569	(20,785)	20,785	0%	0%	0%	—	—	—
Equity Interests	[24	]							—	—	—

PP&E LIQUIDATION ASSUMPTIONS COMPARED TO 12/2022 HILCO APPRAISAL

•	Liquidator Hilco estimated the liquidation value of the Company’s capital equipment in December 2022:

•	Estimated value ranged from $6.3 million in a “Forced Liquidation” over three months (26% of BV) to $7.8 million in an “Orderly Liquidation” over six months (32% of BV).

•

In either scenario, Hilco estimated that net proceeds to the Company after Hilco’s fee would be ~$5.2 million, implying that the additional gross proceeds expected to be produced by an “Orderly Liquidation” ($1.5 million) would barely cover the additional fee that Hilco would charge the Company for a longer engagement.

•

In our “Low” recovery scenario, we assume gross proceeds equal to Hilco’s $6.3 million “Forced Liquidation” estimate for assets that the Company owned in 2022. To that, we add ~$900K (30% of book value) for the assets the Company purchased during calendar year 2023. We are assuming a slightly higher recovery on book value for the newer assets. Our blended recovery assumptions are higher than Hilco’s even as the asset base overall is older now than it was at the time of the 2022 Hilco appraisal.

•

In our “Medium” recovery scenario, we assume gross proceeds equal to Hilco’s $7.8 million “Orderly Liquidation” estimate for assets that the Company owned in 2022. To that, we add ~$1.2 million (40% of book value) for the assets the Company purchased during calendar year 2023. We also assume a lower liquidator fee than Hilco quoted.

•

In our “High” recovery scenario, we assume gross proceeds of $9.6 million for assets that the Company owned in 2022, above the high end of Hilco’s estimated range. To that, we add ~$1.5 million (50% of book value) for the assets the Company purchased during calendar year 2023. We again assume a lower liquidator fee than Hilco quoted.

•	The Company considered peer Company Virgin Orbit’s liquidation that commenced in April 2023 to guide its own liquidation analysis.

•	Virgin Orbit was able to generate $36 million in proceeds through the sale of its non-cash operating assets, comprising two factories ($19 million), and a Boeing 747 aircraft ($17 million).

•

Excluding its 747 aircraft and cash, the $19M in proceeds that Virgin Orbit’s liquidation generated equated to ~12% of the book value of its assets per its 2022 10K filed a few weeks prior to its bankruptcy petition.

•	The Company’s liquidation assumptions aggregate to $10-19 million in gross proceeds from the sale of its non-monetary assets (vs. Virgin Orbit at $19 mil).

•	This would equate to 14-26% of book value (vs. Virgin Orbit at 12%).

Virgin Orbit Balance Sheet Assets and Liquidation Proceeds

BV Assets ($ mil)	12/2022 BV	Adjust- ments	Adjust- ed
Cash	60	(60)	—
Inventory	77	—	77
Other CA	17	—	17
Op lease	15	—	15
PP&E	72	(17)	55

Total	241	(77)	164

Proceeds from Virgin Orbit liquidation ($ millions)
Boeing 747 aircraft	17
Factory 1	16
Factory 2	3

Total proceeds	36

Adjusted total excluding 747 aircraft	19
Recovery % (Proceeds / adjusted BV)	12%

FOOTNOTES

FEBRUARY 9, 2024

NOTES TO ACCOMPANY LIQUIDATION ANALYSIS

[0]	Liquidation Analysis

The Company’s liquidation analysis contemplates 12/31/2023 asset book values and three scenarios with “High”, “Medium” and “Low” recoveries through a liquidation of assets assumed to commence on 2/9/2024.

All forecasts are as of 2/6/2024.

The Company considered peer Company Virgin Orbit’s liquidation that commenced in April 2023 to guide its own liquidation analysis.

Virgin Orbit was able to generate $36 million in proceeds through the sale of its operating assets, comprising two factories ($19 million) and a Boeing 747 aircraft ($17 million).

Excluding its 747 aircraft and cash, the $19M in proceeds that Virgin Orbit’s liquidation generated equated to ~12% of the book value of its assets per its 2022 10K filed a few weeks prior to its bankruptcy petition.

Virgin Orbit Book Value of Assets as of 12/31/2022 ($ millions)
BV Assets ($ mil)	12/2022 BV	Adjustments Adjusted
Cash	60	(60)	—
Inventory	77	—	77
Other CA	17	—	17
Op lease	15	—	15
PP&E	72	(17)	55

Total	241	(77)	164

Proceeds from Virgin Orbit liquidation ($ millions)
Boeing 747 aircraft	17
Factory 1	16
Factory 2	3

Total proceeds	36

Adjusted total excluding 747 aircraft	19

Recovery % (Proceeds / adjusted BV)	12%

[1]	Unrestricted cash

The cash balance from the 12/31/2023 balance sheet is shown, but adjusted to reflect the forecasted balance on 2/9/2024 assuming no further inflows related to contemplated take-private transaction.

Recovery on cash is assumed to be 100% in all scenarios .

[2]	Residual Cash in Restricted Account

The Company forecasts residual cash in its segregated contingency account after provisioning for employee-related liabilities, D&O insurance premiums and Chapter 7 preparation costs .

Recovery on residual cash is assumed to be 100% in all scenarios .

Segregated contingency account ($ thousands)	2/2	2/9	2/16	2/23	3/1	3/8	3/15	3/22	3/29
Start of pay period	2/1	2/1	2/16	2/16	3/1	3/1	3/1	3/16	3/16
End of pay period	2/15	2/15	2/29	2/29	3/15	3/15	3/15	3/31	3/31
Work days in pay period	11	11	10	10	11	11	11	10	10
Accrued work days	2	7	1	6	1	6	0	5	0

Segregated account - initial balance	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000	3,000
Accrued payroll liability	(274)	(959)	(151)	(904)	(137)	(822)	—	(754)	—
Accrued employee benefits liabilities	(354)	(354)	(354)	(354)	(354)	(354)	(354)	(354)	(354)
Reserved for D&O insurance & Ch. 7 prep	(1,106)	(1,106)	(1,106)	(1,106)	(1,106)	(1,106)	(1,106)	(1,106)	(1,106)

Residual cash in segregated account	1,266	581	1,389	636	1,403	718	1,540	787	1,540

NOTES TO ACCOMPANY LIQUIDATION ANALYSIS (CONTINUED)

While the book value of employee-related liabilities on 12/31/2023 was approximately $3.6 million, this included a ~$3.2 million accrual for a discretionary bonus that the Company since decided not to pay.

Employee liabilities from 12/31/2023 balance sheet ($ thousands	Book value	Adjustments	Pro-forma
Accrued bonus	3,207	(3,207)	—
ESPP	151	—	151
401K	—	—	—
Other payroll liab	125	—	125
Accrued PTO	38	—	38
FSA	23	—	23
HSA	17	—	17
Other	—	—	—

Employee-related liabilities	3,561	(3,207)	354

[3]	Accounts Receivable

Accounts receivable balance from 12/31/2023 balance sheet adjusted to reflect forecasted balance on 2/9/2024. Recoveries on accounts receivable are assumed to be between 10-30%

[4]	Inventory

Inventory balance from 12/31/2023 balance sheet, unadjusted. Recoveries on inventories are assumed to be between 10-30%.

[5]	Prepaid expenses

Pre-paid expenses balance from 12/31/2023 balance sheet, unadjusted. Recoveries on pre-paid expenses are assumed to be ~25% +/- 10 percentage points based on the piecewise buildup below.

Pre-paid expenses from 12/31/2023 balance sheet and assumed recoveries ($ thousands)
Prepaid Inventory Deposits	3,132	20%
Prepaid Software Licenses	1,578	20%
Prepaid Expenses	502	20%
Prepaid Insurance	336	100%

Prepaid expenses	5,548	25%

[6]	Other current assets

Other Current Assets (OCA) balance from 12/31/2023 balance sheet, unadjusted. Recoveries on pre-paid expenses are assumed to be ~15% +/- 10 percentage points based on the piecewise buildup below.

Other Current Assets (OCA) from 12/31/2023 balance sheet and assumed recoveries
Other AR	519	20%
Deposits	3,007	20%
Deferred COGS	2,043	5%
Deferred Commissions	195	0%
Deferred Issuance Costs	24	0%
Accrued interest	4	0%

OCA	5,792	14%

NOTES TO ACCOMPANY LIQUIDATION ANALYSIS (CONTINUED)

[7]	PP&E at the time of the Hilco report (12/2022)

The Property, Plant & Equipment balance from the 12/31/2022 balance sheet is shown, unadjusted. This is the PP&E balance that most closely corresponds to the assets appraised by Hilco in December 2022.

Hilco estimated a “Forced Liquidation Value” for the Company’s PP&E assuming liquidation over three months ($6.3M), and an “Orderly Liquidation Value” assuming liquidation over six months ($7.8M).

The Company has adopted Hilco’s estimates as its “Low” and “Medium” recovery scenarios, equating to 26% and 32% recovery on December 2022 book value, respectively.

For its “High” scenario, the Company assumed gross proceeds from the sale of these assets would approximate 38% of their book value ($2.7M). Hilco is known to be conservative in its liquidation value estimates .

[8]	Net PP&E investments during CY 2023

The Company forecasted incremental proceeds from the sale of Property, Plant & Equipment purchased during calendar year 2023, which was not covered by the 12/2022 Hilco report.

Because these assets are newer, the Company assumed slightly higher recoveries than for the Hilco-appraised assets .

The PP&E book values in items [7] and [8] sum to the total PP&E balance on the Company’s 12/31/2023 balance sheet.

[9]	Operating Lease ROU assets

Operating Lease Right-of-use (ROU) Asset balances from the 12/31/2023 balance sheet are shown, unadjusted. Recoveries on ROU assets are assumed to be zero in all scenarios .

[10]	Long-term Deposits

Long-term deposit balance from 12/31/2023 balance sheet, unadjusted. Recoveries on long-term deposits are assumed to be 10-30%.

[11]	Trademarks & Other Intangible Assets [TBD]

Intangible asset balances from the 12/31/2023 balance sheet are shown, unadjusted. Recoveries on trademarks and other intangible assets are assumed to be zero in all scenarios .

[12]	Subtotal, available cash

The sum of unrestricted cash [1] and the cash remaining in the restricted contingency account after employee liabilities are settled, D&O insurance premiums are paid and Chapter 7 prep work is complete [2] is shown.

[13]	Subtotal, non-cash assets

The Company’s analysis estimates gross proceeds of $9-19M from the sale of (non-cash) operating assets, as compared to Virgin Orbit at asset sale proceeds ~$19M (excluding its Boeing 747 aircraft).

Estimated proceeds equate to 13-26% of book value, as compared to Virgin Orbit at ~12% (again excluding its Boeing 747 aircraft).

NOTES TO ACCOMPANY LIQUIDATION ANALYSIS (CONTINUED)

[14]	Total Assets / Gross Proceeds

Including its cash [12] and none-cash operating assets [13], the Company’s analysis indicates a liquidation value of $12-22 million before liquidation expenses, which appear significant relative to gross proceeds.

Estimated gross proceeds at $12-22 million equate to 16-29% of the book value of the Company’s assets as of 12/31/2023.

[15]	Wind-down costs

Estimated wind-down costs include three months of rent, insurance and utility payments, and continued employment of five people at an annualized cost of $300K each, plus a $200K/month contingency.

Components of assumed monthly wind-down costs ($thousands per month)
Rent	377
Insurance	85
Utilities	126
5 employees	125
Other - placeholder	200

Monthly costs	913

[16]	Liquidator Fees

Liquidator fees are estimated as follows:

a.) In the “Low” recovery scenario, 20% of the estimated gross proceeds from liquidating the Company’s PP&E.

This is approximately in line with Hilco’s estimated fee to conduct a three-month “Forced Liquidation”.

b.) In the “Medium” and “High” recovery scenarios, the fee calculated for the “Low” scenario plus 50% of incremental proceeds from PP&E liquidation above the “Low” scenario proceeds.

This is below the fee that Hilco estimated it would charge in an “Orderly Liquidation”.

[17]	Chapter 7 Trustee Professional Fees

Chapter 7 trustee professional fees include the cost of attorneys, accountants and other professionals that the chapter 7 trustee would likely retain to assist in the liquidation process.

The Company assumes outside legal expenses and other professional costs will total ~$2 million. Actual expenses could vary significantly herefrom depending on the degree of litigation encountered and other factors.

[18] Chapter 7 Trustee Fees

The Chapter 7 trustee would earn a fee based on Section 326(a) of the Bankruptcy Code: a $53,350 fee on the first $1 million in disbursements plus a reasonable fee, not to exceed 3%, thereabove.

The Company assumes the trustee will earn a $53,350 fee on the first $1 million in disbursements plus 3% thereabove.

NOTES TO ACCOMPANY LIQUIDATION ANALYSIS (CONTINUED)

Section 326(a) trustee fee calculation on the first $1 million in disbursements

$1,250	25% of the first $5,000 dispersed
$4,500	10% of any amount over $5,000 but less than $50,000
$47,500	5% of any amount over $50,000 but less than $1,000,000, and

$53,250	Trustee fee calculation on the first $1 million in disbursements

[19] Net Cash available for distribution

After paying its wind-down costs, liquidator fees, Chapter 7 trustee fees and the trustee’s professional fees, the Company estimates it may have between $6 million and $13 million in cash to distribute to its lenders, vendors, customers, other creditors (including tax payments to the government), and equity holders.

[20] Superpriority Claims

Super-priority claims are those that will be paid before the Senior Lender is paid and the Company estimates there may be up to $2.2 million of these claims, all of which are tax-related.

The Company had $774K in taxes payable at year-end, but has since paid all but ~$142K. The Company has accrued for an additional $2.1 million in taxes related to employee benefits that it may need to pay.

Assuming it needs to pay all ~$2.2 million in taxes, the Company estimates it would have between $4 million and $11 million in cash to pay its secured lender.

However, in the “High” recovery scenario, the Company assumes that the ~$2.1 tax on employee benefits does not need to be paid, which widens the range by $2 million at the top end.

[21] Secured Claims

The Company estimates that it could have between $4 million and $13 million available to pay its senior lender.

Lender claims could total $37-38 million including the principal amount, accrued interest and make-whole provision that would be triggered by early repayment.

The $17.8 million principal amount as of 12/31/2023 is shown, but then adjusted for expected growth to ~$23.8 million through 2/9/2024

The accrued interest figures from the Company’s 12/31/2023 balance sheet is shown, but adjusted to include additional interest expected to accrue through the end of the liquidation period.

The unamortized discount from the Company’s 12/31/2023 balance sheet is shown, but adjusted to reflect the note-holders’ 50% guaranteed minimum return applied to principal and accrued interest ($12.5 million).

Liquidation proceeds would likely be insufficient to repay the lenders in full.

Instead, the lenders might receive between 16% and 55% of their principal and between 10% and 35% of their total claim including their guaranteed return.

[22] Admin. & Priority Claims

The analysis does not contemplate any claims from employees as the Company would plan to complete a payroll run prior to filing for bankruptcy in order to pay all employees current.

NOTES TO ACCOMPANY LIQUIDATION ANALYSIS (CONTINUED)

If employee claims were to arise, the Company would likely not sufficient cash to address them.

The Company estimates that it might see approximately $2 million in 503(b)(9) vendor claims related to product and services that the Company received in the 20 days leading up to its Ch. 7 bankruptcy filing.

It is unlikely these claims could be addressed.

[23] Unsecured Claims

The Company’s liquidation analysis contemplates potential unsecured claims from vendors, customers, landlords and credit card providers, none of which appear likely to see a recovery.

Accounts Payable and Credit Card account balances from the 12/31/2023 balance sheet are shown, but adjusted to reflect forecasted balances on 2/9/2024. Forecast is as of 2/6/2024.

Operating lease liability balances from the 12/31/2023 balance sheet are shown, but reduced to reflect a cap on these claims equal to 12x the monthly rent payment.

Customer deferred liability balances (unearned milestone payments) from the 12/31/2023 balance sheet are shown, but reduced by 50% to reflect subjectivity in customer contract terms.

Vendor liabilities from 12/31/2023 balance sheet ($ thousands)
AP	4,887
Accrued expenses	5,671
Uninvoiced receipts	4,559
InterCompany	72
Other	—

Vendor liabilities	15,189

Customer liabilities from 12/31/2023 balance sheet ($thousands)
Deferred revenue - Launch, Current	1,757
Deferred revenue - Launch, Non-current	6,190
Deferred revenue - ASE	33,254
Deferred revenue - Propulsion kit	30
Deferred revenue - Prototype/test	338

Customer liabilities	41,569

[24] Equity Interests

The company estimates that a liquidation of its assets and subsequent payout to claimants would not provide any residual value to equity holders.

In order for equity holders to see any recovery in a liquidation, gross proceeds would likely need to exceed $100 million, as compared to the Company’s $12-22 million estimated gross proceeds.